As filed with the Securities and Exchange Commission on July 8, 2021
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
WM Technology, Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware	7374	98-1605615
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)
41 Discovery
Irvine, California 92618
Tel: (844) 933-3627
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Brian Camire
General Counsel
WM Technology, Inc.
41 Discovery
Irvine, California 92618
Tel: (844) 933-3627
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Dave Peinsipp
Garth Osterman
Kristin VanderPas
Peter Byrne
Cooley LLP
101 California Street, 5th Floor
San Francisco, California 94111
Tel: (415) 693-2177
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering
Class A Common Stock, $0.0001 par value per share	110,898,382(2)	$17.04(3)	$1,889,708,438	$206,168
Secondary Offering
Class A Common Stock, $0.0001 par value per share	105,014,011(4)	$17.04(3)	$1,793,135,086	$195,632
Warrants to purchase Class A Common Stock	7,000,000(5)	—	—	—(6)
Total			$3,682,843,524	$401,800
(1)
Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)
Consists of the primary issuance of 110,898,382 shares of Class A Common Stock, consisting of (i) 7,000,000 shares of Class A Common Stock issuable upon exercise of warrants originally issued in a private placement (the “Private Placement Warrants”) in connection with the initial public offering of Silver Spike Acquisition Corp. (“Silver Spike”) by the holders thereof, (ii) 12,499,933 shares of Class A Common Stock issuable upon exercise of the public warrants originally issued in the initial public offering of Silver Spike (the “Public Warrants” and together with the Private Placement Warrants, the “Warrants”) by the holders thereof, (iii) 65,502,347 shares of Class A Common Stock issuable upon exchange of Class A units representing limited liability company interests of WM Holding Company, LLC (“WMH LLC” and such units, the “Class A Units”)) combined with an equivalent number of shares of Class V Common Stock (together with the Class A Common Stock, the “Common Stock”), par value $0.0001 per share (together with the Class A Units, the “Paired Interests”) and (iv) 25,896,042 shares of Class A Common Stock issuable upon exchange of Class P units representing limited liability company interests of WMH LLC (“Class P Units”).

(3)
Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $17.04, which is the average of the high and low prices of the Class A Common Stock on July 6, 2021 on The Nasdaq Global Select Market.

(4)
Consists of 105,014,011 shares of Class A Common Stock registered for resale by the selling securityholders named in this registration statement, consisting of (i) 38,750,000 issued and outstanding shares of Class A Common Stock, (ii) 59,264,011 shares of Class A Common Stock issuable upon exchange of such selling securityholder’s Paired Interests or Class P Units and (iii) 7,000,000 shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants.

(5)	Represents the resale of 7,000,000 Private Placement Warrants, which were issued on August 12, 2019 and will become exercisable on July 16, 2021.
(6)
In accordance with Rule 457(i), the entire registration fee for the Warrants (as defined below) is allocated to the shares of Class A Common Stock underlying the Warrants, and no separate fee is payable for the Warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION—DATED JULY 8, 2021

Up to 110,898,382 Shares of Class A Common Stock
and
Up to 105,014,011 Shares of Class A Common Stock
Up to 7,000,000 Warrants
Offered by the Selling Securityholders
This prospectus relates to the issuance by us of an aggregate of up to 110,898,382 shares of our Class A Common Stock, $0.0001 par value per share (“Class A Common Stock”), consisting of (i) 7,000,000 shares of Class A Common Stock issuable upon exercise of warrants originally issued in a private placement (the “Private Placement Warrants”) in connection with the initial public offering of Silver Spike Acquisition Corp. (“Silver Spike”) by the holders thereof, (ii) 12,499,993 shares of Class A Common Stock issuable upon exercise of the public warrants originally issued in the initial public offering of Silver Spike (the “Public Warrants”) by the holders thereof, (iii) 65,502,347 shares of Class A Common Stock issuable upon exchange of Class A units representing limited liability company interests of WM Holding Company, LLC (“WMH LLC” and such units, the “Class A Units”)) combined with an equivalent number of shares of Class V Common Stock, par value $0.0001 per share (together with the Class A Units, the “Paired Interests”) and (iv) 25,896,042 shares of Class A Common Stock issuable upon exchange of Class P units representing limited liability company interests WMH LLC (“Class P Units”). We will receive the proceeds from any exercise of any Warrants for cash.
This prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of up to (i) 112,014,011 shares of Class A Common Stock, consisting of (a) (i) 38,750,000 issued and outstanding shares of Class A Common Stock, (ii) 59,264,011 shares of Class A Common Stock issuable upon exchange of such Selling Securityholder’s Paired Interests or Class P Units, and (iii) 7,000,000 shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants and (b) 7,000,000 Private Placement Warrants. We will not receive any proceeds from the sale of shares of Class A Common Stock or Warrants by the Selling Securityholders pursuant to this prospectus. However, we will pay the expenses, other than underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus.
Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of Class A Common Stock or Warrants. The Selling Securityholders may offer, sell or distribute all or a portion of their shares of Class A Common Stock or Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any proceeds from the sale of shares of Class A Common Stock or Warrants by the Selling Securityholders pursuant to this prospectus. We provide more information about how the Selling Securityholders may sell the shares or Warrants in the section entitled “Plan of Distribution.”
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.
Our Class A Common Stock and Public Warrants are listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbols “MAPS” and “MAPSW,” respectively. On July 7, 2021, the closing price of our Class A Common Stock was $18.29 and the closing price for our Public Warrants was $6.72.
See the section entitled “Risk Factors” beginning on page 7 of this prospectus to read about factors you should consider before buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is    , 2021.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Class A Common Stock issuable upon exercise of any Warrants, Paired Interests and Class P Units. We will not receive any proceeds from the sale of shares of Class A Common Stock issuable upon exercise of the Warrants, or upon exchange of the Paired Interests or the Class P Units pursuant to this prospectus, except with respect to amounts received by us upon exercise of the Warrants for cash.
Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”
On June 16, 2021 (the “Closing Date”), Silver Spike, our predecessor company, consummated the Business Combination, which was previously announced, pursuant to that certain Agreement and Plan of Merger, dated December 10, 2020 (the “Merger Agreement”), by and among Silver Spike, Silver Spike Merger Sub LLC, a Delaware limited liability company and a wholly owned direct subsidiary of Silver Spike (“Merger Sub”), WM Holding Company, LLC, a Delaware limited liability company (when referred to in its pre-Business Combination (as defined below) capacity, “Legacy WMH”), and Ghost Media Group, LLC, a Nevada limited liability company, solely in its capacity as the initial holder representative (the “Holder Representative”). Pursuant to the Merger Agreement, Merger Sub merged with and into WMH, whereupon the separate limited liability company existence of Merger Sub ceased and WMH became the surviving company and continued in existence as a subsidiary of Silver Spike (the transactions contemplated by the Merger Agreement, the “Business Combination”). On the Closing Date, and in connection with the closing of the Business Combination (the “Closing”), Silver Spike changed its name to WM Technology, Inc.
Unless the context indicates otherwise, references in this prospectus to the “Company,” “WMH,” “we,” “us,” “our” and similar terms refer to WM Technology, Inc. (f/k/a Silver Spike Acquisition Corp.) and its consolidated subsidiaries (including Legacy WMH). References to “Silver Spike” refer to our predecessor company prior to the consummation of the Business Combination.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this prospectus, our future financial performance, strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.
Forward-looking statements in this prospectus may include, for example, statements about:
•
our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•	our financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder;
•	projections of market opportunity and market share;
•	expectations and timing related to commercial product launches;
•	the potential success of our go-to-market strategy;
•	expectations related to our ability to scale our business and expand our offerings;
•	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;
•	expectations regarding the time during which we will be an emerging growth company under the JOBS Act;
•	our future capital requirements and sources and uses of cash;
•	our ability to obtain funding for our future operations;
•	our business, expansion plans and opportunities; and
•	the outcome of any known and unknown litigation and regulatory proceedings.
These statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements, including the following:
•
our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•	changes in domestic and foreign business, market, financial, political and legal conditions;
•	future global, regional or local economic and market conditions affecting the cannabis industry;
•	the development, effects and enforcement of laws and regulations, including with respect to the cannabis industry;

•	our ability to successfully capitalize on new and existing cannabis markets, including our ability to successfully monetize our solutions in those markets;
•	our ability to manage future growth;
•
our ability to develop new products and solutions, bring them to market in a timely manner, and make enhancements to our platform and our ability to maintain and grow our two sided digital network, including our ability to acquire and retain paying customers;

•	the effects of competition on our future business;
•	our success in retaining or recruiting, or changes required in, officers, key employees or directors;
•	changes in applicable laws or regulations;
•	the outcome of any legal proceedings;
•	that we have identified a material weakness in our internal control over financial reporting which, if not corrected, could affect the reliability of our consolidated financial statements; and
•	the possibility that we may be adversely affected by other economic, business or competitive factors.
Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in any accompanying prospectus supplement.
Should one or more of the risks or uncertainties described in this prospectus, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the section entitled “Risk Factors” and in our periodic filings with the SEC. Our SEC filings are available publicly on the SEC’s website at www.sec.gov.
You should read this prospectus and any accompanying prospectus supplement completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUMMARY
This summary highlights selected information appearing in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth in the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Combined Financial Information,” “Business” and the consolidated financial statements and related notes included elsewhere in this prospectus before making an investment decision.
The Company
We were founded in 2008, and operate a leading listings marketplace with one of the most comprehensive SaaS subscription offerings sold to retailers and brands in the U.S. state-legal and Canadian cannabis markets. We also provide information on the cannabis plant and the industry and advocates for legalization. We address the challenges facing both consumers seeking to understand cannabis products and businesses seeking brand awareness in a legally compliant fashion with our Weedmaps platform and WM Business SaaS solution. The Weedmaps listings marketplace provides consumers with information regarding cannabis retailers and brands, as well as the strain, pricing, and other information regarding locally available cannabis products, through our website and mobile apps, permitting product discovery and reservation of products for pickup by consumers or delivery to consumers participating retailers. Consumers do not purchase cannabis products using Weedmaps, and all confirmation of product availability, final order entry, order fulfillment, and processing of payments is handled directly between the consumer and our client outside of the Weedmaps listings marketplace. We provide consumers with discovery channels to improve their knowledge of the local market for cannabis products, whether they are looking by strain, price, effects or form factors. Our weedmaps.com site also has educational content including news articles, information about cannabis strains, a number of “how-to” guides, policy white-papers and research to allow consumers to educate themselves on cannabis and its history, uses and legal status. While consumers can discover cannabis products, brands, and retailers on our site, we neither sell (or fulfill purchases of) cannabis products, nor do we process payments for cannabis transactions across our marketplace or SaaS solutions.
The mailing address of our principal executive office is 41 Discovery, Irvine, California 92618. Our telephone number is (844) 933-3627.
Background
We were originally known as Silver Spike Acquisition Corp. On June 16, 2021, Silver Spike, our predecessor company, consummated the Business Combination pursuant to the Merger Agreement, by and among Silver Spike, Merger Sub, Legacy WMH, and the Holder Representative. Pursuant to the Merger Agreement, Merger Sub merged with and into Legacy WMH, whereupon the separate limited liability company existence of Merger Sub ceased and Legacy WMH became the surviving company and continued in existence as a subsidiary of Silver Spike. Prior to the Closing Date, each of Silver Spike’s then currently issued and outstanding Class A Ordinary Shares and Class B ordinary shares (“Class B Ordinary Shares”) automatically converted by operation of law, on a one-for-one basis, into shares of Class A Common Stock of Silver Spike. Similarly, all of Silver Spike’s outstanding warrants became warrants to acquire shares of Class A Common Stock of Silver Spike, and no other changes were made to the terms of any outstanding warrants. On the Closing Date, and in connection with the Closing, Silver Spike changed its name to WM Technology, Inc. Legacy WMH was deemed to be the accounting acquirer in the Business Combination based on an analysis of the criteria outlined in Accounting Standards Codification 805. While Silver Spike was the legal acquirer in the Business Combination, because Legacy WMH was deemed the accounting acquirer, the historical financial statements of Legacy WMH became the historical financial statements of the combined company, upon the consummation of the Business Combination.
The Business Combination was accomplished through what is commonly referred to as an “Up-C” structure, which is often used by partnerships and limited liability companies undertaking an initial public offering. The Up-C structure allowed the Legacy WMH equity holders to retain their equity ownership in WMH LLC, an entity that is classified as a partnership for U.S. federal income tax purposes, in the form of Class A Units and Class P Units and provides potential future tax benefits for both us and the Unit holders when they ultimately exchange their pass-through interests for shares of Class A Common Stock. The Paired Interests are exchangeable on a one-for-one basis for shares of Class A common stock and the Class P Units, upon vesting, are exchangeable into shares of Class A Common Stock at a variable exchange ratio, of up to a one-for-one basis, that accounts for the participation threshold of the exchanged Class P Units. We are a holding company, and immediately after the consummation of the Business Combination, our principal asset is our ownership interest and managing member interest in WMH LLC.
In December 2020, a number of purchasers subscribed to purchase from Silver Spike an aggregate of 32,500,000 shares of the Silver Spike’s Class A Common Stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $325,000,000, pursuant to separate subscription agreements (each, a “Subscription Agreement”). The sale of PIPE Shares was consummated concurrently with the Closing.
Our Class A Common Stock and Public Warrants are currently listed on Nasdaq under the symbols “MAPS” and “MAPSW,” respectively.
The rights of holders of our Class A Common Stock and Warrants are governed by our certificate of incorporation (our “Certificate of Incorporation”), our amended and restated bylaws (our “Bylaws”) and the Delaware General Corporation Law (the “DGCL”), and, in the case of the Warrants, the Warrant Agreement, dated as of August 7, 2019 (the “Warrant Agreement”), between Silver Spike and the Continental Stock Transfer & Trust Company, as the warrant agent (in such capacity, the “Warrant Agent”). See the sections entitled “Description of our Securities” and “Certain Relationships and Related Party Transactions.”
Risks Associated with Our Business
Our ability to implement our business strategy is subject to numerous risks that you should be aware of before making an investment decision. These risks are described more fully in the section entitled “Risk Factors,” immediately following this prospectus summary. These risks include the following, among others:
•	As our costs increase, we may not be able to generate sufficient revenue to maintain profitability in the future.
•	If we fail to retain our existing clients and consumers or to acquire new clients and consumers in a cost-effective manner, our revenue may decrease and our business may be harmed.
•	We may fail to offer the optimal pricing of our products and solutions.
•	If we fail to expand effectively into new markets, our revenue and business will be adversely affected.
•	Our business is concentrated in California, and, as a result, our performance may be affected by factors unique to the California market.
•
Federal law enforcement may deem our clients to be in violation of U.S. federal law, and, in particular the CSA. A change in U.S. federal policy on cannabis enforcement and strict enforcement of federal cannabis laws against our clients would undermine our business model and materially affect our business and operations.

•
We are currently subject to an ongoing inquiry by the U.S. Attorney’s Office for the Eastern District of California, the results of which could result in material liability and have an adverse effect on our business.

•
Some of our clients or their listings currently and in the future may not be in compliance with licensing and related requirements under applicable laws and regulations. Allowing unlicensed or noncompliant businesses to access our products, or allowing businesses to use our solutions in a noncompliant manner, may subject us to legal or regulatory enforcement and negative publicity, which could adversely impact our business, operating results, financial condition, brand and reputation. In addition, allowing businesses that engage in false or deceptive advertising practices to use our solutions may subject us to negative publicity, which could have similar adverse impacts on us.

•
While our solutions provide features to support our clients’ compliance with the complex, disparate and constantly evolving regulations and other legal requirements applicable to the cannabis industry, we generally do not, and cannot, ensure that our clients will conduct their business activities in a manner compliant with such regulations and requirements. As a result, federal, state, provincial or local government authorities may seek to bring criminal, administrative or regulatory enforcement actions against our clients, which could have a material adverse effect on our business, operating results or financial conditions, or could force us to cease operations.

•	Our business is dependent on U.S. state laws and regulations and Canadian federal and provincial laws and regulations pertaining to the cannabis industry.

•	The rapid changes in the cannabis industry and applicable laws and regulations make predicting and evaluating our future prospects difficult, and may increase the risk that we will not be successful.
•	Because our business is dependent, in part, upon continued market acceptance of cannabis by consumers, any negative trends could adversely affect our business operations.
•	Expansion of our business is dependent on the continued legalization of cannabis.
•	If clients and consumers using our platform fail to provide high-quality content that attracts consumers, we may not be able to generate sufficient consumer traffic to remain competitive.
•
Our business is highly dependent upon our brand recognition and reputation, and the erosion or degradation of our brand recognition or reputation would likely adversely affect our business and operating results.

•	We currently face intense competition in the cannabis information market, and we expect competition to further intensify as the cannabis industry continues to evolve.
•	If we fail to manage our growth effectively, our brand, business and operating results could be harmed.
•	If we are unable to recruit, train, retain and motivate key personnel, we may not achieve our business objectives.
•
We rely on search engine placement, syndicated content, paid digital advertising, and social media marketing to attract a meaningful portion of our clients and consumers. If we are not able to generate traffic to our website through search engines and paid digital advertising, or increase the profile of our company brand through social media engagement, our ability to attract new clients may be impaired.

•
If our current marketing model is not effective in attracting new clients, we may need to employ higher-cost sales and marketing methods to attract and retain clients, which could adversely affect our profitability.

•
If the Google Play Store or Apple iTunes App Store limit the functionality or availability of our mobile application platform, including as a result of changes or violations of terms and conditions, access to and utilization of our platform may suffer.

•
We may be unable to scale and adapt our existing technology and network infrastructure in a timely or effective manner to ensure that our platform is accessible, which would harm our reputation, business and operating results.

•	Our payment system and the payment systems of our clients depend on third-party providers and are subject to evolving laws and regulations.
Corporate Information
Silver Spike, which was incorporated on June 7, 2019 as a Cayman Islands exempted company and formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Silver Spike completed its initial public offering in August 2019. In June 2021, Merger Sub merged with and into Legacy WMH, whereupon the separate limited liability company existence of Merger Sub ceased and Legacy WMH became the surviving company and continued in existence as a subsidiary of Silver Spike. Prior to the Closing Date, Silver Spike changed its jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and domesticating and continuing as a corporation formed under the laws of the State of Delaware (the “Domestication”). On the Closing Date, and in connection with the Closing, Silver Spike changed its name to WM Technology. The mailing address of our principal executive office is 41 Discovery, Irvine, California 92618. Our telephone number is (844) 933-3627.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company under the JOBS Act until the earliest of (a) the last day of our first fiscal year following the fifth anniversary of Silver Spike’s IPO, (b) the last date of our fiscal year in which we have total annual gross revenue of at least $1.07 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

We are also a “smaller reporting company” as defined in the Securities and Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.
As a result, the information in this prospectus and that we provide to our investors in the future may be different than what you might receive from other public reporting companies.

THE OFFERING
Issuer
WM Technology, Inc. (f/k/a Silver Spike Acquisition Corp.).
Issuance of Class A Common Stock
Shares of Class A Common Stock Offered by us
Up to 110,898,382 shares of our Class A Common Stock consisting of (i) 7,000,000 shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants by the holders thereof, (ii) 12,499,993 shares of Class A Common Stock issuable upon exercise of the Public Warrants by the holders thereof, (iii) 65,502,347 shares of Class A Common Stock issuable upon exchange of Paired Interests and (iv) 25,896,042 shares of Class A Common Stock issuable upon exchange of Class P Units.
Shares of Class A Common Stock Outstanding Prior to Exercise of All Warrants and Exchange of Paired Interests and Class P Units
63,738,563 shares (as of June 16, 2021).
Shares of Class A Common Stock Outstanding Assuming Exercise of All Warrants and Exchange of Paired Interests and Class P Units
174,636,240 shares (based on total shares outstanding as of June 16, 2021).
Exercise Price of Warrants
$11.50 per share, subject to adjustment as described herein.
Use of Proceeds
We will receive up to an aggregate of approximately $224.3 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See the section entitled “Use of Proceeds.”
Resale of Class A Common Stock and Warrants
Shares of Class A Common Stock Offered by the Selling Securityholders
Up to (i) 105,014,011 shares of Class A Common Stock, consisting of (i) 38,750,000 issued and outstanding shares of Class A Common Stock, (ii) 59,264,011 shares of Class A Common Stock issuable upon exchange of such Selling Securityholder’s Paired Interests or Class P Units and (iii) 7,000,000 shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants.
Warrants Offered by the Selling Securityholders
7,000,000 Private Placement Warrants.
Redemption
The Warrants are redeemable in certain circumstances. See the section entitled “Description of our Securities—Warrants” for further discussion.
Use of Proceeds
We will not receive any proceeds from the sale of shares of Class A Common Stock or Warrants by the Selling Securityholders.

Lock-Up Restrictions
Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See the section entitled “Certain Relationships and Related Party Transactions” for further discussion.
Market for Class A Common Stock and Warrants
Our Class A Common Stock and Public Warrants are currently traded on Nasdaq under the symbols “MAPS” and “MAPSW,” respectively.
Risk Factors
See the section entitled “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

RISK FACTORS
Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.
Summary of Risks:
Our business is subject to a number of risks of which you should be aware before making a decision to invest in our common stock. These risks include, among others, the following:
•	As our costs increase, we may not be able to generate sufficient revenue to maintain profitability in the future.
•	If we fail to retain our existing clients and consumers or to acquire new clients and consumers in a cost-effective manner, our revenue may decrease and our business may be harmed.
•	We may fail to offer the optimal pricing of our products and solutions.
•	If we fail to expand effectively into new markets, our revenue and business will be adversely affected.
•	Our business is concentrated in California, and, as a result, our performance may be affected by factors unique to the California market.
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Federal law enforcement may deem our clients to be in violation of U.S. federal law, and, in particular the CSA. A change in U.S. federal policy on cannabis enforcement and strict enforcement of federal cannabis laws against our clients would undermine our business model and materially affect our business and operations.

•
We are currently subject to an ongoing inquiry by the U.S. Attorney’s Office for the Eastern District of California, the results of which could result in material liability and have an adverse effect on our business.

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Some of our clients or their listings currently and in the future may not be in compliance with licensing and related requirements under applicable laws and regulations. Allowing unlicensed or noncompliant businesses to access our products, or allowing businesses to use our solutions in a noncompliant manner, may subject us to legal or regulatory enforcement and negative publicity, which could adversely impact our business, operating results, financial condition, brand and reputation. In addition, allowing businesses that engage in false or deceptive advertising practices to use our solutions may subject us to negative publicity, which could have similar adverse impacts on us.

•
While our solutions provide features to support our clients’ compliance with the complex, disparate and constantly evolving regulations and other legal requirements applicable to the cannabis industry, we generally do not, and cannot, ensure that our clients will conduct their business activities in a manner compliant with such regulations and requirements. As a result, federal, state, provincial or local government authorities may seek to bring criminal, administrative or regulatory enforcement actions against our clients, which could have a material adverse effect on our business, operating results or financial conditions, or could force us to cease operations.

•	Our business is dependent on U.S. state laws and regulations and Canadian federal and provincial laws and regulations pertaining to the cannabis industry.
•	The rapid changes in the cannabis industry and applicable laws and regulations make predicting and evaluating our future prospects difficult, and may increase the risk that we will not be successful.
•	Because our business is dependent, in part, upon continued market acceptance of cannabis by consumers, any negative trends could adversely affect our business operations.
•	Expansion of our business is dependent on the continued legalization of cannabis.

•	If clients and consumers using our platform fail to provide high-quality content that attracts consumers, we may not be able to generate sufficient consumer traffic to remain competitive.
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Our business is highly dependent upon our brand recognition and reputation, and the erosion or degradation of our brand recognition or reputation would likely adversely affect our business and operating results.

•	We currently face intense competition in the cannabis information market, and we expect competition to further intensify as the cannabis industry continues to evolve.
•	If we fail to manage our growth effectively, our brand, business and operating results could be harmed.
•	If we are unable to recruit, train, retain and motivate key personnel, we may not achieve our business objectives.
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We rely on search engine placement, syndicated content, paid digital advertising, and social media marketing to attract a meaningful portion of our clients and consumers. If we are not able to generate traffic to our website through search engines and paid digital advertising, or increase the profile of our company brand through social media engagement, our ability to attract new clients may be impaired.

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If our current marketing model is not effective in attracting new clients, we may need to employ higher-cost sales and marketing methods to attract and retain clients, which could adversely affect our profitability.

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If the Google Play Store or Apple iTunes App Store limit the functionality or availability of our mobile application platform, including as a result of changes or violations of terms and conditions, access to and utilization of our platform may suffer.

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We may be unable to scale and adapt our existing technology and network infrastructure in a timely or effective manner to ensure that our platform is accessible, which would harm our reputation, business and operating results.

•	Our payment system and the payment systems of our clients depend on third-party providers and are subject to evolving laws and regulations.
Risks Related to our Business and Industry
As our costs increase, we may not be able to generate sufficient revenue to maintain profitability in the future.
While our revenue has grown in recent periods, this growth may not be sustainable due to a number of factors, including the maturation of our business and the eventual decline in the number of new major geographic markets in which the sale of cannabis is permitted and to which we have not already expanded. We may not be able to generate sufficient revenue to sustain profitability. Additionally, we expect our costs to increase in future periods as we expend substantial financial and other resources on, among other things:
•	sales and marketing, including continued investment in our current marketing efforts and future marketing initiatives;
•	hiring of additional employees, including our product and engineering teams;
•	expansion domestically and internationally in an effort to increase our client usage, client base, and our sales to our clients;
•	development of new products, and increased investment in the ongoing development of our existing products; and
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general administration, including a significant increase in legal and accounting expenses related to public company compliance, continued compliance with various regulations applicable to cannabis industry businesses and other work arising from the growth and maturity of our company.

These expenditures may not result in additional revenue or the growth of our business. If we fail to continue to grow revenue or to sustain profitability, the market price of our securities could decline, and our business, operating results and financial condition could be adversely affected.

If we fail to retain our existing clients and consumers or to acquire new clients and consumers in a cost-effective manner, our revenue may decrease and our business may be harmed.
We compete in a dynamic, innovative market, which we expect will continue to evolve rapidly. We believe that our success is dependent on our ability to continue identifying and anticipating the needs of our clients and consumers and growing our two-sided network by retaining our existing clients and consumers and adding new clients and consumers. This two-sided network takes time to build and may grow more slowly than we expect or than it has grown in the past. As we have become larger through organic growth, the growth rates for MAUs, number of paying clients and monthly revenue per client have at times slowed and may similarly slow in the future, even if we continue to add clients and consumers on an absolute basis. Although we expect that our growth rates will continue to slow during certain periods as our business increases in size, if we fail to retain either our existing clients or consumers, the value of our two-sided network will be diminished.
In addition, the costs associated with client and consumer retention are substantially lower than costs associated with the acquisition of new clients or consumers. We have incurred significant costs to attract clients to our platform and expect to incur significant additional costs to attract and retain clients for the foreseeable future. Because expenditures on our platform can represent a significant financial investment for our clients, our ability to retain clients depends in part on our ability to create and maintain high levels of client satisfaction, which we may not always be capable of providing, including for reasons outside of our control. Our clients generally do not have long-term obligations to purchase our products and solutions and may cancel their use of our products and solutions at any time without penalty. Thus, any decrease in client satisfaction or other change negatively affecting our ability to retain clients could result in a rapid, concentrated impact to our results going forward. Therefore, our failure to retain existing clients or consumers, even if such losses are offset by an increase in revenue resulting from the acquisition of new clients or consumers, could have an adverse effect on our business and operating results.
We may fail to offer the optimal pricing of our products and solutions.
We have limited experience in determining the optimal pricing of our products and solutions, and we may need to change our pricing model from time to time. For example, we recently changed our pricing model for our subscription software services to our WM Business bundled software services model and increased the amount our clients need to pay to access our listing products. We also have historically priced our add-on premium offerings in a bid-auction format. Our ability to continue growing depends on our ability to maintain and expand our client base. If our clients do not believe the incremental additional cost we are charging for WM Business is justified by the additional components included in our software bundles or that our add-on offerings do not generate proper return on investment, such clients may decline to continue using our services, and our revenue and other financial results may be adversely impacted.
If we fail to expand effectively into new markets, our revenue and business will be adversely affected.
While a key part of our business strategy is to add clients and consumers in our existing geographic markets, we intend to expand our operations into new markets if and as cannabis continues to be legalized. Any such expansion places us in competitive markets with which we may be unfamiliar, requires us to analyze the potential applicability of new and potentially complicated regulations regarding the usage, sale and marketing of cannabis, and involves various risks, including the need to invest significant time and resources and the possibility that returns on such investments will not be achieved for several years, if at all. As a result of such expansion, we may incur losses or otherwise fail to enter new markets successfully. In attempting to establish a presence in new markets, we expect to incur significant expenses and face various other challenges, such as expanding our compliance efforts to cover those new markets. For example, in 2020, we re-launched our sales and marketing efforts in the state of Oregon, and we have incurred and expect to continue to incur significant expenses selling our business solutions and marketing our platform in that market. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenues sufficiently to offset these expenses. Our current and any future expansion plans will require significant resources and management attention.
Our business is concentrated in California, and, as a result, our performance may be affected by factors unique to the California market.
California represents one of the largest state legal cannabis markets in the United States, and approximately 64.0% of our revenue for the three months ended March 31, 2021, was generated in California. As new markets develop and our current markets expand, we anticipate that there will be a reduction in the percentage of our revenue generated in California, but we do not know with any certainty when and to what degree, if ever, this would occur. Moreover, the cannabis market in California is rapidly evolving, and we expect our growth in California to continue as the cannabis industry continues to develop, which could further concentrate our client base. As a result, our business and results of operations are particularly susceptible to trends in the California cannabis market, as well as adverse economic, regulatory, political and other conditions in California. Additionally, adverse economic, regulatory, political or other developments that are limited to California may have a disproportionately greater effect on us. In particular, we rely on licensed cannabis businesses to drive the growth of our revenue and the use of our products, and the failure of the licensed cannabis markets to sufficiently overtake or eliminate the illegal market may have an adverse effect on our ability to grow our revenue.
Federal law enforcement may deem our clients to be in violation of U.S. federal law, and, in particular the CSA. A change in U.S. federal policy on cannabis enforcement and strict enforcement of federal cannabis laws against our clients would undermine our business model and materially affect our business and operations.
U.S. federal law, and more specifically the CSA, proscribes the cultivation, processing, distribution, sale, advertisement and possession of cannabis. As a result, U.S. federal law enforcement authorities, in their attempt to regulate the illegal or unauthorized production, distribution, promotion, sale, possession, or use of cannabis, may seek to bring criminal actions against our clients under the CSA. If our clients are found to be violating U.S. federal law relating to cannabis, they may be subject not only to criminal charges and convictions, but also to forfeiture of property, significant fines and penalties, disgorgement of profits, administrative sanctions, cessation of business activities, or civil liabilities arising from proceedings initiated by either the U.S. government or private citizens. Any of these actions or consequences on our clients could have a material adverse effect on our business, operating results or financial condition, or could force us to cease operations, and as a result, our investors could lose their entire investment.
Further, to the extent any law enforcement actions require us to respond to subpoenas, or undergo search warrants, for client records, cannabis businesses could elect to cease using our products. Until the U.S. federal government changes the laws with respect to cannabis, and particularly if the U.S. Congress does not extend the Omnibus Spending Bill’s protection of state medical cannabis programs, described below, to apply to all state cannabis programs, U.S. federal authorities could more strictly enforce current federal prohibitions and restrictions. An increase in federal enforcement against companies licensed under state cannabis laws could negatively impact the state cannabis industries and, in turn, our business, operating results, financial condition, brand and reputation.
We are currently subject to an ongoing inquiry by the U.S. Attorney’s Office for the Eastern District of California, the results of which could result in material liability and have an adverse effect on our business.
In September 2019, we received a grand-jury subpoena from the U.S. Attorney’s Office for the Eastern District of California, requiring the production of a broad range of documents related to our business, personnel, finances, and operations, including documents related to our dealings with various companies in the cannabis industry. We are fully cooperating with the inquiry. We cannot estimate at this time the potential impact that this inquiry and any results from this inquiry or any related proceedings could have on our business, operating results, financial condition, brand, and reputation. However, the very existence of the inquiry and our response to it could adversely impact our reputation, including our consumers’ and clients’ perception of us.
In addition, cooperation with this inquiry may be time-consuming and require a great deal of financial resources and attention from us and our senior management. If, as a result of this inquiry, the U.S. Attorney’s Office initiates legal proceedings against us, we may be subject to significant financial consequences, including criminal fines and penalties, or criminal or civil forfeitures of funds or other property. We also might be required to enter into a settlement with the government resulting in a substantial payment to the government. The conduct that is the subject of the U.S. Attorney’s investigation could also form the basis for private civil litigation by third parties claiming damages from such conduct. In addition, if the U.S. Attorney’s Office or third parties challenge the legality of some of our existing business practices, we may have to change those practices, which could severely impact our business strategy and growth. Any of these consequences could have an adverse effect on our business, operating results, financial condition, brand, and reputation.

Some of our clients or their listings currently and in the future may not be in compliance with licensing and related requirements under applicable laws and regulations. Allowing unlicensed or noncompliant businesses to access our products, or allowing businesses to use our solutions in a noncompliant manner, may subject us to legal or regulatory enforcement and negative publicity, which could adversely impact our business, operating results, financial condition, brand and reputation. In addition, allowing businesses that engage in false or deceptive advertising practices to use our solutions may subject us to negative publicity, which could have similar adverse impacts on us.
Our clients are contractually required to represent, warrant and covenant to us that they conduct their business in compliance with applicable state law, which includes any applicable licensing requirements and the regulatory framework enacted by each state or province in which they do business. Clients further contractually agree to indemnify us for any damages we may suffer as a result of their noncompliance. We rely on our clients’ contractual representations, and generally do not verify them, other than with respect to the licensed status of our clients operating cannabis retail businesses, where we have historically and currently require such clients who request access to our WM Orders, WM Store’s orders feature, WM Ads, WM Retail, or WM Exchange products to provide evidence of a valid state or provincial cannabis license prior to their initial access and from time to time during the term of their use of such products. We have recently begun requiring similar evidence for retail listings clients. Previously, we only required retail listings and premium placement clients to provide us with a state license number at the time we initially onboarded them, and did not routinely validate whether that license number actually belonged to the client or whether it remains valid. We require all operational cannabis retailer clients, including storefronts and delivery services, to display on their WMH listing a valid, unexpired state-issued license number. We also do not currently require cannabis brand clients to provide a valid license number in order to get access to our listings and premium placement products. As a result, some of our clients or their listings currently and in the future may not be in compliance with licensing and related requirements under applicable state laws and regulations. There could be legal enforcement actions against unlicensed or insufficiently licensed entities selling cannabis, which could negatively impact us.
Any legal or regulatory enforcement against us based on the business solutions that we offer, the third-party content available on our platform or noncompliance by our clients with licensing and other legal requirements, could subject us to various risks, including monetary penalties and the risk that we elect or are compelled to remove content from our platform and would likely cause us to experience negative publicity. Any of these developments could materially and adversely impact our business, operating results, financial condition, brand, and reputation.
While our solutions provide features to support our clients’ compliance with the complex, disparate and constantly evolving regulations and other legal requirements applicable to the cannabis industry, we generally do not, and cannot, ensure that our clients will conduct their business activities in a manner compliant with such regulations and requirements. As a result, federal, state, provincial or local government authorities may seek to bring criminal, administrative or regulatory enforcement actions against our clients, which could have a material adverse effect on our business, operating results or financial conditions, or could force us to cease operations.
While our solutions provide features to support our clients’ compliance with certain regulations and other legal requirements applicable to the cannabis industry, we generally do not, and cannot, ensure that our clients will conduct their business activities in a manner compliant with such regulations and requirements, in whole or in part. Their legal noncompliance could result in regulatory and even criminal actions against them, which could a material adverse impact on our business and operating results or financial condition, and as a result, our investors could lose their entire investment. For additional information, see the other risk factors in this section entitled “Risk Factors—Risks Related to our Business and Industry,” including “Some of our clients or their listings currently and in the future may not be in compliance with licensing and related requirements under applicable laws and regulations. Allowing unlicensed or noncompliant businesses to access our products, or allowing businesses to use our solutions in a noncompliant manner, may subject us to legal or regulatory enforcement and negative publicity, which could adversely impact our business, operating results, financial condition, brand and reputation. In addition, allowing businesses who engage in false or deceptive advertising practices to use our solutions may subject us to negative publicity, which could have similar adverse impacts on us.”
Our business is dependent on U.S. state laws and regulations and Canadian federal and provincial laws and regulations pertaining to the cannabis industry.
Although the federal CSA classifies cannabis as a Schedule I controlled substance, many U.S. states have legalized cannabis to varying degrees. In addition, the enactment of the Cannabis Act legalized the commercial cultivation and processing of cannabis for medical and adult-use purposes in Canada and created a federal legal framework for controlling the production, distribution, promotion, sale and possession of cannabis. The Cannabis Act also provides the provinces and territories of Canada with the authority to regulate other aspects of adult-use cannabis, such as distribution, sale, minimum age requirements (subject to the minimum set forth in the Cannabis Act), places where cannabis can be consumed, and a range of other matters. The governments of every Canadian province and territory have implemented regulatory regimes for the distribution and sale of cannabis for recreational purposes. In addition, subsection 23(1) of the Cannabis Act provides that it is prohibited to publish, broadcast or otherwise disseminate, on behalf of another person, with or without consideration, any promotion that is prohibited by a number of sections of the Cannabis Act. The Cannabis Act therefore includes provisions that could apply to certain aspects of our business, both directly to the solutions we provide and indirectly on account of any noncompliance by those who use our offerings. However, as the Cannabis Act has been recently enacted, there is a lack of available interpretation, application and enforcement of the provisions that may be relevant to digital platforms such as ours, and as a result, it is difficult to assess our potential exposure under the Cannabis Act.
Laws and regulations affecting the cannabis industry in U.S. states and Canada are continually changing. Any change or even the speed of changes could require us to incur substantial costs associated with compliance or alter our business plan, and could detrimentally affect our operations, revenue, and profitability. The commercial cannabis industry is still a young industry, and we cannot predict the impact of the compliance regime to which it may be subject. We will incur ongoing costs and obligations related to regulatory compliance, and such costs may prove to be material. Failure to comply with regulations may result in additional costs for corrective measures, penalties or restrictions on our operations. In addition, changes in regulations, more vigorous enforcement thereof, or other unanticipated events could require extensive changes to our operations or increased compliance costs or give rise to material liabilities, which could have a material adverse effect on us.
Given the concentration of our revenue from the sale of listing products, any increase in the stringency of any applicable laws, including U.S. state, or Canadian federal, provincial or territorial, laws and regulations relating to cannabis, or any escalation in the enforcement of such existing laws and regulations against the current or putative cannabis industry within any jurisdiction, could negatively impact the profitability or viability of cannabis businesses in such affected jurisdictions, which in turn could materially adversely affect our business and operating results.
In addition, although we have not yet been required to obtain any cannabis license as a result of existing cannabis regulations, it is possible that cannabis regulations may be enacted in the future that will require us to obtain such a cannabis license or otherwise seek to substantially regulate our business. U.S. and Canadian federal, state, provincial, local and other non-U.S. jurisdictions’ cannabis laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. Our failure to adequately manage the risk associated with future regulations and adequately manage future compliance requirements may adversely affect our business, our status as a reporting company and our public listing. Further, any adverse pronouncements from political leaders or regulators about businesses related to the legal cannabis industry could adversely affect the price of our securities.
The rapid changes in the cannabis industry and applicable laws and regulations make predicting and evaluating our future prospects difficult, and may increase the risk that we will not be successful.
The cannabis industry - and the complex regulatory regime applicable to it - is evolving rapidly and may develop in ways that we cannot anticipate. The pace of dramatic change in the cannabis industry makes it difficult to assess our future prospects, and you should evaluate our business in light of the risks and difficulties we may encounter as the industry continues to evolve. These risks and difficulties include:
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managing complex, disparate and rapidly evolving regulatory regimes imposed by U.S. and Canadian federal, state and provincial, local and other non-U.S. governments around the world applicable to cannabis and cannabis-related businesses;

•	adapting to rapidly evolving trends in the cannabis industry and the way consumers and cannabis industry businesses interact with technology;
•	maintaining and increasing our base of clients and consumers;
•	continuing to preserve and build our brand while upgrading our existing offerings;
•	successfully competing with existing and future participants in the cannabis information market and related services;

•	successfully attracting, hiring, and retaining qualified personnel to manage operations;
•	adapting to changes in the cannabis industry if sales of cannabis expands significantly beyond a regulated model, and commodification of the cannabis industry;
•	successfully implementing and executing our business and marketing strategies; and
•	successfully expanding our business into new and existing cannabis markets.
If the demand for our software solutions does not develop as we expect, or if we fail to address the needs of our clients or consumers, our business will be harmed. We may not be able to successfully address these risks and difficulties, which could harm our business and operating results.
Because our business is dependent, in part, upon continued market acceptance of cannabis by consumers, any negative trends could adversely affect our business operations.
We are dependent on public support, continued market acceptance and the proliferation of consumers in the state-level and Canadian legal cannabis markets. While we believe that the market and opportunities in the space will continue to grow, we cannot predict the future growth rate or size of the market. Any downturns in, or negative outlooks on, the cannabis industry may adversely affect our business and financial condition.
Expansion of our business is dependent on the continued legalization of cannabis.
Expansion of our business is in part dependent upon continued legislative authorization, including by voter initiatives and referenda, of cannabis in various jurisdictions worldwide. Any number of factors could slow, halt, or even reverse progress in this area. For example, some ballot measures in 2020 were delayed due to the COVID-19 pandemic. Further, progress for the industry, while encouraging, is not assured. While there may be ample public support for legislative action in a particular jurisdiction, numerous factors could impact the legislative process, including lobbying efforts by opposing stakeholders as well as legislators’ disagreements about how to legalize cannabis as well as the interpretation, implementation, and enforcement of applicable laws or regulations. Any one of these factors could slow or halt the legalization of cannabis, which would negatively impact our ability to expand our business. Additionally, the expansion of our business also depends on jurisdictions in which cannabis is currently legalized not narrowing, limiting or repealing existing laws legalizing and regulating cannabis, or altering the regulatory landscape in a way that diminishes the viability of cannabis businesses in those jurisdictions. For example, in April 2019, a lawsuit was filed in the Fresno County Superior Court challenging the California Bureau of Cannabis Control regulation that allows cannabis businesses to deliver products in local jurisdictions that have prohibited the sale of cannabis. In November 2020, in a mixed result, the Fresno County Superior Court upheld the state regulation that allows licensed cannabis delivery companies to offer services anywhere in the state, while also affirming that cities and counties can forbid those operations, though enforcement of the bans is also up to the local governments. More litigation is likely to follow if local governments ban deliveries into their jurisdictions. This result may negatively impact the viability and attractiveness of our offerings in California going forward. We generated approximately 64.0% of our revenue for the three months ended March 31, 2021 in California, and such developments may in turn have a material adverse effect on our business, operating results and financial condition. For more information, see “—Our business is concentrated in California, and, as a result, our performance may be affected by factors unique to the California market.” Additionally, if such challenges are successful in any other jurisdictions that have legalized or are in the process of legalizing cannabis, our ability to expand our business would be negatively impacted.
If clients and consumers using our platform fail to provide high-quality content that attracts consumers, we may not be able to generate sufficient consumer traffic to remain competitive.
Our success depends on our platform providing consumers with useful information about our clients and their products, which in turn depends on the content provided by consumers and clients. For example, the platform will not provide useful information about cannabis brands or products if clients or consumers do not contribute content that is helpful and reliable, or if they remove previously submitted content.
Additionally, if we filter out helpful content or fail to filter out unhelpful content, clients and consumers alike may stop or reduce their use of our platform and products, which could negatively impact our business. For example, in 2016, the media reported allegations that many of the consumer-generated reviews on our website were fake or inauthentic. Allegations made against us, whether or not accurate, can materially harm our reputation and operating results. While we are continually seeking to improve our ability to identify and remove offensive, biased, unreliable, inauthentic, duplicative, fraudulent or otherwise unhelpful content, and have implemented safeguards on the platform to facilitate those efforts, we cannot guarantee that those efforts or safeguards will be effective or adequate.
If our website is not perceived as providing useful, accurate and current information about our clients and their products, consumers may stop or reduce their use of our platform, which could suppress the demand for our advertising placements and adversely affect our business and operating results. Moreover, our platform has evolved substantially since we were founded in 2008. Consumers who were familiar with earlier iterations of our platform may not be aware of our increased functionality (such as WM Orders and WM Store) and as a result may turn to competitors for similar offerings.
Our business is highly dependent upon our brand recognition and reputation, and the erosion or degradation of our brand recognition or reputation would likely adversely affect our business and operating results.
We believe that our business is highly dependent on our brand identity and our reputation, which is critical to our ability to attract and retain clients and consumers. We also believe that the importance of our brand recognition and reputation will continue to increase as competition in the markets in which we operate continues to develop. Our success in this area will depend on a wide range of factors, some of which are within our control and some of which are not. The factors affecting our brand recognition and reputation that are within our control include the following:
•	the efficacy of our marketing efforts;
•	our ability to maintain a high-quality, innovative, and error- and bug-free platform;
•	our ability to maintain high satisfaction among clients and consumers;
•	the quality and perceived value of our platform;
•	successfully implementing and developing new features, including alternative revenue streams;
•	our ability to obtain, maintain and enforce trademarks and other indicia of origin that are valuable to our brand;
•	our ability to successfully differentiate our platform from competitors’ products;
•	our compliance with laws and regulations, including those applicable to any political action committees affiliated with us and to our registered lobbying activities;
•	our ability to provide client support; and
•	any actual or perceived data breach or data loss, or misuse or perceived misuse of our platform.
In addition, our brand recognition and reputation may be affected by factors that are outside our control, such as:
•	actions of competitors or other third parties;
•	the quality and timeliness of our clients’ delivery businesses;
•	consumers’ experiences with clients or products identified through our platform;
•	positive or negative publicity, including with respect to events or activities attributed to us, our employees, partners or others associated with any of these parties;
•	interruptions, delays or attacks on our platform; and
•	litigation or regulatory developments.
Damage to our reputation and loss of brand equity from one or more of the factors listed above may reduce demand for our platform and have an adverse effect on our business, operating results and financial condition. Moreover, any attempts to rebuild our reputation and restore the value of our brand may be costly and time-consuming, and such efforts may not ultimately be successful.

We currently face intense competition in the cannabis information market, and we expect competition to further intensify as the cannabis industry continues to evolve.
The cannabis information market is rapidly evolving and is currently characterized by intense competition, due in part to relatively low barriers to entry. We expect competition to further intensify in the future as cannabis continues to be legalized and regulated, new technologies are developed and new participants enter the cannabis information market. Our direct competitors for individual components of our platform include cannabis-focused, two-sided networks like Leafly (for retailer listing pages), Dutchie and Jane Technologies (for menu embed and orders functionality), Leaflink (for B2B sales) and a variety of cannabis-focused point-of-sale providers. In addition, our platform also may compete with current or potential products and solutions offered by internet search engines and advertising networks, like Google, general two-sided networks like Yelp, various other newspaper, television, media companies, outdoor billboard advertising, and online merchant platforms, such as Shopify, Square, and Lightspeed. If the regulatory regime for cannabis becomes more settled and the legal market for cannabis becomes more accepted, competition may further intensify as new participants may be encouraged to enter the cannabis information market, including established companies, such as tobacco and alcohol companies, with substantially greater financial, technical, and other resources than existing market participants. Additionally, as consumers and cannabis industry clients demand richer data, integrations with other cannabis industry participants such as point-of-sale providers and loyalty service providers may become increasingly important. If we are unable to complete such new integrations as quickly as our competitors, or improve our existing integrations based on legacy systems, we may lose market share to such competitors. Our current and future competitors may also enjoy other competitive advantages, such as greater name recognition, more varied or more focused offerings, better market acceptance, and larger marketing budgets.
Additionally, as the legalization of cannabis continues, cannabis cultivators and distributors could experience consolidation as existing cannabis businesses seek to obtain greater market share and purchasing power and new entrants seek to establish a significant market presence. Consolidation of the cannabis markets could reduce the size of our potential client base and give remaining clients greater bargaining or purchasing power. This may in turn erode the prices for our advertising placements and result in decreased margins. Consolidation could particularly affect smaller cannabis businesses, with whom we have historically conducted the majority of our business. Further, heightened competition between cannabis businesses could ultimately have a negative impact on the viability of individual market participants, which could reduce or eliminate their ability to purchase our products and solution.
If we are unable to compete effectively for any of these reasons, we may be unable to maintain our operations or develop our products and solutions, and as a result our business and operating results may be adversely affected.
If we fail to manage our growth effectively, our brand, business and operating results could be harmed.
We have experienced rapid organic growth in our headcount and operations, which places substantial demands on management and our operational infrastructure. As a result of our rapid growth, many of our employees have been with us for less than 24 months. To manage the expected growth of our operations and personnel, we will be required to improve existing, and implement new, transaction-processing, operational and financial systems, procedures and controls. We will also be required to expand our finance, administrative and operations staff. We intend to continue making substantial investments in our technology, sales and data infrastructure. As we continue to grow, we must effectively integrate, develop and motivate a significant number of new employees, while maintaining the beneficial aspects of our existing corporate culture, which we believe fosters innovation, teamwork and a passion for our products and clients. In addition, our revenue may not grow at the same rate as the expansion of our business. There can be no assurance that our current and planned personnel, systems, procedures and controls will be adequate to support our future operations or that management will be able to hire, train, retrain, motivate and manage required personnel. If we are unable to manage our growth effectively, the quality of our platform, efficiency of our operations, and management of our expenses could suffer, which could negatively impact our brand, business, profitability and operating results.
If we are unable to recruit, train, retain and motivate key personnel, we may not achieve our business objectives.
Our future success depends on our ability to recruit, train, retain and motivate key personnel, including Christopher Beals, our Chief Executive Officer; Brian Camire, our General Counsel; Justin Dean, our Chief Technology Officer and Chief Information Officer; and Juanjo Feijoo, our Chief Operating Officer; and Arden Lee, our Chief Financial Officer. Competition for qualified personnel in the technology industry is intense, particularly in

Southern California, where we are headquartered. Additionally, we face additional challenges in attracting, retaining and motivating highly qualified personnel due to our relationship to the cannabis industry, which is rapidly evolving and has varying levels of social acceptance. We do not maintain fixed term employment contracts or key man life insurance with any of our employees. Any failure to attract, train, retain and motivate qualified personnel could materially harm our operating results and growth prospects.
We rely on search engine placement, syndicated content, paid digital advertising, and social media marketing to attract a meaningful portion of our clients and consumers. If we are not able to generate traffic to our website through search engines and paid digital advertising, or increase the profile of our company brand through social media engagement, our ability to attract new clients may be impaired.
Many consumers locate our website through internet search engines, like Google, and paid digital advertisements in certain jurisdictions. The prominence of our website in response to internet searches is a critical factor in the attractiveness of our advertising placements, and our digital marketing efforts, such as search engine optimization, are intended to improve our search result rankings and draw additional traffic to our website. Visits to our website could decline significantly if we are listed less prominently or fail to appear in search results for any reason, including ineffective implementation of our digital marketing strategies or any change by a search engine to its ranking algorithms or advertising policies.
Visits to our website could also decline if our accounts on Facebook, Instagram or Twitter are shut down or restricted. We work across these social networks to increase brand awareness of our company by consumers and clients, and to promote client acquisition. Our engagement on these social media platforms is subject to their respective terms of service and community guidelines, which generally restrict the promotion, sale and, often, depiction of cannabis. While we do not directly promote the sale of cannabis or cannabis-related products by our clients on these social media platforms, the perception that we may be engaging in such promotion or our inadvertent violation of other aspects of these platforms’ terms of service or community guidelines may result in our accounts being shut down or restricted. For example, our Instagram account was suspended in 2015. Our accounts might also be suspended or restricted due to changes in the rules and regulations of such social media platforms. Any such suspension or restriction could result in reduced traffic to our website and diminished demand for our products, which could adversely affect our business and operating results.
If our current marketing model is not effective in attracting new clients, we may need to employ higher-cost sales and marketing methods to attract and retain clients, which could adversely affect our profitability.
We use our sales team to build relationships with our client base. Our sales team builds and maintains relationships with clients primarily through phone and email contact, which is designed to allow us to cost-effectively service a large number of clients. We may need to employ more resource-intensive sales methods, such as increasing our enterprise or field sales teams, to continue to attract and retain clients, particularly as we increase the number of our clients and our client base employs more sophisticated marketing operations, strategies and processes. This could cause us to incur higher sales and marketing expenses, which could adversely affect our business and operating results.
If the Google Play Store or Apple iTunes App Store limit the functionality or availability of our mobile application platform, including as a result of changes or violations of terms and conditions, access to and utilization of our platform may suffer.
Our platform is available for download on iOS and Android, and is also accessible online. As of March 31, 2021, our mobile application platform was downloaded approximately 8.8 million times on iOS and approximately 5.2 million times on Android. The availability of our platform and its various functionalities to a significant percentage of our clients is subject to standard policies and terms of service of these third-party platforms, which govern the promotion, distribution and operation generally of our platform. In addition, each platform provider has broad discretion to change and interpret its terms of service and other policies with respect to our platform and its functionalities, and those changes and interpretations may be unfavorable. A platform provider may also change its fee structure, add fees associated with access to and use of its platform, or restrict how users can access the platform, which would similarly be unfavorable.
For example, we are unable to offer our WM Orders functionality in our iOS Weedmaps mobile application or in our Android Weedmaps mobile application due to restrictions imposed by the Apple iTunes App Store and Google Play, respectively. While our platform is still available in the Apple iTunes App Store and on Google Play for

download, there can be no assurance that our platform or all of its functionalities will remain available in the immediate or longer term. To the extent that we are limited or prohibited from making some or all of our solutions available through any third-party platform, including the Apple iTunes App Store or the Google Play Store, we may need, or choose, to provide our solutions through alternative venues that may be more difficult for potential users to access. Limits on, or discontinuation of, access to our mobile platform or its various functionalities could, in turn, have a material adverse impact on utilization of our platform, our business, and our ability to attract clients and consumers.
We may be unable to scale and adapt our existing technology and network infrastructure in a timely or effective manner to ensure that our platform is accessible, which would harm our reputation, business and operating results.
It is critical to our success that clients and consumers within our geographic markets be able to access our platform at all times. We have previously experienced service disruptions, and in the future, we may experience service disruptions, outages or other performance problems due to a variety of factors, including infrastructure changes, human or software errors, capacity constraints, and distributed denial of service, or DDoS, fraud or security attacks. In some instances, we may not be able to identify the cause or causes of these performance problems within an acceptable period of time. It may become increasingly difficult to maintain and improve the availability of our platform, especially during peak usage times and as our products become more complex and our traffic increases. If our platform is unavailable when consumers attempt to access it or it does not load as quickly as they expect, consumers may seek other solutions and may not return to our platform as often in the future, or at all. This would harm our ability to attract clients and decrease the frequency with which they subscribe for our advertising placements. We expect to continue to make significant investments to maintain and improve the availability of our platform and to enable rapid releases of new features and products. To the extent that we do not effectively address capacity constraints, respond adequately to service disruptions, upgrade our systems as needed or continually develop our technology and network architecture to accommodate actual and anticipated changes in technology, our business and operating results would be harmed.
We expect to continue making significant investments in the functionality, performance, reliability, design, security and scalability of our platform. We may experience difficulties with the development of our platform that could delay or prevent the implementation of new solutions and enhancements. Software development involves a significant amount of time and resources for our product development team, and we may not be able to continue making those investments in the future.
To the extent we are not able to continue successfully improving and enhancing our platform, our business could be adversely affected.
Our payment system and the payment systems of our clients depend on third-party providers and are subject to evolving laws and regulations.
We have engaged third-party service providers to perform credit and debit card processing services for client’s payments to us, and we understand that some of our clients use those services, and we may engage third-party service providers in the future to provide fraud analysis services. If these service providers do not perform adequately or if our relationships, or the relationships of our clients, with these service providers were to terminate, our ability or the ability of our clients to process payments could be adversely affected and our business could be harmed. The laws and regulations related to payments are complex and are potentially impacted by tensions between federal and state treatment of the vaporization, tobacco, nicotine and cannabis industries. These laws and regulations also vary across different jurisdictions in the United States, Canada and globally. As a result, we are required to spend significant time and effort to comply with those laws and regulations. Any failure or claim of our failure to comply, or any failure by our third-party service providers to comply, could cost us substantial resources, could result in liabilities, or could force us to stop offering our clients the ability to pay with credit cards, debit cards and bank transfers. As we expand the availability of these payment methods or offer new payment methods to our clients in the future, we may become subject to additional regulations and compliance requirements. Due to the constantly evolving and complex laws and regulations applicable to our industry, third-party merchant banks and third-party payment processors may consider our business a high risk. This could cause a third party to discontinue its services to us, and we may not be able to find a suitable replacement. If this were to occur, we would need to collect from our clients using less efficient methods, which could adversely impact our collections, revenues and financial performance. Additionally, if a third party were to discontinue its services to us or if the applicable laws and regulations were to evolve in a way that impacted us negatively, we may not be able to realize our plans of expanding our business offerings, which could have a material adverse effect on our operations and our plans for expansion. For more information, see “—We are subject to industry standards, governmental laws, regulations and other legal obligations, particularly related to privacy, data protection and information security, and any actual or perceived failure to comply with such obligations could harm our business” below.
Further, through our agreement with our third-party credit card processors, we are subject to payment card association operating rules and certification requirements, including restrictions on product mix and the Payment Card Industry Data Security Standard, or PCI-DSS. We are also subject to rules governing electronic funds transfers. Any change in these rules and requirements could make it difficult or impossible for us to comply. Additionally, any data breach or failure to hold certain information in accordance with PCI-DSS may have an adverse effect on our business and results of operations.
We track certain performance metrics with internal tools and do not independently verify such metrics. Certain of our performance metrics are subject to inherent challenges in measurement, and real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business.
We calculate and track performance metrics with internal tools, which are not independently verified by any third-party. While we believe our metrics are reasonable estimates of our user or client base for the applicable period of measurement, the methodologies used to measure these metrics require significant judgment and may be susceptible to algorithm or other technical errors. For example, user accounts are based on email addresses, and a user could use multiple email addresses to establish multiple accounts, and clients in many instances will have multiple accounts. As a result, the data we report may not be accurate. Our internal tools and processes we use to identify multiple accounts or fraudulent accounts have a number of limitations, and our methodologies for tracking key metrics may change over time, which could result in unexpected changes to our metrics, including historical metrics. Our ability to recalculate our historical metrics may be impacted by data limitations or other factors that require us to apply different methodologies for such adjustments and we generally do not intend to update previously disclosed metrics for any such changes. Though we regularly review our processes for calculating metrics and may adjust our processes for calculating metrics to improve their accuracy, limitations or errors with respect to how we measure data (or the data that we measure) may affect our understanding of certain details of our business, which could affect our longer term strategies. If our performance metrics are not accurate representations of our business, user or client base, or traffic levels; if we discover material inaccuracies in our metrics; or if the metrics we rely on to track our performance do not provide an accurate measurement of our business, user or client base or traffic levels, we may not be able to effectively implement our business strategy, our reputation may be harmed, and our operating and financial results could be adversely affected.
Our clients and investors rely on our key metrics as a representation of our performance. If these third parties do not perceive our user metrics to be accurate representations of our user base or user engagement, or if we discover material inaccuracies in our user metrics, our reputation may be harmed and retailers may be less willing to list a business on our platform, which could negatively affect our business, financial condition, or results of operations.
We may be unable to prevent others from aggregating or misappropriating data from our websites.
From time to time, third parties have misappropriated data from our website through website scraping, software robots or other means, and aggregated this data on their websites with data from other companies. Additionally, copycat websites have misappropriated data on our network and attempted to imitate our brand or the functionality of our website. We may be unable to detect all such websites in a timely manner and even timely technological and legal measures may be insufficient to halt their operations or protect us against the impact of the operation of such websites. Regardless of whether we can successfully enforce our rights against the operators of these websites, any measures that we may take could require us to expend significant financial or other resources, which could harm our business, operating results or financial condition. In addition, to the extent that such activity creates confusion among clients or consumers, decreases the likelihood that consumers use our platform to access information, or reduces the distinctiveness of our products in the marketplace, our brand and business could be harmed.
Real or perceived errors, failures, or bugs in our platform could adversely affect our operating results and growth prospects.
We update our platform on a frequent basis. Despite efforts to test our updates, errors, failures or bugs may not be found in our platform until after it is deployed to our clients. We have discovered and expect we will continue to discover errors, failures and bugs in our platform and anticipate that certain of these errors, failures and bugs will only be discovered and remediated after deployment to clients. Real or perceived errors, failures or bugs in our platform could result in negative publicity, security incidents, such as data breaches, government inquiries, loss of or delay in market acceptance of our platform, loss of competitive position, or claims by clients for losses sustained by them. In such an event, we may be required, or may choose, for client relations or other reasons, to expend additional resources in order to help correct the problem.
We implement bug fixes and upgrades as part of our regular system maintenance, which may lead to system downtime. Even if we are able to implement the bug fixes and upgrades in a timely manner, any history of inaccuracies in the data we collect for our clients, or unauthorized access or damage to, or the loss, acquisition, or inadvertent release or exposure of confidential or other sensitive data could cause our reputation to be harmed and result in claims against us, and cannabis businesses may elect not to purchase our products or, in the case of existing clients, renew their agreements with us or we may incur increased insurance costs. The costs associated with any material defects or errors in our software or other performance problems may be substantial and could harm our operating results and growth prospects.
A distributed denial of service attack, ransomware attack, security breach or unauthorized data access could impair or incapacitate our information technology systems and delay or interrupt service to our clients and consumers, harm our reputation, or subject us to significant liability.
We may become subject to DDoS attacks, a technique used by hackers to take an internet service offline by overloading its servers. In addition, ransomware attacks against businesses of all sizes are becoming increasingly common. Further, as a result of the COVID-19 pandemic, we may face increased cybersecurity risks due to our reliance on internet technology and the number of our employees who are working remotely, which may create additional opportunities for cybercriminals to exploit vulnerabilities. Our platform may be subject to DDoS, ransomware or other cybersecurity attacks in the future and we cannot guarantee that applicable recovery systems, security protocols, network protection mechanisms and other procedures are or will be adequate to prevent network and service interruption, system failure or data loss. Moreover, our platform could be breached if vulnerabilities in our platform are exploited by unauthorized third parties or others. Techniques used to obtain unauthorized access change frequently, and the size of DDoS attacks and the number and types of ransomware attacks are increasing. As a result, we may be unable to implement adequate preventative measures or stop such attacks while they are occurring. A DDoS attack, ransomware attack or security breach could delay or interrupt service to our clients and consumers and may deter the utilization of our platform.
We also use information technology and security systems to maintain the physical security of our facilities and to protect our proprietary and confidential information, including that of our clients, consumers, and employees. Accidental or willful security breaches or other unauthorized access to our facilities or information systems, or viruses, loggers, malware, ransomware, or other malfeasant code in our data or software, could compromise this information or render our systems and data unusable. Additionally, we rely on a number of third-party “cloud-based” providers of corporate infrastructure services relating to, among other things, human resources, electronic communication services, some financial functions, and systems used to provide solutions to our clients, and we are therefore dependent on the security systems of these providers. Any security breaches or other unauthorized access to our service providers’ facilities or systems, or viruses, loggers, malware, ransomware or other malfeasant code in their data or software, could expose us to information loss, and misappropriation of confidential information, and other security breaches. In addition, our employees, contractors, or other third parties with whom we do business may attempt to circumvent security measures in order to misappropriate personal information, confidential information or other data, or may inadvertently release or compromise such data. Because the techniques used to obtain unauthorized access to or sabotage security systems, or to obtain unauthorized access to data we or our contractors maintain, change frequently and are often not recognized until after an attack, we and our service providers may be unable to anticipate the techniques or implement adequate preventative measures.
Any actual or perceived DDoS attack, ransomware attack, security breach or other unauthorized access could damage our reputation and brand, result in decreased utilization of our platform, expose us to fines and penalties, government investigations, and a risk of litigation and possible liability, require us to expend significant capital and other resources to alleviate any resulting problems and otherwise to remediate the incident, and require us to expend increased cybersecurity protection costs. We expect to incur significant costs in an effort to detect and prevent security breaches and other security-related incidents. Numerous state, federal and foreign laws and regulations require companies to notify individuals and/or regulatory authorities of data security breaches involving certain types of personal data. Any disclosures of security breaches, pursuant to these laws or regulations or otherwise, could lead to regulatory investigations and enforcement and negative publicity, and may cause our clients and consumers to lose confidence in the effectiveness of our data security measures.
Additionally, our discovery of any security breach or other security-related incident, or our provision of any related notice, may be delayed or be perceived to have been delayed. Any of these impacts or circumstances arising from an actual or perceived attack, breach or other unauthorized access could materially and adversely affect our business, financial condition, reputation and relationships with clients and consumers.
Furthermore, while our errors and omissions insurance policies include liability coverage for certain of these matters, if we experienced a significant security incident, we could be subject to claims or damages that exceed our insurance coverage. We also cannot be certain that our insurance coverage will be adequate for data handling or data security liabilities actually incurred, that insurance will continue to be available to us on economically reasonable terms, or at all, or that any insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have a material and adverse effect on our business, including our financial condition, operating results, and reputation.
We rely upon cloud-based data centers, infrastructure and technologies provided by third parties, and technology systems and electronic networks supplied and managed by third parties, to operate our business, and interruptions or performance problems with these systems, technologies and networks may adversely affect our business and operating results.
We rely on data centers and other technologies and services provided by third parties in order to host our cloud-based infrastructure that operates our business. If any of these services becomes unavailable or otherwise is unable to serve our requirements due to extended outages, interruptions, or facility closure, or because it is no longer available on commercially reasonable terms, our expenses could increase, our ability to manage finances could be interrupted and our operations otherwise could be disrupted or otherwise impacted until appropriate substitute services, if available, are identified, obtained, and implemented.
We do not control, or in some cases have limited control over, the operation of the data center facilities and infrastructure we use, and they are vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunications failures, cyberattack, terrorism and similar other events. They may also be subject to break-ins, sabotage, intentional acts of vandalism and similar misconduct, to adverse events caused by operator error, and to interruptions, data loss or corruption, and other performance problems due to various factors, including introductions of new capabilities, technology errors, infrastructure changes, DDoS attacks, or other security-related incidents. Changes in law or regulations applicable to data centers in various jurisdictions could also cause a disruption in service. Despite precautions taken at these facilities, the occurrence of a natural disaster, an act of terrorism or other act of malfeasance, a decision to close the facilities without adequate notice or other unanticipated problems at these facilities could result in lengthy interruptions in our platform operations and the loss, corruption of, unauthorized access to or acquisition of client or consumer data.
Our platform also depends on our ability to communicate through the public internet and electronic networks that are owned and operated by third parties. In addition, in order to provide our solutions on-demand and promptly, our computer equipment and network servers must be functional 24 hours per day, which requires access to telecommunications facilities managed by third parties and the availability of electricity, which we do not control. A severe disruption of one or more of these networks or facilities, including as a result of utility or third-party system interruptions, could impair our ability to process information and provide our solutions to our clients and consumers.
Any unavailability of, or failure to meet our requirements by, third-party data centers or other third-party technologies or services, or any disruption of the internet, utilities or the third-party networks or facilities that we rely upon, could impede our ability to make our platform accessible, harm our reputation, result in reduced traffic from consumers, cause us to issue refunds or credits to our clients, and subject us to potential liabilities. Any of these circumstances could adversely affect our business, reputation and operating results.
Our operations and employees face risks related to health crises, such as the ongoing COVID-19 pandemic, that could adversely affect our financial condition and operating results. The COVID-19 pandemic could materially affect our operations, including at our headquarters or anywhere else we operates, and the business or operations of our clients, consumers, partners or other third parties with whom we conduct business.
In connection with the COVID-19 pandemic, governments have implemented significant measures intended to control the spread of the virus, including closures, quarantines, travel restrictions and other social distancing directives, and fiscal stimulus, and legislation designed to deliver monetary aid and other relief. In response to the risks posed by the COVID-19 pandemic and to comply with applicable governmental orders, we have taken active measures to promote health and safety, including requiring substantially all of our employees to work remotely, implementing additional safety protocols for any employees working onsite, and distributing masks to our employees. These and other operational changes we have implemented or may implement in the future may negatively impact productivity and disrupt our business.
To the extent that these restrictions remain in place, additional prevention and mitigation measures are implemented in the future, or there is uncertainty about the effectiveness of these or any other measures to contain or treat COVID-19, there is likely to be an adverse impact on global economic conditions and consumer confidence and spending, which could materially and adversely affect our operations as well as our relationships with clients and consumers. For instance, despite the overall increases in demand described below, some of our clients’ operations were initially significantly disrupted in certain jurisdictions, causing a temporary significant decrease in activity on our platform in those jurisdictions.
Beginning in the first quarter of fiscal 2020, we experienced a significant increase in demand from retailers, including storefronts and delivery services, for its technology solutions (such as clients using WM Orders functionality to enable reservation of products by consumers for curbside pickup), which resulted in increased revenue (including from technology services fees relating to product reservation orders submitted prior to December 31, 2020, although such per order fee has been eliminated effective January 1, 2021). Although we experienced increased consumer demand in the form of increases in MAU, which grew from 7.4 million in February 2020 to 9.1 million in March 2021, we cannot determine what, if any, impact the pandemic had on our MAU growth in 2020. While we believe, like other industries, the pandemic accelerated existing trends towards consumer adoption of online platforms, we cannot be certain to what impact, if any, the end of the pandemic will have on our MAUs or MAU growth. To the extent the circumstances that accelerated the initial growth of our business stemmed from the effects of the COVID-19 pandemic, this may not continue in the future, and the growth rates in revenue and increases in MAUs may decline in future periods.
Shelter-in-place orders and similar regulations impact our client’s ability to operate their businesses, consumers’ ability to pick up orders, and our client’s ability to make deliveries. Such events have in the past caused, and may in the future cause, a temporary closure of our clients’ businesses, either due to government mandate or voluntary preventative measures, and many of our clients may not be able to withstand prolonged interruptions to their businesses, and may be forced to go out of business. Even if our clients are able to continue to operate their businesses, many may operate with limited hours and capacity and other limitations. Any limitations on or disruptions or closures of our clients’ businesses could adversely affect our business. Further, we may experience a decrease in new clients due to a lack of financial resources or a decline in new markets as businesses and financial markets deal with the impact of COVID-19. Further, these conditions may impact our ability to access financial markets to obtain the necessary funding to expand our business as currently contemplated, which may adversely affect our liquidity and working capital.
Even if a virus or other disease does not spread significantly and such measures are not implemented, the perceived risk of infection or significant health risk may adversely affect our business. Our clients may be perceived as unsafe during such public health threats, even for order delivery or pickup. If the services offered through our platform or at other businesses in our industry become a significant risk for transmitting COVID-19 or similar public health threats, or if there is a public perception that such risk exists, demand for the use of our platform would be adversely affected.
In addition, the CARES Act and FFCRA were enacted to provide economic relief to businesses in response to the COVID-19 pandemic. Pursuant to the relief related to federal employment taxes provided in such legislation, we have (i) elected to defer eligible payroll taxes, which will be due in two equal installments in 2021 and 2022, and (ii) claimed certain employment-related tax credits under the legislation. While we may be eligible to receive some economic relief pursuant to the CARES Act, FFCRA or other legislation related to the COVID-19 pandemic, cannabis businesses may not be eligible to take full advantage of the government-sponsored COVID-19 relief packages. As a result, we may not benefit from these relief efforts to the same extent other businesses do in different industries. These relief measures, including the CARES Act, may be beneficial to us in one or more reporting periods but may adversely affect us on a going-forward basis.

The extent of COVID-19’s effect on our operational and financial performance will depend on future developments, including the duration, spread and intensity of the pandemic, all of which are uncertain and difficult to predict considering the rapidly evolving landscape. As a result, it is not currently possible to ascertain the overall impact of COVID-19 on our business. However, if the pandemic continues to persist as a severe worldwide health crisis, the disease may harm our business, and may also have the effect of heightening many of the other risks described in this “Risk Factors” section.
Fluctuations in our quarterly and annual operating results may adversely affect our business and prospects.
You should consider our business and prospects in light of the risks and difficulties we encounter in the uncertain and rapidly evolving market for our solutions. Because the cannabis information market is new and evolving, predicting its future growth rate and size is difficult. This reduces our ability to accurately evaluate our future prospects and forecast quarterly or annual performance. In addition to the other risk factors discussed in this section, factors that may contribute to the variability of our quarterly and annual results include:
•	our ability to attract new clients and consumers and retain existing clients and consumers;
•	our ability to accurately forecast revenue and appropriately plan our expenses;
•	the effects of changes in search engine placement and prominence;
•	the effects of increased competition on our business;
•	our ability to successfully expand in existing markets and successfully enter new markets;
•	the impact of global, regional or economic conditions;
•	the ability of licensed cannabis markets to successfully grow and outcompete illegal cannabis markets;
•	our ability to protect our intellectual property;
•	our ability to maintain and effectively manage an adequate rate of growth;
•	our ability to maintain and increase traffic to our platform;
•	costs associated with defending claims, including intellectual property infringement claims and related judgments or settlements;
•	changes in governmental or other regulation affecting our business;
•	interruptions in platform availability and any related impact on our business, reputation or brand;
•	the attraction and retention of qualified personnel;
•	the effects of natural or man-made catastrophic events; and
•	the effectiveness of our internal controls.
We may improve our products and solutions in ways that forego short-term gains.
We seek to provide the best experience for the clients and consumers who use our platform. Some of our changes may have the effect of reducing our short-term revenue or profitability if we believe that the benefits will ultimately improve our business and financial performance over the long term. Any short-term reductions in revenue or profitability could be greater than planned or the changes mentioned above may not produce the long-term benefits that we expect, in which case our business and operating results could be adversely affected.
We are subject to risks inherent in foreign operations, including social, political and economic flux and compliance with additional U.S. and foreign laws, including those related to anti-bribery and anti-corruption, and may not be able to successfully maintain or expand our foreign operations.
We sell our offerings in the United States and Canada, and we have a limited number of non-monetized listings in several international countries including Austria, Germany, the Netherlands, Spain, and Switzerland. We anticipate growing our business, in part, by continuing to expand our foreign operations. As we continue our expansion, we may enter new foreign markets where we have limited or no experience marketing and deploying our platform. If we fail to launch or manage our foreign operations successfully, our business may suffer. Additionally, as our foreign operations expand, or more of our expenses are denominated in currencies other than the U.S. dollar, our operating results may be more greatly affected by fluctuations in the exchange rates of the currencies in which we do business. In addition, as our foreign operations continue to grow, we are subject to a variety of risks inherent in doing business internationally, including:
•	political, social, and economic instability;
•
risks related to the legal and regulatory environment in foreign jurisdictions, including with respect to privacy and data protection, and unexpected changes in laws, regulatory requirements, and enforcement;

•	fluctuations in currency exchange rates;
•	higher levels of credit risk and payment fraud;
•	complying with tax requirements of multiple jurisdictions;
•	enhanced difficulties of integrating any foreign acquisitions;
•	the ability to present our content effectively in foreign languages;
•
complying with a variety of foreign laws, including certain employment laws requiring national collective bargaining agreements that set minimum salaries, benefits, working conditions, and termination requirements;

•	reduced protection for intellectual property rights in some countries;
•	difficulties in staffing and managing global operations and the increased travel, infrastructure, and compliance costs associated with multiple foreign locations;
•	regulations that might add difficulties in repatriating cash earned outside the United States and otherwise preventing us from freely moving cash;
•	import and export restrictions and changes in trade regulation;
•	complying with statutory equity requirements;
•	complying with the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, the Corruption of Public Officials Act (Canada), and similar laws in other jurisdictions; and
•	export controls and economic sanctions administered by the U.S. Department of Commerce Bureau of Industry and Security and the U.S. Treasury Department’s Office of Foreign Assets Control.
We are subject to industry standards, governmental laws, regulations and other legal obligations, particularly related to privacy, data protection and information security, and any actual or perceived failure to comply with such obligations could harm our business.
We are subject to regulation by various federal, state, provincial, local and foreign governmental authorities, including those responsible for monitoring and enforcing employment and labor laws, anti-bribery laws, lobbying and election laws, securities laws and tax laws. These laws and regulations are subject to change over time and thus we must continue to monitor and dedicate resources to ensure continued compliance.
In addition, our business is subject to regulation by various federal, state, provincial and foreign governmental agencies responsible for monitoring and enforcing privacy and data protection laws and regulations. Numerous foreign, federal and state laws and regulations govern collection, dissemination, use and confidentiality of personally identifiable health information, including state privacy and confidentiality laws (including state laws requiring disclosure of breaches); federal and state consumer protection and employment laws; the Health Insurance Portability and Accountability Act of 1996, or HIPAA; and European and other foreign data protection laws.
We receive, store, process, and use personal information and other user content. The regulatory framework for privacy issues worldwide, including in the United States, is rapidly evolving and is likely to remain uncertain for the foreseeable future, as many new laws and regulations regarding the collection, use and disclosure of personally identifiable information, or PII, and other data have been adopted or are under consideration and existing laws and regulations may be subject to new and changing interpretations. In the United States, the Federal Trade Commission and many state attorneys general are applying federal and state consumer protection laws to impose standards for the online collection, use and dissemination of data. The California Consumer Privacy Act of 2018, or CCPA, which became effective January 1, 2020, imposes significant additional requirements with respect to the collection of personal information from California residents. The CCPA, among other things, creates new data privacy obligations for covered companies and provides new privacy rights to California residents, including the right to opt out of certain disclosures of their information. The CCPA also creates a private right of action with statutory damages for certain data breaches, thereby potentially increasing risks associated with a data breach. It remains unclear what, if any, modifications will be made to this legislation or how it will be interpreted. Additionally, a new privacy law, the California Privacy Rights Act, or CPRA, significantly modified the CCPA, potentially resulting in further uncertainty and requiring us to incur additional costs and expenses. The CPRA created a new California state agency charged with enforcing state privacy laws, and there is uncertainty about potential enforcement actions that the new agency may take in the future. The effects of the CCPA and the CPRA remain far-reaching, and depending on final regulatory guidance and related developments, may require us to modify our data processing practices and policies and to incur substantial costs and expenses in an effort to comply.
Many foreign countries and governmental bodies, including Canada and the European Union, or E.U., and other relevant jurisdictions where we conduct business, have laws and regulations concerning the collection and use of PII and other data obtained from their residents or by businesses operating within their jurisdiction. These laws and regulations often are more restrictive than those in the United States Laws and regulations in these jurisdictions apply broadly to the collection, use, storage, disclosure and security of data that identifies or may be used to identify or locate an individual, such as names, email addresses and, in some jurisdictions, internet protocol addresses and other types of data. In Canada, the federal Personal Information Protection and Electronic Documents Act, or PIPEDA, governs the collection, use and disclosure of PII in many provinces in Canada, and though it is silent with respect to territorial reach, the Federal Court of Canada has found that PIPEDA will apply to businesses established in other jurisdictions if there is a “real and substantial connection” between the organization’s activities and Canada. Provincial privacy commissioners take a similar approach to the interpretation and application of provincial private-sector privacy laws equivalent to PIPEDA. Further, Canada has robust anti-spam legislation. Organizations sending commercial electronic messages to individuals must either have express consent from the individual in the prescribed form or the situation must qualify as an instance of implied consent or other authorization set out in Canada’s Anti-Spam Legislation, or CASL. The penalties for non-compliance under CASL are significant and the regulator, the Canadian Radio- Television and Telecommunications Commission, is active with respect to enforcement. In addition, the E.U.’s General Data Protection Regulation, or the GDPR, which went into effect in May 2018, requires subject companies to implement and maintain comprehensive information privacy and security protections with respect to personal data (data that relates to an identified or identifiable individual) about persons in the E.U. that is collected or processed by such companies. The GDPR provides for substantial penalties for noncompliance.
Although we are working to comply with those federal, state, provincial and foreign laws and regulations, industry standards, governmental standards, contractual obligations and other legal obligations that apply to us, those laws, regulations, standards and obligations are evolving and may be modified, interpreted and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another, other requirements or legal obligations, our practices or the features of our applications or platform. Any failure or perceived failure by us or our contractors to comply with federal, state, provincial or foreign laws or regulations, industry standards, contractual obligations or other legal obligations, or any actual or suspected security incident, whether or not resulting in loss of, unauthorized access to, or acquisition, alteration, destruction, release or transfer of PII or other data, may result in governmental enforcement actions and prosecutions, private litigation, fines and penalties or adverse publicity and could cause employees, clients and consumers to lose trust in us, which could have an adverse effect on our reputation and business. Any inability or perceived inability (even if unfounded) on our part to adequately address privacy, data protection, and information security concerns, or comply with applicable laws, regulations, policies, industry standards, governmental standards, contractual obligations, or other legal obligations, could result in additional cost and liability to us, damage our reputation, inhibit sales, and adversely affect our business.
We also expect that there will continue to be new proposed laws, regulations and industry standards concerning privacy, data protection and information security in the United States, Canada, the E.U. and other jurisdictions, and we cannot yet determine the impact such future laws, regulations and standards may have on our business. Future laws, regulations, standards and other obligations, or amendments or changes in the interpretation of existing laws, regulations, standards and other obligations, could impair our or our clients’ ability to collect, use, disclose or otherwise process information relating to employees or consumers, which could decrease demand for our applications, increase our costs and impair our ability to maintain and grow our client and consumer bases and increase revenue. Such laws and regulations may require us to implement privacy and security policies, permit users to access, correct and delete personal information stored or maintained by such companies, inform individuals of security breaches that affect their personal information, and, in some cases, obtain individuals’ consent to use PII or other data for certain purposes. In addition, a foreign government could require that any data collected in a country not be transferred or disseminated outside of that country, or impose restrictions or conditions upon such dissemination, and we may face difficulty in complying with any such requirements for certain geographic regions. Indeed, many privacy laws, such as those in force in Canada and the E.U., already impose these requirements. If we fail to comply with federal, state, provincial and foreign data privacy laws and regulations, our ability to successfully operate our business and pursue our business goals could be harmed. Furthermore, due to our acceptance of credit cards, we are subject to the PCI- DSS, which is designed to protect the information of credit card users.
We have had security incidents in the past, which we do not believe reached the level of a breach that would be reportable under applicable state laws or our other obligations; however, there can be no assurance that our determinations were correct. In the event our determinations are challenged and found to have been incorrect, we may be subject to unfavorable publicity or claims by one or more state attorneys general, federal regulators, or private plaintiffs, any of which could damage our reputation, inhibit sales and adversely affect our business.
Governmental regulation of the internet continues to develop, and unfavorable changes could substantially harm our business and operating results.
We are subject to general business regulations and laws as well as federal, state, provincial and foreign laws specifically governing the internet. Existing and future laws and regulations, narrowing of any existing legal safe harbors, or previous or future court decisions may impede the growth of the internet or online products and solutions, and increase the cost of providing online products and solutions. These laws may govern, among other issues, taxation, tariffs, user privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, broadband residential internet access and the characteristics and quality of offerings. It is not clear how existing laws governing issues such as property ownership, sales, use and other taxes, libel and personal privacy apply to the internet or online services. There is also a risk that these laws may be interpreted and applied in conflicting ways across jurisdictions, and in a manner that is not consistent with our current practices. Unfavorable resolution of these issues may limit our business activities, expose us to potential legal claims or cause us to spend significant resources on ensuring compliance, any of which could harm our business and operating results.
We may be subject to claims brought against us as a result of content we provide.
We provide educational information regarding the use and potential effects of various types of cannabis products through our platform, including information regarding therapeutic uses for cannabis. If our content, or content we obtain from third parties, contains inaccuracies, it is possible that consumers or others may sue us for various causes of action. Although our website and mobile applications contain terms and conditions, including disclaimers of liability, that are intended to reduce or eliminate our liability, the law governing the validity and enforceability of online agreements and other electronic transactions is evolving. We could be subject to claims by third parties that our online agreements with consumers that provide the terms and conditions for use of our websites and mobile applications are unenforceable. A finding by a court that these agreements are invalid and that we are subject to liability could harm our business and require costly changes to our business.
For content that we publish or provide ourselves, we have editorial procedures in place to provide quality control of the information that we publish or provide. However, we cannot assure you that our editorial and other quality control procedures will be sufficient to ensure that there are no errors or omissions in particular content. Even if potential claims do not result in liability to us, investigating and defending against these claims could be expensive and time-consuming and could divert management’s attention away from our operations. In addition, our business is based on establishing the reputation of our platform as trustworthy and dependable sources of educational information. Allegations of impropriety or inaccuracy, even if unfounded, could harm our reputation and business.
We may be subject to legal claims based on the content published to our platform.
We may be subject to legal claims relating to information made available through our platform, including claims for defamation, libel, negligence and copyright or trademark infringement, among others. These claims or allegations could divert management time and attention away from our business and result in significant costs to investigate and defend, regardless of the merits of the claims or allegations. In some instances, we may elect or be compelled to remove content, or may be forced to pay substantial damages or administrative monetary penalties, if we are unsuccessful in our efforts to defend against these claims or allegations. If we elect, or are compelled, to remove valuable content from our platform, our platform or services may become less useful to consumers, which could have a negative impact on our business and financial performance. This risk may also be greater in certain jurisdictions outside of the United States where our protections from such liability may be unclear.
Future investments in alternative revenue streams or acquisitions could disrupt our business and adversely affect our operating results, financial condition and cash flows.
We believe that our long-term growth depends in part on our ability to develop and monetize additional aspects of our platform. Developing new products and solutions may involve significant investments of capital, time, resources and managerial attention. We have limited experience with developing, implementing and managing revenue streams other than our core listing business, and there can be no assurance that we will successfully implement any new products or solutions. External factors, such as additional regulatory compliance obligations, may also affect the successful implementation of new products and solutions through our platform.
Additionally, we may make acquisitions that could be material to our business, operating results, financial condition and cash flows. Our ability as an organization to successfully acquire and integrate technologies or businesses is unproven. Acquisitions involve many risks, including the following:
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an acquisition may negatively affect our operating results, financial condition or cash flows because it may require us to incur charges or assume substantial debt or other liabilities, may cause adverse tax consequences or unfavorable accounting treatment, may expose us to claims and disputes by third parties, including intellectual property claims and disputes, or may not generate sufficient financial return to offset additional costs and expenses related to the acquisition;

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we may encounter difficulties or unforeseen expenditures in integrating the business, technologies, products, personnel or operations of any company that we acquire, particularly if key personnel of the acquired company decide not to work for us, and potentially across different cultures and languages in the event of a foreign acquisition;

•	an acquisition may disrupt our ongoing business, divert resources, increase our expenses and distract our management;
•	an acquisition may result in a delay or reduction of sales for both us and the company we acquired due to uncertainty about continuity and effectiveness of products or support from either company;
•	we may encounter difficulties in, or may be unable to, successfully sell any acquired products;
•	an acquisition may involve the entry into geographic or business markets in which we have little or no prior experience or where competitors have stronger market positions;
•	potential strain on our financial and managerial controls and reporting systems and procedures;
•	potential known and unknown liabilities associated with an acquired company;
•	if we incur debt to fund such acquisitions, such debt may subject us to material restrictions on our ability to conduct our business as well as financial maintenance covenants;
•	the risk of impairment charges related to potential write-downs of acquired assets or goodwill in future acquisitions;
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to the extent that we issue a significant amount of equity or convertible debt securities in connection with future acquisitions, existing equity holders may be diluted and earnings per share may decrease; and

•	managing the varying intellectual property protection strategies and other activities of an acquired company.
We may not succeed in addressing these or other risks or any other problems encountered in connection with the integration of any acquired business. The inability to integrate successfully the business, technologies, products, personnel or operations of any acquired business, or any significant delay in achieving integration, could have a material adverse effect on our business, operating results, financial condition and cash flows.

We may need to raise additional capital, which may not be available on favorable terms, if at all, causing dilution to our stockholders, restricting our operations or adversely affecting our ability to operate our business.
In the course of running our business, we may need to raise capital, certain forms of which may cause dilution to our stockholders. If our need is due to unforeseen circumstances or material expenditures or if our operating results are worse than expected, then we cannot be certain that we will be able to obtain additional financing on favorable terms, if at all, and these additional financings could cause further dilution to our stockholders. Due to the current legal status of cannabis under U.S. federal law, we have experienced, and may in the future experience, difficulty attracting additional debt or equity financing. In addition, the current legal status of cannabis may increase the cost of capital now and in the future. Debt financing, if available, may involve agreements that include equity conversion rights, covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, expending capital, or declaring dividends, or that impose financial covenants on us that limit our ability to achieve our business objectives. Debt financings may contain provisions, which, if breached, may entitle lenders to accelerate repayment of loans, and there is no assurance that we would be able to repay such loans in such an event or prevent the foreclosure of security interests granted pursuant to such debt financing. If we need but cannot raise additional capital on acceptable terms, then we may not be able to meet our business objectives, our stock price may fall, and you may lose some or all of your investment.
Our business and operating results may be harmed if we are deemed responsible for the collection and remittance of state sales taxes or other indirect taxes for clients using our order functionality.
We do not collect sales and value-added tax as part of our client agreements in the United States or Canada, based on our determination that such tax is not applicable to our platform. Sales and use, value-added, and similar tax laws and rates vary greatly by jurisdiction. If we are deemed an agent for the clients on our platform under state or other applicable tax law, we may be deemed responsible for collecting and remitting sales taxes directly to certain states or jurisdictions. It is possible that one or more states could seek to impose sales, use or other tax obligations on us with regard to the ordering functionality that we offer our clients. These taxes may be applicable to past sales. In addition, the U.S. Supreme Court’s ruling in South Dakota v. Wayfair that a U.S. state may require an online retailer with no in-state property or personnel to collect and remit sales tax on sales to the state’s residents may permit wider enforcement of sales tax collection requirements, which may increase the jurisdictions in which we may be required to collect and/or remit taxes. A successful assertion that we should be collecting additional sales, use or other taxes or remitting such taxes directly to states or other jurisdictions could result in substantial tax liabilities for past sales and additional administrative expenses and increase the cost of our products and solutions, which could harm our business and operating results.
We may be subject to potential adverse tax consequences both domestically and in foreign jurisdictions.
We are a limited liability company that is treated as a partnership for U.S. federal and most applicable state and local income tax purposes. As a result, we generally are not liable for U.S. federal or state and local income taxes in most jurisdictions in which we operate. We are subject to taxes, such as income, payroll, sales, use, value-added, property and goods and services taxes, in both the United States and various foreign jurisdictions. Our domestic and foreign tax liabilities are subject to various jurisdictional rules regarding the timing and allocation of revenue and expenses. Additionally, the amount of income taxes paid is subject to our interpretation of applicable tax laws in the jurisdictions in which we file and to changes in tax laws. Significant judgment is required in determining our worldwide provision for income taxes and other tax liabilities. From time to time, we may be subject to income and non-income tax audits. While we believe we have complied with all applicable income tax laws, there can be no assurance that a governing tax authority will not have a different interpretation of the law and assess us with additional taxes. Should we be assessed with additional taxes, there could be a material adverse effect on our business, results of operations, and financial condition. In addition, audits may require ongoing time and attention from our management, which could limit their ability to focus on other aspects of our business and impact our business in the future.
Changes in accounting standards or other factors could negatively impact our future effective tax rate.
Our future effective tax rate may be affected by such factors as changing interpretation of existing laws or regulations, the impact of accounting for equity-based compensation, the impact of accounting for business combinations, changes in our international organization, and changes in overall levels of income before tax. In addition, in the ordinary course of our global business, there are many intercompany transactions and calculations where the ultimate tax determination is uncertain.

Although we believe that our tax estimates are reasonable, we cannot ensure that the final determination of tax audits or tax disputes will not be different from what is reflected in our historical income tax provisions and accruals.
Changes in tax laws or regulations and compliance in multiple jurisdictions may have a material adverse effect on our business, cash flow, financial condition or operating results.
We are subject to the income tax laws of the United States, Canada, and several other foreign jurisdictions. New income, sales, use or other tax laws, statutes, rules, regulations, or ordinances could be enacted at any time, which could affect the tax treatment of our U.S. and foreign earnings. Any new taxes could adversely affect our domestic and foreign business operations, and our business and financial performance. In addition, existing tax laws, statutes, rules, regulations, or ordinances, such as Section 280E of the Code, discussed below, could be interpreted, changed, modified or applied adversely to us. Furthermore, changes to the taxation of undistributed foreign earnings could change our future intentions regarding reinvestment of such earnings. The foregoing items could have a material adverse effect on our business, cash flow, financial condition or operating results.
Requirements as to taxation vary substantially among jurisdictions. Complying with the tax laws of these jurisdictions can be time consuming and expensive and could potentially subject us to penalties and fees in the future if we were to inadvertently fail to comply. If we were to inadvertently fail to comply with applicable tax laws, this could have a material adverse effect on our business, results of operations and financial condition.
We will incur increased costs and administrative burden as a result of operating as a public company, and our management will devote substantial time to new compliance initiatives.
As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company, and these expenses may increase even more after we are no longer an emerging growth company, as defined in Section 2(a) of the Securities Act. As a public company, we are subject to the requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and the rules and regulations promulgated and to be promulgated thereunder, Public Company Accounting Oversight Board (the “PCAOB”), as well as rules adopted, and to be adopted, by the SEC and Nasdaq. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, we expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. The increased costs will increase our net loss. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require us to carry out activities we have not done previously. For example, we created new board committees and adopted new internal controls and disclosure controls and procedures. In addition, expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if we or our independent registered public accounting firm identifies additional material weaknesses or significant deficiency in the internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect our reputation or investor perceptions of it. It may also be more expensive to obtain director and officer liability insurance. We cannot predict or estimate the amount or timing of additional costs it may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require us to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.
We qualify as an “emerging growth company” and a “smaller reporting company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, it could make our securities less attractive to investors and may make it more difficult to compare our performance to the performance of other public companies.
We will qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we are eligible for and intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continues to be an emerging growth company, including, but not limited to, (a) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes- Oxley Act, (b) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (c) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which it has total annual gross revenue of $1.07 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which it has issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock in the IPO. We cannot predict whether investors will find our securities less attractive because it will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non- emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor smaller reporting company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Even after we no longer qualify as an “emerging growth company,” we may still qualify as a “smaller reporting company,” which would allow us to continue to take advantage of many of the same exemptions from disclosure requirements, including, among other things, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, presenting only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements.
Risks Related to Ownership of Our Securities
Concentration of ownership among our existing executive officers, directors and their respective affiliates may prevent new investors from influencing significant corporate decisions.
At the Closing, our affiliates, executive officers, directors and their respective affiliates as a group beneficially own approximately 46.2% of our outstanding Common Stock. As a result, these stockholders are able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, amendment of our Certificate of Incorporation and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of us or changes in management and will make the approval of certain transactions difficult or impossible without the support of these stockholders.
We do not expect to declare any dividends in the foreseeable future.
We do not anticipate declaring any cash dividends to holders of Class A Common Stock in the foreseeable future. Consequently, investors may need to rely on sales of their shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment.
Our Certificate of Incorporation designates specific courts as the exclusive forum for certain stockholder litigation matters, which could limit the ability of our stockholders to obtain a favorable forum for disputes with us or our directors, officers or employees.
Our Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against current or former directors, officers or other employees for breach of fiduciary duty, other similar actions, any other action as to which the DGCL confers jurisdiction to the Court of Chancery of the State of

Delaware and any action or proceeding concerning the validity of our Certificate of Incorporation or our Bylaws may be brought only in the Court of Chancery in the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction thereof, any state court located in the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware), unless we consent in writing to the selection of an alternative forum. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Our Certificate of Incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the U.S. shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. This provision may limit our stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us and our directors, officers or other employees and may have the effect of discouraging lawsuits against our directors, officers and other employees. Furthermore, our stockholders may be subject to increased costs to bring these claims, and the exclusive forum provision could have the effect of discouraging claims or limiting investors’ ability to bring claims in a judicial forum that they find favorable.
In addition, the enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our Certificate of Incorporation is inapplicable or unenforceable. In March 2020, the Delaware Supreme Court issued a decision in Salzburg et al. v. Sciabacucchi, which found that an exclusive forum provision providing for claims under the Securities Act to be brought in federal court is facially valid under Delaware law. We intend to enforce this provision, but we do not know whether courts in other jurisdictions will agree with this decision or enforce it. If a court were to find the exclusive forum provision contained in our Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, prospects, financial condition and operating results.
There is no guarantee that the Warrants will be in the money at the time they become exercisable, and they may expire worthless.
The exercise price for our Warrants is $11.50 per share of Class A Common Stock. There is no guarantee that the Warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, the warrants may expire worthless.
We may amend the terms of the Warrants in a manner that may be adverse to holders with the approval by the holders of at least 50% of the then-outstanding Public Warrants. As a result, the exercise price of your Warrants could be increased, the exercise period could be shortened and the number of shares of our Class A Common Stock purchasable upon exercise of a Warrant could be decreased, all without your approval.
Our Warrants are issued in registered form under the Warrant Agreement between the Warrant Agent and us. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then-outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrant. Accordingly, we may amend the terms of the Public Warrants in a manner adverse to a holder if holders of at least 50% of the then-outstanding Public Warrants approve of such amendment. Although our ability to amend the terms of the Public Warrants with the consent of at least 50% of the then-outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Warrants, convert the Warrants into cash or stock (at a ratio different than initially provided), shorten the exercise period or decrease the number of shares of our Class A Common Stock purchasable upon exercise of a Warrant.
We may redeem unexpired Warrants prior to their exercise at a time that is disadvantageous to warrantholders, thereby making such Warrants worthless.
We have the ability to redeem outstanding Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Warrant, provided that the last reported sales price of our Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption and provided certain other conditions are met. If and when the

Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Warrants could force you (a) to exercise your Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (b) to sell your Warrants at the then-current market price when you might otherwise wish to hold your Warrants or (c) to accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of your Warrants.
In addition, we may redeem your Warrants after they become exercisable for a number of shares of Class A Common Stock determined based on the redemption date and the fair market value of our Class A Common Stock. Any such redemption may have similar consequences to a cash redemption described above. In addition, such redemption may occur at a time when the Warrants are “out-of-the-money,” in which case, you would lose any potential embedded value from a subsequent increase in the value of our Class A Common Stock had your Warrants remained outstanding.
If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our Class A Common Stock adversely, the price and trading volume of our Class A Common Stock could decline.
The trading market for our Class A Common Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Class A Common Stock would likely decline. If any analyst who may cover us were to cease their coverage or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.
A significant portion of our total outstanding shares of our Class A Common Stock are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Class A Common Stock to drop significantly, even if our business is doing well.
Sales of a substantial number of shares of our Class A Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A Common Stock. We are unable to predict the effect that sales may have on the prevailing market price of our Class A Common Stock and Public Warrants.
To the extent our Warrants are exercised, additional shares of our Class A Common Stock will be issued, which will result in dilution to the holders of our Class A Common Stock and increase the number of shares eligible for resale in the public market. Sales, or the potential sales, of substantial numbers of shares in the public market by the Selling Securityholders, subject to certain restrictions on transfer until the termination of applicable lock-up periods, could increase the volatility of the market price of our Class A Common Stock or adversely affect the market price of our Class A Common Stock.
Furthermore, under the Amended and Restated Registration Rights Agreement (as defined below) and the Subscription Agreement, we agreed to file within 45 days and 15 business days, respectively, of the Closing a resale shelf registration statement covering the resale of all registrable securities.
We may issue additional shares of Class A Common Stock or preferred stock, including under our equity incentive plan. Any such issuances would dilute the interest of our stockholders and likely present other risks.
We may issue a substantial number of additional shares of Class A Common Stock or preferred stock, including under our equity incentive plan. Any such issuances of additional shares of Class A Common Stock or preferred stock:
•	may significantly dilute the equity interests of our investors;
•	may subordinate the rights of holders of Class A Common Stock if preferred stock is issued with rights senior to those afforded our Class A Common Stock;
•
could cause a change in control if a substantial number of shares of our Class A Common Stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our Class A Common Stock and/or Warrants.

General Risk Factors
The impact of global, regional or local economic and market conditions may adversely affect our business, operating results and financial condition.
Our performance is subject to global economic conditions and economic conditions in one or more of our key markets, which impact spending by our clients and consumers. A majority of our clients are small and medium-sized businesses that operate one or two retail locations, and their access to capital, liquidity and other financial resources is constrained due to the regulatory restrictions applicable to cannabis businesses. As a result, these clients may be disproportionately affected by economic downturns. Clients may choose to allocate their spending to items other than our platform, especially during economic downturns.
Economic conditions may also adversely impact retail sales of cannabis. Declining retail sales of cannabis could result in our clients going out of business or deciding to stop using our platform to conserve financial resources. Negative economic conditions may also affect third parties with whom we have entered into relationships and upon whom we depend in order to grow our business.
Furthermore, economic downturns could also lead to limitations on our ability to obtain debt or equity financing on favorable terms or at all, reduced liquidity, decreases in the market price of our securities, decreases in the fair market value of our financial or other assets, and write-downs of and increased credit and collectability risk on our trade receivables, any of which could have a material adverse effect on our business, operating results or financial condition.
Catastrophic events may disrupt our business and impair our ability to provide our platform to clients and consumers, resulting in costs for remediation, client and consumer dissatisfaction, and other business or financial losses.
Our operations depend, in part, on our ability to protect our facilities against damage or interruption from natural disasters, power or telecommunications failures, criminal acts and similar events. Despite precautions taken at our facilities, the occurrence of a natural disaster, an act of terrorism, vandalism or sabotage, spikes in usage volume or other unanticipated problems at a facility could result in lengthy interruptions in the availability of our platform. Even with current and planned disaster recovery arrangements, our business could be harmed. Also, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. These factors in turn could further reduce revenue, subject us to liability and lead to decreased usage of our platform and decrease sales of our advertising placements, any of which could harm our business.
Our employees and independent contractors may engage in misconduct or other improper activities, which could have an adverse effect on our business, prospects, financial condition and operating results.
We are exposed to the risk that our employees and independent contractors may engage in misconduct or other illegal activity. Misconduct by these parties could include intentional, reckless or negligent conduct or other activities that violate laws and regulations, including production standards, U.S. federal and state fraud, abuse, data privacy and security laws, other similar non-U.S. laws or laws that require the true, complete and accurate reporting of financial information or data. It is not always possible to identify and deter misconduct by employees and other third parties, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. In addition, we are subject to the risk that a person or government could allege such fraud or other misconduct, even if none occurred. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, prospects, financial condition and operating results, including, without limitation, the imposition of significant civil, criminal and administrative penalties, damages, monetary fines, disgorgement, integrity oversight and reporting obligations to resolve allegations of non-compliance, imprisonment, other sanctions, contractual damages, reputational harm, diminished profits and future earnings and curtailment of our operations, any of which could adversely affect our business, prospects, financial condition and operating results.

USE OF PROCEEDS
All of the Class A Common Stock and Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
We will receive up to an aggregate of approximately $224.3 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

DETERMINATION OF OFFERING PRICE
The offering price of the shares of Class A Common Stock underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share. The Public Warrants are listed on Nasdaq under the symbol “MAPSW.”
We cannot currently determine the price or prices at which shares of our Class A Common Stock or Warrants may be sold by the Selling Securityholders under this prospectus.

MARKET INFORMATION FOR COMMON STOCK AND DIVIDEND POLICY
Market Information
Our Class A Common Stock and Public Warrants are currently listed on Nasdaq under the symbols “MAPS” and “MAPSW,” respectively. Prior to the consummation of the Business Combination, our Class A Common Stock and our Public Warrants were listed on Nasdaq under the symbols “SSPKU” and “SSPKW,” respectively. As of June 16, 2021, following the completion of the Business Combination, there 63,738,563 shares of Class A Common Stock issued and outstanding held of record by 70 holders, 65,502,347 shares of Class V Common Stock issued and outstanding held of record by 23 holders and 19,499,993 Warrants outstanding held of record by two holders. No market exists for the Class V Common Stock. We currently do not intend to list the Private Placement Warrants offered hereby on any stock exchange or stock market.
Dividend Policy
We have not paid any cash dividends on the Class A Ordinary Shares, Class A Common Stock or Class V Common Stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements, general financial condition, contractual restrictions and other factors that our board of directors may deem relevant and will be within the discretion of our board of directors at such time. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness the we or our subsidiaries incur. We do not anticipate declaring any cash dividends to holders of Common Stock in the foreseeable future.
Securities Authorized for Issuance under Equity Compensation Plans
As of June 16, 2021, we did not have any securities authorized for issuance under equity compensation plans. In connection with the Business Combination, our stockholders approved WM Technology, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) on June 10, 2021, which became effective immediately upon the Closing.
We intend to file one or more registration statements on Form S-8 under the Securities Act to register the shares of Class A Common Stock issued or issuable under the 2021 Plan. Any such Form S-8 registration statement will become effective automatically upon filing. We expect that the initial registration statement on Form S-8 will cover shares of Class A Common Stock underlying the 2021 Plan. Once these shares are registered, they can be sold in the public market upon issuance, subject to applicable restrictions.

SELECTED HISTORICAL FINANCIAL AND OPERATING DATA OF LEGACY WMH
The following tables set forth a summary of Legacy WMH’s historical consolidated financial and operating data as of, and for the periods ended on, the dates indicated. The selected historical consolidated statements of income data of Legacy WMH for the years ended December 31, 2018, 2019 and 2020, and the historical consolidated balance sheet data as of December 31, 2019 and 2020, are derived from Legacy WMH’s audited consolidated financial statements included elsewhere in this prospectus. The selected historical consolidated statements of operations data of Legacy WMH for the three months ended March 31, 2020 and 2021 and the consolidated balance sheet data as of March 31, 2020 and 2021 are derived from Legacy WMH’s unaudited interim condensed consolidated financial statements included elsewhere in this prospectus. In Legacy WMH’s management’s opinion, the unaudited interim condensed consolidated financial statements include all adjustments necessary to state fairly Legacy WMH’s financial position as of March 31, 2020 and March 31, 2021, and the results of operations for the three months ended March 31, 2020 and 2021. Legacy WMH’s historical results are not necessarily indicative of the results that may be expected in the future and Legacy WMH’s results for the three months ended March 31, 2021 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2021 or any other period. You should read the following selected historical consolidated financial and operating data together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Legacy WMH’s consolidated financial statements and related notes included elsewhere in this prospectus.
Consolidated Statements of Income Data:
	Year Ended December 31,			Three Months Ended March 31,
	2018	2019	2020	2020	2021
	(in thousands, except unit and per unit)			(in thousands, except unit and per unit)
Revenue	$101,402	$144,232	$161,791	$32,210	$41,154
Cost of revenue	6,304	7,074	7,630	1,607	1,857
Gross profit	95,098	137,158	154,161	30,603	39,297
Operating expenses:
Sales and marketing expenses	17,799	39,746	30,716	6,631	9,117
Product development expenses	20,034	29,497	27,142	6,708	7,868
General and administrative expenses	38,935	56,466	51,127	11,999	13,366
Depreciation and amortization expenses	2,149	5,162	3,978	999	1,002
Total operating expenses	78,917	130,871	112,963	26,337	31,353
Other expense, net	(1,827)	(5,341)	(2,368)	(457)	28
Net Income before tax	14,354	946	38,830	3,809	7,972
Provision for income taxes	—	1,321	—	—	241
Income (loss) from continuing operations	14,354	(375)	38,830	3,809	7,731
Loss from discontinued operations	(1,675)	—	—	—	—
Net income (loss)	$12,679	$(375)	$38,830	$3,809	$7,731
EARNINGS (LOSS) PER UNIT
Basic and diluted earnings (loss) per Class A-1, A-2 and A-3 units from continuing operations	$16.95	$(0.42)	$43.18	$4.24	$8.60
Basic and diluted earnings per Class A-1, A-2 and A-3 units from discontinued operations	$(1.98)	$—	$—	$—	$—
Basic and diluted earnings (loss) per Class A-1, A-2 and A-3 units	$14.97	$(0.42)	$43.18	$4.24	$8.60
Basic and diluted weighted-average number of units outstanding	847,024	899,160	899,160	899,160	899,160

SELECTED HISTORICAL FINANCIAL INFORMATION OF SILVER SPIKE
The following tables set forth a summary of Silver Spike’s historical consolidated financial data as of, and for the periods ended on, the dates indicated. The selected historical statements of operations data of Silver Spike for the period from June 7, 2019 (inception) through December 31, 2019 and for the year ended December 31, 2020, and the historical balance sheet data as of December 31, 2019 and 2020, are derived from Silver Spike’s audited financial statements included elsewhere in this prospectus. The selected historical statements of operations data of Silver Spike for the three months ended March 31, 2020 and 2021 and the balance sheet data as of March 31, 2020 and 2021 are derived from Silver Spike’s unaudited interim financial information has been prepared on a basis consistent with Silver Spike’s audited financial statements and should be read in conjunction with the interim unaudited condensed financial statements and audited financial statements and related notes included elsewhere in this prospectus. Silver Spike’s historical results are not necessarily indicative of the results that may be expected in the future and Silver Spike’s results for the three months ended March 31, 2020 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2021 or any other period. You should read the following selected historical financial data together with Silver Spike’s financial statements and related notes in Silver Spike’s Annual Report on Form 10-K/A for the year ended December 31, 2020 included elsewhere in this prospectus. In connection with the Business Combination, Legacy WMH was determined to be the accounting acquirer
	As of and For the Three Months Ended March 31, 2021	As of and For the Three Months Ended March 31, 2020	As of the Year Ended December 31, 2020	As of and For the Period from June 7, 2019 (Inception) to December 31, 2019
	(in thousands, except per share amounts)
Statement of Operations Data:
Total expenses	$738	$458	$3,864	$587
Net (loss) income	$(78,928)	$1,822	$(52,022)	$5,353
Loss per ordinary share - basic and diluted	$(5.58)	$(0.02)	$(5.94)	$0.42
Statement of Cash Flows Data:
Net cash used in operating activities	$(412)	$(100)	$(582)	$(467)
Net cash used in investing activities	$14	$—	$—	$(250,000)
Net cash provided by financing activities	$186	$—	$—	$(251,362)
Balance Sheet Data:
Total assets	$254,405	$255,021	$254,531	$253,077
Total liabilities	$154,400	$22,229	$75,583	$22,107
Total redeemable ordinary shares	$95,006	$227,792	$173,948	$225,970
Total shareholders’ equity	$5,000	$5,000	$5,000	$5,000

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Silver Spike and Legacy WMH, adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”
The unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the historical balance sheet of Silver Spike and the historical balance sheet of Legacy WMH on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and year ended December 31, 2019, combine the historical statements of operations of Silver Spike and historical statements of operations of Legacy WMH for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented:
•	the Business Combination;
•	the Domestication; and
•
the issuance and sale of 32,500,000 shares of Class A Common Stock for a purchase price of $10.00 per share and an aggregate purchase price of $325.0 million in the PIPE subscription financing pursuant to the Subscription Agreements.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:
•	the accompanying notes to the unaudited pro forma condensed combined financial information;
•	the historical audited financial statements of Silver Spike as of and for the year ended December 31, 2020 and the related notes, included in the Proxy Statement/Prospectus;
•	the historical audited financial statements of Legacy WMH as of and for the year ended December 31, 2020 and the related notes, included in the Proxy Statement/Prospectus;
•	the historical unaudited financial statements of Silver Spike as of and for the three months ended March 31, 2021 and the related notes, included in the Proxy Statement/Prospectus;
•	the historical unaudited financial statements of Legacy WMH as of and for the three months ended March 31, 2021 and the related notes, included in the Proxy Statement/Prospectus;
•
other information relating to Silver Spike and Legacy WMH contained in the Proxy Statement/Prospectus, including the Merger Agreement and the description of certain terms thereof set forth in the section entitled “The Business Combination.”

Pursuant to Silver Spike’s then-existing organizational documents, Silver Spike’s public shareholders were offered the opportunity to redeem, upon the Closing, shares of Class A ordinary shares then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account (as defined in the Proxy Statement/Prospectus). The unaudited condensed combined pro forma financial statements reflect actual redemptions of 10,012 shares of Class A ordinary shares at $10.17 per share.
Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement, the Business Combination is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Silver Spike is treated as the acquired company and Legacy WMH is treated as the acquirer for financial statement reporting purposes. Legacy WMH has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:
•	Legacy WMH Class A Unit holders, through their ownership of the Class V Common Stock, have the greatest voting interest in the Company with over 50% of the voting interest;
•	Legacy WMH’s directors represent the majority of the new board of directors of the Company;

•	Legacy WMH’s senior management is the senior management of the Company; and
•	Legacy WMH is the larger entity based on historical operating activity and has the larger employee base.
Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Company following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF MARCH 31, 2021
(in thousands)
	WMH (Historical)	Silver Spike (Historical)	Transaction Accounting Adjustments (Note 2)		Pro Forma Combined
Assets
Cash	$19,604	$101	254,203	(a)	$104,529
			(8,750)	(b)
			(30,345)	(c)
			325,000	(d)
			(102)	(f)
			(455,182)	(l)
Accounts receivable, net	7,553				7,553
Prepaid expenses and other current assets	7,344	102	(3,192)	(c)	4,254
Total current assets	34,501	203	81,632		116,336
Marketable securities held in Trust Account	—	254,203	(254,203)	(a)	—
Property and equipment, net	6,892				6,892
Goodwill	3,961				3,961
Intangible assets, net	4,280				4,280
Right of use assets	42,113				42,113
Deferred tax asset	—		157,104	(j)	157,104
Other assets	3,874				3,874
Total assets	$95,621	$254,406	$(15,467)		$334,560

Liabilities
Accounts payable and accrued expenses	$13,496	$3,549	$(3,659)	(c)	$13,386
Deferred revenue	6,189				6,189
Operating lease liabilities, current portion	4,884				4,884
Notes payable to members, current portion	205				205
Promissory note - related party	—	200			200
Total current liabilities	24,774	3,749	(3,659)		24,864
Operating lease liabilities, non-current portion	43,558				43,558
Other long-term liabilities	906				906
Long-term payable under Tax Receivable Agreement	—		133,538	(j)	133,538
Warrant liability	—	141,900			141,900
Deferred underwriting fee payable	—	8,750	(8,750)	(b)	—
Total liabilities	69,238	154,399	121,129		344,766

Commitments and contingencies
Class A ordinary shares subject to possible redemptions		95,006	(95,006)	(e)	—

Stockholders' equity (deficit)/ Members' equity
Preferred stock					—
Ordinary shares
Class A		2	1	(e)	—
			—	(f)
			(3)	(g)
Class B		1	(1)	(g)	—
Common stock
Class A			3	(d)	7
			4	(g)
Class V			7	(i)	7
Members' units	18,809		(18,809)	(l)	—
Additional paid in capital		130,948	(26,908)	(c)	(3,337)
			324,997	(d)
			95,005	(e)
			(102)	(f)
			(125,950)	(h)
			(7)	(i)
			23,566	(j)
			13,200	(k)
			(455,182)	(l)
			17,096	(l)
Retained earnings (accumulated deficit)	7,574	(125,950)	125,950	(h)	(1,034)
			(2,970)	(c)
			(13,200)	(k)
			7,562	(l)
Total stockholders' equity (deficit) attributable to common shareholders / members' equity	26,383	5,001	(35,741)		(4,357)
Noncontrolling interests			(5,849)	(l)	(5,849)
Total stockholders' equity (deficit)/ members' equity	26,383	5,001	(41,590)		(10,206)
Total liabilities and stockholders' equity (deficit)/ members' equity	$95,621	$254,406	$(15,467)		$334,560

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE
THREE MONTHS ENDED MARCH 31, 2021
(in thousands, except share and per share data)
	WMH (Historical)	Silver Spike (Historical)	Transaction Accounting Adjustments (Note 2)		Pro Forma Combined
Revenues	$41,154	$—			$41,154

Operating expenses
Cost of revenues	1,857	—			1,857
Sales and marketing	9,117	—			9,117
Product development	7,868	—			7,868
General and administrative	13,366	738	(60)	(bb)	13,589
			(455)	(cc)
Depreciation and amortization	1,002	—			1,002
Total operating expenses	33,210	738	(515)		33,433
Income (Loss) from operations	7,944	(738)	515		7,721
Other income (expense):
Interest earned on marketable securities held in Trust Account	—	30	(30)	(aa)	—
Unrealized gain on marketable securities held in Trust Account	—	—			—
Change in fair value of warrant liability		(78,220)			(78,220)
Interest expense	—	—			—
Other expense, net	28	—			28
Total other income (expense)	28	(78,190)	(30)		(78,192)
Income (Loss) before provision for income taxes	7,972	(78,928)	485		(70,471)
Provision for income taxes	241	—	(8,422)	(ff)	(8,181)
Net income (loss)	7,731	(78,928)	8,907		(62,290)
Net income (loss) attributable to noncontrolling interests	—	—	(40,372)	(gg)	(40,372)
Net income (loss) attributable to common shareholders	$7,731	$(78,928)	$49,279		$(21,918)
Basic and diluted weighted average shares outstanding - Class A					63,738,563
Basic and diluted net loss per share - Class A					$(0.34)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE
YEAR ENDED DECEMBER 31, 2020
(in thousands, except share and per share data)
	WMH (Historical)	Silver Spike (Historical)	Transaction Accounting Adjustments (Note 2)		Pro Forma Combined
Revenues	$161,791	$—			$161,791

Operating expenses
Cost of revenues	7,630	—			7,630
Sales and marketing	30,716	—			30,716
Product development	27,142	—			27,142
General and administrative	51,127	3,864	(240)	(bb)	65,380
			(2,571)	(cc)
			13,200	(dd)
Depreciation and amortization	3,978	—			3,978
Total operating expenses	120,593	3,864	10,389		134,846
Income (Loss) from operations	41,198	(3,864)	(10,389)		26,945
Other income (expense):
Interest earned on marketable securities held in Trust Account	—	2,258	(2,258)	(aa)	—
Unrealized gain on marketable securities held in Trust Account	—	5	(5)	(aa)	—
Change in fair value of warrant liability		(50,420)			(50,420)
Interest expense	(2)	—			(2)
Other expense, net	(2,366)	—	(2,970)	(ee)	(5,336)
Total other income (expense)	(2,368)	(48,157)	(5,233)		(55,758)
Income (Loss) before provision for income taxes	38,830	(52,021)	(15,622)		(28,813)
Provision for income taxes	—	—	(3,443)	(ff)	(3,443)
Net income (loss)	38,830	(52,021)	(12,179)		(25,370)
Net income (loss) attributable to noncontrolling interests	—	—	(16,507)	(gg)	(16,507)
Net income (loss) attributable to common shareholders	$38,830	$(52,021)	$4,328		$(8,863)
Basic and diluted weighted average shares outstanding - Class A					63,738,563
Basic and diluted net loss per share - Class A					$(0.14)

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
1. Basis of Presentation
The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Silver Spike is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Legacy WMH issuing stock for the net assets of Silver Spike, accompanied by a recapitalization. The net assets of Silver Spike are stated at historical cost, with no goodwill or other intangible assets recorded.
The unaudited pro forma condensed combined balance sheet as of March 31, 2021 gives pro forma effect to the Business Combination as if it had been consummated on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and year ended December 31, 2020, give pro forma effect to the Business Combination as if it had been consummated on January 1, 2020.
The unaudited pro forma condensed combined balance sheet as of March 31, 2021 has been prepared using, and should be read in conjunction with, the following:
•	Silver Spike’s unaudited balance sheet as of March 31, 2021 and the related notes, included in the Proxy Statement/Prospectus; and
•	Legacy WMH’s unaudited balance sheet as of March 31, 2021 and the related notes, included in the Proxy Statement/Prospectus.
The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 has been prepared using, and should be read in conjunction with, the following:
•	Silver Spike’s unaudited statement of operations for the three months ended March 31, 2021 and the related notes, included in the Proxy Statement/Prospectus; and
•	Legacy WMH’s unaudited statement of operations for the three months ended March 31, 2021 and the related notes, included in the Proxy Statement/Prospectus.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:
•	Silver Spike’s audited statement of operations for the year ended December 31, 2020 and the related notes, included in the Proxy Statement/Prospectus; and
•	Legacy WMH’s audited consolidated statement of operations for the year ended December 31, 2020 and the related notes, included in the Proxy Statement/Prospectus.
Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Silver Spike and Legacy WMH.

2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.
Silver Spike and Legacy WMH have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:
a	Reflects the reclassification of marketable securities held in the Trust Account that became available following the Business Combination.
b	Reflects the settlement of $8.75 million in deferred underwriting fees.
c
Represents estimated transaction costs incurred by Silver Spike and Legacy WMH of approximately $32.9 million for legal, financial advisory and other professional fees incurred in consummating the Business Combination. Of this amount, approximately:

•	$2.6 million was capitalized within Prepaid expenses and other current assets and paid by Legacy WMH as of March 31, 2021.
•	$0.6 was capitalized within Prepaid expenses and other current assets and accrued within Accounts payable and accrued expenses by Legacy WMH as of March 31, 2021.
•	$3.0 million was accrued by Silver Spike in Accounts payable and accrued expenses as of March 31, 2021 and previously recognized in expense.
•	$30.3 million was reflected as a reduction of cash, which represents the estimated transaction costs of $32.9 million less the $2.6 million previously paid by Legacy WMH.
•
$3.0 million were not capitalized as part of the Business Combination and reflected as a decrease in accumulated deficit. The costs expensed through accumulated deficit are included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 as discussed in Note (ee) below.

•
$26.9 million were capitalized and offset against the proceeds from the Business Combination and PIPE subscription financing and reflected as a decrease in additional paid-in capital. This amount represents total estimated transaction costs less: 1) $3.0 million previously recognized in expense by Silver Spike and reclassified to additional paid-in capital in Note 2(h) of this unaudited pro forma condensed combined financial information; and 2) $3.0 million that were not capitalized as part of the Business Combination and reflected as a decrease in accumulated deficit.

d
Reflects the proceeds of $325.0 million from the issuance and sale of 32,500,000 shares of Class A Common Stock at $10.00 per share in the PIPE subscription financing pursuant to the terms of the Subscription Agreements.

e	Reflects the reclassification of $95.0 million of Class A ordinary shares subject to possible redemption to permanent equity.

f
Represents share redemptions of 10,012 shares of Class A ordinary shares for $101,822 allocated to Class A ordinary shares and additional paid-in capital using par value of $0.0001 per share and at a redemption price of $10.17 per share.

g	Reflects the conversion of Class A ordinary shares and Class B ordinary shares, on a one-for-one basis, into shares of Class A Common Stock upon the Domestication.
h	Reflects the elimination of Silver Spike’s historical accumulated deficit.
i
Reflects the issuance of 65,502,347 shares of Class V Common Stock upon the Closing. The Class V Common Stock, par value $0.0001, entitle their holder to one vote per share but not any right to dividends or distributions.

j
Reflects pursuant to the terms of the tax receivable agreement (1) the estimated deferred tax asset related to the tax basis step-up on the exchange of common units for cash in the Business Combination, and (2) the tax receivable agreement liability for amounts payable to post-merger WMH equity holders for tax benefits received by the Company on the step-up. The adjustment to deferred tax asset was calculated based on the estimated tax basis step-up multiplied by an estimated effective tax rate of 27.98%. The adjustment to long-term payable under Tax Receivable Agreement is 85% of the estimated tax benefit, in accordance with the terms of the tax receivable agreement. The remaining difference between the deferred tax asset and tax receivable agreement liability is reflected as additional paid-in capital.

k
Represents approximately $13.2 million of share-based expense associated with vested Legacy WMH Class B units, which expense will be recorded upon the Closing. The cost expensed through accumulated deficit is included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 as discussed in Note (dd) below.

l
Represents the pro forma adjustment to: 1) reflect the payment of the cash consideration of $455.2 million to the Legacy WMH equity holders, and 2) to present the post-merger WMH units as noncontrolling interest upon the reorganization of the post-combination company into an Up-C structure. The noncontrolling interest adjustment reflects the allocation of the post-combination company’s total equity (deficit) to the holders of post-merger WMH units approximate 57.3% economic interest in the post-combination company, as follows:

	Total Stockholders' Equity (100%)	Noncontrolling Interest (57.3%)	Common Stockholders' Equity (42.7%)
Historical Legacy WMH members' equity	$26,383	$15,114	$11,269
Historical Silver Spike total stockholders' equity	5,001	2,865	2,136
Class A common stock issued in the PIPE subscription financing	325,000	186,186	138,814
Reclass of redeemable public shares to permanent equity	95,006	54,427	40,579
Redemption of public shares	(102)	(58)	(44)
Payment of transaction costs	(29,878)	(17,117)	(12,761)
Equity adjustment related to deferred tax asset and Tax Receivable Agreement liabilitiy	23,566	13,501	10,065
Payment of aggregate cash consideration	(455,182)	(260,767)	(194,415)
	$(10,206)	$(5,849)	$(4,357)
The adjustment to noncontrolling interest was recorded with an offset: (1) to eliminate WMH equity holders’ units balance of $18.8 million; (2) to retained earnings for $7.6 million, representing the portion of the share-based expense in Note (k) allocated to noncontrolling interests; and (3) to additional paid-in capital for the residual amount of $15.3 million.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and year ended December 31, 2020 as follows:
aa	Represents pro forma adjustment to eliminate interest income and unrealized gains on marketable securities held in the Trust Account.
bb
Represents pro forma adjustment to eliminate historical expenses related to Silver Spike’s office space, administrative and support services paid to the sponsor, which terminated upon consummation of the Business Combination.

cc
Reflects pro forma adjustment to eliminate transaction costs expensed by Silver Spike during the three months ended March 31, 2021 and year ended December 31, 2020, which will be capitalized as part of the Business Combination or recognized in expense in Note (ee) below.

dd
Represents approximately $13.2 million of share-based expense associated with vested Legacy WMH Class B units, which expense is recorded upon the Closing. These costs are reflected as incurred on January 1, 2020, the date the Business Combination occurred for purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

ee
Reflects estimated transaction costs allocated to the public and private placement warrant liabilities that are assumed as part of the Business Combination. These costs are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

ff	Represents the pro forma adjustment for income taxes, applying an estimated statutory tax rate of 27.98%.
gg
Represents the pro forma adjustment to allocate net loss to the noncontrolling interests. As the provision for income taxes was all attributable to common shareholders, the allocation of net loss to the noncontrolling interests was determined using Loss before provision for income taxes, as follows:

	Three Months Ended March 31, 2021	Year Ended December 31, 2020
Loss before provision for income taxes	$(70,471)	$(28,813)
Economic interest held by noncontrolling interest holders	57.3%	57.3%
Net loss attributable to noncontrolling interests	$(40,372)	$(16,507)
3. Loss per Share
Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the PIPE subscription financing, assuming the shares were outstanding since January 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the PIPE subscription financing have been outstanding for the entire periods presented.
	Three Months Ended March 31, 2021	Year Ended December 31, 2020
Pro forma net loss attributable to common shareholders (in thousands)	$(21,918)	$(8,863)
Pro forma weighted average shares outstanding, basic and diluted - Class A	63,738,563	63,738,563
Pro forma net loss per share, basic and diluted - Class A(1)(2)	$(0.34)	$(0.14)
Pro forma weighted average shares calculation, basis and diluted - Class A
Silver Spike public shareholders - Class A	24,988,563	24,988,563
Holders of founder shares - Class A	6,250,000	6,250,000
Subscription investors - Class A	32,500,000	32,500,000
	63,738,563	63,738,563
(1)
Shares of Class V Common Stock will not share in the earnings or losses of the Company and are therefore not participating securities. As such, separate calculations of basic and diluted net loss per share for Class V Common Stock under the two-class method has not been presented.

(2)
For the purpose of calculating diluted net loss per share, it was assumed that all outstanding public and private placement warrants are exchanged for shares of Class A Common Stock. However, since this results in anti-dilution, the effect of such exchange was not included in the calculation of diluted net loss per share.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and notes to those statements included in this prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors. Please see the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus.
Overview
We were founded in 2008, and operate a leading listings marketplace with one of the most comprehensive SaaS subscription offerings sold to retailers and brands in the U.S. state-legal and Canadian cannabis markets. We also provide information on the cannabis plant and the industry and advocates for legalization. We address the challenges facing both consumers seeking to understand cannabis products and businesses who serve cannabis users in a legally compliant fashion with our Weedmaps platform and WM Business SaaS solution. Over the past 13 years, we have grown the Weedmaps listings marketplace to become the premier destination for cannabis consumers to discover and browse information regarding cannabis and cannabis products, with over 9 million MAUs on the demand-side and more than 4,000 paying business clients on the supply-side of our marketplace as of March 31, 2021. These paying clients include retailers, brands and other client types (such as doctors). Further, these clients, who can choose to purchase multiple listings solutions for each business, had purchased approximately 8,700 listing pages as of March 2021 (of the over 17,300 listing pages listing pages on the marketplace). The Weedmaps listings marketplace provides consumers with information regarding cannabis retailers and brands, as well as the strain, pricing, and other information regarding locally available cannabis products, through our website and mobile apps, permitting product discovery and order-ahead for pickup or delivery by participating retailers. We provide consumers with discovery channels to improve their knowledge of the local market for cannabis products, whether they are looking by strain, price, effects or form factors. Our weedmaps.com site also has educational content including news articles, information about cannabis strains, a number of “how-to” guides, policy white-papers and research to allow consumers to educate themselves on cannabis and its history, uses and legal status. While consumers can discover cannabis products, brands, and retailers on our site, we neither sell (or fulfill purchases of) cannabis products, nor do we process payments for cannabis transactions across our marketplace or SaaS solutions.
Over the last three years, we have developed and launched several SaaS solutions for our retailer clients. These solutions now comprise an integrated platform for retailers, which we call “WM Business”. WM Business provides a comprehensive set of tools to enable cannabis businesses to provide their goods and services compliantly, with what we refer to as “business-in-a-box” functionality. Our “business-in-a-box” solution helps cannabis retailers to improve their workflows and regulatory compliance in the course of serving cannabis consumers. We offer this functionality through a packaged software solution that includes (based on availability within any given market and state-level regulations) (i) a listing page with product menu on weedmaps.com, our iOS Weedmaps mobile application and our Android Weedmaps mobile application, which allows clients to disclose their license information, hours of operation, contact information, discount policies, and other information that may be required under applicable state law, (ii) the ability to receive reservations of products for pickup by consumers or delivery to consumers (either on weedmaps.com, on a white labeled WM Store site or third-party sites through our orders and menu embed product), thereby allowing inventory forecasting and helping retailers ensure sufficient staff are present to confirm product availability (and complete orders and process payments - both of which only occur outside the Weedmaps listings marketplace), (iii) logistics software such as driver apps and fleet-tracking tools to permit legal compliance with state delivery regulations, (iv) retail point-of-sale, or POS, solutions to manage inventory and track-and-trace compliance reporting, (v) analytics dashboards, (vi) access to our online wholesale exchange marketplace to browse brand catalogs and efficiently identify brands to obtain inventory from (and review license information and certificates of analysis, among other compliance features), and (vii) application program interface, or API, integrations to streamline workflows, thereby helping eliminate human error in recordkeeping and promoting compliance through accuracy. We also offer a growing set of offerings for brands to reach consumers and retailers as well as manage their brand catalog information.
Our WM Business solution is sold as a value-priced monthly subscription package. We also offer several upsell and add-on products that allow businesses to have more prominent placement on the Weedmaps listings marketplace either through featured listings, display ads or promoted deal offerings. We sell our offerings in the United States and

Canada, and we have a limited number of non-monetized listings in several international countries including Austria, Germany, the Netherlands, Spain, and Switzerland. As of March 31, 2021, we actively operated in 23 U.S. states and territories that have adult-use and/or medical-use regulations in place.
As we continue to expand the presence and increase the number of consumers on the Weedmaps listings marketplace and broaden our SaaS offerings, we generate more value for our business clients. As we continue to expand the presence and increase the number of cannabis businesses listed on weedmaps.com, we become a more compelling marketplace for consumers. To capitalize on the growth opportunities of our two-sided marketplace and SaaS solutions, we plan to continue making investments in raising brand awareness, increasing penetration within existing markets and expanding to new markets, as well as continuing to develop and monetize new software solutions to extend the functionality of our platform, deepening the consumer experience with our platform, and providing a high level of support to our business clients.
Our Business Model
Our solutions are designed to address these challenges facing cannabis consumers and businesses. The Weedmaps listings marketplace allows cannabis users to search for and browse cannabis products from retailers and brands, and ultimately reserve products from local retailers, in a manner similar to technology platforms in other consumer goods verticals with a breadth and depth of product, brand, and retailer selection, although confirmation of orders and processing of payments may only occur outside the Weedmaps listings marketplace. With the development of our WM Business SaaS solution, we offer an end-to-end platform for licensed cannabis retailers to comply with state law applicable to the products these businesses are selling. The success of our business model is driven by our ability to increase the number of consumers engaging with the Weedmaps listings marketplace as well as our ability to attract new clients, retain existing clients and increase our sales to both new and existing clients in the local markets in which we operate through growing user engagements and offering compelling software solutions.
We operate a cloud-based platform, and unlike other cannabis-related businesses, we require minimal physical footprint and are not exposed to fluctuations in product input costs. We do not require real estate or other significant capital outlays to enter new markets. Our offerings can be efficiently customized to new markets to facilitate expansion, which provides significant flexibility to scale and enter new markets with minimal investment. The capital-efficiency of our business model is evidenced by our robust growth, margins and cash flow while achieving our growth. From 2014 to 2020, we grew revenue at a CAGR of 35% and expanded gross margin from 92% to 95%. For the year ended December 31, 2020, we generated $162 million revenue, which represented 12% growth over the prior year and 40% growth over that same period when adjusting the prior year to eliminate revenue associated with non-licensed operators in California that we removed from the Weedmaps listings marketplace at the end of fiscal year 2019. For the year ended December 31, 2020, we generated net income of $39 million and EBITDA of $43 million. For the three months ended March 31, 2021, we generated $41 million in revenue, which represented 28% growth over the prior year and 58% growth over that same period when adjusting the prior year to eliminate revenue associated with non-licensed operators in Canada that we removed from the Weedmaps listings marketplace between September and November 2020. For the three months ended March 31, 2021, we generated net income of $8 million and EBITDA of $9 million. For further information about how we calculate EBITDA, limitations of its use and a reconciliation of EBITDA to net income, see “—Key Operating and Financial Metrics-EBITDA and Adjusted EBITDA.”

Business Combination and Public Company Costs
On June 16, 2021, Silver Spike, our predecessor company, consummated the Business Combination pursuant to the Merger Agreement, by and among Silver Spike, Merger Sub, Legacy WMH, and the Holder Representative.

Pursuant to the Merger Agreement, Merger Sub merged with and into Legacy WMH, whereupon the separate limited liability company existence of Merger Sub ceased and Legacy WMH became the surviving company and continued in existence as a subsidiary of Silver Spike. On the Closing Date, and in connection with the Closing, Silver Spike changed its name to WM Technology, Inc. WMH was deemed to be the accounting acquirer in the Business Combination based on an analysis of the criteria outlined in Accounting Standards Codification 805. While Silver Spike was the legal acquirer in the Business Combination, because Legacy WMH was deemed the accounting acquirer, the historical financial statements of Legacy WMH became the historical financial statements of the combined company, upon the consummation of the Business Combination.
While the legal acquirer in the Merger Agreement is Silver Spike, for financial accounting and reporting purposes under GAAP, Legacy WMH was the accounting acquirer and the Business Combination was accounted for as a “reverse recapitalization.” A reverse recapitalization does not result in a new basis of accounting, and the financial statements of the combined entity represent the continuation of the financial statements of Legacy WMH in many respects. Under this method of accounting, Silver Spike was treated as the “acquired” company for financial reporting purposes. For accounting purposes, Legacy WMH was deemed to be the accounting acquirer in the transaction and, consequently, the transaction was treated as a recapitalization of Legacy WMH (i.e., a capital transaction involving the issuance of stock by Silver Spike for the stock of WMH). Accordingly, the consolidated assets, liabilities and results of operations of Legacy WMH became the historical financial statements of the combined company, and Silver Spike’s assets, liabilities and results of operations were consolidated with Legacy WMH beginning on the acquisition date. Operations prior to the Business Combination will be presented as those of Legacy WMH in future reports. The net assets of Silver Spike were recognized at historical cost (which are consistent with carrying value), with no goodwill or other intangible assets recorded.
Upon consummation of the Business Combination and the closing of the PIPE subscription financing, the most significant change in Legacy WMH’s future reported financial position and results of operations was an increase in cash and cash equivalents (as compared to Legacy WMH’s balance sheet at March 31, 2021) of approximately $85 million, including $325.0 million in gross proceeds from the PIPE subscription financing. Total direct and incremental transaction costs of Silver Spike and Legacy WMH were approximately $42 million and will be treated as a reduction of the cash proceeds and deducted from the combined company’s additional paid-in capital or retained earnings, as applicable. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”
As a consequence of the Business Combination, Legacy WMH became the successor to an SEC-registered and Nasdaq-listed company which requires us to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources, including increased audit and legal fees.
How We Seed and Scale Markets
Our efforts to attract and retain clients are tailored to the dynamics of individual jurisdictions and markets. We typically develop each new target market in the following stages:
•
Identify. Leveraging our policy and government relations expertise, we identify jurisdictions that are likely to liberalize the market for cannabis. We select new markets within those jurisdictions based on several criteria, including population size, existing cannabis retailer density, potential licenses to be granted within the market and proximity to existing markets.

•
Seed. Before launching a market in any jurisdiction, we typically engage in market and brand awareness campaigns, typically out-of-home, or OOH, and digital advertising, targeted at both potential clients and consumers. We obtain license application or license information from the relevant regulatory agencies and create individual basic listings for each business location in the market. We do not monetize these free basic listings, which include basic contact information and reviews to attract cannabis businesses to our platform but lack functionality such as product menus, which we include only as part of our subscription offering in most markets. At launch, consumers can read and write reviews about any business on our platform. We also identify jurisdiction-specific regulatory approvals which would be needed for individual solutions within the WM Business suite and analyze state-specific regulations that would need to be incorporated into WM Business suite solutions.

•
Grow. After launch, we focus on attracting clients and consumers to our platform. These efforts include offering clients free trial periods to the WM Business subscription solution, demonstrating the attractive return on spend of the listing presence on the Weedmaps listings marketplace as well as the value of the software solutions in creating operating efficiencies while enabling compliance functionality. We also continue hosting market and brand awareness campaigns, planning and executing engaging local events for the community, while deploying our inside and field sales force. Through these activities, we help increase the frequency of use of our marketplace driving a network effect, whereby the breadth and depth of consumer engagement expands and this expansion draws an increasing number of businesses to use additional features of our platform. This in turn further increases the richness of available information and thus attracts new and existing clients and consumers to use our platform.

•
Scale. At scale, our platform reaches a critical mass of clients and consumers, and we begin an active sales effort to other local cannabis businesses that aren’t on the platform. Our sales efforts are increasingly consultative as we work to educate businesses about the value of our offerings and dynamics in their local market so that they can optimize their compliance. In more mature markets, the mix of our advertising spend shifts from market and brand awareness towards digital performance marketing. In markets that have attained this level of development, we have achieved economies of scale and operating cost leverage and are able to drive higher levels of engagement within the WM Business solutions.

How We Monetize Our Platform
We currently monetize our platform through the following offerings:
•
Monthly subscription offering. Through December 31, 2020, we offered standard listing subscription clients access to a listing page on weedmaps.com in addition to free access to our SaaS solutions, including WM Orders, WM Dispatch, WM Exchange, WM Retail and WM Store, along with our API integrations with third-party POS systems. These standard listing clients were also then required to pay a $5.00 technology services fee per delivery order submitted which we imposed beginning in September 2019 (regardless of whether the proposed order was canceled or completed). Standard listing clients did not have access to WM Dashboard, which was only available to clients who purchased our featured listings upsell solution.

As of January 1, 2021, we migrated all standard listing subscription clients to our new WM Business subscription package. Under this new subscription package, all retailers continue to receive access to a standard listing page and SaaS solutions. In addition, we began including access to WM Dashboard and eliminated the technology services fee on delivery orders as part of the transition to the new WM Business subscription package. Since January 1, 2021, the number of reservations for pick-up or delivery submitted through our WM Orders or WM Store features has had no impact on our revenue.
We have taken a pricing increase concurrent with this transition to reflect the additional value embedded within the WM Business subscription package associated with access to the full SaaS solution set that we offer in a particular jurisdiction, including WM Dashboard and potentially including the compliance and management tools included in our WM Dispatch software solution to help facilitate compliant delivery orders. Our monthly price for the WM Business subscription is generally $495 per month for dispensaries and $395 per month for delivery businesses.
We do not expect a material impact to revenue from the elimination of the technology services fee on delivery orders as these fees were less than 5% of our revenue for the year ending December 31, 2020 and we expect them to be partially offset by the pricing increase associated with the new WM Business subscription package.
•	Additional offerings. We also offer several add-on and upsell solutions to our paying subscription clients, including:
•	Nearby listings, which allow clients to increase presence in adjacent regions next to their home region to the extent permitted by their license.
•	Promoted deals, which allows retailers to showcase discounts and promotions on products to assist price-conscious consumers.
•	Display advertising, which provides clients with targeted ad solutions in highly visible slots across our digital surfaces.
•
Featured listings, which allow clients to drive additional traffic through prominent placement on our Weedmaps listings marketplace. These featured listings provide our clients with prominent visibility on our geo-targeted map page views and our homepage within a given market, which drives higher levels of engagement as consumers more easily navigate to a featured listing client’s listing page. We have a fixed inventory of featured listings that we sell in each of our markets and currently price these listings using a competitive bid-auction process, reflecting local market demand. Clients who win the auction are entitled to their featured listing at the fixed price by which they won the auction for a 60-day period, independent of the user engagements we generate to the client’s listing page during that period. As an individual market increases in client density relative to consumer demand, we have the ability to cleave markets, which increases the inventory of available advertising placements that we can monetize.
Featured listings revenue contributed 55% and 76% of our total revenue for the three months ended March 31, 2021 and the year ended December 31, 2020, respectively. While we have had great success in using our featured listings bid-auction to grow our monthly revenue per client, we believe there is an opportunity to increase pricing further in selected markets by transitioning towards a performance-based pricing model where we sell featured listings inventory on a cost-per-impression or cost-per-click basis. For example, the implied cost-per-click across our featured listings inventory was $0.49 in December 2020, which is significantly lower than other digital marketing platforms servicing less specialized end-markets without requiring the level of user targeting that our platform provides. Further, during the last six months of fiscal 2020, our platform had an average click-through-rate in excess of 10% for our dispensary and delivery featured listings inventory which is significantly higher than other less specialized digital marketing platforms. We recently launched a self-serve bidding engine in select regions within Michigan and Colorado, allowing clients to purchase featured listings on a cost-per-click basis based on a target budget. We will look to expand these performance-based pricing tests in additional markets over time.
We have seen significant growth in our monthly revenue per client over time. We have generally seen that the longer clients stay on the Weedmaps listings marketplace and leverage our WM Business solutions, the more they spend with us. We have also experienced rising levels of spend by our more recent client cohorts as seen in the below chart, which is dated as of December 31, 2020, where our more recent 2018 and 2019 client cohorts are spending at higher levels in the first three months on the platform vs. our 2016 and 2017 client cohorts.

We believe these dynamics are driven by (i) increasing retail density as license issuance continues within the markets we serve, creating more new potential clients and increased competition among clients we serve, and (ii) more client engagement across our WM Business solution set, leading to an enhanced awareness of the return on investment that our clients receive from spend on our platform.

We sell our offerings in the United States and Canada, and we have a limited number of non-monetized listings in several international countries including Austria, Germany, the Netherlands, Spain, and Switzerland. As of March 31, 2021, we actively operate in 23 U.S. states and territories that have adult-use and/or medical-use regulations in place.
Key Operating and Financial Metrics
We monitor the following key financial and operational metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions.
	Year Ended December 31,			Three Months Ended March 31,
	2018	2019	2020	2020	2021
	(dollars in thousands, except for revenue by client)
Revenue	$101,402	$144,232	$161,791	$32,210	$41,154
Net Income	$12,679	$(375)	$38,830	$3,809	$7,731
EBITDA(1)	$15,448	$6,232	$42,808	$4,808	$8,974
Adjusted EBITDA(1)	$17,123	$13,828	$42,808	$4,808	$8,974
Monthly revenue per paying client(2)	$2,526	$2,888	$3,609	$2,842	$3,689
Paying clients(3)	4,024	4,644	3,786	4,101	4,058
MAUs (in thousands)(4)	4,684	8,009	10,000	6,457	9,163
(1)
For further information about how we calculate EBITDA and Adjusted EBITDA as well as limitations of its use and a reconciliation of EBITDA and Adjusted EBITDA to net income, see the section entitled “—EBITDA and Adjusted EBITDA.”

(2)
Monthly revenue per client is defined as monthly revenue for the last month of any particular period divided by the number of paying clients in that last month of a particular period. The calculation of monthly revenue includes revenue from any clients that cease to be paying clients during the applicable month.

(3)	Paying clients are defined as the number of paying clients billed during the last month of a particular period (and for which services were provided).
(4)
MAUs are defined as the number of unique users opening our Weedmaps mobile app or accessing our Weedmaps.com website over the course of a calendar month. Monthly active users in this table is for the last month in the period.

Revenue
We generate revenue from the sale of monthly subscriptions and our additional offerings as described previously. Our monthly subscription offering is sold based on a fixed price per month with the pricing based on the type of client. These subscriptions generally have one-month terms that automatically renew unless notice of cancellation is provided in advance. Our additional offerings range in price and terms. For clients that pay us in advance for subscription and other services, we record deferred revenue and recognize revenue over the applicable term of services provided.
EBITDA and Adjusted EBITDA
To provide investors with additional information regarding our financial results, we have disclosed in the table above EBITDA and Adjusted EBITDA, both of which are non-GAAP financial measures that we calculate as net income before interest, taxes, depreciation and amortization in the case of EBITDA and further adjusted to exclude loss from discontinued operations, and other unusual and/or infrequent costs in the case of Adjusted EBITDA. Below we have provided a reconciliation of net income (the most directly comparable GAAP financial measure) to EBITDA and from EBITDA to Adjusted EBITDA.
We present EBITDA and Adjusted EBITDA because these metrics are a key measure used by our management and board of managers to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of investment capacity. Accordingly, we believe that EBITDA and Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of managers.

EBITDA and Adjusted EBITDA have limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and both EBITDA and Adjusted EBITDA do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and
•	EBITDA and Adjusted EBITDA do not reflect tax payments that may represent a reduction in cash available to us.
Because of these limitations, you should consider EBITDA and Adjusted EBITDA alongside other financial performance measures, including net income and our other GAAP results.
A reconciliation of net income to non-GAAP EBITDA and Adjusted EBITDA is as follows:
	Year Ended December 31,			Three Months Ended March 31,
	2018	2019	2020	2020	2021
	(dollars in thousands, except for revenue by client)
Net income (loss)	$12,679	$(375)	$38,830	$3,809	$7,731
Interest expenses & taxes	620	1,445	—	—	241
Depreciation and amortization expenses	2,149	5,162	3,978	999	1,002
EBITDA	$15,448	$6,232	$42,808	$4,808	$8,974
Loss from discontinued operations	1,675	—	—	—	—
Financing fees	—	3,394	—	—	—
Reduction in force	—	4,202	—	—	—
Adjusted EBITDA	$17,123	$13,828	$42,808	$4,808	$8,974
Monthly Revenue Per Paying Client
Monthly revenue per paying client measures how much clients, as of the period of measurement, are willing to pay us for our subscription and additional offerings and the efficiency of the bid-auction process for our featured listings placements. We calculate this metric by dividing total monthly revenue for the last month of any particular period by the number of paying clients in that last month of a particular period. The calculation of total monthly revenue includes revenue from any clients that cease to be paying clients during the applicable month. We have consistently grown our monthly revenue per paying client, reflecting the increased functionality we have provided over time with our WM Business software solutions and the increased retailer density within the markets we serve.
Paying Clients
We define paying clients as the number of clients billed during the last month of a particular period (and for which services were provided). Our paying clients include both individual cannabis businesses as well as retail sites or businesses within a larger organization that have independent relationships with us, many of whom are owned by holding companies where decision-making is decentralized such that purchasing decisions are made, and relationships with us are located, at a lower organizational level. In addition, any client may choose to purchase multiple listing solutions for each of their retail sites or businesses. While we have historically seen consistent growth in the number of our paying clients, we saw a decline starting in late 2017 through the first half of 2018 that we believe was driven by the uncertainty around legalization of adult-use cannabis by California on January 2, 2018. The first half of 2018 was a transition period within the state of California during which only temporary licenses were granted to local retailers and the status and scope of permanent licenses was uncertain. During such time, we experienced a decline in paying clients, which moderated in the second half of 2018 when we saw our results in California to begin to return to more typical patterns. On December 31, 2019, we discontinued our service to California-based clients who failed to provide valid licensing information, in accordance with our prior announcement in August 2019 to support only licensed cannabis retail operators and their partners on our platform. As a result, we experienced a high level of client churn in January as a result of the elimination of these non-licensed operators. In June 2020, we initiated a similar effort in Canada to discontinue services to Canada-based retail operators clients who failed to provide valid license information, which drove a decline in paying clients beginning in September 2020. This reset of Canada was completed on November 30, 2020.
MAUs
We define MAUs as the number of unique users opening our Weedmaps mobile app or accessing our Weedmaps.com website over the course of a calendar month. In any particular period, we determine our number of MAUs by counting the total number of users who have engaged with the weedmaps.com site during the final calendar month of the given period. We view the number of MAUs as a key indicator of our growth, the breadth and reach of our weedmaps.com site, the value proposition and consumer awareness of our brand, the continued use of our sites by our users and their level of interest in the cannabis industry.
As our business has grown, our MAUs increased each year from 2018 through 2020. This increase is due to a number of factors including, but not limited to, our continued expansion into new markets, further investments in our existing markets, increase in marketing spend, including web advertising, and the general increased awareness of our platform as the cannabis industry has grown and jurisdictions experience continued legalization of cannabis for medical and/or adult use. We also believe we were increasingly efficient with our marketing spend and, therefore, have been able to acquire users at lower costs. However, as our platform has grown organically, our MAU growth rates have at times naturally slowed and we may experience similarly slower growth rates in the future, even if we continue to add MAUs on an absolute basis. While it is not possible to identify all drivers of a change in any given period, an increase or decrease in digital marketing spend as well as significant market shifts including the removal of non-licensed operators in certain markets can have outsized impacts on MAU growth. We cannot determine what, if any, impact the pandemic had on our MAU growth in 2020.
Since the beginning of the pandemic, we have grown our MAUs from 7.4 million in February 2020 to 9.1 million in March 2021. While we believe, like other industries, the pandemic accelerated existing trends towards consumer adoption of online platforms, we cannot be certain to what impact, if any, the end of the pandemic will have on our MAUs or MAU growth.
We believe as we increase MAUs, we increase the value of our bundled SaaS solutions to business customers. We intend to disclose MAUs on a quarterly basis (based on the last month of the applicable quarter) going forward in connection with our quarterly reporting and filings.
Factors Affecting Our Performance
Growth of Our Two-Sided Weedmaps Listings Marketplace
We have historically grown through and intend to focus on continuing to grow through the expansion of our two-sided listings marketplace, which occurs through growth of the number and type of businesses and consumers that we attract to our platform. We believe that expansion of the number and types of cannabis businesses that choose to list on our platform will continue to make our platform more compelling for consumers and drive traffic and consumer engagement, which in turn will make our platform more valuable to cannabis businesses.
Growth and Retention of Our Paying Clients
Our revenue grows primarily through acquiring and retaining paying clients and increasing the revenue per paying client over time. We have a history of attracting new paying clients and increasing their annual spend with us over time, primarily due to the value they receive once they are onboarded and able to take advantage of the benefits of participating in our two-sided marketplace and leveraging our software solutions. Our monthly net dollar retention, which is defined as total revenue for clients in a given month who were paying clients in the immediately preceding month, has averaged at 100% for the eleven months between February 1 and December 31, 2020 (we exclude January 2020 given the high level of client churn that we experienced as a result of our decision to remove non-licensed operators in California at the end of 2019). In the first quarter of 2021, our net dollar retention averaged 102%, as we removed our paid Canada-based retail operator clients who failed to provide valid license information beginning in September 2020 (following the earlier removal of such Canada-based clients who were receiving free listing subscriptions), which resulted in a decrease in our overall net dollar retention for the period from February 2020 to December 2020. For fiscal years 2018-2019, our monthly net dollar retention averaged 98%.
Regulation and Maturation of Cannabis Markets
We believe that we will have significant opportunities for greater growth as more jurisdictions legalize cannabis for medical and/or adult use and the regulatory environment continues to develop. Thirty-six U.S. states, the District of Columbia, Puerto Rico, and several U.S. territories have legalized some form of whole-plant cannabis cultivation, sales, and use for certain medical purposes. Seventeen of those states and the District of Columbia have also legalized cannabis use by adults for non-medical or adult-use purposes, and several other states are at various stages of similar legalization measures. We intend to explore new expansion opportunities as additional jurisdictions legalize cannabis for medical or adult use and leverage our business model informed by our 13-year operating history to enter new markets.
We also have a significant opportunity to monetize transactions originating from users engaging with a retailer on the Weedmaps listings marketplace or tracked via one of our WM Business solutions. Given U.S. federal prohibitions on plant-touching businesses and our current policy not to participate in the chain of commerce associated with the sale of cannabis products, we do not charge take-rates or payment fees for transactions originating from users who engage with a retailer on the Weedmaps platform or tracked via one of our WM Business solutions. A change in U.S. federal regulations could result in our ability to engage in such monetization efforts without adverse consequences to our business.
Our long-term growth depends on our ability to successfully capitalize on new and existing cannabis markets. Each market must reach a critical mass of both cannabis businesses and consumers for listing subscriptions, advertising placements and other solutions to have meaningful appeal to potential clients. As regulated markets mature and as we incur expenses to attract paying clients and convert non-paying clients to paying clients, we may generate losses in new markets for an extended period.
Furthermore, we compete with cannabis-focused and general two-sided marketplaces, internet search engines, and various other newspaper, television and media companies and other software providers. We expect competition to intensify in the future as the regulatory regime for cannabis becomes more settled and the legal market for cannabis becomes more accepted, which may encourage new participants to enter the market, including established companies with substantially greater financial, technical and other resources than existing market participants. Our current and future competitors may also enjoy other competitive advantages, such as greater name recognition, more offerings and larger marketing budgets.
Brand Recognition and Reputation
We believe that maintaining and enhancing our brand identity and our reputation is critical to maintaining and growing our relationships with clients and consumers and to our ability to attract new clients and consumers. Historically, a substantial majority of our marketing spending was on OOH advertising on billboards, buses and other non-digital outlets. Starting in 2019, consistent with the overall shift in perceptions regarding cannabis, a number of demand-side digital advertising platforms allowed us to advertise online. We also invested in growing our internal digital performance advertising team. We believe there is an opportunity to improve market efficiency through digital channels and expect to shift our marketing spending accordingly. Over the longer term, we expect to shift and accelerate our marketing spend to additional online and traditional channels, such as broadcast television or radio, as they become available to us.
Negative publicity, whether or not justified, relating to events or activities attributed to us, our employees, clients or others associated with any of these parties, may tarnish our reputation and reduce the value of our brand. Given our high visibility and relatively long operating history compared to many of our competitors, we may be more susceptible to the risk of negative publicity. Damage to our reputation and loss of brand equity may reduce demand for our platform and have an adverse effect on our business, operating results and financial condition. Moreover, any attempts to rebuild our reputation and restore the value of our brand may be costly and time consuming, and such efforts may not ultimately be successful.
We also believe that the importance of our brand recognition and reputation will continue to increase as competition in our market continues to develop. If our brand promotion activities are not successful, our operating results and growth may be adversely impacted.
Investments in Growth
We intend to continue to make focused investments to grow our revenue and scale operations to support that growth. Given our long operating history in the United States and the strength of our network, often businesses will initially list on our platform without targeted sales or marketing efforts by us. However, we plan to accelerate our investments in marketing to maintain and increase our brand awareness through both online and offline channels. We also plan to invest in expanding our business listings thereby enhancing our client and consumer experience, and improving the depth and quality of information provided on our platform. We also intend to continue to invest in several areas to continue enhancing the functionality of our WM Business offering. We expect significant near-term investments to enhance our data assets, build new CRM and loyalty functionality, evolve our current listings and software offerings to our brand clients, among other areas. We anticipate undertaking such investments in order to be positioned to capitalize on the rapidly expanding cannabis market. As operating expenses and capital expenditures fluctuate over time, we may accordingly experience short-term, negative impacts to our operating results and cash flows.
Components of Our Results of Operations
Revenue
We generate revenue from the sale of our subscription offerings, which consist of access to the Weedmaps listings marketplace and SaaS solutions, as well as our additional offerings, which include featured listings placements, nearby listings, deal promotions and display advertising products. Our subscriptions generally have one-month terms that automatically renew unless notice of cancellation is provided in advance. We have a fixed inventory of featured listing and display advertising in each market, and price is generally determined through a competitive auction process that reflects local market demand, though we are testing a more dynamic, performance-based pricing model for these solutions across several markets. We also have generated revenue in the past on delivery orders placed through weedmaps.com, though this revenue was discontinued effective January 1, 2021, when we migrated clients to our new WM Business subscription offering. For clients that pay us in advance for listing and placement subscriptions services we record deferred revenue and recognizes revenue over the applicable subscription term.
Cost of Revenue
Cost of revenue primarily consists of web hosting, internet service, and credit card processing costs. Cost of sales is primarily driven by increases in revenue leading to increases in credit card processing and web hosting cost. We expect our cost of revenue to continue to increase on an absolute basis and remain relatively flat as a percentage of revenue as we scale our business.
Selling and Marketing Expenses
Selling and marketing expenses consist of salaries, benefits, travel expense and incentive compensation for our sales and marketing employees. In addition, sales and marketing expenses include business acquisition marketing, events cost, and branding and advertising costs. We expect our sales and marketing expenses to increase on an absolute basis as we enter new markets. Over the longer term, we expect sales and marketing expense to increase in a manner consistent with revenue growth, however, we may experience fluctuations in some periods as we enter and develop new markets or have large one-time marketing projects.
Product Development Expenses
Product development costs consist of salaries and benefits for employees, including engineering and technical teams who are responsible for building new products, as well as maintaining and improving existing products. Product development costs that do not meet the criteria for capitalization are expensed as incurred. The majority of our new software development costs have historically been expensed. We believe that continued investment in our platform is important for our growth and expect our product development expenses will increase in a manner consistent with revenue growth as our operations grow.
General and Administrative Expenses
General and administrative expenses consist primarily of payroll and related benefit costs for our employees involved in general corporate functions including our senior leadership team as well as costs associated with the use by these functions of software and facilities and equipment, such as rent, insurance, and other occupancy expenses. General and administrative expenses also include professional and outside services related to legal and other consulting services. General and administrative expenses are primarily driven by increases in headcount required to support business growth and meeting our obligations as a public company. We expect general and administrative expenses to decline as a percentage of revenue as we scale our business and leverage investments in these areas.

Depreciation and Amortization Expenses
Depreciation and amortization expenses primarily consist of depreciation on computer equipment, furniture and fixtures, leasehold improvements, and amortization of purchased intangibles. We expect depreciation and amortization expenses to increase on an absolute basis for the foreseeable future as we scale our business.
Other Expense, Net
Other expense, net consists primarily of political contributions, interest expense, legal settlements, financing fees and other tax related expenses.
Results of Operations
The following tables set forth our results of operations for the periods presented and express the relationship of certain line items as a percentage of net sales for those periods. The period-to-period comparison of financial results is not necessarily indicative of future results.
	Year Ended December 31,			Three Months Ended March 31,
	2018	2019	2020	2020	2021
	(in thousands, except unit and per unit)
Revenue	$101,402	$144,232	$161,791	$32,210	$41,154
Cost of revenue	6,304	7,074	7,630	1,607	1,857
Gross profit	95,098	137,158	154,161	30,603	39,297
Operating expenses:
Sales and marketing expenses	17,799	39,746	30,716	6,631	9,117
Product development expenses	20,034	29,497	27,142	6,708	7,868
General and administrative expenses	38,935	56,466	51,127	11,999	13,366
Depreciation and amortization expenses	2,149	5,162	3.978	999	1,002
Total operating expenses	78,917	130,871	112,963	26,337	31,353
Other expense, net	(1,827)	(5,341)	(2,368)	(457)	28
Net Income before tax	14,354	946	38,830	3,809	7,972
Provision for income taxes	—	1,321	—	—	241
Income (loss) from continuing operations	14,354	(375)	38,830	3,809	7,731
Loss from discontinued operations	(1,675)	—	—	—	—
Net income (loss)	$12,679	$(375)	$38,830	$3,809	$7,731
	Year Ended December 31,			Three Months Ended March 31,
	2018	2019	2020	2020	2021
Revenue	100%	100%	100%	100%	100%
Cost of revenue	6%	5%	5%	5%	5%
Gross profit	94%	95%	95%	95%	95%
Operating expenses:
Sales and marketing expenses	18%	28%	19%	21%	22%
Product development expenses	20%	20%	17%	21%	19%
General and administrative expenses	38%	39%	32%	37%	32%
Depreciation and amortization expenses	2%	4%	2%	3%	2%
Total operating expenses	78%	91%	70%	82%	76%
Other expense, net	-2%	-4%	-1%	-1%	0%
Net Income before tax	14%	1%	24%	12%	19%
Provision for income taxes	0%	1%	0%	0%	1%
Income (loss) from continuing operations	14%	0%	24%	12%	19%
Loss from discontinued operations	-2%	0%	0%	0%	0%
Net income (loss)	13%	0%	24%	12%	19%

Comparison of Three Months Ended March 31, 2021 and 2020 Revenue
	Three Months Ended March 31,		Change
	2020	2021	($)	(%)
Revenue	$32,210	$41,154	$8,944	28
Total revenue increased by $8.9 million, or 28% for the three months ended March 31, 2021 compared to the same period in 2020. The increase was driven by a 30% increase in the monthly revenue per paying client, which was partially offset by a 1% decrease in total paying clients as a result of factors described below. Our growth in monthly revenue per paying client reflects continued growth in the average price paid for our featured listings, more client engagement driven by the increased functionality across our WM Business suite of solutions and the impact of the pricing increase related to transitioning all of our standard listing subscription clients to our new WM Business subscription package. These impacts were partially offset by the removal of Canada-based clients who had higher monthly spend than our average client base as well as the elimination of our technology services fee on all delivery orders.
During the second half of fiscal 2020, we discontinued our services to Canada-based retail operator clients who failed to provide valid license information, similar to the transition we implemented in California at the end of fiscal 2019 (beginning with clients receiving free listing subscriptions in June 2020 and continuing with paid listings starting in September 2020). As a result, we removed a significant number of paying clients who generated approximately $31.4 million of revenue in fiscal 2020, of which $6.2 million was generated in the first quarter of fiscal 2020 and $5.2 million was generated in the fourth quarter of fiscal 2020. This reset of Canada was completed on November 30, 2020.
Further, beginning in the first quarter of fiscal 2020, we experienced a significant increase in demand from retailers, including storefronts and delivery services, for its technology solutions (such as clients using WM Orders functionality to enable reservation of products by consumers for curbside pickup), which resulted in increased revenue as we experienced increased delivery orders submitted through the platform. In fiscal 2020, standard listing clients were required to pay a $5.00 technology services fee on all delivery orders submitted. As a result of the increased delivery orders submitted through the platform, the revenue associated with the technology services fee averaged approximately 2.9x more per month from the beginning of March 2020 through December 2020 when compared with the average in January 2020 and February 2020. Total revenue associated with the technology services fee represented less than 5% of our fiscal 2020 revenue. However, as we eliminated the technology services fee on January 1, 2021, and given the pricing model of our other products, it is not possible to quantify any other impact of the pandemic on revenue.
Cost of Revenue
	Three Months Ended March 31,		Change
	2020	2021	($)	(%)
	(dollars in thousands)
Cost of revenues	$1,607	$1,857	250	16
Gross margin	95%	95%
Cost of revenue increased by $0.3 million, or 16% for the three months ended March 31, 2021, compared to the same period in 2020. The increase was due to an increase in web hosting and internet services of $0.2 million as traffic to our website continues to increase requiring us to increase our server capacity. Cost of revenues also included an additional cost of $0.1 million related to the cost of hardware to operate our point of sales software.
Sales and Marketing Expenses
	Three Months Ended March 31,		Change
	2020	2021	($)	(%)
	(dollars in thousands)
Sales and marketing expenses	$6,631	$9,117	2,486	37
Percentage of revenue	21%	22%

Sales and marketing expenses increased by $2.5 million, or 37% for the three months ended March 31, 2021, compared to the same period in 2020. Personnel-related cost increased by $1.3 million due to an increase in headcount and an increase in sales incentive plan compensation due to higher revenues. Branding and advertising expense, which mostly consisted of out-of-home advertising, increased by $0.2 million and online advertising increased by $0.8 million as more advertising options became available in the cannabis industry and we continued to invest in marketing spend. We also incurred additional costs related to event spend, merchandise giveaways and endorsements totaling $0.2 million.
Product Development Expenses
	Years Ended March 31,		Change
	2020	2021	($)	(%)
	(dollars in thousands)
Product development expenses	$6,708	$7,868	$1,160	17
Percentage of revenue	21%	19%
Product development expenses increased by $1.2 million, or 17% for the three months ended March 31, 2021, compared to the same period in 2020. This increase was primarily due to an increase in personnel-related cost of $1.0 million as headcount increased. There was also an increase in outside development services of $0.2 million. Increase in headcount and outside development services was driven by development of new products and features.
General and Administrative Expenses
	Three Months Ended March 31,		Change
	2020	2021	($)	(%)
	(dollars in thousands)
General and administrative expenses	$11,999	$13,366	$1,367	11
Percentage of revenue	37%	32%
General and administrative expenses increased by $1.4 million, or 11% for the three months ended March 31, 2021, compared to the same period in 2020. The increase was primarily due to an increase in rent expense of $1.0 million due to a new office lease that commenced in March 2020 together with an increased software cost of $0.3 million as we entered into new software service agreements to effectively operate the business. There was also an increase in outside and professional services of $0.4 million due to higher legal and lobbying expenses as well as additional cost for consultants to implement new software solutions. We also recorded additional bad debt expense of $0.1 million compared to the prior period. The increase was partially offset by a decrease in facility and travel related costs $0.4 million, mostly due to work-from-home guidelines which we put into effect in March 2020.
Depreciation and Amortization Expense
	Three Months Ended March 31,		Change
	2020	2021	($)	(%)
	(dollars in thousands)
Depreciation and amortization expenses	$999	$1,002	$3	—
Percentage of revenue	3%	2%
Depreciation and amortization were consistent for the three months ended March 31, 2021, compared to the same period in 2020.

Other Expense, net
	Three Months Ended March 31,		Change
	2020	2021	($)	(%)
	(dollars in thousands)
Other expenses	$(457)	$28	$485	(106)
Percentage of revenue	-1%	0%
Other expense decreased by $0.5 million, or 106% for the three months ended March 31, 2021 compared to the same period in 2020. The decrease is due to a decrease in finance related cost of $0.2 million, a decrease in political contributions of $0.1 million and loss from foreign currency exchange that decreased by $0.2 million related to revenue generated in Canada.
Comparison of Years Ended December 31, 2020 and 2019
Revenue
	Years Ended December 31,,		Change
	2019	2020	($)	(%)
	(dollars in thousands)
Revenue	$144,232	$161,791	$17,559	12
Total revenue increased by $17.6 million, or 12% for the year ended December 31, 2020 compared to the same period in 2019. The increase was driven by a 25% increase in the monthly revenue per paying client, which was partially offset by a 18% decrease in total paying clients as a result of factors described below. Our growth in monthly revenue per paying client reflects continued growth in the average price paid for our featured listings, more client engagement driven by the increased functionality across our WM Business suite of solutions, and the removal of California-based clients who had lower monthly spend than our average client base. On December 31, 2019, we discontinued our services to California-based retail operator clients who failed to provide valid license information as a result of our previously-announced intent to transition to supporting only licensed operators within the state. As a result, we removed a significant number of paying clients who generated approximately $28.5 million in fiscal 2019. When adjusting the prior year to remove revenue associated with these non-licensed clients, our revenue for fiscal year 2020 increased by $46.1 million, or 40%, compared to fiscal 2019. The impact on revenue by the removal of the aforementioned clients was partially offset by increase in total paying clients in non-California U.S. markets and Canada.
During the second half of fiscal 2020, we discontinued our services to Canada-based retail operator clients who failed to provide valid license information, similar to the transition we implemented in California at the end of fiscal 2019 (beginning with clients receiving free listing subscriptions in June 2020 and continuing with paid listings starting in September 2020). As a result, we removed a significant number of paying clients who generated approximately $31.4 million of revenue in fiscal 2020. This reset of Canada was completed on November 30, 2020.
Further, beginning in the first quarter of fiscal 2020, we experienced a significant increase in demand from retailers, including storefronts and delivery services, for its technology solutions (such as clients using WM Orders functionality to enable reservation of products by consumers for curbside pickup), which resulted in increased revenue as we experienced increased delivery orders submitted through the platform. In fiscal 2020, standard listing clients were required to pay a $5.00 technology services fee on all delivery orders submitted. As a result of the increased delivery orders submitted through the platform, the revenue associated with the technology services fee averaged approximately 2.9x more per month from the beginning of March 2020 through December 2020 when compared with the average in January 2020 and February 2020. Total revenue associated with the technology services fee represented less than 5% of our fiscal 2020 revenue. However, as we eliminated the technology services fee on January 1, 2021, and given the pricing model of our other products, it is not possible to quantify any other impact of the pandemic on revenue.

Cost of Revenue
	Years Ended December 31,		Change
	2019	2020	($)	(%)
	(dollars in thousands)
Cost of revenues	$7,074	$7,630	$556	8
Gross margin	95%	95%
Cost of revenue increased by $0.6 million, or 8%, for the year ended December 31, 2020, compared to the same period in 2019. Credit card processing fees increased by $0.6 million as revenue increased and more clients opted to use credit cards as a form of payment.
Sales and Marketing Expenses
	Years Ended December 31,		Change
	2019	2020	($)	(%)
	(dollars in thousands)
Sales and marketing expenses	$39,746	$30,716	(9,030)	(23)
Percentage of revenue	28%	19%
Sales and marketing expenses decreased by $9.0 million, or 23%, for the year ended December 31, 2020, compared to the same period in 2019. Branding and advertising cost, which consisted mostly of out-of-home advertising, decreased by $6.3 million as we concentrated more on online advertising for fiscal year 2020 due to the current COVID-19 pandemic. Event related cost decreased by $3.6 million due to cost incurred in 2019 related to the Weedmaps Museum of Weed while there was minimal cost incurred related to events in 2020 due to the COVID-19 pandemic. There was also a decrease of $0.5 million and $0.1 million in travel related expenses and marketing consulting fees, respectively, due to less marketing projects as a result of the COVID-19 pandemic. The decrease in marketing spend was offset by an increase in personnel-related cost of $1.5 million, mostly due to an increase in sales incentive plan compensation due to higher revenues. The increase in personnel-related cost was partially offset by a reduction in force in October 2019 resulting in a 25 percent headcount decrease.
Product Development Expenses
	Years Ended December 31,		Change
	2019	2020	($)	(%)
	(dollars in thousands)
Product development expenses	$29,497	$27,142	$(2,355)	(8)
Percentage of revenue	20%	17%
Product development expenses decreased by $2.3 million, or 8%, for the year ended December 31, 2020, compared to the same period in 2019. The decrease is due to a decrease of $1.7 million in personnel-related cost as a result of a reduction in force in October 2019, resulting in an overall headcount decrease for us of 25 percent. There was also a decrease in cost relate to third-party development services of $0.4 million. The reduction in headcount and third-party development services were to drive operating efficiencies and increase our liquidity position at the time. Travel related expenses also decreased by $0.2 million due to the COVID-19 pandemic.
General and Administrative Expenses
	Years Ended December 31,		Change
	2019	2020	($)	(%)
	(dollars in thousands)
General and administrative expenses	$56,466	$51,127	$(5,339)	(9)
Percentage of revenue	39%	32%

General and administrative expenses decreased by $5.3 million, or 9%, for the year ended December 31, 2020, compared to the same period in 2019. Personnel-related cost decreased by $7.5 million due to a reduction in force implemented in October 2019, resulting in an overall headcount decrease for us of 25 percent. The reduction in headcount was to drive operating efficiencies and increase our liquidity position at the time. Facility and travel related costs also decreased by $3.3 million due to a combination of the reduced headcount and the stay at home orders put into effect by us in March 2020. Professional services decreased by $2.3 million as a result of the decrease in legal and lobbying expenses. The decrease was partially offset by an increase in rent expense of $5.6 million due to a new office lease that commenced in March 2020 together with an increase in software cost of $0.9 million as we entered into new software service agreements to effectively operate the business. We also recorded additional bad debt expense of $1.3 million during the year.
Depreciation and Amortization expense
	Years Ended December 31,		Change
	2019	2020	($)	(%)
	(dollars in thousands)
Depreciation and amortization expenses	$5,162	$3,978	$(1,184)	(23)
Percentage of revenue	4%	2%
Depreciation and amortization expenses decreased by $1.2 million, or 23%, for the year ended December 31, 2020, compared to the same period in 2019. The decrease is due to accelerated amortization of $2.5 million related to intangible assets of the Museum of Weed recorded in fiscal year 2019, which was partially offset by additional depreciation of $1.3 million recorded in fiscal year 2020 related capitalized software development cost for our point of sale system that launched in October 2019.
Other Expense, net
	Years Ended December 31,		Change
	2019	2020	($)	(%)
	(dollars in thousands)
Other Expense	$(5,341)	$(2,368)	$2,973	(56)
Percentage of revenue	-4%	-1%
Other expenses decreased by $3.0 million, or 56%, for the year ended December 31, 2020, compared to the same period in 2019. Financing related costs decreased by $2.7 million as a result of several equity and debt transactions that we were evaluating in 2019 but ultimately decided not to pursue. Other tax and interest related expenses also decreased by $0.8 million as 2019 included tax expenses related to revenue generated by our foreign subsidiary in Canada. Political contributions also decreased by $0.2 million period over period. The decrease was partially offset by loss from foreign currency exchange of $0.7 million related to revenue generated by our foreign subsidiary in Canada.
Comparison of Year Ended December 31, 2018 and 2019
Revenue
	Years Ended December 31,		Change
	2018	2019	($)	(%)
	(dollars in thousands)
Revenue	$101,402	$144,232	$42,830	42
Total revenue increased by $42.8 million, or 42% in 2019 compared to 2018. The increase was driven by a 15% increase in total paying clients and a 14% increase in the monthly revenue per paying client. Our growth in total paying clients reflected our continued expansion in U.S. states outside of California as well as Canada. Our growth in monthly revenue per paying client reflects continued growth in the average price paid for our featured listings as well as more client engagement driven by the increased functionality across our WM Business suite of solutions.

Cost of Revenue
	Years Ended December 31,		Change
	2018	2019	($)	(%)
	(dollars in thousands)
Cost of revenues	$6,304	$7,074	$770	12
Gross margin	94%	95%
Cost of revenue increased by $0.8 million, or 12%, in 2019 compared to 2018. Credit card processing fees increased by $1.2 million as revenue increased and more clients opted to use credit cards as a form of payment. The increase was partially offset by a decrease of $0.5 million in web hosting and internet services cost as we were able to more efficiently manage these expenses.
Sales and Marketing Expenses
	Years Ended December 31,		Change
	2018	2019	($)	(%)
	(dollars in thousands)
Sales and marketing expenses	$17,799	$39,746	$21,947	123
Percentage of revenue	18%	28%
Sales and marketing expenses increased by $22.0 million, or 123%, in 2019 compared to 2018. Personnel -related cost increased by $8.0 million due to an increase in headcount, accrual of compensation cost related to the reduction in force, and an increase in sales incentive plan compensation due to higher revenues. Branding and advertising expense, that mostly consisted of out of home advertising, increased by $5.9 million and online advertising increased by $4.4 million as more advertising options became available in the cannabis industry and we continued to invest in marketing spend. Event cost also increased by $3.5 million, mostly related to the Weedmaps Museum of Weed and sponsorships for other events.
Product Development Expenses
	Years Ended December 31,		Change
	2018	2019	($)	(%)
	(dollars in thousands)
Product development expenses	$20,034	$29,497	$9,463	47
Percentage of revenue	20%	20%
Product development expenses increased by $9.5 million, or 47%, in 2019 compared to 2018. This increase was primarily due to an increase in personnel-related cost of $10.1 million as headcount increased, including an accrual for compensation cost related to the reduction in force, partially offset by a decrease in outside development services of $0.7 million. Increase in headcount was driven by development of new products and features.
General and Administrative Expenses
	Years Ended December 31,		Change
	2018	2019	($)	(%)
	(dollars in thousands)
General and administrative expenses	$38,935	$56,466	$17,531	45
Percentage of revenue	38%	39%
General and administrative expenses increased by $17.5 million, or 45%, in 2019 compared to 2018. The increase is primarily due to an increase in personnel-related cost of $10.2 million reflecting an increase in headcount and employee benefits cost, including an accrual for compensation cost related to the reduction in force in October 2019. The headcount increases also resulted in an increase in facility cost of $0.9 million. Professional and outside services cost increased by $2.9 million, mostly related to lobbying and legal fees. Rent expense increased by $1.5 million due to leasing of additional office space and software cost increased by $2.0 million as we signed up for additional software solutions as well as an increase in licensing due to increased headcount.
Depreciation and Amortization expense
	Years Ended December 31,		Change
	2018	2019	($)	(%)
	(dollars in thousands)
Depreciation and amortization expenses	$2,149	$5,162	$3,013	140
Percentage of revenue	2%	4%
Depreciation and amortization expenses increased by $3.0 million, or 140%, in 2019 compared to 2018, mostly due to $2.5 million of accelerated depreciation related to assets capitalized for Weedmaps Museum of Weed in fiscal year 2019. The remaining increase was due to an increase in headcount and leased office space in 2019.
Other expense, net
	Years Ended December 31,		Change
	2018	2019	($)	(%)
	(dollars in thousands)
Other Expense	$(1,827)	$(5,341)	$(3,514)	192
Percentage of revenue	-2%	-4%
Other expense increased by $3.5 million, or 192%, in 2019 compared to 2018, mostly due to an increase in financing fees of $3.3 million related to several equity and debt transactions that we were evaluating but ultimately decided not to pursue, an increase in tax expenses of $0.5 million related to revenue generated by our foreign subsidiary in Canada along with an increase of $0.2 million in political contribution, partially offset by a decrease in interest expense of $0.5 million due to the repayment and closure of our secured line of credit in April 2019.
Seasonality
Our rapid growth and recent changes in legislation have historically offset seasonal trends in our business. While seasonality has not had a significant impact on our results in the past, our clients may experience seasonality in their businesses which in turn can impact the revenue generated from them. Our business may become more seasonal in the future and historical patterns in our business may not be a reliable indicator of future performance.
Liquidity and Capital Resources
The following tables show our cash, accounts receivable and working capital as of the dates indicated:
	Years Ended December 31,
	2018	2019	2020
Cash	$25,771	$4,968	$19,919
Accounts receivable, net	1,357	3,929	9,428
Working capital	10,569	(9,970)	10,917
As of March 31, 2021, the majority of our cash was held for general corporate purposes. We also intend to increase our capital expenditures to support the growth in our business and operations. We expect to fund our near-term capital expenditures from cash provided by operating activities. We believe that our existing cash and cash generated from operations will be sufficient to meet our anticipated cash needs for at least the next 12 months. However, our liquidity assumptions may prove to be incorrect, and we could exhaust our available financial resources sooner than we currently expect. We may seek to raise additional funds at any time through equity, equity-linked or debt financing arrangements. Our future capital requirements and the adequacy of available funds will depend on many factors, including those described in the section entitled “Risk Factors.” We may not be able to secure additional financing to meet our operating requirements on acceptable terms, or at all.

Sources of Liquidity
Since our inception, we have financed our operations and capital expenditures primarily through cash flows generated by operations, a secured revolving line of credit agreement, and the private sales of equity securities. Since inception and through the end of fiscal 2018, we raised a total of $22.6 million from the sale of equity securities, net of costs and expenses associated with such financings.
To the extent existing cash and investments and cash from operations are not sufficient to fund future activities, we may need to raise additional funds. We may seek to raise additional funds through equity, equity-linked or debt financings. If we raise additional funds through the incurrence of indebtedness, such indebtedness may have rights that are senior to holders of our equity securities and could contain covenants that restrict operations. Any additional equity financing may be dilutive to stockholders. Although we are not currently a party to any agreement or letter of intent with respect to potential investments in, or acquisitions of, complementary businesses, services or technologies, we may enter into these types of arrangements in the future, which could also require us to seek additional equity financing, incur indebtedness, or use cash resources. We have no present understandings, commitments or agreements to enter into any such acquisitions.
Historical Cash Flows
	Year Ended December 31,			Three Months Ended March 31,
	2018	2019	2020	2020	2021
	(in thousands)
Net cash provided by operating activities	$17,689	$6,295	$38,620	$4,896	$10,587
Net cash used in investing activities	(2,124)	(5,129)	(1,311)	(201)	(283)
Net cash provided by (used in) financing activities	3,244	(21,969)	(22,358)	(3,213)	(10,619)
Net Cash Provided by Operating Activities
Cash from operating activities consists primarily of net income adjusted for certain non-cash items, including depreciation and amortization, non-cash interest expense, and the effect of changes in working capital and other activities.
Net cash from operating activities for the three months ended March 31, 2021 was $10.6 million, which resulted from net income of $7.7 million, together with a net cash inflow of $1.9 million from changes in operating assets and liabilities, and non-cash charges of $1.0 million, consisting of depreciation and amortization. The net cash inflows from changes in operating assets and liabilities were primarily due to a decrease in accounts receivable of $1.9 million, an increase in accounts payable and accrued expenses of $1.6 and an increase in deferred revenue of $0.9 million. These changes were partially offset by an increase in prepaid expenses and other current assets of $2.5 million. The changes in operating assets and liabilities are mostly due to fluctuations in timing of cash receipts and payments.
Net cash from operating activities for the three months ended March 31, 2020 was $4.9 million, which resulted from net income of $3.8 million, together with a net cash inflow of $0.1 million from changes in operating assets and liabilities, and non-cash charges of $1.0 million, consisting of depreciation and amortization. The net cash inflows from changes in operating assets and liabilities were primarily due to a decrease in other assets of $0.4 million and an increase in deferred revenue of $0.6 million. These changes were partially offset by an increase in prepaid expenses and other current assets of $0.5 million, an increase in accounts receivable of $0.1 million and a decrease in accounts payable and accrued expenses of $0.4 million. The changes in operating assets and liabilities are mostly due to fluctuations in timing of cash receipts and payments.
Net cash from operating activities during 2020 was $38.6 million, which resulted from net income of $38.8 million, together with a net cash outflow of $4.2 million from changes in operating assets and liabilities, and non-cash charges of $4.0 million, consisting of depreciation and amortization. The net cash outflows from changes in operating assets and liabilities were primarily due to an increase in accounts receivable of $5.5 million, an increase in prepaid expenses and other current asset of $3.1 million and a decrease in accounts payable and accrued expenses of $1.0 million. These changes were partially offset by an increase in deferred revenue of $0.9 million, an increase in deferred rent of $3.7 million and an increase in other assets of $0.7 million. The changes in operating assets and liabilities are mostly due to fluctuations in timing of cash receipts and payments.

Net cash from operating activities during 2019 was $6.3 million, which resulted from net loss of $0.4 million, together with a net cash inflow of $1.5 million from changes in operating assets and liabilities, and non-cash charges of $5.2 million, consisting of depreciation and amortization expense. The net cash inflows from changes in operating assets and liabilities were primarily due to an increase in accounts payable and accrued liabilities of $7.4 million, an increase in deferred rent of $0.5 million, together with an increase in deferred revenue of $0.2 million. These changes were partially offset by an increase in accounts receivable of $2.6 million and an increase in prepaid expense and other assets of $4.0 million. The changes in operating assets and liabilities are mostly due to fluctuations in timing of cash receipts and payments.
Net cash from operating activities during 2018 was $17.7 million, which resulted from net income of $12.7 million, together with a net cash inflow of $2.8 million from changes in operating assets and liabilities, and non-cash charges of $2.2 million, mainly consisting of depreciation and amortization expense. The net cash inflows from changes in operating assets and liabilities were primarily due to an increase in accounts payable and accrued liabilities of $1.6 million, an increase in deferred revenue of $0.7 million, together with a decrease in prepaid expenses and other assets of $0.9 million. These changes were partially offset by an increase in accounts receivable of $0.4 million. The changes in operating assets and liabilities are mostly due to fluctuations in timing of cash receipts and payments.
Net Cash Used in Investing Activities
Our primary investing activities have consisted of purchases of property and equipment.
Net cash used in investing activities was $0.3 million for the three months ended March 31, 2021, which resulted from purchases of property and equipment. These expenses are comparable to the same period in 2020.
Net cash used in investing activities was $0.2 million for the three months ended March 31, 2020, which resulted from purchases of property and equipment. These expenses decreased compared to the same period in 2019 due to no large marketing projects that required significant capital expenditures.
Net cash used in investing activities was $1.3 million in 2020, which resulted from purchases of property and equipment. These expenses decreased compared to the same period in 2019 due to no large marketing projects that required significant capital expenditures.
Net cash used in investing activities was $5.1 million in 2019, which resulted from purchases of assets related to Weedmaps Museum of Weed as well as other property and equipment and capitalized software development costs related to development of our POS solution. These expenses increased compared to 2018 due to one-time capital expenditures related to the Weedmaps Museum of Weed.
Net cash used in investing activities was $2.1 million in 2018, which resulted from purchases of property and equipment and leasehold improvements and capitalized software development costs related to development of our POS solution. These expenses decreased in 2018 compared to 2017 due to a reduction in leasehold improvements.
Net Cash (Used in) Provided by Financing Activities
Financing activities consist primarily of borrowings, sale of Class A units, repayments related to the existing line of credit and notes payable, distribution to members, and the repurchase of Class B units.
Net cash used in financing activities was $10.6 million for the three months ended March 31, 2021, which was the result of $10.5 million in distribution payments to members and $0.1 million for the repurchase of Class B units.
Net cash used in financing activities was $3.2 million for the three months ended March 31, 2020, which was the result of $3.1 million in distribution payments to members and $0.1 million for the repurchase of Class B units.
Net cash used in financing activities was $22.4 million in 2020, which was the result of $22.0 million in distribution payments to members and $0.4 million for the repurchase of Class B units.
Net cash used in financing activities was $22.0 million in 2019, which was attributable to $15.4 million in distribution payments to members, $5.0 million repayment of the secured line of credit, and $1.6 million for the repurchase of Class B units.
Net cash provided by financing activities was $3.2 million in 2018, which was attributable to $17.6 million related to the sale of Class A units and an additional $1.7 million borrowed on the line of credit, offset by

$11.4 million distribution payments to members, $2.3 million repayment of notes payable to members, $1.7 million for the repurchase of Class B units, and repayment of other notes payable of $0.7 million.
Off Balance Sheet Arrangements
We did not have any off-balance sheet arrangements in any of the periods presented in this prospectus, except for operating leases as discussed below.
Contractual Obligations
As of March 31, 2021, we leased various office facilities, including our corporate headquarters in Irvine, California under operating lease agreements that expire from 2021 to 2031. We recognize rent expense on a straight-line basis over the lease periods in accordance with the new lease accounting guidance. We do not have any debt or material capital lease obligations and most of our property, equipment and software have been purchased with cash. Our future minimum payments under non-cancelable operating leases for office facilities are as follows as of March 31, 2021:
	Payments Due by Period
	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
	(in thousands)
Operating lease obligations	$71,491	$7,029	$19,495	$15,235	$29,732
The contractual commitment amounts in the table above are associated with agreements that are enforceable and legally binding.
We expect that the payments we will be required to make under the Tax Receivable Agreement (as defined below) will be substantial, and such payments are not reflected in the table above. Assuming no material changes in relevant tax law, that there are no future redemptions or exchanges of Class A Units and that we earn sufficient taxable income to realize all tax benefits that are subject to the tax receivable agreement, the tax savings associated with acquisitions of common units in the Business Combination would aggregate to approximately $157.1 million over 15 years from the date of the Closing. Under this scenario, we would be required to pay to the Class A Unit holders approximately 85% of such amount, or $133.5 million, over the 15-year period from the Closing Date. The actual amounts we will be required to pay may materially differ from these hypothetical amounts, because potential future tax savings that we will be deemed to realize, and the tax receivable agreement payments made by us, will be calculated based in part on the market value of the Class A Common Stock at the time of each redemption or exchange under the Exchange Agreement (as defined below) and the prevailing applicable tax rates applicable to us over the life of the tax receivable agreement and will depend on us generating sufficient taxable income to realize the tax benefits that are subject to the tax receivable agreement. Payments under the tax receivable agreement are not conditioned on the Class A Unit holders’ continued ownership of us.
Critical Accounting Policies
Our consolidated financial statements are prepared in accordance with GAAP. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, expenses and related disclosures. We evaluate our estimates and assumptions on an ongoing basis. Our estimates are based on historical experience and various other assumptions that we believe to be reasonable under the circumstances. Our actual results could differ from these estimates.
We believe that the assumptions and estimates associated with revenue recognition, website and internal-use software development costs, income taxes and equity-based compensation have the greatest potential impact on our consolidated financial statements. Therefore, we consider these to be our critical accounting policies and estimates. For further information on all of our significant accounting policies, see Note 2 of the notes to our consolidated financial statements included elsewhere in this prospectus.
Revenue Recognition
Our revenues are derived primarily from monthly subscriptions and additional offerings for access to our Weedmaps platform and our WM Business SaaS solution. We recognize revenue when the fundamental criteria for revenue recognition are met. We recognize revenue by applying the following steps: the contract with the customer is identified; the performance obligations in the contract are identified; the transaction price is determined; the transaction price is allocated to the performance obligations in the contract; and revenue is recognized when (or as) we satisfy these performance obligations in an amount that reflects the consideration it expects to be entitled to in exchange for those services. Revenue is recognized over-time over the subscription period, generally a one-month period as the products are provided. We may also provide services to our customers that are recognized at a point in time. For example, prior to January 1, 2021, technology services fees relating to product reservation orders submitted were recognized when an order for delivery was submitted.
Deferred revenue primarily consists of billings or payments received in advance of revenue recognition from subscription offerings, as described above, and is recognized as the revenue recognition criteria are met. We generally invoice customers and receive payment on an upfront basis.
Website and Internal-Use Software Development Costs
We have historically capitalized certain costs related to the development of our POS solution. In accordance with authoritative guidance, we began to capitalize these costs to develop certain software when preliminary development efforts were successfully completed, management has authorized and committed project funding, and it was probable that the project would be completed and the software would be used as intended. Such costs are amortized when placed in service, on a straight-line basis over the estimated useful life of the related asset, generally estimated to be three years. Costs incurred prior to meeting these criteria together with costs incurred for training and maintenance are expensed as incurred and recorded in product development expenses on our consolidated statements of operations. Costs incurred for enhancements that were expected to result in additional features or functionality are capitalized and expensed over the estimated useful life of the enhancements, generally three years. No cost related to the development of software applications have been capitalized for the three-month period ended March 31, 2021.
Income Taxes
WMH LLC is a limited liability company that is treated as a partnership for U.S. federal and most applicable state and local income tax purposes. As a result, it is not liable for U.S. federal or state and local income taxes in most jurisdictions in which it operates, and the income, expenses, gains and losses are reported on the returns of the members of WMH LLC. It is subject to state and local income tax in certain jurisdictions in which it is not treated like a partnership, where it pays an immaterial amount of taxes. WMH LLC’s foreign subsidiaries are subject to their jurisdiction’s income tax laws, and WMH LLC will record income tax expense based on revenue generated in those jurisdictions. Accordingly, a provision for income taxes of $1.3 million was recorded in fiscal year 2019, related to revenue generated by WMH LLC’s wholly owned subsidiary in Canada and is reflected in the accompanying consolidated statements of income.
We do not believe we have any uncertain income tax positions that are more likely than not to materially affect our consolidated financial statements. Our federal and state income tax returns remain open to agency examination for the standard statutory length of time after filing.
Leases
Effective January 1, 2021, we adopted ASC 842. Under this guidance, lessees classify arrangements meeting the definition of a lease as operating or financing leases, and leases are recorded on the consolidated balance sheet as both a right-of-use asset and lease liability, calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or our incremental borrowing rate. Lease liabilities are increased by interest and reduced by payments each period, and the right of use asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the right-of-use asset result in straight-line rent expense over the lease term. For finance leases, interest on the lease liability and the amortization of the right-of-use asset results in front-loaded expense over the lease term. Variable lease expenses are recorded when incurred.
In calculating the right-of-use asset and lease liability, we elected to combine lease and non-lease components for all classes of assets. We excluded short-term leases having initial terms of 12 months or less from the new guidance as an accounting policy election, and instead recognizes rent expense on a straight-line basis over the lease term.
We continued to account for leases in the prior period financial statements under Accounting Standards Codification, Topic 840, Leases.

Quantitative and Qualitative Disclosures about Market Risk
We have operations both within the United States and in foreign jurisdictions, and we are exposed to market risks in the ordinary course of our business, including the effects of foreign currency fluctuations, interest rate changes and inflation. Information relating to quantitative and qualitative disclosures about these market risks is set forth below.
Interest Rate Fluctuation Risk
We consider all highly liquid investments with an original maturity of three months or less to be cash equivalents. As of March 31, 2021, we did not have any cash equivalents.
The primary objective of our investment activities is to preserve principal while maximizing income without significantly increasing risk. Because our cash and cash equivalents have a relatively short maturity, our portfolio’s fair value is relatively insensitive to interest rate changes. In future periods, we will continue to evaluate our investment policy in order to ensure that we continue to meet our overall objectives.
Inflation
We do not believe that inflation has had a material effect on our business, financial condition or results of operations. We continue to monitor the impact of inflation in order to minimize its effects through pricing strategies, productivity improvements and cost reductions. If our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs through price increases. Our inability or failure to do so could harm our business, financial condition and results of operations.
Emerging Growth Company and Smaller Reporting Company Status
Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Section 107 of the JOBS Act provides that any decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable. We have elected to use this extended transition period under the JOBS Act.
We are also a “smaller reporting company” as defined in the Securities and Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our voting and nonvoting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.
Recent Accounting Pronouncements
See Note 2 to our consolidated financial statements included elsewhere in this prospectus for additional information regarding recent accounting pronouncements.
Controls and Procedures
Disclosure controls are procedures that are designed with the objective of ensuring that information required to be disclosed in our reports filed under the Exchange Act, is recorded, processed, summarized, and reported within the time period specified in the SEC’s rules and forms. Disclosure controls are also designed with the objective of ensuring that such information is accumulated and communicated to our management, including the chief executive officer and chief financial officer, as appropriate to allow timely decisions regarding required disclosure. In connection with Silver Spike’s amendment to its annual report on Form 10-K, Silver Spike’s management re-evaluated, with the participation of Silver Spike’s current chief executive officer and chief financial officer (Silver Spike’s “Certifying Officers”), the effectiveness of our disclosure controls and procedures as of December 31, 2020, pursuant to Rule 13a-15(b) under the Exchange Act. Based upon that evaluation, Silver Spike’s Certifying Officers concluded that, solely due to the material weakness in our internal control over financial reporting that led to Silver

Spike’s restatement of its financial statements to reclassify its Public Warrants and Private Placement Warrants as described in the Explanatory Note to Silver Spike’s amendment to its annual report on Form 10-K, Silver Spike’s disclosure controls and procedures were not effective as December 31, 2020.
We do not expect that our disclosure controls and procedures will prevent all errors and all instances of fraud. Disclosure controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the disclosure controls and procedures are met. Further, the design of disclosure controls and procedures must reflect the fact that there are resource constraints, and the benefits must be considered relative to their costs. Because of the inherent limitations in all disclosure controls and procedures, no evaluation of disclosure controls and procedures can provide absolute assurance that we have detected all our control deficiencies and instances of fraud, if any. The design of disclosure controls and procedures also is based partly on certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving our stated goals under all potential future conditions.
Changes in Internal Control over Financial Reporting
There were no changes in our internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) during the most recent fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting. In light of the restatement of our financial statements, we plan to enhance our processes to identify and appropriately apply applicable accounting requirements to better evaluate and understand the nuances of the complex accounting standards that apply to our financial statements. Our plans at this time include providing enhanced access to accounting literature, research materials and documents and increased communication among our personnel and third-party professionals with whom we consult regarding complex accounting applications. The elements of our remediation plan can only be accomplished over time, and we can offer no assurance that these initiatives will ultimately have the intended effects.

BUSINESS
Our Mission
We are on a mission to power a transparent and inclusive cannabis economy in the United States and globally. We were founded in 2008 with a strong belief in the power of cannabis and the importance of enabling safe, legal access to cannabis for consumers worldwide. Since then, we have worked tirelessly to be the most comprehensive platform for consumers on cannabis; to build the software solutions that power businesses compliantly in the space; to advocate for legalization, social equity, and licensing in many jurisdictions; and to facilitate further learning through partnering with subject matter experts on providing detailed, accurate information about the plant. Now in our second decade, we believe we have been a driving force behind a great deal of the cannabis-related legislative change seen in the past decade.
Our Company
We were founded in 2008, and operates a leading listings marketplace with one of the most comprehensive SaaS subscription offerings sold to retailers and brands in the U.S. state-legal and Canadian cannabis markets. We also provide information on the cannabis plant and the industry and advocates for legalization. The state-legal cannabis industry in the United States has grown consistently in recent years and is expected to double over the next five years (according to Arcview Market Research/BDS Analytics13 and Gallup) as the majority of U.S. adults now support having legal access to medical and/or adult-use cannabis. Despite these expectations of growth, the regulated cannabis market in the United States is still nascent and fragmented, with significant challenges facing both consumers seeking to understand cannabis and the cannabis industry and businesses seeking to compliantly manage their operations. Cannabis users within the United States represent less than 12% of the adult population as of December 31, 2019, with those consuming at least one time a month representing an even smaller percentage, according to the National Survey on Drug Use and Health estimates. At the same time, there are only approximately 9,200 retail licenses across U.S. and Canadian markets with medical and/or adult-use regulations in place, which is an effective retail density of approximately one retail license per 40,000 residents across these markets in the aggregate, based on data available from individual governmental cannabis license databases, U.S. Census Bureau estimates and Statistics Canada for both licenses and population.
In addition to these nascent consumer and business dynamics, cannabis itself is a highly complex, highly regulated and non-shelf stable consumer good spanning hundreds of strains and a growing set of form factors available for consumption across flower, pre-rolls, vapes, edibles, tinctures, and concentrates. Despite these complexities, consumers seeking information regarding cannabis still expect the same ease of discovery and price comparison across multiple channels, and transparency of information from cannabis businesses that they expect from other retailers or brands. These consumer expectations, coupled with the unique attributes of cannabis as a nascent and highly regulated consumer product, create significant challenges for retailers and brands who serve cannabis users. Retailers and brands must meet these consumer expectations and provide omni-channel engagement opportunities (to a narrow segment of the population) with the same level of (i) service, (ii) richness of product information, (iii) ability to compare prices, and (iv) ease of product and brand discovery that consumers would receive when researching other consumer product categories. At the same time, these businesses must comply with a rapidly evolving legal and regulatory landscape that differs by state and across cities and counties within each state, creating challenges in the ability to scale in a capital-efficient way.
We address the challenges facing both consumers seeking to understand cannabis products and businesses seeking brand awareness in a legally compliant fashion with our Weedmaps platform and WM Business SaaS solution. Over the past 13 years, we have grown the Weedmaps listings marketplace to become the premier destination for cannabis consumers to discover and browse information regarding cannabis and cannabis products, with over 9 million MAUs on the demand-side and more than 4,000 paying business clients on the supply-side of our marketplace as of March 31, 2021. The Weedmaps listings marketplace provides consumers with information regarding cannabis retailers and brands, as well as the strain, pricing, and other information regarding locally available cannabis products, through our website and mobile apps, permitting product discovery and reservation of products for pickup by consumers or delivery to consumers by participating retailers. Consumers do not purchase cannabis products using Weedmaps, and all confirmation of product availability, final order entry, order fulfillment, and processing of payments is handled directly between the consumer and our client outside of the Weedmaps listings marketplace. We provide consumers with discovery channels to improve their knowledge of the local market for cannabis products, whether they are looking by strain, price, effects or form factors.4
Given the lack of uniform industry product information, this is only made possible by the ingestion and normalization of data from a variety of sources, including quantified consumer feedback. Our weedmaps.com site also has educational content including news articles, information about cannabis strains, a number of “how-to” guides, policy white-papers and research to allow consumers to educate themselves on cannabis and its history, uses and legal status. While consumers can discover cannabis products, brands, and retailers on our site, we neither sell (or fulfill purchases of) cannabis products, nor do we process payments for cannabis transactions across our marketplace or SaaS solutions.

Over the last three years, we have developed and launched several SaaS solutions for our retailer clients. These solutions now comprise an integrated platform for retailers, which we call “WM Business”. WM Business provides a comprehensive set of tools to enable cannabis businesses to provide their goods and services compliantly, with what we refer to as “business-in-a-box” functionality. Our “business-in-a-box” solution helps cannabis retailers to improve their workflows and regulatory compliance in the course of serving cannabis consumers. We offer this functionality through a packaged software solution that includes (based on availability within any given market and state-level regulations) (i) a listing page with product menu on weedmaps.com, our iOS Weedmaps mobile application and our Android Weedmaps mobile application, which allows clients to disclose their license information, hours of operation, contact information, discount policies, and other information that may be required under applicable state law, (ii) the ability to receive reservations of products for pickup by consumers or delivery to consumers (either on weedmaps.com, on a white labeled WM Store site or third-party sites through our orders and menu embed product), thereby allowing inventory forecasting and helping retailers ensure sufficient staff are present to confirm product availability, as well as complete orders and process payments, (both of which only occur outside the Weedmaps listings marketplace), (iii) logistics software such as driver apps and fleet-tracking tools to permit legal compliance with state delivery regulations, (iv) retail point-of-sale, or POS, solutions to manage inventory and track-and-trace compliance reporting, (v) analytics dashboards, (vi) access to our online wholesale exchange marketplace to browse brand catalogs and efficiently identify brands to obtain inventory from (and review license information and certificates of analysis, among other compliance features), and (vii) application program interface, or API, integrations to streamline workflows, thereby helping eliminate human error in recordkeeping and promoting compliance through accuracy. We also offer a growing set of offerings for brands to reach consumers and retailers as well as manage their brand catalog information.
[4]	Arcview Market Research/BDS Analytics - The State of Legal Cannabis Markets, 8th Edition report.

weedmaps
Acquire and re-engage with users
Promote the business and offerings
Enable order-ahead for pick-up or delivery
Compliant delivery / fulfillment
Enable off-platform online store / menu embed
Run compliant on-site operations
Restock with top-selling products
Analyze user traffic data
wmh
wm ads
wm deals
wm orders
wm dispatch
wm store
wm retail
wm exchange
wm dashboard

Our WM Business solution is sold as a value-priced monthly subscription package, and is not based on the retailer’s revenues, profits, or volume of sales to consumers. We also offer several upsell and add-on products that allow businesses to have more prominent placement on the Weedmaps listings marketplace through featured listings, display ads, keyword search ads or promoted deal offerings. We sell our offerings in the United States and Canada, and we have a limited number of non-monetized listings in several international countries including Austria, Germany, the Netherlands, Spain, and Switzerland. As of March 31, 2021, we actively operate in 23 U.S. states and territories that have adult-use and/or medical-use regulations in place.
We have a history of growth since our inception in 2008. From fiscal year 2014 through 2020, we grew our revenue at a compound annual growth rate, or CAGR, of 35% and expanded our gross margin rate from 92% to 95%. For the year ended December 31, 2020, we generated $162 million in revenue, which represented 12% growth over the prior year and 40% growth over that same period when adjusting the prior year to eliminate revenue associated with non-licensed operators in California that we removed from the Weedmaps listings marketplace at the end of fiscal year 2019. For the year ended December 31, 2020, we generated net income of $39 million and EBITDA of $43 million. For the three months ended March 31, 2021, we generated $41 million in revenue, which represented 28% growth over the prior year and 58% growth over that same period when adjusting the prior year to eliminate revenue associated with non-licensed operators in Canada that we removed from the Weedmaps listings marketplace at the end of fiscal year 2020. For the three months ended March 31, 2021, we generated net income of $8 million and EBITDA of $9 million.

While the cannabis industry is still in the early innings of what could be decades of growth, we have established a leading position and a recognized brand given our 13-year operating history. Over the coming years, we plan on expanding our solutions and service offerings.
Our End-Markets
Cannabis is a large and growing industry spanning multiple countries across several continents. As of the date of this filing, four countries and, in the United States, 14 states, four territories, and the District of Columbia have legalized cannabis for adult use. In addition, more than 50 countries, and 36 U.S. states have legalized the medicinal use of cannabis. In December 2020, the United Nations Commission on Narcotic Drugs voted to remove cannabis from its current Schedule IV classification under the 1961 Single Convention on Narcotic Drugs, following the World Health Organization’s recommendation in 2019 to ease barriers to cannabis for medical use and research. In 2019, the global legal cannabis industry reached $14.8 billion in sales, representing 45% growth over 2018, which was 2.5 times higher than the 18% growth rate in 2018. According to Arcview Market Research/BDS Analytics, global cannabis sales are expected to grow at a CAGR of 21% from 2019 to 2025, reaching nearly $47 billion in 2025.15 The following maps and chart outline the current global cannabis regulatory framework and where we currently have a presence.

Our primary end-market today is the United States, which is the largest cannabis market in the world. Licensed retail sales of cannabis in the United States grew to $12.4 billion in 2019, up from $3.3 billion in 2014, and are expected to grow at a CAGR of 18% through 2025, reaching nearly $34 billion sales, based on the “Arcview Market Research/BDS Analytics - The State of Legal Cannabis Markets, 8th Edition” report. Notably, all five states’ ballot initiatives for medical or adult use legalization in the November 2020 election passed. According to an October 2020 Gallup poll, 68% of U.S. adults support the legalization of cannabis in the United States, which is higher than at any point in the past five decades. We expect additional states, as well as additional countries, to legalize cannabis for adult and/or medical use.

[15]	Arcview Market Research/BDS Analytics - The State of Legal Cannabis Markets, 8th Edition report.

Challenges in Our End-Markets
Despite cannabis being a large and growing sector in the U.S., we believe that cannabis is unlike many other consumer goods and retail categories for a number of reasons:
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Cannabis as a regulated industry is still in a nascent stage of development. As such, the industry lacks foundational components such as a master product catalog with standardized stock-keeping units/SKUs, normalized inventory data, consistent retail layouts, price transparency across products within markets, or other common product characteristic data. The lack of these foundational components creates challenges for consumers seeking to understand the local cannabis market as well as retailers and brands seeking brand awareness.

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Cannabis users are less than 12% of the population today without a “typical” user profile. The National Survey on Drug Use and Health estimated that, as of 2019, less than 12% of the U.S. adult population consumed cannabis monthly. These users are hard to target as they are statistically distributed relatively evenly across age, gender, income levels based on our consumer survey work and do not fit a narrow user profile or segment. The impact of these dynamics on traditional channels create pain-points for retailers and brands seeking to cost-effectively target cannabis consumers in compliance with audience restriction requirements under applicable law while balancing the need to preserve brand equity by ensuring the messaging is not viewed by non-cannabis consumers who still stigmatize the cannabis industry, thereby limiting future potential conversion opportunities for such consumer that could arise as cannabis continues to gain mainstream acceptance.

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Regulations governing cannabis are complex and vary state-by-state and by city and county within states. Cannabis regulations have been governed at the state as well as city / county level resulting in disparate regulatory frameworks and “closed-border” systems that prohibit interstate commerce. Those state and local laws, regulations, and ordinances are generally materially divergent with respect to many technical aspects of operating a legal cannabis business. Additionally, several states allow local governments an unusual degree of latitude to not only set licensing limits, but also to implement their own taxes and additional regulatory requirements. The net effect of this complex regulatory framework is that the cannabis industry within the U.S. is highly fragmented, and the disparate regulatory frameworks render it difficult to standardize products or business operations across different jurisdictions. Cannabis as a product is regulated more like hazardous waste material as opposed to a consumer good, given incredibly stringent policies governing pesticide limits and track-and-trace compliance, among other restrictions governing the production, distribution and sale of cannabis products. The penalties for non-compliance with these laws and regulations can often be costly, with permanent loss of licensed operations being a common penalty for material violations. Given this context, software that supports and enables businesses to be compliant and helps businesses identify non-compliance is an important tool to help mitigate the serious risks of non-compliance.

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Cannabis has wide variance in characteristics that make it complex to make an informed purchase decision. Cannabis products have wide ranges of use-cases, flavors, and clinical effects on different users, many of which are not well-understood today given the nascency of legalized cannabis usage and limited academic research. This makes gathering information regarding cannabis products more complex than many other consumer good verticals.

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Cannabis is a perishable good with a lack of product homogeneity. Cannabis flower and concentrate generally has limited shelf-stability and loses potency, flavor, and odor over time, creating additional challenges for retailers, who are required in certain states to report on changes in inventory weights to comply with state-level track-and-trace requirements. This, combined with the seasonality of cannabis cultivation and harvest, means that retailer and brand inventory have a wider degree of variance heterogeneity than is seen in many other consumer goods, such as alcohol.

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Brands are only in the early innings of establishing a consumer presence. Very few brands have been able to establish a national or regional awareness or following given state-level restrictions and federal enforcement priorities prohibiting interstate commerce. Brands also often face restrictions and are almost always restricted from selling direct to consumers, creating challenges in winning consumer loyalty and brand affinity. There are limited data sources for brands to be able to quantitatively demonstrate their reach or affinity with cannabis consumers to retailers.

Our Solution
Our solutions are designed to address these challenges facing cannabis consumers and businesses. The Weedmaps listings marketplace allows cannabis users to search for and browse cannabis products from retailers and brands, and ultimately reserve products from certain local retailers, in a manner similar to other technology platforms with breadth and depth of product, brand, and retailer selection (although confirmation of orders and processing of payments only occur outside the Weedmaps listings marketplace through third-party service providers directly by our clients). With the development of our WM Business SaaS solution, we offer an end-to-end platform for licensed cannabis retailers to comply with state law. We sell a monthly subscription offering as well as upsell and add-on offerings to licensed retailer clients, which include both dispensaries and delivery services. We also sell similar solutions to brand clients and other client segments such as doctors, though our revenue from these clients was less than 10% of our total revenue for the year ended March 31, 2021. We recently migrated all of our business clients from our Standard Listings subscription (which provided access to several of our SaaS solutions at no additional charge for clients with paid listings services) to our new WM Business subscription offering, which was completed by January 1, 2021. Our current solutions include:
•	WM Business subscription offering. Our WM Business monthly subscription package consists of the following solutions, the availability of which depends on the client’s market:
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WM Pages. Listing page with product menu, which allows clients to disclose their license information, hours of operation, contact information, discount policies, and other information that may be required under applicable state law.

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WM Orders. Transmission of requests for reservation of products for pick-up by consumers or delivery to consumers, allowing retailers to confirm product availability (and to complete orders and process payments - both of which only occur outside the Weedmaps listings marketplace). Weedmaps serves as a passive portal, passing a consumer’s inquiry to the dispensary. After a dispensary receives the order request from the consumer, the dispensary and the consumer can continue to communicate, adjust items in the request, and handle any stock issues, prior to and while the dispensary processes and fulfills the order.

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WM Dispatch. Logistics and fulfillment software and driver apps, which provide tools that can be used for legally compliant delivery and tracking of product reserved online through WM Orders and real-time routing and tracking of delivery fleet.

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WM Retail. Retail POS system, which provides inventory management and track-and-trace compliance reporting functionality along with built-in integrations with the listing page product menu and digital product reservation functionality to stream-line workflows. Our retail POS system is available in only a limited number of markets today, including Oklahoma, Michigan, and Missouri, though we have plans to continue expanding into additional states. We also support API integrations with third-party POS providers to make the Weedmaps listings marketplace more attractive for retailers who have not yet adopted our retail POS solution, including retailers in markets where our POS is not available, to replicate the labor efficiencies of the built-in listing menu and order integrations that come with our retail POS solution.

•	WM Dashboard. Insights dashboard, which provides data and analytics on user engagement and traffic trends to a client’s listing page.
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WM Store. Orders and menu embed, which allows retailers to import their Weedmaps listing menu or product reservation functionality to their own white-labeled WM Store site or separately owned third party sites in a labor-efficient way to manage their online presence, inventory, and compliance workflows both on weedmaps.com and their separately branded sites. While WM Store permits consumers to reserve products, confirmation of product availability, final order entry, order fulfillment and processing of payments all take place outside of the Weedmaps listings marketplace.

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WM Exchange. Access to our wholesale online exchange, which allows retailers to browse brand catalogs and identify brands to obtain inventory from and brands to manage their customer relationships and wholesale operations. WM Exchange also facilitates the sharing of license information and certificates of analysis between wholesale buyers and sellers, and offers other compliance features including invoice and transportation manifest generation and recordkeeping. Our wholesale exchange is currently available in California, Oklahoma, Michigan, Maryland, Missouri, and Maine, though we have plans to continue expanding into additional states.
•	Additional offerings for subscription clients. We offer several add-on and upsell solutions only to paying subscription clients, including:
•	Featured listings on our weedmaps.com marketplace; and
•	Promoted deals, which allows retailers to showcase discounts (as is required by applicable law in some jurisdictions) and promotions on products to assist price-conscious consumers.
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Additional advertising products. We also provide several a la carte advertising solutions including banner ads and promotion tile cards on our Weedmaps listings marketplace, as well as banner ads that can be tied to keyword searches. These products provide clients with targeted ad solutions in highly visible slots across our digital surfaces.

Our Competitive Strengths
Since our founding in 2008, we have grown to become a leading provider of technology solutions to the cannabis industry by leveraging our competitive strengths, including:
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Long History as a Technology Leader Serving the Cannabis Industry. Founded in 2008, we have a long history and established relationships with cannabis businesses and consumers, particularly in California and other more established cannabis markets. This has given us several competitive strengths, such as scale, attractive operating margins, and local insights into emerging consumer and business trends across many markets. Our policy and government relations expertise allows us to anticipate and react quickly to changes in cannabis regulations and informs all aspects of our business, including our product ideation, development and go-to-market strategies.

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Largest Two-Sided Platform for Cannabis Businesses and Consumers. We have over nine million MAUs who drove over fifty-three million user engagements (which we define as valuable user actions on the Weedmaps listings marketplace) as of March 31, 2021. We estimate that we have approximately 55% share of all licensed cannabis retailers across the U.S. markets we serve as paying clients on the platform. In March 2021, our users spent on average over seven minutes per session on our platform, which is higher than the eCommerce industry average. As of March 31, 2021, our Weedmaps mobile app has received 4.9 and 4.7 ratings (in each case, out of a 5.0 scale) on the Apple App Store and Google Play Store, respectively. As we continue to increase the number of users on our platform, we generate more engagements and more easily persuade our business clients to consolidate their service providers by switching to our value-priced WM Business bundled solution. As we continue to increase the number of businesses on our marketplace, we become a more compelling platform for users. As more businesses and users join the platform, we gain a richer trove of industry data to perform market research and assist in product development and improvement. The result is a self-reinforcing, mutually beneficial, two-sided network effect, which we believe is difficult to replicate.

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The Only Fully-Integrated Business-in-a-Box SaaS Solution Specific to the Cannabis Industry. Our WM Business solution enables licensed cannabis clients to comply with state law through integrated software solutions ranging from live menus, logistics and fulfillment, POS, and inventory management, and data and analytics. We believe we offer the only comprehensive software platform that allows cannabis retailers to reach their target audience, quickly and cost effectively, addressing a wide range of needs, with compliance front-of-mind. Our platform features self-service administrative functionality that enables clients to manage their listings page, including adding images, adjusting their menus, editing product information and responding to reviews as well as analyzing traffic trends.

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Unique and Growing Data Asset. Given our established presence, scale, and the breadth of product offerings that provide us with a high volume of retail-level information and user insights, we have a growing and unique data asset. Currently, the cannabis industry has few reliable sources of data. Our data gives us insights on local market trends and the shape of the consumer journey from exploration and discovery to point of direct interaction with retailers across multiple retailers, brands and products. As our network of clients and consumers continues to grow, our data set will become deeper and richer, increasing its value and our potential monetization opportunities.

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Ability to Innovate Rapidly and Launch New Products Efficiently at Scale. We have an agile product innovation and deployment process. Our sales team frequently engages with our paid clients about the products they use, as well as their business objectives and performance. We constantly strive to generate product ideas through this deep engagement with our clients, as well as empirical research. During the initial development phases, we test a proposed offering with relevant areas of our business such as sales, government relations and compliance, legal, marketing, and technology, and use the resulting cross-functional input to develop a clear business rationale and explicit articulation of the goals, client problems that need to be solved, compliance features that need to be incorporated, and potential product-market fit prior to the investment of developer time and company resources. We leverage reusable microservices architecture and modular technology that can be redeployed across multiple new offerings for quicker development cycles. This streamlined approach yields smaller initiatives requiring less investment, enabling us to deliver cost-effective product innovation at a rapid pace. For example, we were able to develop our WM Store product in approximately two months using a core team of only two engineers. When we then launch these initiatives and innovations, we are well-positioned to roll them out to a ready-made and already scaled market-the clients and users on our platform.

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Capital-Efficient Business Model with Strong Cashflow Generation. We operate a cloud-based platform, and unlike other cannabis-related businesses, we require minimal physical footprint and are not directly exposed to fluctuations in product input costs. We do not require real estate or other significant capital outlays to enter new markets. Our offerings can be efficiently customized to new markets to facilitate expansion, which provides significant flexibility to scale and enter new markets with minimal investment. The capital-efficiency of our business model is evidenced by our robust margin profile and high level of EBITDA converting to free cash flow while achieving our growth. From 2014 to 2020, we grew revenue at a CAGR of 35%. Over that period of time, we have expanded our gross margin rate from 92% to 95%. For 2020, our net income was $39 million and EBITDA was $43 million. For the three months ended March 31, 2021, we generated $41 million in revenue, which represented 28% growth over the prior year and 58% growth over that same period when adjusting the prior year to eliminate revenue associated with non-licensed operators in Canada that we removed from the Weedmaps listings marketplace at the end of fiscal year 2020. For the three months ended March 31, 2021, we generated net income of $8 million and EBITDA of $9 million. For further information about how we calculate EBITDA, limitations of its use and a reconciliation of EBITDA to net income, see the section entitled “Management's Discussion and Analysis of Financial Condition and Results of Operations—Key Operating and Financial Metrics-EBITDA and Adjusted EBITDA.”

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Operationally-Focused Management Team with Deep Experience. Our executive leadership team has over 100 years of cumulative professional experience spanning the technology, consumer, retail, legal and financial services industries, with a track record of operational execution and driving growth. Our Chief Executive Officer, Christopher Beals, established our government relations, legal and compliance functions, built-out the senior leadership team, and developed (and led the execution of) our “business-in-a-box” strategy. We believe our deep knowledge of our end-markets and broad-based operational expertise spanning several industry sectors provides a key competitive advantage in executing against our growth strategy.

Our Growth Strategy
With our leading share of cannabis consumers and businesses, we believe we are well-positioned to capitalize on underlying growth across our end-markets by executing against our strategy as follows:
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Grow Our Two-Sided Marketplace. We intend to continue growing the number of consumers on our platform through original content that educates, entertains, facilitates discovery of new products, increases awareness of our platform and encourages repeat usage. As we grow our users and user engagements, we can convince more businesses to increase adoption of our WM Business services through our WM Business subscription offering and additional offerings.

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Expand Our Existing Markets and Enter New Markets. We have a significant opportunity to grow our client base both within existing markets that are continuing to grow and new markets as they become open to regulated cannabis. Although we are increasingly becoming a more nationally-recognized brand, we are monetizing our platform in only 23 U.S. states and territories, as of March 31, 2021. Based on our internal research, we believe the minimum level of acceptable retail density to have a healthy and functioning licensed market is a minimum of one licensed retailer per 10,000 residents. As seen below, many of the U.S. states where we operate today are still under-penetrated with low levels of licensed retail density.

We believe that there are tremendous growth opportunities for us within our existing markets as retail licenses continue to be issued, and states move towards, and beyond, the one retail license per 10,000 people ratio. There are approximately 9,200 existing retail licenses across the United States and Canadian markets that we monetize, of which 44.1% are paying clients on our platform. Assuming no cap on the number of licenses issued or other restrictions on the number of licenses issued, if these same markets were to issue enough licenses to match a ratio of one license per 10,000 residents, approximately 12,000 new retail licenses would be issued. This may require continued liberalization of license restrictions across cities and counties within certain of our states where we do business today. With the momentum of state legalization, including a sweep of ballot initiatives in five states during the most recent election, we believe that legalization by additional states and eventually the U.S. government is inevitable. Assuming no cap on the number of licenses issued or other restrictions on the number of licenses issued, if the entire United States and Canada reached a minimum level of density of one license per 10,000 residents, we believe the total universe of retail licenses would reach approximately 37,300, which is approximately 4.0 times the current count of retail licenses in the United States and Canada as seen below. This represents a significant growth opportunity for us as every new retail license issued is an opportunity to onboard a new client onto our platform and increase their monthly spend as they leverage more of our services, solutions and upsell / add-on products.

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Expand our WM Business SaaS solution and grow Gross Merchandise Value (“GMV”). We intend to continue expanding the functionality of our SaaS solutions through additional offerings of premium analytics, Customer Relationship Management, or CRM, and loyalty tools, among other solutions, which we intend to monetize through additional higher priced tiers within our subscription offering. We will continue to expand the availability of our POS and wholesale exchange offerings across additional states. We also are continuously improving the base-level functionality across our WM Business solutions. We believe these initiatives will result in a more engaged client who utilizes more of our services across our platform and is more ripe for monetization opportunities over time. While we do not believe GMV is a driver of our revenue currently, GMV could represent significant monetization potential over time to the extent U.S. federal regulations allow us to monetize our clients’ currently off-platform transaction activity through take-rates or payment fees, which we do not engage in today. In any particular period, we determine our total annualized run-rate GMV by adding the dollar amounts associated with all estimated transactions originating from users engaging with a retailer on the Weedmaps listings marketplace or tracked via our WM Business solutions for the final calendar month of the given period and then multiplying that amount by a factor of 12.

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Pursue Strategic Acquisitions. We take a measured approach to acquisition-related growth, preferring to selectively make strategic software acquisitions, such as our prior POS subsidiary, that complement our existing offerings. We intend to continue selectively pursuing opportunities to invest in and acquire technology offerings that allow us to accelerate our growth.

Competition
Our direct competitors for individual components of our platform include cannabis-focused, two-sided networks like Leafly (for retailer listing pages), Dutchie and Jane Technologies (for menu embed and orders functionality), Leaflink (for B2B sales) and a variety of cannabis-focused point-of-sale providers. In addition, for our retail listing pages, our platform may also compete with current or potential products and solutions offered by internet search engines and advertising networks like Google, Yelp, various other newspaper, television and media companies, as well as outdoor billboard advertising. We believe that the principal competitive factors in our market include the scale of our network, comprehensiveness of offerings, ease of adoption and use, and ability to facilitate compliance with the complex, disparate regulations applicable to businesses operating in the cannabis industry, breadth and trustworthiness of information available to consumers, and brand. We believe we compete favorably based on these factors.
For additional information about the risks to our business related to competition, see the section entitled “Risk Factors-Risks Related to our Business and Industry—We currently face intense competition in the market, and we expect competition to further intensify as the cannabis industry continues to evolve.”
Sales and Marketing
Sales
Our sales team is primarily based out of our Irvine, California headquarters. Members of our sales team are knowledgeable about the products and add-ons that we offer, such as our Deals platform or WM Orders, and assist new and existing clients with our platform.
We generate many leads for new listing pages through the applicable state cannabis regulators’ lists of licensees. Other leads are created from inbound requests by applicants for cannabis licenses to begin establishing their business’ presence on our platform pending an expected cannabis license.
Marketing
We believe the quality and strength of our platform is our most valuable marketing asset, the vast majority of business sales leads being inbound. Our marketing strategy, across both consumers and businesses, consists of user acquisition, brand marketing, communications and field marketing.
Our consumer marketing efforts focus on driving awareness of the platform, acquiring new users who may be interested in the platform and increasing engagement of existing users. To augment the engagement of our platform, we employ a series of lifecycle marketing, social media and SEO tactics that have increased our direct & organic traffic. Though many traditional paid marketing channels (such as broadcast television or Google search and display ads) are not available to platforms in the cannabis industry, we have been able to build a reliable network of online tactics that allow us to accelerate the growth of our consumer base at very competitive customer acquisition costs. Additionally, we seek key broad consumer opportunities to cement our place in consumers’ minds as the premier cannabis marketplace such as the recent sponsorship of the Mike Tyson vs. Roy Jones, Jr. pay-per-view fight, one of the top 10 most purchased combat sports events of all time.
Our business marketing focus is to drive awareness of the breadth of our software offering among cannabis retailers and brands, given how nascent some of our newer offerings are. We do so through direct physical and digital marketing, working with local cannabis business associations, and through lifecycle marketing with existing clients. Given the strength of our brand, we have seen strength in performance of our tactics in what is a crowded market, easing the acquisition or upsell process for our sales team.
Social Impact
To support the growth of an inclusive cannabis industry, we participate in policy panels and organize educational sessions to educate attendees about the importance of social equity programs and other policy initiatives that are designed to ensure the ability of people of color and those impacted by the war on drugs to participate in the legal cannabis markets that are opening (i.e. social equity licensing programs). Additionally, our policy team has drafted white papers and mock legislative provisions that are designed to support the enactment of social equity licensing programs and advocates for state and local governments to enact social equity licensing programs. We have also established a program, WM Teal, which stands for “Together for Equity Access and Legislation”, through which we provide free software, advertising, educational materials and training programs to applicants or licenses under social equity licensing programs.
Research and Development
Our product development efforts focus on adding new features and solutions to our platform, as well as increasing the functionality and enhancing the ease of use of our platform. While we expect research and development expenses to increase as we continue to increase the functionality of our platform, we expect our research and development expenses to remain the same percentage of total revenues.
Intellectual Property
Our intellectual property and proprietary rights are valuable assets that are important to our business. In our efforts to safeguard our copyrights, trade secrets, trademarks and other intellectual property rights worldwide, we rely on a combination of federal, state, common law and international rights in the jurisdictions in which we operate.
We have an ongoing trademark and service mark registration program pursuant to which we register our brand names, taglines and logos in the United States, Canada, the European Union and other jurisdictions to the extent we determine they are appropriate and cost-effective.
As of March 31, 2021, we have been issued trademark registrations in the United States, Canada, Japan, the European Union and the United Kingdom. We have also been issued an international trademark registration with designation in Australia and the European Union for “Weedmaps.” As of March 31, 2021, we have pending trademark applications in the United States covering: “Weedmaps Museum of Weed” and “WMMW”, as well as a pending trademark application in the United States covering “Weedmaps” for delivery platform services. We also have pending trademark applications in Canada covering “Weedmaps” and our “wm verified logo”.
In addition to our numerous trademark applications and registrations, we have been issued copyright registrations in the United States for our weedmaps.com website, “Grow One,” and two versions of our Lab API documentation. Further, we own several domain names, including: weedmaps.com, marijuana.com, cannabis.com, wmpolicy.com, themuseumofweed.com, wm-retail.com, wmforbusiness.com and WM.store. Our trademarks and domain names are material to our business and brand identity.
We also rely on non-disclosure agreements, invention assignment agreements, intellectual property assignment agreements, or license agreements with employees, independent contractors, consumers, software providers and other third parties, which protect and limit access to and use of our proprietary intellectual property.
Though we rely, in part, upon these legal and contractual protections, we believe that factors such as the skills and ingenuity of our employees, as well as the functionality and frequent enhancements to our platform are larger contributors to our success in the marketplace.
Circumstances outside our control could pose a threat to our intellectual property rights. For more information, see the section entitled “Risk Factors—Risks Related to our Business and Industry.”
Facilities
Our corporate headquarters is located in Irvine, California, pursuant to an operating lease that expires in 2025. We have built out a second headquarter space in Los Angeles, California, pursuant to an operating lease that expires in 2031. We lease or license additional offices in Denver, Colorado; Ontario Canada; and Barcelona, Spain.
We believe that our current facilities are adequate to meet our ongoing needs. However, from time to time we may evaluate additional or substitute office spaces. We believe that we will be able to obtain additional facilities, as needed, on commercially reasonable terms. Additionally, we recently adopted a work from anywhere policy.
People Operations and Human Capital Resources
As of March 31, 2021, we had 433 full-time employees and 1 part-time employee, including 176 in engineering, product and design, 179 in sales and marketing, and 79 in general and administrative and professional services. Of these employees, 420 are located in the United States, 12 are located in Canada, and two are located in Spain.

We believe that being able to attract and retain top talent is both a strategic advantage for us and necessary to realize our mission of powering a transparent and inclusive global cannabis economy. Our position as a leading technology provider to the cannabis industry helps us attract high caliber employees who are technologically skilled and also passionate about our mission and products. We devote substantial resources to this task. Our dedicated, best-in-class Talent Acquisition team is focused on finding and attracting diverse and capable talent, and our People & Culture team is set on building a world class employer of choice for that talent once they get here. None of our employees are represented by a labor union or covered by collective bargaining agreements, and we have not experienced any work stoppages.
Government Regulation
Numerous countries and territories have moved in recent years to regulate and tax cannabis, particularly medical cannabis. Most of these jurisdictions present complex regulatory regimes that require licensed operators to comply with substantial reporting, testing, packaging, distribution, and security requirements.
United States and Territories
Notwithstanding the trend toward further state legalization, the U.S. government continues to categorize cannabis as an illegal Schedule I controlled substance, and accordingly the cultivation, processing, distribution, sale, advertisement of sale and possession by our customers violate federal law, as discussed further in the sections entitled “Risk Factors—Risks Related to our Business and Industry.”
While the Obama and Trump administrations have had different stated policies, including the latter’s less friendly position on the industry, the U.S. federal government has not prioritized the enforcement of the CSA’s prohibition on cannabis against cannabis companies complying with the state law and their vendors for over five years.
Since 2014, versions of the U.S. omnibus spending bill have included a provision prohibiting the DOJ, which includes the Drug Enforcement Administration, from using appropriated funds to prevent states from implementing their medical-use cannabis laws. Federal courts have held that the provision prohibits the DOJ from spending funds to prosecute individuals who engage in conduct permitted by state medical-use cannabis laws and who strictly comply with such laws.
President Biden’s presidential campaign position on cannabis falls short of full legalization. According to the Biden campaign website, Biden “will decriminalize cannabis use and automatically expunge prior convictions, support the legalization of cannabis for medical purposes, leave decisions regarding legalization for recreational use up to the states, and reschedule cannabis as a CSA schedule II drug so researchers can study its positive and negative impacts.”
Although the U.S. Attorney General could issue policy guidance to federal prosecutors that they should not interfere with cannabis businesses operating in compliance with states’ laws, any such guidance would not have the force of law, and could not be enforced by the courts. The President alone cannot legalize medical cannabis, and as states have demonstrated, legalizing medical cannabis can take many different forms. While rescheduling cannabis to CSA schedule II would ease certain research restrictions, it would not make the state medical or adult-use programs completely federally legal. While industry observers are hopeful that changes in Congress and the Senate, along with a Biden presidency, will increase the chances of banking reform, it is not a certainty. A number of bills would affect the legal status of cannabis banking. The Secure and Fair Enforcement (“SAFE”) Banking Act, would allow financial institutions to legally provide services to state-licensed and compliant cannabis operators, and has passed the House of Representatives but not the Senate. A number of other bills expected to be introduced or reintroduced into the 117th Congress could affect the legal status of cannabis in the United States, though whether any of them will become law is uncertain. Recently, Senators Cory Booker (D-NJ), Ron Wyden (D-OR) and Chuck Schumer (D-NY) issued a joint statement regarding comprehensive cannabis reform legislation they will be introducing in the form of a new bill in 2021. Senator Schumer specifically stated that he wants to end the federal government’s prohibition targeting marijuana and “repair the damage done to communities by the War on Drugs” through this new bill. In addition to the new bill, some previously introduced bills, or at least provisions from those bills, are expected to be reintroduced this year. For example: the Marijuana Opportunity, Reinvestment and Expungement (“MORE”) Act, which would remove cannabis entirely from the list of scheduled substances under the Controlled Substances Act and eliminate criminal penalties for manufacturing, distributing, or possessing cannabis, and among other measures would also establish certain measures for social and criminal justice and impose a federal tax on cannabis products.

Some of our retail clients sell products with CBD derived from hemp with and without THC from non-hemp cannabis. Until recently, hemp and hemp’s extracts (except mature stalks, fiber produced from the stalks, oil or cake made from the seeds and any other compound, manufacture, salt derivative, mixture or preparation of such parts) were illegal Schedule I controlled substances under the CSA. The Agricultural Act of 2014, Pub. L. 113-79 (the “2014 Farm Bill”) authorized states to establish industrial hemp research programs. The majority of states established programs purportedly in compliance with the 2014 Farm Bill. Many industry participants and even states interpreted the law to include “research” into the commercialization of, and commercial markets for, CBD from hemp, including products containing CBD.
In December 2018, the U.S. government changed hemp’s legal status. The Agriculture Improvement Act of 2018, Pub. L. 115-334 (the “2018 Farm Bill”), removed hemp and extracts of hemp, including CBD, from the CSA schedules. Accordingly, the production, sale and possession of hemp or extracts of hemp, including certain CBD products, no longer violate the CSA. The states have implemented a patchwork of different laws on hemp and its extracts, including CBD. Additionally, the FDA claims that the Food, Drugs & Cosmetics Act significantly limits the legality of hemp-derived CBD products.
We have been neither a defendant in a criminal action nor the subject of a civil or regulatory enforcement proceeding, prosecuted by a U.S. governmental authority based on our provision of products and solutions to the cannabis industry. In addition, we believe that Section 230 provides immunity from civil and state criminal liability to internet service provider intermediaries in the United States, such as us, for content provided on their platforms that they did not create or develop. We do not create or develop the information that appears on our clients’ listing pages and other advertising placements, although our moderation teams may take down a client’s information if it breaches our listing restrictions or admonish consumers who post reviews that violate our community terms of use (which, for example, prohibit profanity and racism). We do author and edit certain original content that appears in other sections of our site, such as WM News, WM Learn and WM Policy. All of these sections are general news and information, and none of these sections are advertisements for, or listing pages of, cannabis businesses. For additional information about Section 230, see the sections entitled “Business—Overview” and “Risk Factors—Risks Related to our Business and Industry.” Our clients are subject to licensing and related requirements under applicable laws and regulations, and our own compliance policies, and some of our clients currently and in the future may not be in compliance with all such requirements. Currently, we require all cannabis retailers on Weedmaps to display a valid, unexpired state-issued license number on their listing. We have a dedicated Trust and Safety team that reviews license information, both on submission and on an ongoing basis, to ensure validity and accuracy. For certain Weedmaps products or services, we may request additional verification and documentation. Additionally, we require contractual representations and warranties from our clients that they are complying with state law. If, despite our policies to verify state-licensure, unlicensed or noncompliant businesses are able to access our products, it could subject us to legal or regulatory enforcement and negative publicity, which could adversely impact our business, operating results, financial condition, brand and reputation.
Canada
Medical cannabis has been legal in Canada since 1999 through various regulatory regimes. On October 17, 2018, the Cannabis Act (Canada) came into force. The Cannabis Act governs both the medical and the regulated adult-use markets in Canada. Prior to October 17, 2018, legal access to and use of medical cannabis in Canada was regulated under the Controlled Drugs and Substances Act and the associated Access to Cannabis for Medical Purposes Regulations, or ACMPR. Under the Cannabis Act, holders of licenses to cultivate and/or process cannabis are also permitted to supply cannabis under their existing licenses obtained pursuant to the ACMPR to the regulated adult-use market.
The distribution and sale of cannabis for adult use is regulated separately by each provincial and territorial government, and as such, regulatory regimes vary from jurisdiction to jurisdiction. In each of the provinces and territories, except for Saskatchewan, a provincial distributor is responsible for purchasing cannabis from producers and selling products to its regulated retail distribution channels. In addition, in each province and territory, other than Saskatchewan and Manitoba, the provincial distributor is solely responsible for online sales. With respect to retail sales of cannabis, other than online sales, the provincial and territorial regulations in Prince Edward Island, Nova Scotia, New Brunswick, Quebec, and the Northwest Territories allow only for government-run cannabis stores, while the provincial and territorial regulations in Ontario, Manitoba, Saskatchewan, Alberta and Yukon leave the retail sale of cannabis, other than online sales, to the private sector. In Newfoundland, British Columbia and Nunavut, provincial and territorial regulations allow for a hybrid model in which both public and private stores can operate.

The regulations promulgated under the Cannabis Act, or the Cannabis Regulations, provide more detail on the medical and adult-use regulatory regimes for cannabis, including regarding licensing, security clearances and physical security requirements, product practices, outdoor growing, security, packaging and labelling, cannabis-containing compounds, document retention requirements, reporting and disclosure requirements, the new access to cannabis for medical purposes regime and industrial hemp regulations (both of which are substantially similar to the medical cannabis and industrial hemp regulatory regimes that existed prior to the Cannabis Act coming into force). Under the Cannabis Act and the Cannabis Regulations, Health Canada has been granted the authority to issue a wide range of licenses, including licenses for standard cultivation, micro-cultivation, industrial hemp cultivation and nursery cultivation, licenses for standard processing and micro- processing, and sales licenses.
The Cannabis Act prohibits all cannabis promotion unless specifically authorized thereunder. Under Subsection 17(1) of the Cannabis Act, it is prohibited to promote cannabis or a cannabis accessory or any service related to cannabis, including (a) by communicating information about its price or distribution; (b) by doing so in a manner that there are reasonable grounds to believe could be appealing to young persons; (c) by means of a testimonial or endorsement, however displayed or communicated; (d) by means of the depiction of a person, character or animal, whether real or fictional; or (e) by presenting it or any of its brand elements in a manner that associates it or the brand element with, or evokes a positive or negative emotion about or image of, a way of life such as one that includes glamour, recreation, excitement, vitality, risk or daring.
Authorized promotions under the Cannabis Act include those by licensed businesses and others, limited to informational content or brand preference promotion. Informational promotion is promotion that contains factual information to the consumer about cannabis, cannabis accessories, and services related to cannabis, including their availability and price. Brand-preference promotion is promotion of cannabis, cannabis accessories, and services related to cannabis based on their brand characteristics. Businesses that are authorized to produce, sell or distribute cannabis under the Act may promote cannabis by means of an informational promotion or brand preference promotion so long as the person responsible for the promotion, if a telecommunication, has taken reasonable steps to ensure that the promotion cannot be accessed by a young person.
As discussed elsewhere in this prospectus, we believe that Section 230 provides immunity from civil and state criminal liability to internet service provider intermediaries in the United States, such as us, for content provided on their platforms that they did not create or develop. While Article 19.17.2 of the United States-Mexico-Canada Agreement (“USMCA”), which became effective on July 1, 2020, contains language which is similar to Section 230(c)(1) of the Communications Decency Act, there is currently no statutory equivalent to Section 230 in Canada. While the case law in Canada on this point is not extensive, however, we believe that courts in Canada have tended to exclude digital platforms in Canada, such as us, from aiding-and-abetting liability for publishing third-party content on their platforms where the platform providers act as “mere conduits” for the content. For additional information, see the section entitled “Risk Factors—Risks Related to our Business and Industry.” We do not create or develop the information that appears in our clients’ listing pages and other advertising placements, although our moderation teams may take down a client’s information if it breaches our listing restrictions or admonish consumers who post reviews that violate our community terms of use (which, for example, prohibit profanity and racism). We do author and edit certain original content that appears in other sections of our site, such as WM News, WM Learn and WM Policy. All of these sections are general news and information, and none of these sections are advertisements for, or listing pages of, cannabis businesses. Currently, we require all cannabis retailers on Weedmaps to display a valid, unexpired state-issued license number on their listing. We have a dedicated Trust and Safety team that reviews license information, both on submission and on an ongoing basis, to ensure validity and accuracy. For certain Weedmaps products or services, we may request additional verification and documentation. If, despite our policies to verify state-licensure, unlicensed or noncompliant businesses are able to access our products, it could subject us to legal or regulatory enforcement and negative publicity, which could adversely impact our business, operating results, financial condition, brand and reputation.
We have not been a defendant in a criminal action, nor have we been the subject of a civil or regulatory enforcement proceeding, prosecuted by a Canadian governmental authority based on our provision of products and solutions to the cannabis industry.

Rest of the World
Legalized cannabis is expanding in other parts of the world with countries adopting varying degrees of legalization or decriminalization. We do not yet regard these countries as viable marketplaces for our products, though we have ongoing tests of a small number of listings in several markets where that product is legally permissible.
Legal Matters
In September 2019, we received a grand jury subpoena from the U.S. Attorney’s Office for the Eastern District of California, requiring the production of a broad range of documents related to our business, personnel, finances and operations, including documents related to our dealings with various companies in the cannabis industry. We are fully cooperating with the inquiry.
Based on our discussions with the U.S. Attorney’s Office since we received the subpoena, we believe the primary focus of their investigation is on our relationships in 2019 with cannabis retailers in California who may not have been properly licensed under state law at the time they were advertising on our platform. In August 2019, prior to receiving the subpoena, and following collaborative discussions with the California Bureau of Cannabis Control, we announced that we would remove from the platform any remaining California retailers who failed to provide us with information demonstrating a valid cannabis license. That was accomplished by the end of 2019. We currently require that all operational cannabis retailers on the platform provide license information.
As of December 31, 2020, the U.S. Attorney’s Office investigation has not been resolved. In our dialogue with the U.S. Attorney’s Office, we have had productive discussions about a potential resolution, but no agreement has been reached. Following an initial production of documents in November 2019, further productions responsive to the subpoena have been postponed pending discussions about resolving the matter.
The recent election of Joe Biden will likely result in a change in leadership at the U.S. Attorney’s Office for the Eastern District of California, which may delay any resolution of this investigation. In addition, the Department of Justice in a Biden administration may have different priorities relating to companies that serve the cannabis industry, and may issue new guidance on the exercise of prosecutorial discretion in such cases.
Additionally, from time to time, we are involved in legal proceedings and subject to claims that arise in the ordinary course of business. Although the results of legal proceedings and claims cannot be predicted with certainty, to our knowledge we are not currently party to any legal proceedings which, if determined adversely to us, would individually or taken together have a material adverse effect on our business, operating results, cash flows or financial condition. We also pursue litigation to protect our legal rights and additional litigation may be necessary in the future to enforce our intellectual property and our contractual rights, to protect our confidential information or to determine the validity and scope of the proprietary rights of others.

MANAGEMENT
Executive Officers and Directors
The following table sets forth the names, ages and positions (as of June 30, 2021) of our directors and executive officers:
Name	Age	Position
Executive Officers
Christopher Beals	41	Chief Executive Officer and Director
Brian Camire	42	General Counsel and Secretary
Justin Dean	44	Chief Technology Officer and Chief Information Officer
Juanjo Feijoo	35	Chief Operating Officer
Arden Lee	45	Chief Financial Officer

Non-Employee Directors
Tony Aquila	56	Director
Douglas Francis	43	Founder and Director
Brenda Freeman	57	Director
Olga Gonzalez	55	Director
Scott Gordon	60	Director
Justin Hartfield	37	Founder and Director
Fiona Tan	50	Director
Executive Officers
Christopher Beals. Mr. Beals has served as our Chief Executive Officer and as a member of our board of directors since June 2021. Mr. Beals served as Legacy WMH’s Chief Executive Officer from March 2019 to June 2021 and as a member of its board of managers since October 2015. Mr. Beals previously served as Legacy WMH’s General Counsel from September 2015, and Legacy WMH’s President from February 2016 to March 2019. Mr. Beals previously served as Senior Vice President of Colbeck Capital Management from December 2014 to August 2015 and Senior Corporate Counsel & Data Privacy Officer at T-Systems International GmbH from February 2013 to December 2014. He also previously worked as an associate at Davis Polk & Wardwell LLP and Covington & Burling LLP. Mr. Beals holds a B.S. in Systems Engineering and a B.A. in Economics from the University of Pennsylvania and a J.D. from the University of Pennsylvania Law School.
Brian Camire. Mr. Camire has served as our General Counsel and Secretary since June 2021. Mr. Camire served as Legacy WMH’s General Counsel from May 2019 to June 2021. Prior to joining Legacy WMH, Mr. Camire served as Associate General Counsel of Snap Inc. from May 2016 until April 2019 and as Corporate Counsel from March 2015 to May 2016. From January 2011 to February 2015, Mr. Camire worked as an associate attorney at Cooley LLP. Mr. Camire holds a B.A. in Mathematics from Northwestern University and a J.D. from the University of Michigan Law School.
Justin Dean. Mr. Dean has served as our Chief Technology Officer and Chief Information Officer since June 2021. Mr. Dean served as Legacy WMH’s Chief Technology Officer from December 2019 to June 2021 and Chief Information Officer since November 2018. He previously served as the Senior Vice President of Technology and Head of Infrastructure and Platform at Ticketmaster from February 2015 to November 2018, Vice President of Global Infrastructure and Head of Technical Operations at Shopzilla (formerly Bizrate) from January 2007 to February 2015 and Vice President of Information Technology at B3 Corp from 2002 to 2007. Mr. Dean started his career in technology while serving as a Network Systems Engineer in the U.S. Marine Corps from October 1995 to October 1999 and then went on to serve in senior technical architecture roles at National Realty Trust and Compuware (assigned to Sempra Energy).
Juanjo Feijoo. Mr. Feijoo has served as our Chief Operating Officer since July 2021 and as our Chief Marketing Officer from June 2021 to July 2021. Mr. Feijoo served as Legacy WMH’s Chief Marketing Officer from May 2019 to June 2021. Previously, Mr. Feijoo served as Senior Director of Customer Engagement for Creative Cloud at Adobe, a publicly-held global technology company, from 2017 to 2019. Prior to that, from 2015 to 2017, Mr. Feijoo served various roles at Maplebear inc (d/b/a Instacart), a private company, including Vice President of Central Operations & Marketing. Prior that, from 2008 to 2015, Mr. Feijoo held several roles at Google, Inc, a publicly-held global technology company, including Head of Consumer Experience, Consumer Operations. Mr. Feijoo holds a B.S. in International Business Management from Oxford Brookes University.
Arden Lee. Mr. Lee served as our Chief Financial Officer since June 2021. Mr. Lee served as Legacy WMH’s Chief Financial Officer from February 2019 to June 2021. Prior to joining Legacy WMH, Mr. Lee was the Vice President of Global Business Planning at Nike, Inc. from December 2016 to July 2018 and previously worked at Goldman Sachs & Co. from April 2007 to November 2016, most recently holding the position of Managing Director of Investment Banking. Mr. Lee also previously served as Vice President, Investment Banking at Citigroup, Inc. and Vice President, Mergers and Acquisitions at Deutsche Bank Securities. He holds an A.B. in Economics from Princeton University.
Board of Directors
Tony Aquila. Mr. Aquila has served as a member of our board of directors since June 2021. In June 2019, Mr. Aquila founded AFV Partners, an affirmative low-leverage capital vehicle that invests in long-term mission critical software, data and technology businesses and serves as its Chairman and Chief Executive Officer since its founding. In 2005, Mr. Aquila founded Solera Holdings Inc., and led it as Chairman and Chief Executive Officer to a $1 billion initial public offering in 2007, and in the following years sourced and executed over 50 acquisitions significantly expanding Solera’s total addressable market. Mr. Aquila oversaw Solera’s $6.5 billion transaction from a public-to-private business in 2016. Mr. Aquila currently serves as the Chairman for Aircraft Performance Group, LLC, a global provider of mission critical flight operations software, since January 2020, RocketRoute Limited, global aviation services company, since March 2020, APG Avionics LLC, an aviation data and software company for the general aviation market, since September 2020 and Canoo Inc., a mobility technology company, since December 2020. From November 2018 to July 2020, Mr. Aquila served as the Global Chairman of Sportradar Group, a sports data and content company.
Douglas Francis. Mr. Francis has served as a member of our board of directors since June 2021. Mr. Francis is a co-founder of Legacy WMH, and served as chairman of Legacy WMH’s board of managers since March 2019 and as a member of Legacy WMH’s board of managers prior to that. Mr. Francis previously served as Legacy WMH’s Chief Executive Officer from February 2016 until March 2019 and as Legacy WMH’s President from January 2009 to February 2016. Mr. Francis has served in management positions in each of Legacy WMH’s current subsidiaries. Mr. Francis holds a B.S. in Business Administration and Management from Chapman University.
Brenda Freeman. Ms. Freeman has served as a member of our board of directors since June 2021. Since February 2020, Ms. Freeman has served as Chief Executive Officer for Arteza, Inc., a direct-to-consumer arts and crafts manufacturing and supply company. Ms. Freeman founded and has served as President of Joyeux Advisory Group LLC, a firm providing advisory services to early-stage startups and Fortune 500 companies, since January 2018. From March 2016 to December 2018, Ms. Freeman was Chief Marketing Officer of Magic Leap, Inc., a virtual reality technology company, and from December 2018 to April 2019 was Senior Advisor to the Chief Executive Officer. From March 2015 to March 2016, Ms. Freeman served as Chief Marketing Officer of National Geographic Channel, a television network and channel. Ms. Freeman has been a member of the boards of directors of Blue Apron Holdings, Inc. since October 2020, of Caleres, Inc. since April 2017 and of Avnet, Inc. since November 2018. Ms. Freeman previously served on the board of directors of Herman Miller, Inc. from January 2016 to June 2019 and on the board of directors of RTW Retailwinds, Inc. from April 2019 to April 2020. Previously, Ms. Freeman served as Chief Marketing Officer at Turner Broadcasting Systems, Inc. and was Vice President, television marketing at DreamWorks Animation SKG Inc. Ms. Freeman holds a B.S. degree in chemical engineering and an M.B.A degree from the University of Maryland.
Olga Gonzalez. Ms. Gonzalez has served as a member of our board of directors since June 2021. Since January 2021, Ms. Gonzalez has served as Global Business Leader for Wild Fork Foods, an online specialty food service. Prior to that, Ms. Gonzalez held various leadership positions at Walmart Inc., including Senior Vice President and Chief Financial Officer at Walmart México y Centroamérica from July 2017 to April 2020, Vice President Commercial & Operations Finance at Walmart México y Centroamérica from October 2014 to June 2017, Chief Financial Officer at Walmart Chile from 2011 to 2014, and Vice President, Internal Audit Services Latin America at Walmart US from 2010 to 2011. Prior to that, Ms. Gonzalez had served as Director, Internal Audit at General Motors Company from 2006 to 2010 and from 1996 to 2004, Vice President, Enterprise Risk and Assurance Services at the

American Express Company from 2004 to 2006, and Internal Audit at Banco Santander from 1989 to 1996. Ms. Gonzalez holds a Bachelor of Business Administration degree from Pontificia Universidad Católica de Puerto Rico and an M.B.A. from Florida International University.
Scott Gordon. Mr. Gordon has served as a member of our board of directors since June 2021. Mr. Gordon has been the Chairman of Silver Spike’s board of directors and has served as its Chief Executive Officer since its inception. Since 2016, Mr. Gordon has been the co-founder and Chairman of Egg Rock Holdings, parent company of the Papa & Barkley family of cannabis products with related subsidiary assets in manufacturing, processing, and logistics. Egg Rock Holdings also is the parent company of Papa & Barkley Essentials, a hemp-derived CBD business based in Colorado. From 2016 to 2018, Mr. Gordon was also President of Fintech Advisory Inc., investment manager for a multibillion dollar family office fund focused on long-term and opportunistic investments in emerging markets. From late 2013 to 2016, Mr. Gordon served as a Portfolio Manager at Taconic Capital Advisors, a multi-strategy investment firm. Prior to joining Taconic, Mr. Gordon was a Partner and Portfolio Manager at Caxton Associates from 2009 to 2012. He was also a Senior Managing Director and Head of Emerging Markets at Marathon Asset Management from 2007 to 2009. Earlier in his career, Mr. Gordon held leadership positions at Bank of America and ING Capital. Mr. Gordon was a founding member of the Emerging Markets business at JP Morgan where he worked upon graduating from Bowdoin College in 1983.
Justin Hartfield. Mr. Hartfield has served as a member of our board of directors since June 2021. Mr. Hartfield is a co-founder of Legacy WMH, and served as a member of Legacy WMH’s board of managers since inception and served as Legacy WMH’s chairman of the board from February 2016 to March 2019. Previously, Mr. Hartfield served as Legacy WMH’s Chief Executive Officer until February 2016. Mr. Hartfield holds a B.S. in Computer and Information Sciences and Supportive Services from the University of California, Irvine.
Fiona Tan. Ms. Tan has served as a member of our board of directors since June 2021. Since September 2020, Ms. Tan has served as Global Head of Customer and Supplier Technology for Wayfair LLC. Prior to that Ms. Tan held various leadership positions at Walmart Inc., including Head of Technology, Walmart US from March 2019 to September 2020, Senior Vice President, Engineering, Customer Technology, WalmartLabs from January 2017 to March 2019 and Vice President, Engineering, International Markets, WalmartLabs Strategy, and Operations from April 2014 to January 2017. Prior to that Ms. Tan was Vice President, Engineering for Ariba, Inc. Ms. Tan also previously worked for 16 years at TIBCO Software, Inc., as well as for Oracle Corporation. Ms. Tan holds an M.S. in Computer Science from Stanford University and a B.S. in Computer Science and Engineering from the Massachusetts Institute of Technology.
Board Composition
Our business and affairs are organized under the direction of our board of directors. Our board of directors consists of eight members. In addition, there is one vacancy on our board directors, which such vacancy will be filled by an affirmative vote of a majority of our board directors. The Chair of our board of directors is Christopher Beals. The primary responsibilities of our board of directors is to provide oversight, strategic guidance, counseling and direction to our management. Our board of directors meet on a regular basis and additionally as required.
In accordance with the terms of our charter, our board of directors is divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class serving a three-year term. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.
Our board of directors is divided into the following classes:
•	Class I, which consists of Mr. Beals, Ms. Tan and one vacancy, whose terms will expire at our first annual meeting of stockholders to be held after the Business Combination;
•	Class II, which consists of Mr. Aquila, Mses. Gonzalez and Freeman, whose terms will expire at our second annual meeting of stockholders to be held after the Business Combination; and
•	Class III, which consists of Messrs. Francis, Gordon, and Hartfield, whose terms will expire at our third annual meeting of stockholders to be held after the Business Combination.
Director Independence
Our board of directors determined that each of the directors on our board of directors other than Messrs. Beals, Hartfield and Mr. Francis are independent directors, as defined under the listing rules of The Nasdaq Stock Market

LLC (the “Nasdaq listing rules”), and our board of directors consists of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq listing rules relating to director independence requirements. In addition, we are subject to the rules of the SEC and Nasdaq relating to the membership, qualifications and operations of the audit committee, as discussed below.
Lead Independent Director
Christopher Beals, our Chief Executive Officer, serves as Chair of our board of directors. Mr. Beals is not “independent” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. Our corporate governance guidelines provide that one of our independent directors may serve as the lead independent director at any time that Mr. Beals or anyone else who is not an independent director is serving as the Chair of our board of directors. The independent directors of our board of directors appointed Ms. Freeman to serve as our lead independent director. As lead independent director, Ms. Freeman presides over periodic meetings of our independent directors (including at any meetings of our board of directors where the Chair is not present) and coordinate certain activities of the independent directors.
Board Committees
Our board of directors established an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors adopted a charter for each of these committees, which complies with the applicable requirements of current Nasdaq rules. We intend to comply with future requirements to the extent they will be applicable to us. Copies of the charters for each committee are available on the investor relations portion of our website.
Audit Committee
Our audit committee consists of Mses. Gonzalez, Freeman and Mr. Gordon. Our board of directors has determined that each of the members of the audit committee satisfy the independence requirements of Nasdaq and Rule 10A-3 under the Exchange Act. Each member of the audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, our board of directors examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.
We named Ms. Gonzalez as the chair of the audit committee. Our board of directors determined that Ms. Gonzalez qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of Nasdaq listing rules. In making this determination, our board of directors considered Ms. Gonzalez’s formal education and previous experience in financial roles. Both our independent registered public accounting firm and management periodically will meet privately with our audit committee.
The functions of this committee include, among other things:
•	approve the hiring, discharging and compensation of our independent registered public accounting firm;
•	oversee the work of our independent registered public accounting firm;
•	approve engagements of the independent registered public accounting firm to render any audit or permissible non-audit services;
•	review the qualifications, independence and performance of the independent registered public accounting firm;
•	review our financial statements and review our critical accounting policies and estimates;
•	review and approve related party transactions and any exchanges of Units pursuant to the exchange agreement that are proposed to be settled in cash;
•	review the adequacy and effectiveness of our internal controls; and
•	review and discuss with management and the independent registered public accounting firm the results of our annual audit, our quarterly financial statements and our publicly filed reports.

Compensation Committee
Our compensation committee consists of Messrs. Aquila and Gordon. We named Mr. Aquila as our chair of the compensation committee. Our board of directors has determined that each of the members of the compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the independence requirements of Nasdaq.
The functions of the committee include, among other things:
•	review and recommend policies relating to compensation and benefits of our officers and employees;
•	review and approve corporate goals and objectives relevant to compensation of our chief executive officer and other senior officers;
•	evaluate the performance of our officers in light of established goals and objectives;
•	recommend compensation of our officers based on its evaluations; and
•	administer the issuance of stock options and other awards under our stock plans.
Nominating and Governance Committee
Our nominating and corporate governance committee consists of Mses. Tan and Freeman. Ms. Freeman serves as the chair of the nominating and corporate governance committee. Our board of directors has determined that each of the members of our nominating and corporate governance committee satisfies the independence requirements of Nasdaq.
The functions of this committee include, among other things:
•	evaluate and make recommendations regarding the organization and governance of our board of directors and its committees;
•	assess the performance of members of our board of directors and make recommendations regarding committee and chair assignments;
•	recommend desired qualifications for board of directors membership and conduct searches for potential members of our board of directors; and
•	review and make recommendations with regard to our corporate governance guidelines.
Non-Employee Director Compensation
Our board of directors expects to review director compensation periodically to ensure that director compensation remains competitive such that we are able to recruit and retain qualified directors. We developed a board of directors’ compensation program that is designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, retain, incentivize and reward directors who contribute to our long-term success.
Code of Business Conduct and Ethics
Our board of directors adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at ir.weedmaps.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. The nominating and corporate governance committee of our board of directors is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. We expect that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.
Compensation Committee Interlocks and Insider Participation
None of the intended members of our compensation committee has ever been our executive officer or employee. None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that will serve as a member of our board of directors or compensation committee.

Limitation of Liability and Indemnification
Our charter eliminated our directors’ liability for monetary damages to the fullest extent permitted by applicable law. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:
•	for any transaction from which the director derives an improper personal benefit;
•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	for any unlawful payment of dividends or redemption of shares; or
•	for any breach of a director’s duty of loyalty to the corporation or our stockholders.
If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Our charter requires us to indemnify and advance expenses to, to the fullest extent permitted by applicable law, our directors, officers and agents. We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. Finally, our charter prohibits any retroactive changes to the rights or protections or increase the liability of any director in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.
In addition, we entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.
We believe these provisions in our charter are necessary to attract and retain qualified persons as our directors and officers.

EXECUTIVE COMPENSATION
Our named executive officers, including our principal executive officer and the next two most highly compensated executive officers, as of December 31, 2020, were:
•	Christopher Beals, Chief Executive Officer and manager;
•	Justin Dean, Chief Technology Officer and Chief Information Officer; and
•	Steven Jung, President and Chief Operating Officer.
2020 Summary Compensation Table
The following table provides information regarding the compensation earned by or paid to our named executive officers with respect to December 31, 2020.
Name and Principal Position	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Christopher Beals Chief Executive Officer	600,000	—	—	—	—	600,000
Justin Dean Chief Technology Officer and Chief Information Officer	475,000	190,000	718,119	—	24,940	1,408,059
Steven Jung President and Chief Operating Officer	550,962	—	697,200	—	—	1,248,162
(1)	The amounts represent performance-based, discretionary bonuses.
(2)
Amounts reflect the grant date fair value of equity awards granted in 2020, in accordance with ASC 718. For information regarding assumptions underlying the value of equity awards, see Note 8 to our financial statements included elsewhere in this prospectus.

(3)	The amounts represent (a) group term life insurance premiums in excess of the broad-based benefit level and (b) with respect to Mr. Dean, $24,604 for a housing allowance.
Narrative Disclosure to Summary Compensation Table
For 2020, the compensation programs for our named executive officers consisted of base salary and incentive compensation delivered in the form of Plan Units.
Base Salary
Base salary is set at a level that is intended to reflect the executive’s duties, authorities, contributions, prior experience and performance.
Cash Bonus
We do not have a formal arrangement with our named executive officers providing for annual cash bonus awards. However, we have at times provided cash bonuses to certain members of our executive team on an ad hoc basis as deemed appropriate, in the form of spot bonuses or for achievement of certain milestones.
Equity-Based Incentive Awards
Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity awards provide our executives with a strong link to long-term performance, create an ownership culture and help to align the interests of our executives and members. To date, we have used profits interests for this purpose. We believe that our equity awards are an important retention tool for our executive officers, as well as for our other employees. We award equity awards broadly to our employees, including to our non-executive employees.
Prior to the Business Combination, all of the equity awards Legacy WMH has granted were made pursuant to the 2018 Plan. The terms of our equity plans are described under the section titled “-Employee Benefit Plans” below.

Benefits and Perquisites
We provide benefits to our named executive officers on the same basis as provided to all of our employees, including health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; disability insurance; and a tax-qualified Section 401(k) plan. We do not maintain any executive-specific benefit or executive perquisite programs.
Retirement Plans
We maintain a tax-qualified retirement plan that provides our employees, including our named executive officers, who satisfy certain eligibility requirements with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to participate in the 401(k) plan as of the first day of the month following the date they complete three months of employment and participants are able to defer, either on a pre-tax basis or on an after-tax (Roth) basis through contributions to the 401(k) plan, up to 90% of their eligible compensation, but within the limits prescribed by the Code. All participants’ interests in their deferrals are 100% vested when contributed. Under the 401(k) plan, we make matching contributions of 100% of each participant’s elective deferrals of the first 1% of such participant’s eligible compensation plus 50% of each participant’s elective deferrals of the next 2% to 6% of such participant’s eligible compensation, up to a maximum matching contribution of 3.5% of eligible compensation.
Executive Employment Arrangements
Christopher Beals
Mr. Beals previously entered into an offer letter with Ghost Management Group, LLC, dated July 31, 2015. Mr. Beals’s current annual base salary is $600,000. If Mr. Beals’s employment is terminated by us other than for cause, Mr. Beals will be eligible to receive continued payment of his base salary for a period of three months, a prorated bonus for any partial year of employment for the year in which employment termination occurs, and company-paid premiums for COBRA continuation coverage for up to six months. Mr. Beals also is eligible to participate in the employee benefit plans generally available to our employees and maintained by us.
Justin Dean
Mr. Dean previously entered into an offer letter with Ghost Management Group, LLC, dated October 3, 2018. Pursuant to a subsequent change of employment status form, Mr. Dean’s current annual base salary is $475,000. Mr. Dean also is eligible to participate in the employee benefit plans generally available to our employees and maintained by us.
Steven Jung
Mr. Jung previously entered into an offer letter with Ghost Management Group, LLC, dated May 17, 2017. Pursuant to a subsequent change of employment status form, Mr. Jung’s current annual base salary is $600,000. Mr. Jung also is eligible to participate in the employee benefit plans generally available to our employees and maintained by us.
In connection with the Closing, Mr. Jung entered into a Strategic Advisor Agreement (the “Strategic Advisor Agreement”) with Ghost Management Group, LLC. Pursuant to the Strategic Advisor Agreement, Mr. Jung’s last day of active employment in his previous role as President and Chief Operating Officer of the Company and Ghost Management, LLC was on June 30, 2021, and he transitioned to a paid employee advisory role from July 1, 2021 through July 6, 2022 (the “Advisory Services Period”). The Strategic Advisor Agreement provides for Mr. Jung to be paid his regular salary during the Advisory Services Period and the continued vesting of the Class P units of WMH LLC held by Mr. Jung during the Advisory Services Period, each subject to a maximum aggregate amount, and a general release of claims in favor of Ghost Management Group, LLC.

Outstanding Equity Awards at December 31, 2020
The following table presents estimated information regarding outstanding equity awards held by our named executive officers as of December 31, 2020.
	Equity Awards
Name	Vesting Commencement Date	Number of Units that Have Not Vested	Number of Units that Have Vested	Market Value of Shares that Have Not Vested
Christopher Beals	8/17/2015	—	53,333(1)	—
Justin Dean	11/05/2018	1,500(2)(3)	1,500(2)	—(4)
	12/08/2020	2,000(2)(5)	—	—(4)
Steven Jung	06/19/2017	544(2)(3)	3,810(2)	—(4)
	05/01/2018	1,500(2)(3)	2,500(2)	—(4)
	04/06/2020	3,500(2)(6)	500(2)	—(4)
(1)	Represents Class A-3 units.
(2)	Represents Class B units.
(3)
Twenty-five percent of the units subject to this equity award will vest on the one-year anniversary of the vesting commencement date, and thereafter the remaining seventy-five percent of the units will vest equally on a quarterly pro-rata basis over the next three years, provided that such named executive officer is employed by or otherwise providing services to Ghost Management Group, LLC, or one of its designated affiliates as of each such vesting date and that notice of termination of such employment or services has not been provided on or prior to such vesting date.

(4)
The Class A-3 units and Class B units represent profits interests in WM Holding Company, LLC. No value is realized as a result of vesting of these units and consistent with FASB ASC Topic 718, the grant date fair value of Class A-3 and Class B units is $0.

(5)
12.5% of the units subject to this equity award will vest on the six-month anniversary of the vesting commencement date, and thereafter the remaining 87.5% of the units will vest equally on a quarterly pro-rata basis over the next four years, provided that such named executive officer is employed by or otherwise providing services to Ghost Management Group, LLC, or one of its designated affiliates as of each such vesting date and that notice of termination of such employment or services has not been provided on or prior to such vesting date.

(6)
The units subject to this equity award will vest equally on a quarterly pro-rata basis over four years, provided that such named executive officer is employed by or otherwise providing services to Ghost Management Group, LLC, or one of its designated affiliates as of each such vesting date and that notice of termination of such employment or services has not been provided on or prior to such vesting date.

Employee Benefit Plans
WM Technology, Inc. 2021 Equity Incentive Plan
In June 2021, our board of directors adopted and our stockholders approved the WM Technology, Inc. 2021 Equity Incentive Plan (the “2021 Plan”). The 2021 Plan became effective immediately upon the Closing.
Eligibility. Our employees, consultants and directors, and employees and consultants of our affiliates, may be eligible to receive awards under 2021 Plan. We have approximately 450 employees, seven non-employee directors and 40 consultants who may be eligible to receive awards under the 2021 Plan.
Award Types. The equity incentive plan provides for the grant of incentive stock options (“ISOs”) to employees and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of stock awards to employees, directors and consultants.
Share Reserve. The number of shares of common stock initially reserved for issuance under the equity incentive plan is the amount of shares of common stock equal to 11% of the sum of (i) the number of shares of our common stock outstanding as of the consummation of the Business Combination and (ii) the number of shares of our common stock underlying securities convertible into our common stock. The number of shares of common stock reserved for issuance under the equity incentive plan will automatically increase on January 1 of each year, for a period of ten years, from January 1, 2022 continuing through January 1, 2031, by 5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares as may be determined by our board of directors. The maximum number of shares that may be issued pursuant to the exercise of ISOs under the equity incentive plan is equal to 300% of the number of shares of common stock initially reserved under the equity incentive plan. Shares issued under the equity incentive plan may be authorized but unissued or reacquired shares. Shares subject to stock awards granted under the equity incentive plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, will not reduce the number of shares available for issuance under the equity incentive plan. Additionally, shares issued pursuant to stock awards under the equity incentive plan that are repurchased or forfeited, as well as shares that are reacquired as consideration for the exercise or purchase price of a stock award or to satisfy tax withholding obligations related to a stock award, will become available for future grant under the equity incentive plan.
Plan Administration. Our board of directors, or a duly authorized committee thereof, will have the authority to administer the equity incentive plan. Our board of directors may also delegate to one or more officers the authority to (i) designate employees other than officers to receive specified stock awards and (ii) determine the number of shares to be subject to such stock awards. Subject to the terms of the equity incentive plan, the plan administrator has the authority to determine the terms of awards, including recipients, the exercise price or strike price of stock awards, if any, the number of shares subject to each stock award, the fair market value of a share, the vesting schedule applicable to the awards, together with any vesting acceleration, the form of consideration, if any, payable upon exercise or settlement of the stock award and the terms and conditions of the award agreements for use under the equity incentive plan. The plan administrator has the power to modify outstanding awards under the equity incentive plan. Subject to the terms of the equity incentive plan, the plan administrator also has the authority to reprice any outstanding option or stock award, cancel and re-grant any outstanding option or stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any materially adversely affected participant.
Stock Options. ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the equity incentive plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of a share of common stock on the date of grant (however, a stock option may be granted with an exercise or strike price lower than 100% of the fair market value on the date of grant of such award if such award is granted pursuant to an assumption of or substitution for another option pursuant to a corporate transaction, as such term is defined in the equity incentive plan, and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code). Options granted under the equity incentive plan vest at the rate specified in the stock option agreement as determined by the plan administrator. The plan administrator determines the term of stock options granted under the equity incentive plan, up to a maximum of ten years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that the exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. Options generally terminate immediately upon the termination of an optionholder’s service for cause. In no event may an option be exercised beyond the expiration of its term. Acceptable consideration for the purchase of common stock issued upon exercise of a stock option will be determined by the plan administrator and may include (i) cash, check, bank draft, or money order, (ii) a broker-assisted cashless exercise, (iii) the tender of shares of common stock previously owned by the optionholder, (iv) a net exercise of the option if it is an NSO and (v) other legal consideration approved by the plan administrator.
Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all stock plans maintained by us may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the option is not exercisable after the expiration of five years from the date of grant.
Restricted Stock Awards. Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past services, or any other form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. Except as provided otherwise in the applicable award agreement, if a participant’s service relationship ends for any reason, we may receive through a forfeiture condition or a repurchase right any or all of the shares held by the participant under his or her restricted stock award that have not vested as of the date the participant terminates service.
Restricted Stock Unit Awards. Restricted stock units are granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock units may be granted in consideration for any form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. A restricted stock unit may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited once the participant’s continuous service ends for any reason.
Stock Appreciation Rights. Stock appreciation rights are granted under stock appreciation grant agreements adopted by the plan administrator. The plan administrator determines the purchase price or strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of common stock on the date of grant (however, a stock appreciation right may be granted with an exercise or strike price lower than 100% of the fair market value on the date of grant of such award if such award is granted pursuant to an assumption of or substitution for another option pursuant to a corporate transaction, as such term is defined in the equity incentive plan, and in a manner consistent with the provisions of Sections 409A). A stock appreciation right granted under the equity incentive plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.
Performance Awards. The equity incentive plan permits the grant of performance-based stock and cash awards. The plan administrator may structure awards so that the shares of common stock, cash, or other property will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. The performance criteria that will be used to establish such performance goals may be based on any measure of performance selected by the plan administrator. The performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the goals are established, the plan administrator will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under our bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expense under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the plan administrator retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of the performance goals. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the applicable award agreement or the written terms of a performance cash award. The performance goals may differ from participant to participant and from award to award.
Units. The equity incentive plan permits the grant of awards in the form of any class of limited liability company interests in WMH LLC, the entity through which we conducts our business and an entity that is treated as a partnership for U.S. federal income tax purposes. Awards of Units will be valued by reference to, or otherwise determined by reference to or based on, shares of common stock. Units awarded under the equity incentive plan may be convertible, exchangeable or redeemable for other limited liability company interests in WMH or shares of common stock, or may be valued by reference to the book value, fair market value or performance of WMH. Awards of Units may be intended to qualify as “profits interests” within the meaning of IRS Revenue Procedure 93-27, as clarified by IRS Revenue Procedure 2001-43, with respect to any participant who is rendering services to or for the benefit of WMH, including its subsidiaries. Awards of Units may be granted either alone or in addition to other awards granted under the equity incentive plan. Our board of directors will determine (i) the eligible participants to whom, and the time or times at which, awards of Units will be made; (ii) the number of Units to be awarded; (iii) the price, if any, to be paid by the participant for the acquisition of such Units (which may be less than the fair market value of the post-merger WMH unit; (iv) and the restrictions and conditions applicable to such award of Units, with related length of the service period for vesting, minimum or maximum performance thresholds, measurement procedures and length of the performance period to be established by our board of directors at the time of grant, in its sole discretion. Our board of directors may allow awards of Units to be held through a limited partnership, or similar “look-through” entity, and our board of directors may require such limited partnership or similar entity to impose restrictions on our partners or other beneficial owners that are not inconsistent with the terms of the equity incentive plan. The provisions of the grant of Units need not be the same with respect to each participant. The award agreement or other award documentation in respect of an award of Units may provide that the recipient of Units will be entitled to receive, currently or on a deferred or contingent basis, dividends or dividend equivalents with respect to the number of shares of common stock underlying the award or other distributions from WMH prior to vesting (whether based on a period of time or based on attainment of specified performance conditions), as determined at the time of grant by our board of directors, in its sole discretion, and our board of directors may provide that such amounts (if any) will be deemed to have been reinvested in additional shares of common stock or Units.
Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to common stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.
Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid by us to any individual for service as a non-employee director with respect to any calendar year (such period, the “annual period”), including stock awards and cash fees paid by us to such non-employee director, will not exceed (i) $750,000 in total value or (ii) in the event such non-employee director is first appointed or elected to our board of directors during such annual period, $1,000,000 in total value. For purposes of these limitations, the value of any such stock awards is calculated based on the grant date fair value of such stock awards for financial reporting purposes.
Changes to Capital Structure. In the event there is a specified type of change in our capital structure, such as a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, appropriate adjustments will be made to (i) the class(es) and maximum number of shares of common stock subject to the equity incentive plan and the maximum number of shares by which the share reserve may annually increase; (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of common stock subject to outstanding awards.
Corporate Transactions. The following applies to stock awards under the equity incentive plan in the event of a corporate transaction, as defined in the equity incentive plan, unless otherwise provided in a participant’s stock award agreement or other written agreement with us or unless otherwise expressly provided by the plan administrator at the time of grant. In the event of a corporate transaction, any stock awards outstanding under the equity incentive plan may be assumed, continued or substituted by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute such stock awards, then with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full to a date prior to the effective time of the transaction (contingent upon the effectiveness of the transaction), and such stock awards will terminate for no consideration if not exercised (if applicable) at or prior to the effective time of the transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the transaction). With respect to performance awards with multiple vesting levels depending on performance level, unless otherwise provided by an award agreement or by the plan administrator, the award will accelerate at 100% of target. If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute such stock awards, then with respect to any such stock awards that are held by persons other than current participants, such awards will terminate for no consideration if not exercised (if applicable) prior to the effective time of the transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the transaction. The plan administrator is not obligated to treat all stock awards or portions of stock awards in the same manner and is not obligated to take the same actions with respect to all participants. In the event a stock award will terminate if not exercised prior to the effective time of a transaction, the plan administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value, at the effective time, to the excess (if any) of (1) the value of the property the participant would have received upon exercise of the stock award over (2) any exercise price payable by such holder in connection with such exercise.
Change in Control. In the event of a change in control, as defined under the equity incentive plan, awards granted under the equity incentive plan will not receive automatic acceleration of vesting and exercisability, although this treatment may be provided for in an award agreement.
Plan Amendment or Termination. Our board of directors will have the authority to amend, suspend, or terminate the equity incentive plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No ISOs may be granted after the tenth anniversary of the date the board of directors of Silver Spike adopted the equity incentive plan.
Third Amended and Restated Equity Incentive Plan
Legacy WMH’s Third Amended and Restated Equity Incentive Plan (the “2018 Plan”), was adopted by the board of managers of Legacy WMH and approved by its members in August 2018. The 2018 Plan was subsequently amended by the Legacy WMH board of managers on December 10, 2020. The 2018 Plan permitted the grant of Legacy WMH’s Class B units and Class A-3 units (the “Plan Units”), to Legacy WMH and its subsidiaries’ and affiliates’ employees, consultants, advisors, and independent contractors. As a result of the adoption of the 2021 Plan, no additional awards will be granted under the 2018 Plan. However, the 2018 Plan generally will continue to govern the terms and conditions of the outstanding awards previously granted under the 2018 Plan, as adjusted for the Business Combination and the Amended Operating Agreement.
Authorized Shares. As of December 31, 2020, the maximum aggregate number of Plan Units authorized for issuance under the 2018 Plan was 274,822, six of which Plan Units were available for grant as of the same date. Plan Units granted under the 2018 Plan that, under certain circumstances, are cancelled, repurchased, or redeemed by Legacy WMH were available for future grant under the 2018 Plan while the 2018 Plan remained in effect. As of March 31, 2021, 274,780 Plan Units were outstanding under the 2018 Plan.
Plan Administration. Prior to the Business Combination, the 2018 Plan was administered by Legacy WMH’s board of managers or one or more of Legacy WMH’s or its subsidiaries’ officers appointed by Legacy WMH’s board of managers. After the Business Combination, in our capacity as managing member of WMH LLC, we will administer the 2018 Plan as to any awards that remain outstanding thereunder. The administrator is authorized, in a nondiscriminatory manner, to interpret the 2018 Plan and the award agreements entered into under the 2018 Plan, prescribe rules relating to the 2018 Plan, and make all other determinations necessary or advisable for administering the 2018 Plan.
Plan Units. Plan Units granted under the 2018 Plan may be subject to various restrictions, including restrictions on transferability and forfeiture provisions, as determined by the administrator and consistent with the 2018 Plan terms. Subject to the terms of the 2018 Plan, the administrator determined the number of Plan Units granted and other terms and conditions of such awards. The administrator imposed whatever conditions to vesting it determined to be appropriate. Plan Units that have not vested are subject to WMH LLC’s right of repurchase or forfeiture. The economic and other rights associated with Plan Units granted under the 2018 Plan are governed by the 2018 Plan, Amended Operating Agreement and the applicable award agreement.
Non-Transferability of Awards. The Plan Units are subject to certain transferability restrictions and requirements governed by the terms of the Amended Operating Agreement, the 2018 Plan and the applicable award agreement.
Certain Adjustments. The outstanding Plan Units are subject to adjustment, exchange, replacement or, to the extent then unvested, cancellation for no consideration by us, in our capacity as managing member of WMH LLC, at our discretion so as to fairly and equitably and/or proportionately reflect any unit splits, reverse splits, dividends or distributions, recapitalizations, reclassifications, or other relevant changes in WMH LLC’s capitalization or corporate structure, as well as certain other adjustments as may be specified in the the Amended Operating Agreement.
Amendment, Suspension and Termination. We, in our capacity as managing member of WMH LLC, have the authority to amend, suspend or terminate all or any part of the 2018 Plan in our sole discretion, subject to the terms of the 2018 Plan and the Amended Operating Agreement.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a summary of transactions since January 1, 2018, to which we have been a party in which the amount involved exceeded $120,000 and in which any of our executive officers, directors, managers, promoters, beneficial holders of more than 5% of our membership interests, or any associates or affiliates thereof had or will have a direct or indirect material interest, other than compensation arrangements which are described in the section entitled “Executive Compensation.”
Amended Operating Company Agreement
Concurrently with the Closing, the WMH LLC operating agreement was further amended and restated in its entirety to become the Fourth Amended and Restated Operating Agreement (the “Amended Operating Agreement”). Messrs. Beals, Camire, Dean, Feijoo, Lee, Francis and Hartfield and Ghost Media Group, LLC all own Paired Interests and Class P Units as described in the section titled “Principal Securityholders.”
Rights of the Units
Pursuant to the Amended Operating Agreement, the Units are entitled to share in the profits and losses of WMH LLC and to receive distributions as and if declared by the managing member of WMH LLC and have no voting rights. The Amended Operating Agreement generally establishes the rights and vesting conditions of the LTIP Units and the Class P Units, which are treated as profits interests in WMH LLC, and may be offered to directors, employees, officers, consultants or other service providers. LTIP Units and Class P Units have all the rights, privileges, preferences, and obligations as are specifically provided for in the Amended Operating Agreement, and as may otherwise be generally applicable to all classes of Units, however, LTIP Units and Class P Units are not entitled to vote on any matter subject to a vote of the members, except as otherwise required by law.
Management
We, as the managing member of WMH LLC, have the sole vote on all matters that require a vote of members under the Amended Operating Agreement or applicable law. The business, property and affairs of WMH LLC are managed solely by the managing member, and the managing member cannot be removed or replaced except by the incumbent managing member.
Distributions
We, as managing member of WMH LLC may, in our sole discretion, authorize distributions to the WMH LLC members (to the extent of available cash, as defined in the amended operating agreement). Subject to provisions in the Amended Operating Agreement governing tax distributions and the treatment of Class P Units and LTIP Units (as defined in the Amended Operating Agreement), all such distributions will be made pro rata in accordance each member’s number of Class P Units.
The holders of Class P Units will generally incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of WMH LLC. Net profits and net losses of WMH LLC will generally be allocated to its members pro rata in accordance with the percentages of their respective ownership of Units. The Amended Operating Agreement provides for pro rata cash distributions to the holders of Units for purposes of funding their tax obligations in respect of the taxable income of WMH LLC that is allocated to them. Generally, these tax distributions will be computed based on WMH LLC’s estimate of the net taxable income of WMH LLC allocable to each holder of Units multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident of California or New York, New York (taking into account the non-deductibility of certain expenses, the character of our income, and the deductibility of state and local income taxes, to the extent applicable, but not taking into account any deduction under Section 199A of the Code). As a result of (i) potential differences in the amount of net taxable income allocable to us and the other Unit holders, (ii) the lower tax rate applicable to corporations than individuals and (iii) the use of an assumed tax rate in calculating WMH LLC’s distribution obligations, we may receive tax distributions significantly in excess of its tax liabilities and obligations to make payments under the Tax Receivable Agreement.
Upon the liquidation or winding up of WMH LLC, subject to the treatment of Class P Units and LTIP Units (as defined in the Amended Operating Agreement) and tax distributions, all net proceeds thereof will be distributed in accordance with each member’s number of Units.

Transfer Restrictions
The Amended Operating Agreement contains restrictions on transfers of units and requires the prior consent of the managing member for such transfers, except in specified cases, including (i) certain transfers to permitted transferees under certain conditions and (ii) exchanges of Units for shares of Class A Common Stock or cash pursuant to the exchange agreement.
Exchange Agreement
Concurrently with the Closing, we, WMH LLC and the Unit holders, including Messrs. Beals, Camire, Dean, Feijoo, Lee, Francis and Hartfield and Ghost Media Group, LLC, as described in the section titled “Principal Securityholders,” entered into an exchange agreement (the “Exchange Agreement”). The terms of the Exchange Agreement provide the Unit holders (or certain permitted transferees thereof) with the right from time to time at and after 180 days following the Business Combination to exchange their c) for shares of Class A Common Stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications, and to exchange their vested Class P Units for shares of Class A Common Stock with a value equal to the value of such Class P Units less their participation threshold, or, in each case, at the Company’s election, the cash equivalent of such shares of Class A Common Stock. By default, each exchange will take the form of a redemption by us of the WMH Units in exchange for Class A Common Stock or cash, as applicable, unless we elect to effect such exchange directly with the applicable Unit holder. The shares of Class V Common Stock surrendered in any exchange will be immediately cancelled.
The Exchange Agreement provides that, as a general matter, a Unit holder does not have the right to exchange Units if we determine that such exchange would be prohibited by law or regulation or would violate other agreements with us and our subsidiaries to which the Unit holder may be subject, including the Amended Operating Agreement and the Exchange Agreement. Additionally, the Exchange Agreement contains restrictions on redemptions and exchanges intended to prevent WMH LLC from being treated as a “publicly traded partnership” for U.S. federal income tax purposes. These restrictions are modeled on certain safe harbors provided for under applicable U.S. federal income tax law. We may impose additional restrictions on exchanges that it determines to be necessary or advisable so that WMH LLC is not treated as a “publicly traded partnership” for U.S. federal income tax purposes.
Tax Receivable Agreement
Concurrently with the Closing, we, the Holder Representative and the Class A Unit holders, including Messrs. Beals, Francis and Hartfield and Ghost Media Group, LLC, as described in the section titled “Principal Securityholders,” entered into the tax receivable agreement, (the “Tax Receivable Agreement”), pursuant to which we are required to pay to holders of Class A Units, in the aggregate, 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that we actually realizes as a result of (i) increases to the tax basis of WMH LLC’s assets resulting from our acquisition of common units for cash in the Business Combination and future redemptions or exchanges of Class A Units for shares of Class A Common Stock or cash, (ii) tax benefits related to imputed interest or (iii) tax attributes resulting from payments made under Tax Receivable Agreement. The payment obligations under Tax Receivable Agreement are our obligations and not obligations of WMH LLC.
We expect that the payments we will be required to make under the Tax Receivable Agreement will be substantial. Assuming no material changes in relevant tax law, that there are no future redemptions or exchanges of Class A Units and that we earn sufficient taxable income to realize all tax benefits that are subject to the tax receivable agreement, the tax savings associated with acquisitions of common units in the Business Combination would aggregate to approximately $157.1 million over 15 years from the Closing Date. Under this scenario, we would be required to pay to the Class A Unit holders approximately 85% of such amount, or $133.5 million, over the 15-year period from the Closing Date. The actual amounts we will be required to pay may materially differ from these hypothetical amounts, because potential future tax savings that we will be deemed to realize, and the Tax Receivable Agreement payments made by us, will be calculated based in part on the market value of the Class A Common Stock at the time of each redemption or exchange under the exchange agreement and the prevailing applicable tax rates applicable to us over the life of the Tax Receivable Agreement and will depend on us generating sufficient taxable income to realize the tax benefits that are subject to the Tax Receivable Agreement. Payments under the Tax Receivable Agreement are not conditioned on the Class A Unit holders’ continued ownership of WMH LLC.
Payments under the Tax Receivable Agreement will be based on the tax reporting positions we determine, and the IRS or another tax authority may challenge all or a part of the existing tax basis, tax basis increases, or other tax attributes subject to the Tax Receivable Agreement, and a court could sustain such challenge. The parties to the Tax Receivable Agreement will not reimburse us for any payments previously made if such tax basis or other tax benefits are subsequently disallowed, except that any excess payments made to a party under the Tax Receivable Agreement will be netted against future payments otherwise to be made under the Tax Receivable Agreement, if any, after the determination of such excess.
In addition, the Tax Receivable Agreement provides that if (1) we breach any of our material obligations under the Tax Receivable Agreement (including in the event that we are more than three months late making a payment that is due under the Tax Receivable Agreement, except in the case of certain liquidity exceptions), (2) we are subject to certain bankruptcy, insolvency or similar proceedings, or (3) at any time, we elect an early termination of the Tax Receivable Agreement, our obligations under the Tax Receivable Agreement (with respect to all Class A Units, whether or not such units have been exchanged or redeemed before or after such transaction) would accelerate and become payable in a lump sum amount equal to the present value of the anticipated future tax benefits calculated based on certain assumptions, including that we would have sufficient taxable income to fully utilize the deductions arising from the tax deductions, tax basis and other tax attributes subject to the Tax Receivable Agreement. The Tax Receivable Agreement also provides that, upon certain mergers, asset sales or other forms of business combination, or certain other changes of control, (A) our obligations under the Tax Receivable Agreement with respect to Class A Units that have been exchanged or redeemed prior to or in connection with such change of control transaction would accelerate and become payable in a lump sum as described above and (B) with respect to Class A Units that have not been exchanged as of such change of control transaction, our or our successor’s obligations under the Tax Receivable Agreement would be based on certain assumptions, including that our or our successor would have sufficient taxable income to fully utilize the increased tax deductions and tax basis and other benefits covered by the Tax Receivable Agreement. As a result, upon any acceleration of our obligations under the Tax Receivable Agreement (including upon a change of control), we could be required to make payments under the Tax Receivable Agreement that are greater than 85% of our actual cash tax savings, which could negatively impact its liquidity. The change of control provisions in the Tax Receivable Agreement may also result in situations where the Class A Unit holders have interests that differ from or are in addition to those of the Class A stockholders.
Finally, because we are a holding company with no operations of our own, our ability to make payments under the Tax Receivable Agreement depends on our ability to make distributions to us. To the extent that we are unable to make payments under the tax receivable agreement for any reason, such payments will be deferred and will accrue interest until paid, which could negatively impact our results of operations and could also affect our liquidity in periods in which such payments are made.
Amended and Restated Registration Rights Agreement
Concurrently with the Closing, Silver Spike Sponsor, LLC (“Silver Spike Sponsor”) and certain Unit holders, including Messrs. Beals, Camire, Dean, Feijoo, Lee, Francis and Hartfield, Silver Spike Sponsor, LLC and Ghost Media Group, LLC, as described in the section titled “Principal Securityholders,” entered into the Amended and Restated Registration Rights Agreement, dated June 16, 2021, among us and certain of our stockholders (the “Amended and Restated Registration Rights Agreement”). As a result, Silver Spike Sponsor, LLC and such certain Unit holders are able to make a written demand for registration under the Securities Act of all or a portion of their registrable securities, subject to a maximum of three such demand registrations for Silver Spike Sponsor, LLC and three such demand registrations for such certain Unit holders thereto, in each case so long as such demand includes a number of registrable securities with a total offering price in excess of $10.0 million. Any such demand may be in the form of an underwritten offering, it being understood that we will not be able to conduct more than two underwritten offerings where the expected aggregate proceeds are less than $25.0 million but in excess of $10.0 million in any 12-month period. In addition, the holders of registrable securities will have “piggy-back” registration rights to include their securities in other registration statements filed by us. We have also agreed to file within 45 days of the Closing a resale shelf registration statement covering the resale of all registrable securities.
Silver Spike Related Transactions and Agreements
In June 2019, Silver Spike Sponsor purchased 7,187,500 founder shares for an aggregate purchase price of $25,000, or $0.004 per share. On September 23, 2019, in connection with the expiration of the underwriter’s over-allotment option, Silver Spike Sponsor surrendered 937,500 founder shares. In connection with the closing of Silver Spike’s IPO, Silver Spike Sponsor granted sponsor LLC equity interests to Silver Spike’s independent directors that collectively comprised approximately 1% of the outstanding equity interests in Silver Spike Sponsor.

Silver Spike Sponsor purchased an aggregate of 7,000,000 Private Placement Warrants for a purchase price of $1.00 per warrant in a private placement simultaneously with the closing of Silver Spike’s IPO. Each Private Placement Warrant may be exercised for one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as provided herein. The Private Placement Warrants (including the Class A Common Stock issuable upon exercise of the Private Placement Warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by it until 30 days after the completion of the Business Combination.
Silver Spike entered into an Administrative Services Agreement pursuant to which Silver Spike paid Silver Spike Sponsor up to $20,000 per month for office space, administrative and support services. Upon completion of the Business Combination, Silver Spike ceased paying any of these monthly fees. As of June 16, 2021, Silver Spike Sponsor was paid an aggregate of $79,074 for office space, administrative and support services and was entitled to be reimbursed for any out-of-pocket expenses.
Silver Spike Sponsor, Silver Spike’s officers and directors, or any of their respective affiliates, were reimbursed for any out-of-pocket expenses incurred in connection with activities on Silver Spike’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. As of June 16, 2021, Silver Spike Sponsor, and its respective affiliates were paid an aggregate of $88,252.
Silver Spike Sponsor agreed to loan Silver Spike $250,000 under an unsecured promissory note to be used for Silver Spike’s working capital expenses. These loans are non-interest bearing and unsecured. The value of Silver Spike Sponsor’s interest in this loan transaction corresponded to the principal amount outstanding under any such loan. On February 18, 2021, Silver Spike Sponsor agreed to loan Silver Spike an additional $750,000 under an additional unsecured promissory note to be used for the payment of working capital expenses, including expenses incurred in connection with the Business Combination. The notes were non-interest bearing, unsecured and repaid on June 16, 2021.
PIPE Subscription Agreements
In connection with the execution of the Merger Agreement, Silver Spike entered into a Subscription Agreement with (i) Silver Spike Opportunities I, LLC, an entity affiliated with certain directors and officers of Silver Spike, for the purchase of 3,500,000 shares of Silver Spike’s Class A ordinary shares for an aggregate purchase price of $35,000,000 and (ii) AFV Partners SPV-5 (WM) LLC, an entity affiliated with Tony Aquila, one of our directors, for the purchase of 5,000,000 PIPE Shares for an aggregate purchase price of $50.0 million, in each case on the same on the same terms and conditions as the form of Subscription Agreement, which is an exhibit to the registration statement of which this prospectus is a part.
Legacy WMH Transactions and Agreements
Certain Employment Relationships
Certain immediate family members of Douglas Francis, Legacy WMH’s former chief executive officer and a current member of our board of managers, provide services to us for compensation, as described below:
•
Russell Francis was formerly employed as one of our UI/UX developers. Mr. R. Francis, who is a brother of Mr. Francis, earned $198,606 and $15,300 in compensation in 2019 and 2020, respectively, and no compensation in the three months ended March 31, 2021.

•
Troy Francis formerly provided services to us as an independent contractor. Mr. T. Francis, who is a brother of Mr. Francis, earned $151,320 and $4,602 in compensation in 2019 and 2020, respectively, and no compensation in the three months ended March 31, 2021.

•
Kathleen Joosten was formerly employed as a corporate attorney in our legal department. Ms. Joosten, who is the sister-in-law of Mr. Francis, earned $163,462 and $167,427 in compensation in 2019 and 2020, respectively, and $47,454 in compensation in the three months ended March 31, 2021.

•
Len Townsend, who is Justin Hartfield’s father-in-law, formerly provided services to us as an independent contractor. Mr. Townsend earned $240,000 and $0 in compensation in each of 2019 and 2020, respectively, and no compensation in the three months ended March 31, 2021.

Certain Other Enterprises
WCC MGMT, LLC is a business of which each of Messrs. Francis and Hartfield indirectly own a minority interest. WCC MGMT, LLC uses our listing products and has participated in other brand promotion opportunities. WCC MGMT, LLC paid us a total of $98,495 and $536,750 in 2019 and 2020, respectively, and $2,985 in the three months ended March 31, 2021, for such products and services. Mr. Beals indirectly owned a minority interest in WCC MGMT, LLC, but relinquished his indirect interest in April 2019.
DICA Distribution, LLC is a company of which Mr. Francis indirectly owned 47.5%, Mr. Hartfield indirectly owned 47.5% and Mr. Beals indirectly owned 5% of the equity interests. DICA Distribution, LLC leased premises pursuant to a lease, in connection with which we issued a guaranty in favor of the landlord. The value of the underlying lease was $502,272 and $171,505 in 2018, and 2019, respectively. In April 2019, Mr. Beals relinquished his indirect interest in DICA Distribution, LLC. In May 2019, DICA Distribution, LLC merged with and into WCC MGMT, LLC and our guaranty was released by the landlord.
Searchcore Payments
In August 2012, Searchcore, Inc., or Searchcore, purchased all of the equity ownership that Messrs. Francis and Hartfield held in Searchcore for an installment note in the amount of $1.6 million payable to each of Messrs. Francis and Hartfield. Pursuant to certain reorganization transactions, the notes were ultimately assigned to Weedmaps Media, LLC, one of our wholly owned subsidiaries.
Pursuant to a note payable to Mr. Hartfield and that certain Global Securities Purchase, Consulting, and Resignation Agreement dated as of July 31, 2012, by and among Searchcore, Weedmaps Media, Inc. and Justin Hartfield, we paid Mr. Hartfield $0 and $0 in 2019 and 2020, respectively, and $0 in the three months ended March 31, 2021. All obligations to Mr. Francis and Mr. Hartfield under these arrangements have been paid in full.
Other Transactions
We have entered into employment and other agreements with certain of our executive officers. For a description of agreements with our named executive officers, see the sections entitled “Executive Compensation—Executive Employment Arrangements” and “—Outstanding Equity Awards at December 31, 2020.”
We have granted equity awards to certain of our executive officers. For a description of equity awards granted to our named executive officers, see the section entitled “Executive Compensation.”
We entered into indemnification agreements with our directors and executive officers. For a description of these agreements, see the section entitled “Management—Limitation of Liability and Indemnification.”
Related Party Transaction Policy
Our board of directors has adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of related-person transactions. For purposes of our policy, a related-person transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any related person are, were or will be participants, in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee, consultant or director will not be considered related-person transactions under this policy.
Under the policy, a related person is any executive officer, director, nominee to become a director or a security holder known by us to beneficially own more than 5% of any class of our voting securities (a “significant stockholder”), including any of their immediate family members and affiliates, including entities controlled by such persons or such person has a 5% or greater beneficial ownership interest.
Each director and executive officer shall identify, and we shall request each significant stockholder to identify, any related-person transaction involving such director, executive officer or significant stockholder or his, her or its immediate family members and inform our audit committee pursuant to this policy before such related person may engage in the transaction.

In considering related-person transactions, our audit committee takes into account the relevant available facts and circumstances, which may include, but are not limited to:
•	the risk, cost and benefits to us;
•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•	the terms of the transaction; and
•	the availability of other sources for comparable services or products.
Our audit committee shall approve only those related-party transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests and our stockholders, as our audit committee determines in the good faith exercise of its discretion.

PRINCIPAL SECURITYHOLDERS
The following table sets forth information known to us regarding the beneficial ownership of our Common Stock as of June 16, 2021, after giving effect to the Closing, by:
•	each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock;
•	each of our current named executive officers and directors; and
•	all of our current executive officers and directors, as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provides that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership percentages set forth in the table below are based on 129,240,912 shares of our Common Stock issued and outstanding as of June 16, 2021 and do not take into account the issuance of any shares of Class A Common Stock upon (i) the exercise of 19,499,993 Warrants to purchase an aggregate of 19,499,993 shares of Class A Common Stock or (ii) the exchange of 25,896,042 Class P Units for up to 25,896,042 shares of Class A Common Stock. Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Class A Common Stock.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned shares of our Common Stock.
Name of Beneficial Owner(1)	Number of Shares of Class A Common Stock Beneficially Owned	Number of Shares of Class V Common Stock Beneficially Owned(2)	Combined % of Total Voting Power(3)
Directors and Named Executive Officers:
Christopher Beals	—	6,166,819	4.8%
Justin Dean	—	—	—
Steven Jung	—	—	—
Tony Aquila(4)	5,000,000	—	3.9%
Douglas Francis(5)	—	27,700,850	21.4%
Justin Hartfield(6)	—	29,328,310	22.7%
Scott Gordon	—	—	—
Fiona Tan	—	—	—
Olga Gonzalez	—	—	—
Brenda Freeman	—	—	—
All Directors and Executive Officers of the Company as a Group (12 Individuals)(7)	5,000,000	54,726,788	46.2%
Five Percent Holders:
Silver Spike Sponsor, LLC(8)	9,750,000	—	7.5%
Ghost Media Group, LLC(5)(6)	—	8,469,191	6.6%
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 41 Discovery, Irvine, California 92618.
(2)
Holders of Class A Common Stock and Class V Common Stock are entitled to one vote for each share of Class A Common Stock or Class V Common Stock, as the case may be, held by them. Each Paired Interest is initially exchangeable for shares of Class A Common Stock on a one-for-one basis from time to time at and after 180 days following the Closing.

(3)	Represents percentage of voting power of the holders of Class A Common Stock and Class V Common Stock voting together as a single class.
(4)
Includes 5,000,000 shares in the aggregate of shares of Class A Common Stock held by AFV Partners SPV-5 LLC (“AFV 5”), AFV Partners SPV-6 LLC (“AFV 6”) and a controlled affiliated entity of Tony Aquila upon the completion of the business combination pursuant to the PIPE subscription financing. Mr. Aquila is the Chairman and CEO of AFV Partners LLC, which exercises ultimate voting and investment power with respect to the shares held by AFV 5 and AFV 6. Furthermore, Mr. Aquila will personally hold a portion of the shares of Class A

Common Stock and will be the sole member with ultimate voting and investment power with respect to the shares held by the controlled entity to be formed to hold the shares of Class A Common Stock. As such, Mr. Aquila may be deemed to be a beneficial owner of the shares held by AFV 5, AFV 6 and the controlled affiliated entity. The business address of the reporting person is 2126 Hamilton Road Suite 260, Argyle, TX 76226.
(5)
Includes 17,162,485 shares of Class V Common Stock held by Mr. Francis, 8,469,191 shares of Class V Common Stock held by Ghost Media Group, LLC, 600,618 shares of Class V Common Stock held by Genco Incentives, LLC and 1,468,555 shares of Class V Common Stock held by WM Founders Legacy I, LLC. Ghost Media Group, LLC is controlled by Messrs. Francis and Hartfield and WM Founders Legacy I, LLC and Genco Incentives, LLC are controlled by Mr. Francis. Accordingly, Mr. Francis may be deemed to be a beneficial owner of the Class A Units held by Ghost Media Group, LLC, Genco Incentives, LLC and WM Founders Legacy I, LLC.

(6)
Includes 19,288,160 shares of Class V Common Stock held by Mr. Hartfield, 8,469,191 shares of Class V Common Stock held by Ghost Media Group, LLC and 1,570,959 shares of Class V Common Stock held by WM Founders Legacy II, LLC. Ghost Media Group, LLC is controlled by Messrs. Hartfield and Francis and WM Founders Legacy II, LLC is controlled by Mr. Hartfield. Accordingly, Mr. Hartfield may be deemed to be a beneficial owner of the shares held by Ghost Media Group, LLC and WM Founders Legacy II, LLC.

(7)	Consists of 54,726,788 shares of Class V Common Stock beneficially owned by our directors and executive officers.
(8)
Scott Gordon, William Healy and Gregory M. Gentile are the three managers of Silver Spike Sponsor, LLC’s board of managers. Any action by Silver Spike Sponsor, LLC with respect to the shares of Class A Common Stock, including voting and dispositive decisions, requires a majority vote of the managers of the board of managers. Under the so-called “rule of three,” because voting and dispositive decisions are made by a majority of Silver Spike Sponsor, LLC’s managers, none of the managers of Silver Spike Sponsor, LLC is deemed to be a beneficial owner of Silver Spike Sponsor, LLC’s securities, even those in which he holds a pecuniary interest. Accordingly, none of the Company’s executive officers is deemed to have or share beneficial ownership of the founders shares held by Silver Spike Sponsor, LLC.

SELLING SECURITYHOLDERS
The Selling Securityholders acquired the Private Placement Warrants and shares of our Class A Common Stock from us in private offerings pursuant to exemptions from registration under Section 4(a)(2) of the Securities Act in connection with a private placement concurrent with Silver Spike’s initial public offering and in connection with the Business Combination. Pursuant to the Registration Rights Agreement, the Subscription Agreements and the Warrant Agreement, we agreed to file a registration statement with the SEC for the purposes of registering for resale (i) the Private Placement Warrants (and the shares of Class A Common Stock that may be issued upon exercise of the Private Placement Warrants) and (ii) the shares of our Class A Common Stock issued to the Selling Securityholders.
Except as set forth in the footnotes below, the following table sets forth, based on written representations from the Selling Securityholders, certain information as of June 16, 2021 regarding the beneficial ownership of our Class A Common Stock and Warrants by the Selling Securityholders and the shares of Class A Common Stock and Warrants being offered by the Selling Securityholders (“Registrable Securities”). The applicable percentage ownership of Class A Common Stock is based on 63,738,563 shares of our Common Stock issued and outstanding as of June 16, 2021 and do not take into account the issuance of any shares of Class A Common Stock upon (i) the exercise of 19,499,993 Warrants to purchase an aggregate of 19,499,993 shares of Class A Common Stock, (ii) the exchange of 25,896,042 Class P Units for up to 25,896,042 shares of Class A Common Stock or (iii) the exchange of 65,502,347 Paired Interest for up to 65,502,347 shares of Class A Common Stock. Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Class A Common Stock.
Information with respect to shares of Class A Common Stock and Private Placement Warrants owned beneficially after the offering assumes the sale of all of the shares of Class A Common Stock and Private Placement Warrants offered and no other purchases or sales of our Class A Common Stock or Private Placement Warrants. The Selling Securityholders may offer and sell some, all or none of their shares of Class A Common Stock or Private Placement Warrants, as applicable.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Securityholders have sole voting and investment power with respect to all shares of Class A Common Stock and Warrants that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Securityholders, no Selling Securityholder is a broker-dealer or an affiliate of a broker-dealer.
Up to 12,499,933 shares of Class A Common Stock issuable upon exercise of the Public Warrants are not included in the table below, unless specifically indicated in the footnotes therein.
					Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Class A Common Stock are Sold		Warrants Beneficially Owned After the Offered Warrants are Sold
Name of Selling Securityholder	Shares of Class A Common Stock Beneficially Owned	Warrants Beneficially Owned Prior to Offering	Shares Class A of Common Stock Being Offered	Number of Warrants Being Offered
					Number	Percent	Number	Percent
Christopher Beals	6,166,819	—	6,166,819	—	—	—	—	—
Brian Camire	681,749	—	681,749	—	—	—	—	—
Justin Dean	619,772	—	619,772	—	—	—	—	—
Juanjo Feijoo	681,749	—	681,749	—	—	—	—	—
Arden Lee	1,239,543	—	1,239,543	—	—	—	—	—
Steven Jung	1,314,411	—	1,314,411	—	—	—	—	—
Doug Francis(1)	27,700,849	—	27,700,849	—	—	—	—	—
Justin Hartfield(2)	29,328,310	—	29,328,310	—	—	—	—	—
Entities affiliated with Silver Spike Sponsor, LLC(3)	7,515,752	7,000,000	7,515,752	7,000,000	—	—	—	—
2012 Grassie Family Delaware Dynasty Trust(4)	52,500	—	52,500	—	—	—	—	—
2019 Alternative Public Investments, LLC(5)	231,123	—	231,123	—	—	—	—	—
8704856 Canada Inc.(6)	85,000	—	85,000	—	—	—	—	—

					Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Class A Common Stock are Sold		Warrants Beneficially Owned After the Offered Warrants are Sold
Name of Selling Securityholder	Shares of Class A Common Stock Beneficially Owned	Warrants Beneficially Owned Prior to Offering	Shares Class A of Common Stock Being Offered	Number of Warrants Being Offered
					Number	Percent	Number	Percent
Adam L. Reeder(7)	20,000	—	20,000	—	—	—	—	—
Aguila Ventures LLC(8)	100,000	—	100,000	—	—	—	—	—
AHPPCB Legacy Trust dated February 1, 2014(9)	100,000	—	100,000	—	—	—	—	—
Alasdair I.C. Grassie 2012 Delaware Trust(10)	10,000	—	10,000	—	—	—	—	—
Amer Bisat	20,000	—	20,000	—	—	—	—	—
Ansari 3 Twelve LLC II(11)	180,000	91,666	180,000	—	—	—	91,666	*
Entities affiliated with Anthony Aquila(12)	5,000,000	—	5,000,000	—	—	—	—	—
Asia Pacific On-Line Limited(13)	20,000	—	20,000	—	—	—	—	—
Entities affiliated with Monashee Investment Management, LLC(14)	350,000	—	350,000	—	—	—	—	—
Bernardino Colonna	3,000	—	3,000	—	—	—	—	—
Cavenham Private Equity and Directs(15)	300,000	—	300,000	—	—	—	—	—
Citadel Multi-Strategy Equities Master Fund Ltd.(16)	750,000	—	750,000	—	—	—	—	—
Behdad Eghbali	1,225,000	—	1,225,000	—	—	—	—	—
Jose E. Feliciano	625,000	—	625,000	—	—	—	—	—
Craig Schlanger Trust UAD 8/31/1979(17)	25,000	—	25,000	—	—	—	—	—
CVI Investments, Inc.(18)	600,000	—	600,000	—	—	—	—	—
Darren Lazarus	12,150	—	12,150	—	—	—	—	—
David M. Baron(19)	50,000	—	50,000	—	—	—	—	—
David Mayer de Rothschild	100,000	—	100,000	—	—	—	—	—
David Morrill	2,500	—	2,500	—	—	—	—	—
David Todd Posen	7,000	—	7,000	—	—	—	—	—
Debra Shemesh-Joester	2,500	—	2,500	—	—	—	—	—
Doug Kaplan	19,800	—	19,800	—	—	—	—	—
Eric Aroesty	19,800	—	19,800	—	—	—	—	—
Eric Hirschfield(20)	15,000	—	15,000	—	—	—	—	—
Euan C.A. Grassie 2012 Delaware Trust(21)	10,000	—	10,000	—	—	—	—	—
Federated Funds(22)	4,000,000	—	4,000,000	—	—	—	—	—
Final Word Investments LLC(23)	40,000	—	40,000	—	—	—	—	—
Granite Point Master Fund, LP(24)	437,500	—	437,500	—	—	—	—	—
Gregor C.A. Grassie 2012 Delaware Trust(25)	10,000	—	10,000	—	—	—	—	—
GS+A Global Special Situations Fund(26)	350,000	—	350,000	—	—	—	—	—
Harbert Stoneview Master Fund, Ltd.(27)	150,000	—	150,000	—	—	—	—	—
Homer Parkhill(28)	50,000	—	50,000	—	—	—	—	—
Hoplite Capital Series LLC – Kerdos(29)	275,000	—	275,000	—	—	—	—	—
Interward Capital Corp(30)	20,000	—	20,000	—	—	—	—	—
James Ben(31)	50,000	—	50,000	—	—	—	—	—
James Neissa(32)	50,000	—	50,000	—	—	—	—	—

					Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Class A Common Stock are Sold		Warrants Beneficially Owned After the Offered Warrants are Sold
Name of Selling Securityholder	Shares of Class A Common Stock Beneficially Owned	Warrants Beneficially Owned Prior to Offering	Shares Class A of Common Stock Being Offered	Number of Warrants Being Offered
					Number	Percent	Number	Percent
Jeffrey Jagid	27,650	—	27,650	—	—	—	—	—
Jonathan Jagid	19,800	—	19,800	—	—	—	—	—
Joshua Jagid	19,800	—	19,800	—	—	—	—	—
Joshua Samuelson	91,250	—	91,250	—	—	—	—	—
Kaitlin Carey	2,500	—	2,500	—	—	—	—	—
Katz 2014 Limited Partnership(33)	50,000	—	50,000	—	—	—	—	—
Keith F. Overlander	25,000	—	25,000	—	—	—	—	—
Lachlan S.H. Grassie 2012 Delaware Trust(34)	10,000	—	10,000	—	—	—	—	—
Landis Capital LLC(35)	25,000	—	25,000	—	—	—	—	—
Laurence Russian	15,000	—	15,000	—	—	—	—	—
Laurence Schreiber	100,000	—	100,000	—	—	—	—	—
Entities affiliated with Luxor Capital(36)	5,147,524	369,756	2,700,000	—	2,447,524	3.84%	369,756	1.90%
Entities affiliated with Manatuck Hill(37)	100,000	—	100,000	—	—	—	—	—
Marc Sontrop	10,000	—	10,000	—	—	—	—	—
Matthew Tomasino	3,000	—	3,000	—	—	—	—	—
Measure 8 Full Spectrum, LP(38)	50,000	—	50,000	—	—	—	—	—
Ninepoint Alternative Health Fund(39)	50,000	—	50,000	—	—	—	—	—
Paul A. Halpern Trust date July 24, 2000(40)	50,000	—	50,000	—	—	—	—	—
Perch Bay Group, LLC(41)	25,000	—	25,000	—	—	—	—	—
Peter J. Moses(42)	50,000	—	50,000	—	—	—	—	—
Entities affiliated with the Polar Funds(43)	1,500,000	—	1,500,000	—	—	—	—	—
Ponya Asset Management LLC(44)	50,000	—	50,000	—	—	—	—	—
Ray E. Newton III Revocable Trust UAD 10/11/12 as amended 7/23/19(45)	30,000	7,550	30,000	—	—	—	7,550	*
Richard Goldman	15,000	—	15,000	—	—	—	—	—
Richard Prager	25,000	—	25,000	—	—	—	—	—
Robinson Family Trust 2016(46)	50,000	—	50,000	—	—	—	—	—
Rock J. Eiden & Sandra K. Eiden	50,000	—	50,000	—	—	—	—	—
Rothschild & Co US Inc.(47)	190,000	—	190,000	—	—	—	—	—
Roystone Capital Master Fund Ltd.(48)	699,437	297,000	650,000	—	49,437	*	297,000	1.52%
Samantha Lewis	2,000	—	2,000	—	—	—	—	—
Scott J. Taylor	87,500	—	87,500	—	—	—	—	—
Entities affiliated with Pura Vida Investments, LLC(49)	3,200,000	50,000	3,200,000	—	—	—	50,000	*
Seawolf Capital LLC(50)	43,750	—	43,750	—	—	—	—	—
Entities affiliated with Senvest Management LLC(51)	5,584,975	3,468,682	4,000,000	—	1,584,975	2.49%	3,468,682	17.79%
SOJE Fund LP(52)	65,625	—	65,625	—	—	—	—	—
SRC WM LP(53)	500,000	—	500,000	—	—	—	—	—
Stephen J. Antinelli(54)	25,000	—	25,000	—	—	—	—	—

					Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Class A Common Stock are Sold		Warrants Beneficially Owned After the Offered Warrants are Sold
Name of Selling Securityholder	Shares of Class A Common Stock Beneficially Owned	Warrants Beneficially Owned Prior to Offering	Shares Class A of Common Stock Being Offered	Number of Warrants Being Offered
					Number	Percent	Number	Percent
Stuart Spodek	25,000	—	25,000	—	—	—	—	—
Sunshine Charitable Foundation(55)	60,000	—	60,000	—	—	—	—	—
Susan Nappan Cocke	5,000	—	5,000	—	—	—	—	—
Tauro Investments, LLC(56)	20,000	—	20,000	—	—	—	—	—
TCCS I, LP(57)	500,000	—	500,000	—	—	—	—	—
Teak Fund, LP(58)	70,000	—	70,000	—	—	—	—	—
Teton Fund, LP(59)	15,000	—	15,000	—	—	—	—	—
The Vorfeld Family Trust(60)	25,000	—	25,000	—	—	—	—	—
Thomas Marino	25,000	—	25,000	—	—	—	—	—
Troy Gregory	81,000	—	81,000	—	—	—	—	—
TLP Investment Partners LLC(61)	60,000	—	60,000	—	—	—	—	—
TUP Investments, L.P.(62)	800,000	—	800,000	—	—	—	—	—
Vobren Limited(63)	100,000	—	100,000	—	—	—	—	—
William James Pade III	150,000	—	150,000	—	—	—	—	—
(1)
Includes 17,162,485 shares of Class A Common Stock issuable upon exchange of Paired Interests held by Mr. Francis, 8,469,191 shares of Class A Common Stock issuable upon exchange of Paired Interests held by Ghost Media Group, LLC, 600,618 shares of Class A Common Stock issuable upon exchange of Paired Interests held by Genco Incentives, LLC and 1,468,555 shares of Class A Common Stock issuable upon exchange of Paired Interests held by WM Founders Legacy I, LLC. Ghost Media Group, LLC is controlled by Messrs. Francis and Hartfield and WM Founders Legacy I, LLC and Genco Incentives, LLC are controlled by Mr. Francis. Accordingly, Mr. Francis may be deemed to be a beneficial owner of the Registrable Securities held by Ghost Media Group, LLC, Genco Incentives, LLC and WM Founders Legacy I, LLC.

(2)
Includes 19,288,160 shares of Class A Common Stock issuable upon exchange of Paired Interests held by Mr. Hartfield, 8,469,191 shares of Class A Common Stock issuable upon exchange of Paired Interests held by Ghost Media Group, LLC and 1,570,959 shares of Class A Common Stock issuable upon exchange of Paired Interests held by WM Founders Legacy II, LLC. Ghost Media Group, LLC is controlled by Messrs. Hartfield and Francis and WM Founders Legacy II, LLC is controlled by Mr. Hartfield. Accordingly, Mr. Hartfield may be deemed to be a beneficial owner of the Registrable Securities held by Ghost Media Group, LLC and WM Founders Legacy II, LLC.

(3)
Includes 6,250,000 shares of Class A Common Stock held by Silver Spike Sponsor, LLC and 1,265,752 shares of Class A Common Stock held by Silver Spike Opportunities I, LLC (the “SPV”). Silver Spike Sponsor, LLC and Silver Spike Capital, LLC, the manager of the SPV, are both controlled by Silver Spike Holdings, LP. Accordingly, Silver Spike Holdings, LP may be deemed to be a beneficial owner of the Registrable Securities held by Silver Spike Sponsor, LLC and the Registrable Securities held by the SPV. Silver Spike Sponsor, LLC is controlled by Greg Gentile, Scott Gordon and William Healy. Accordingly, Mr. Gentile, Gordon and Healy may be deemed to be a beneficial owner of the Registrable Securities held by Silver Spike Sponsor, LLC. Mr. Gordon served as a director of Silver Spike prior to the Closing of the Business Combination and currently serves as a director of the Company. SPV is controlled by Mr. Gentile. Accordingly, Mr. Gentile may be deemed to be a beneficial owner of the Registrable Securities held by the SPV.

(4)	Paul Mower is deemed to have power to vote or dispose of the Registrable Securities.
(5)	Vince Maglio is deemed to have power to vote or dispose of the Registrable Securities.
(6)	Robert Josephson is deemed to have power to vote or dispose of the Registrable Securities.
(7)
Each of Adam L. Reeder, David M. Baron, Eric Hirschfield, Homer Parkhill, James Ben, Peter J. Moses and Stephen J. Antinelli is an employee of Rothschild & Co US Inc., which is a Selling Securityholder and a registered broker-dealer. The Selling Securityholders acquired the securities in their respective, individual capacities. Based on information provided by each Selling Securityholder, the Selling Securityholder acquired the Registrable Securities for investment purposes, and at the time of the acquisition of the Registrable Securities, the Selling Securityholder did not have any agreements or understandings with any person to distribute such Registrable Securities.

(8)	Jaroslav Enrique Alonso is deemed to have power to vote or dispose of the Registrable Securities.
(9)	Sanjay Patel is deemed to have power to vote or dispose of the Registrable Securities.
(10)	Paul Mower is deemed to have power to vote or dispose of the Registrable Securities.
(11)	Mohsinuddin Ansari is deemed to have power to vote or dispose of the Registrable Securities.
(12)
Includes 1,250,000 shares of Class A Common Stock held by Mr. Aquila, 2,500,000 shares of Class A Common Stock held by AFV Partners SPV-5 (WM) LLC (“AFV 5”), 1,100,000 shares of Class A Common Stock held by AFV Partners SPV-6 (WM) LLC (“AFV 6”), 50,000 shares of Class A Common Stock held by Aquila 2007 Irrevocable Trust U/A FBO Cecily Aquila DTD 05/10/2007 (“Cecily Trust”), 50,000 shares of Class A Common Stock held by Aquila 2007 Irrevocable Trust U/A FBO Christopher Aquila DTD 05/10/2007 (“Christopher Trust”) and 50,000 shares of Class A Common Stock held by Aquila 2007 Irrevocable Trust U/A FBO Elliott Aquila DTD 05/10/2007 (“Elliott Trust”). Mr. Aquila is the Chairman and CEO of AFV Partners LLC, which exercises ultimate voting and investment power with respect to the Registrable Securities held by AFV 5 and AFV 6. Mr. Aquila is the trustee to Cecily Trust, Christopher Trust and Elliott Trust. As such, Mr. Aquila may be deemed to be a beneficial owner of the Registrable Securities held by AFV 5, AFV 6, Cecily Trust, Christopher Trust and Elliott Trust. The business address of the reporting person is 2126 Hamilton Road Suite 260, Argyle, TX 76226.
(13)	Kelly Yip is deemed to have power to vote or dispose of the Registrable Securities.
(14)
Includes 112,740 shares of Class A Common Stock held by BEMAP Master Fund LTD, 13,547 shares of Class A Common Stock held by Bespoke Alpha MAC MIM LP, 91,492 shares of Class A Common Stock held by DS Liquid Div RVA MON LLC, 63,080 shares of Class A Common Stock held by Monashee Pure Alpha SPV I LP and 69,141 shares of Class A Common Stock held by Monashee Solitario Fund LP. Jeff Muller is the Chief Compliance Officer of Monashee Investment Management, LLC, which may be deemed to be the beneficial owner of the Registrable Securities held by BEMAP Master Fund LTD, Bespoke Alpha MAC MIM LP, DS Liquid Div RVA MON LLC, Monashee Pure Alpha SPV I LP and Monashee Solitario Fund LP. Mr. Muller, however, disclaims any beneficial ownership of the Registrable Securities held by Monashee Investment Management, LLC or its affiliated entities aforementioned.

(15)
General Oriental Investments SA has voting and investment control of the Registrable Securities held by the Selling Securityholders. General Oriental Investments SA can be directed by certain of its representatives and must act by (i) Constantin Papadimitriou and David Cowling jointly or (ii) (A) one of Constantin Papadimitriou or David Cowling and (B) one of (1) Tom Lileng, (2) Jean-Baptiste Luccio, (3) Julien Brenier or (4) Rupert Martin.

(16)
Pursuant to a portfolio management agreement, Citadel Advisors LLC, an investment advisor registered under the U.S. Investment Advisors Act of 1940 (“CAL”), holds the voting and dispositive power with respect to the Registrable Securities held by Citadel Multi-Strategy Equities Master Fund Ltd. Citadel Advisors Holdings LP (“CAH”) is the sole member of CAL. Citadel GP LLC is the general partner of CAH. Kenneth Griffin (“Griffin”) is the President and Chief Executive Officer of and sole member of Citadel GP LLC. Citadel GP LLC and Griffin may be deemed to be the beneficial owners of the Registrable Securities through their control of CAL and/or certain other affiliated entities. Based on information provided to us by the Selling Securityholder, the Selling Securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the Selling Securityholder acquired the Registrable Securities in the ordinary course of business, and at the time of the acquisition of the Registrable Securities, the Selling Securityholder did not have any agreements or understandings with any person to distribute such Registrable Securities.

(17)	Craig Schlanger is deemed to have power to vote or dispose of the Registrable Securities.
(18)
Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the Registrable Securities held by CVI and may be deemed to be the beneficial owner of such Registrable Securities. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the Registrable Securities held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the Registrable Securities. Based on information provided to us by the Selling Securityholder, the Selling Securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the Selling Securityholder acquired the Registrable Securities in the ordinary course of business, and at the time of the acquisition of the Registrable Securities, the Selling Securityholder did not have any agreements or understandings with any person to distribute such Registrable Securities.

(19)
Each of Adam L. Reeder, David M. Baron, Eric Hirschfield, Homer Parkhill, James Ben, Peter J. Moses and Stephen J. Antinelli is an employee of Rothschild & Co US Inc., which is a Selling Securityholder and a registered broker-dealer. The Selling Securityholders acquired the securities in their respective, individual capacities. Based on information provided by each Selling Securityholder, the Selling Securityholder acquired the Registrable Securities for investment purposes, and at the time of the acquisition of the Registrable Securities, the Selling Securityholder did not have any agreements or understandings with any person to distribute such Registrable Securities.

(20)
Each of Adam L. Reeder, David M. Baron, Eric Hirschfield, Homer Parkhill, James Ben, Peter J. Moses and Stephen J. Antinelli is an employee of Rothschild & Co US Inc., which is a Selling Securityholder and a registered broker-dealer. The Selling Securityholders acquired the securities in their respective, individual capacities. Based on information provided by each Selling Securityholder, the Selling Securityholder acquired the Registrable Securities for investment purposes, and at the time of the acquisition of the Registrable Securities, the Selling Securityholder did not have any agreements or understandings with any person to distribute such Registrable Securities.

(21)	Paul Mower is deemed to have power to vote or dispose of the Registrable Securities.
(22)
Beneficial ownership consists of (i) 1,877,500 shares of Class A Common Stock held by Federated Hermes Kaufmann Fund, a portfolio of Federated Hermes Equity Funds, (ii) 2,070,000 shares of Class A Common Stock held by Federated Hermes Kaufmann Small Cap Fund, a portfolio of Federated Hermes Equity Funds and (iii) 52,500 shares of Class A Common Stock held by Federated Hermes Kaufmann Fund II, a Federated Hermes Insurance Series (collectively, the “Federated Funds”). The address of the Federated Funds is 4000 Ericsson Drive, Warrendale, Pennsylvania 15086-7561. The Federated Funds are managed by Federated Equity Management Company of Pennsylvania and subadvised by Federated Global Investment Management Corp., which are wholly owned subsidiaries of FII Holdings, Inc., which is a wholly owned subsidiary of Federated Hermes, Inc. (the “Federated Parent”). All of the Federated Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust (the “Federated Trust”) for which Thomas R. Donahue, Rhodora J. Donahue and J. Christopher Donahue, who are collectively referred to as Federated Trustees, act as trustees. The Federated Parent’s subsidiaries have the power to direct the vote and disposition of the Registrable Securities held by the Federated Funds. Each of the Federated Parent, its subsidiaries, the Federated Trust, and each of the Federated Trustees expressly disclaim beneficial ownership of such Registrable Securities.

(23)	Budd S. Goldman is deemed to have power to vote or dispose of the Registrable Securities.
(24)	R. Scott Bushley is deemed to have power to vote or dispose of the Registrable Securities.
(25)	Paul Mower is deemed to have power to vote or dispose of the Registrable Securities.
(26)	Robert Fournier is deemed to have power to vote or dispose of the Registrable Securities.
(27)
Curry Ford is the Senior Managing Director and Portfolio Manager of Harbert Stoneview Fund GP, LLC and may be deemed to be the beneficial owner of the Registrable Securities held by Harbert Stoneview Master Fund, Ltd. Mr. Ford, however, disclaims any beneficial ownership of the Registrable Securities held by Harbert Stoneview Master Fund, Ltd. Based on information provided to us by the Selling Securityholder, the Selling Securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the Selling Securityholder acquired the Registrable Securities in the ordinary course of business, and at the time of the acquisition of the Registrable Securities, the Selling Securityholder did not have any agreements or understandings with any person to distribute such Registrable Securities.

(28)
Each of Adam L. Reeder, David M. Baron, Eric Hirschfield, Homer Parkhill, James Ben, Peter J. Moses and Stephen J. Antinelli is an employee of Rothschild & Co US Inc., which is a Selling Securityholder and a registered broker-dealer. The Selling Securityholders acquired the securities in their respective, individual capacities. Based on information provided by each Selling Securityholder, the Selling Securityholder acquired the Registrable Securities for investment purposes, and at the time of the acquisition of the Registrable Securities, the Selling Securityholder did not have any agreements or understandings with any person to distribute such Registrable Securities.
(29)	John T. Lkyouretzos is deemed to have power to vote or dispose of the Registrable Securities.
(30)	Marc Sontrop is deemed to have power to vote or dispose of the Registrable Securities.
(31)
Each of Adam L. Reeder, David M. Baron, Eric Hirschfield, Homer Parkhill, James Ben, Peter J. Moses and Stephen J. Antinelli is an employee of Rothschild & Co US Inc., which is a Selling Securityholder and a registered broker-dealer. The Selling Securityholders acquired the securities in their respective, individual capacities. Based on information provided by each Selling Securityholder, the Selling Securityholder acquired the Registrable Securities for investment purposes, and at the time of the acquisition of the Registrable Securities, the Selling Securityholder did not have any agreements or understandings with any person to distribute such Registrable Securities.

(32)
James Neissa is an employee of Rothschild & Co North America Inc., the parent company of Rothschild & Co US Inc., which is a Selling Securityholder and a registered broker-dealer. The Selling Securityholder acquired the securities in his individual capacity. Based on information provided to us by the Selling Securityholder, the Selling Securityholder may be deemed to be an affiliate of Rothschild & Co US Inc. Based on such information, the Selling Securityholder acquired the Registrable Securities for investment purposes, and at the time of the acquisition of the Registrable Securities, the Selling Securityholder did not have any agreements or understandings with any person to distribute such Registrable Securities.

(33)	Raanan Katz is the Partner of Katz 2014 Limited Partnership and may be deemed to be the beneficial owner of the Registrable Securities held by Katz 2014 Limited Partnership.
(34)	Paul Mower is deemed to have power to vote or dispose of the Registrable Securities.
(35)	Kenneth Landis is deemed to have power to vote or dispose of the Registrable Securities.
(36)
Includes 5,066,885 shares of Class A Common Stock (2,655,632 of which are being registered by this prospectus) held by Lugard Road Capital Master Fund, LP (“Lugard”) beneficially owned by Luxor Capital Group, LP, the investment manager of Lugard, 26,823 shares of Class A Common Stock (14,890 of which are being registered by this prospectus) held by Luxor Capital Partners Offshore Master Fund, LP (“Luxor Offshore”) beneficially owned by Luxor Capital Group, LP, the investment manager of Luxor Offshore, 42,782 shares of Class A Common Stock (23,161 of which are being registered by this prospectus) held by Luxor Capital Partners, LP (“Luxor Capital”) beneficially owned by Luxor Capital Group, LP, the investment manager of Luxor Capital and 11,034 shares of Class A Common Stock (6,317 of which are being registered by this prospectus) held by Luxor Wavefront, LP (“Luxor Wavefront”) beneficially owned by Luxor Capital Group, LP, the investment manager of Luxor Wavefront. Christian Leone, in his position as Portfolio Manager at Luxor Capital Group, LP, may be deemed to have voting and investment power with respect to the securities owned by Luxor Offshore, Luxor Capital, and Luxor Wavefront. Jonathan Green, in his position as Portfolio Manager at Luxor Capital Group, LP, may be deemed to have voting and investment power with respect to the securities held by Lugard.

(37)
Includes 25,700 shares of Class A Common Stock held by Manatuck Hill Mariner Master Fund, LP, 12,800 shares of Class A Common Stock held by Manatuck Hill Navigator Master Fund, LP and 61,500 shares of Class A Common Stock held by Manatuck Hill Scout Fund, LP. Mark Broach is deemed to have power to vote or dispose of such Registrable Securities.

(38)	Justin Ort is deemed to have power to vote or dispose of the Registrable Securities.
(39)	Jayvee & Co is the registered holder. The beneficial holder is Ninepoint Alternative Health Fund. Douglas Waterson has investment control through an investment advisory agreement.
(40)	Paul A. Halpern is deemed to have power to vote or dispose of the Registrable Securities.
(41)	Curtis F. Brockelman, Jr. is deemed to have power to vote or dispose of the Registrable Securities.
(42)
Each of Adam L. Reeder, David M. Baron, Eric Hirschfield, Homer Parkhill, James Ben, Peter J. Moses and Stephen J. Antinelli is an employee of Rothschild & Co US Inc., which is a Selling Securityholder and a registered broker-dealer. The Selling Securityholders acquired the securities in their respective, individual capacities. Based on information provided by each Selling Securityholder, the Selling Securityholder acquired the Registrable Securities for investment purposes, and at the time of the acquisition of the Registrable Securities, the Selling Securityholder did not have any agreements or understandings with any person to distribute such Registrable Securities.

(43)
Polar Long/Short Master Fund and Polar Multi-Strategy Master Fund (“Polar Funds”) are under management by Polar Asset Management Partners Inc. (“PAMPI”). PAMPI serves as investment advisor of the Polar Funds and has control and discretion over the shares held by the Polar Funds. As such, PAMPI may be deemed the beneficial owner of the shares held by the Polar Funds. PAMPI disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The business address of the Polar Funds is c/o Polar Asset Management Partners Inc., 401 Bay Street, Suite 1900, Toronto, Ontario M5H 2Y4.

(44)	John J Adair is deemed to have power to vote or dispose of the Registrable Securities.
(45)	Ray E. Newton III is deemed to have power to vote or dispose of the Registrable Securities.
(46)	Patrick Robinson is deemed to have power to vote or dispose of the Registrable Securities.
(47)
Rothschild & Co US Inc. was the financial advisor to Ghost Management Group, LLC (d/b/a Weedmaps) with respect to the Business Combination and the PIPE subscription financing. Rothschild & Co US Inc. is a registered broker-dealer. Based on information provided by the Selling Securityholder, the Selling Securityholder acquired the Registrable Securities for investment purposes, and at the time of the acquisition of the Registrable Securities, the Selling Securityholder did not have any agreements or understandings with any person to distribute such Registrable Securities.

(48)	Rich Barrera is deemed to have power to vote or dispose of the Registrable Securities.
(49)
Includes 125,000 shares of Class A Common Stock held by Sea Hawk Multi-Strategy Master Fund Ltd, 375,000 shares of Class A Common Stock held by Walleye Manager Opportunities LLC and 500,000 shares of Class A Common Stock held by Walleye Opportunities Master Fund Ltd. (collectively, the “Managed Accounts”); 700,000 shares of Class A Common Stock and 50,000 shares of Public Warrants for Class A Common Stock held by Pura Vida Pro Special Opportunity Master Fund Ltd. (the “PVP Fund”); and 1,500,000 shares of Class A Common Stock held by Pura Vida Master Fund Ltd. (the “PV Fund”). Pura Vida Investments, LLC (“PVI”) serves as the sub-adviser to the Managed Accounts and the investment manager to the PV Fund. Pura Vida Pro, LLC (“PVP”) serves as the investment manager to the PVP Fund. PVP is a relying adviser of PVI. Efrem Kamen serves as the managing member of both PVI and PVP. By virtue of these relationships, PVI and Efrem Kamen may be deemed to have shared voting and dispositive power with respect to the Registrable Securities and Public Warrants held by the Managed Accounts, the PV Fund, and the PVP Fund. This report shall not be deemed an admission that PVI and/or Efrem Kamen are beneficial owners of the Registrable Securities for purposes of Section 13 of the Exchange Act, or for any other purpose. Each of PVI and Efrem Kamen disclaims beneficial ownership of the Registrable Securities reported herein except to the extent of each PVI's and Efrem Kamen’s pecuniary interest therein.
Based on information provided to us by the Selling Securityholders, each of the Managed Accounts may be deemed to be an affiliate of a broker-dealer. Based on such information, the Selling Securityholders acquired the Registrable Securities in the ordinary course of business, and at the time of the acquisition of the Registrable Securities, the Selling Securityholders did not have any agreements or understandings with any person to distribute such Registrable Securities.
(50)	Vincent Daniel is deemed to have power to vote or dispose of the Registrable Securities.
(51)
Includes 300,000 shares of Class A Common Stock held by Senvest Global (KY), LP, 4,733,779 shares of Class A Common Stock (3,300,000 of which are being registered by this prospectus) held by Senvest Master Fund, LP and 551,196 shares of Class A Common Stock (400,000 of which are being registered by this prospectus) held by Senvest Technology Partners Master Fund, LP. Senvest Management has voting and investment control of the Registrable Securities held by such Selling Securityholder. Richard Mashaal may be deemed to be the beneficial owner of such Registrable Securities.

(52)	John J. Pinto is deemed to have power to vote or dispose of the Registrable Securities.
(53)	Peter Lee is deemed to have power to vote or dispose of the Registrable Securities.
(54)
Each of Adam L. Reeder, David M. Baron, Eric Hirschfield, Homer Parkhill, James Ben, Peter J. Moses and Stephen J. Antinelli is an employee of Rothschild & Co US Inc., which is a Selling Securityholder and a registered broker-dealer. The Selling Securityholders acquired the securities in their respective, individual capacities. Based on information provided by each Selling Securityholder, the Selling Securityholder acquired the Registrable Securities for investment purposes, and at the time of the acquisition of the Registrable Securities, the Selling Securityholder did not have any agreements or understandings with any person to distribute such Registrable Securities.

(55)	Each of David G. Bunning and Michael J. Bunning is deemed to have power to vote or dispose of the Registrable Securities.
(56)	Scot Fischer is deemed to have power to vote or dispose of the Registrable Securities.
(57)	Vikram Patel is deemed to have power to vote or dispose of the Registrable Securities.
(58)	Glen Schneider is deemed to have power to vote or dispose of the Registrable Securities.
(59)	Glen Schneider is deemed to have power to vote or dispose of the Registrable Securities.
(60)	Each of Rodney Hodges and Fabrice Dupont is deemed to have power to vote or dispose of the Registrable Securities.
(61)	Each of David G. Bunning and Michael J. Bunning is deemed to have power to vote or dispose of the Registrable Securities.
(62)	Vikram Patel is deemed to have power to vote or dispose of the Registrable Securities.
(63)	Pericles Spyrou, Sigthor Sigmarsson, Jan Rottiers and Melina Panagi are deemed to have power to vote or dispose of the Registrable Securities.

DESCRIPTION OF SECURITIES
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Certificate of Incorporation, our Bylaws and the Warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of our Certificate of Incorporation, our Bylaws and the Warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.
Authorized and Outstanding Stock
Our Certificate of Incorporation authorizes the issuance of 2,075,000,000 shares of capital stock, consisting of (x) 1,500,000,000 shares of Class A Common Stock, par value $0.0001 per share, (y) 500,000,000 shares of Class V Common Stock, par value $0.0001 per share and 75,000,000 shares of preferred stock, par value $0.0001 per share. All of our issued and outstanding shares of capital stock are duly authorized, validly issued, fully paid and non-assessable. As of June 16, 2021, there were (1) 63,738,563 shares of Class A Common Stock, (2) 65,502,347 shares of Class V Common Stock and no shares of preferred stock outstanding.
Class A Common Stock
Voting Rights
Each holder of the shares of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote. The holders of the shares of Class A Common Stock do not have cumulative voting rights in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Notwithstanding the foregoing, the holders of the outstanding shares of Class A Common Stock are entitled to vote separately upon any amendment to our Certificate of Incorporation (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of such class of common stock in a manner that is disproportionately adverse as compared to the Class V Common Stock.
Dividend Rights
Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of Class A Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor.
Rights upon Liquidation, Dissolution and Winding-Up
In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of the shares of Class A Common Stock are entitled to share ratably in all assets remaining after payment of our debts and other liabilities, subject to prior distribution rights of preferred stock or any class or series of stock having a preference over the shares of Class A Common Stock, then outstanding, if any.
Preemptive or Other Rights
The holders of shares of Class A Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the shares of Class A Common Stock. The rights, preferences and privileges of holders of shares of Class A Common Stock will be subject to those of the holders of any shares of the preferred stock that we may issue in the future.
Class V Common Stock
Voting Rights
Each holder of the shares of Class V Common Stock is entitled to one vote for each share of Class V Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote. The holders of shares of Class V Common Stock do not have cumulative voting rights in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Notwithstanding the foregoing, the holders of the outstanding shares of Class V Common Stock are entitled to vote separately upon any amendment to our Certificate of Incorporation (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of such class of common stock in a manner that is disproportionately adverse as compared to the Class A Common Stock.
Dividend Rights
The holders of the Class V Common Stock will not participate in any dividends declared by our board of directors.
Rights upon Liquidation, Dissolution and Winding-Up
In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Class V Common Stock are not entitled to receive any of our assets.
Preemptive or Other Rights
The holders of shares of Class V Common Stock do not have preemptive, subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to the Class V Common Stock.
Issuance and Retirement of Class V Common Stock
In the event that any outstanding share of Class V Common Stock ceases to be held directly or indirectly by a holder of Class A Units, such share will automatically be transferred to us for no consideration and thereupon will be retired. We will not issue additional shares of Class V Common Stock other than in connection with the valid issuance or transfer of Units in accordance with the governing documents of WMH LLC.
Preferred Stock
There are no shares of preferred stock outstanding. Our Certificate of Incorporation authorizes our board of directors to establish one or more series of preferred stock. Unless required by law or any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by the holders of the common stock. Shares of preferred stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not retired of any and all such series shall not exceed the total number of shares of preferred stock authorized, and with such powers, including voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, all as shall be stated and expressed in the resolution or resolutions providing for the designation and issue of such shares of preferred stock from time to time adopted by our board of directors pursuant to authority so to do which is expressly vested in the board of directors. The powers, including voting powers, if any, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.
The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by our stockholders. Additionally, the issuance of preferred stock may adversely affect the holders of our common stock by restricting dividends on the shares of Class A Common Stock, diluting the voting power of the shares of Class A Common Stock and the shares of Class V Common Stock or subordinating the liquidation rights of the shares of Class A Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the shares of Class A Common Stock. At present, we have no plans to issue any preferred stock.
Warrants
Public Warrants
Each whole Public Warrant entitles the registered holder to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the Closing, provided that we have an effective registration statement under the Securities Act covering the issuance of the shares of Class A Common Stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky laws of the state of residence of the holder (or we permits holders to exercise their Public Warrants on a cashless basis under the circumstances specified in the Warrant Agreement). A holder of Public Warrants may exercise its Public Warrants only for a whole number of shares of Class A Common Stock. This means only a whole Public Warrant may be exercised at a given time by a holder of Public Warrants. The Public Warrants will expire five years after the Closing, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A Common Stock issuable upon exercise is then effective and a prospectus relating thereto is current, subject to us satisfying our obligations described below with respect to registration. No Public Warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares of Class A Common Stock to holders of Public Warrants seeking to exercise their Public Warrants, unless the issuance of the shares of Class A Common Stock upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised Public Warrants, the purchaser of a unit containing such Public Warrant will have paid the full purchase price for the unit solely for the shares of Class A Common Stock underlying such unit.
We agreed that as soon as practicable, but in no event later than 15 business days, after the Closing, we will use our reasonable best efforts to file with the SEC and have an effective registration statement for covering the issuance, under the Securities Act, of the shares of Class A Common Stock issuable upon exercise of the Public Warrants, and we will use our reasonable best efforts to cause the same to become effective within 60 business days after the Closing and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the Warrant Agreement. Notwithstanding the above, if the shares of Class A Common Stock are, at the time of any exercise of a Public Warrant, not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elects, we will not be required to file or maintain in effect a registration statement, but will use our reasonable best efforts to qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Once the Public Warrants become exercisable, we may redeem the Public Warrants for redemption:
•	in whole and not in part;
•	at a price of $0.01 per Public Warrant;
•	upon not less than 30 days’ prior written notice of redemption to each holder of Public Warrants; and
•
if, and only if, the reported last sales price of the shares of Class A Common Stock equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date we send the notice of redemption to the holders of Public Warrants.

If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each holder of Public Warrants will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. However, the price of the shares of Class A Common Stock may fall below the $18.00 redemption trigger price as well as the $11.50 Public Warrant exercise price after the redemption notice is issued.
If we call the Public Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its Public Warrant to do so on a “cashless basis.” In determining whether to require any holders to exercise their Public Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Public Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Common Stock issuable upon exercise of the Public Warrants. If our management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Public Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Public Warrants by (y) the fair market value. The “fair market value” will mean the average last reported sale price of the shares of Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrant. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Public Warrant redemption. If we calls the Public Warrants for redemption and our management does not take advantage of this option, Silver Spike Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other holders of Public Warrants would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.
A holder of Public Warrants may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant Agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of Class A Common Stock issued and outstanding immediately after giving effect to such exercise.
If the number of issued and outstanding shares of Class A Common Stock is increased by a capitalization or share dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the issued and outstanding shares of Class A Common Stock. A rights offering to holders of shares of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a share dividend of a number of shares of Class A Common Stock equal to the product of (1) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) multiplied by (2) one minus the quotient of (x) the price per shares of Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes, (1) if the rights offering is for securities convertible into or exercisable for shares of Class A Common Stock, in determining the price payable for shares of Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) fair market value means the volume weighted average price of shares of Class A Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of the shares of Class A Common Stock on account of such shares of Class A Common Stock (or other securities into which the Public Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the Public Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.
If the number of issued and outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse share split or reclassification of the shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in issued and outstanding shares of Class A Common Stock.
Whenever the number of shares of Class A Common Stock purchasable upon exercise of the Public Warrants is adjusted, as described above, the Public Warrant exercise price will be adjusted by multiplying the Public Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of our assets or other property as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of Class A Common Stock immediately theretofore purchasable and receivable upon exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of shares of Class A Common Stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the Public Warrant.
The Public Warrants are issued in registered form under the Warrant Agreement. You should review a copy of the Warrant Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Public Warrants. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of then issued and outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.
The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of Class A Common Stock and any voting rights until they exercise their Public Warrants and receive shares of Class A Common Stock. After the issuance of the shares of Class A Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by holders of shares of Class A Common Stock.
Private Placement Warrants
The Private Placement Warrants (including the shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the Closing, subject to certain exceptions and they will not be redeemable by Silver Spike so long as they are held by Silver Spike Sponsor or its permitted transferees. Silver Spike Sponsor, as well as its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis and will have certain registration rights related to such Private Placement Warrants. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants. If the Private Placement Warrants are held by holders other than Silver Spike Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.
If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average last reported sale price of the shares of Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the Warrant Agent.
Dividends
We have not paid any cash dividends on the Class A Ordinary Shares, Class A Common Stock or Class V Common Stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements, general financial condition, contractual restrictions and other factors that our board of directors may deem relevant and will be within the discretion of our board of directors at such time. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness that we or our subsidiaries incur. We do not anticipate declaring any cash dividends to holders of Common Stock in the foreseeable future.
Lock-Up Restrictions
Pursuant to the letter agreement entered into between Silver Spike and Silver Spike Sponsor, after the completion of the Business Combination and subject to certain exceptions, the Sponsor is contractually restricted from selling or transferring any of its shares of Class A Common Stock until the earlier of (A) one year after the completion of the Business Combination or (B) subsequent to the Business Combination, (x) if the last reported sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (y) the date following the completion of the Business Combination on which we complete a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their Class A Common Stock for cash, securities or other property. After the consummation of the business combination and subject to certain exceptions, Unit holders are contractually restricted from selling or transferring any of their respective shares of common stock until 180 days after completion of the Business Combination. See the section entitled “Certain Relationships and Related Party Transactions” for lock-up restrictions on our securities under the Exchange Agreement.
Certain Anti-Takeover Provisions of Delaware Law
Special Meetings of Stockholders
Our Certificate of Incorporation provides that special meetings of our stockholders may be called by such persons as provided in the Bylaws. The Bylaws provide that special meetings of our stockholders may be called only, for any purpose as is a proper matter for stockholder action under Delaware, by (i) our Chairperson of the Board of Directors, (ii) our Chief Executive Officer or the President if the Chairperson of the Board of Directors is unavailable, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption).
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely under the Bylaws, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than 30 days before or after the anniversary date of the previous year’s annual meeting, notice by the stockholder must be received by the secretary no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the latter of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Our Certificate of Incorporation and the Bylaws specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but Unissued Shares
Our authorized but unissued Class A Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Class A Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Exclusive Forum Selection
Our Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against current or former directors, officers and employees for breach of fiduciary duty, other similar actions, any other action as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware and any action or proceeding concerning the validity of our Certificate of Incorporation or the Bylaws may be brought only in the Court of Chancery in the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction thereof, any state court located in the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware). Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us and our directors, officers or other employees and may have the effect of discouraging lawsuits against our directors and officers. This provision would not apply to claims brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. However, our Certificate of Incorporation provides that the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Stockholders may be subject to increased costs to bring these claims, and the exclusive forum provision could have the effect of discouraging claims or limiting investors’ ability to bring claims in a judicial forum that they find favorable. In addition, the enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our Certificate of Incorporation is inapplicable or unenforceable.
Section 203 of the Delaware General Corporation Law
We do not opt out of Section 203 of the DGCL under our Certificate of Incorporation.
Limitation on Liability and Indemnification of Directors and Officers
Our Certificate of Incorporation eliminates our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:
•	for any transaction from which the director derives an improper personal benefit;
•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	for any unlawful payment of dividends or redemption of shares; or
•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.
If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Delaware law and our Certificate of Incorporation and Bylaws provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.
We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in our Certificate of Incorporation and the Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Rule 144
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as the Company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.
Upon the Closing, we ceased to be a shell company.
When, and if, Rule 144 becomes available for the resale of our securities, a person who has beneficially owned restricted shares of our Class A Common Stock or Warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares of our Class A Common Stock or Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•	one percent (1%) of the total number of shares of Class A Common Stock then outstanding; or
•	the average weekly reported trading volume of the Class A Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales by our affiliates under Rule 144 will also be limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Transfer Agent, Warrant Agent and Registrar
The transfer agent, warrant agent and registrar for our Class A Common Stock, Class V Common Stock and Warrants is Continental Stock Transfer & Trust Company.
Listing of Securities
Our Class A Common Stock and Public Warrants are listed on Nasdaq under the symbols “MAPS” and “MAPW,” respectively.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of material U.S. federal income tax considerations generally applicable to the purchase, ownership and disposition of our Class A Common Stock and the purchase, exercise, disposition and lapse of our Warrants. The Class A Common Stock and the Warrants are collectively referred to herein as our securities. All prospective holders of our securities should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our securities.
This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating to the purchase, ownership and disposition of our securities. This summary is based upon current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service, which we refer to as the IRS, and judicial decisions, all as in effect as of the date of this prospectus. These authorities are subject to change and differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this discussion. There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a holder of the purchase, ownership or disposition of our securities. We assume in this discussion that a holder holds our securities as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances, nor does it address the special tax accounting rules under Section 451(b) of the Code, any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes or any other U.S. federal tax laws. This discussion also does not address consequences relevant to holders subject to special tax rules, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, governmental organizations, banks, financial institutions, investment funds, insurance companies, brokers, dealers or traders in securities, commodities or currencies, regulated investment companies or real estate investment trusts, persons that have a “functional currency” other than the U.S. dollar, tax- qualified retirement plans, holders who hold or receive our securities pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our securities as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our securities under the constructive sale provisions of the Code, passive foreign investment companies, controlled foreign corporations, and certain former U.S. citizens or long-term residents.
In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold our securities through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds our securities, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of our securities.
For purposes of this discussion, a “U.S. Holder” means a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•
a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust if (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a “non-U.S. Holder” is a beneficial owner of our securities that is neither a U.S. Holder nor a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Tax Considerations Applicable to U.S. Holders
Taxation of Distributions
If we pay distributions or make constructive distributions (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of shares of our Class A Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Class A Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Common Stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock” below.
Dividends we pay to a U.S. Holder that is a taxable corporation will generally qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at ordinary income tax rates instead of the preferential rates that apply to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock
A U.S. Holder generally will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Class A Common Stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A Common Stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its Class A Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Class A Common Stock will generally equal the U.S. Holder’s acquisition cost for such Class A Common Stock (or, in the case of Class A Common Stock received upon exercise of a Warrant, the U.S. Holder’s initial basis for such Class A Common Stock, as discussed below), less any prior distributions treated as a return of capital. Long-term capital gains recognized by non-corporate U.S. Holders are generally eligible for reduced rates of tax. If the U.S. Holder’s holding period for the Class A Common Stock so disposed of is one year or less, any gain on a sale or other taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. The deductibility of capital losses is subject to limitations.
Exercise of a Warrant
Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder generally will not recognize taxable gain or loss upon exercise of a Warrant for cash. The U.S. Holder’s initial tax basis in the share of our Class A Common Stock received upon exercise of the Warrant will generally be an amount equal to the sum of the U.S. Holder’s acquisition cost of the Warrant and the exercise price of such Warrant. It is unclear whether a U.S. Holder’s holding period for the Class A Common Stock received upon exercise of the Warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrants.
In certain circumstances, the Warrants may be exercised on a cashless basis. The U.S. federal income tax treatment of an exercise of a warrant on a cashless basis is not clear, and could differ from the consequences described above. It is possible that a cashless exercise could be a taxable event. U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a Warrant on a cashless basis, including with respect to their holding period and tax basis in the Class A Common Stock received upon exercise of the Warrant.
Sale, Exchange, Redemption or Expiration of a Warrant
Upon a sale, exchange (other than by exercise), redemption, or expiration of a Warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. Holder’s adjusted tax basis in the Warrant. A U.S. Holder’s adjusted tax basis in its Warrants will generally equal the U.S. Holder’s acquisition cost, increased by the amount of any constructive distributions included in income by such U.S. Holder (as described below under “U.S. Holders—Possible Constructive Distributions”). Such gain or loss generally will be treated as long-term capital gain or loss if the Warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration.
If a Warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s adjusted tax basis in the Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Warrant is held for more than one year. Because the term of the Warrants is more than one year, a U.S. Holder’s capital loss will be treated as a long-term capital loss. The deductibility of capital losses is subject to certain limitations.
Possible Constructive Distributions
The terms of each Warrant provide for an adjustment to the number of shares of Class A Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus entitled “Description of our Securities—Warrants—Public Stockholders’ Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A Common Stock that would be obtained upon exercise or an adjustment to the exercise price of the Warrant) as a result of a distribution of cash to the holders of shares of our Class A Common Stock which is taxable to such holders as a distribution. Such constructive distribution would be subject to tax as described above under “U.S. Holders—Taxation of Distributions” in the same manner as if such U.S. Holder received a cash distribution from us on Class A Common Stock equal to the fair market value of such increased interest.
Information Reporting and Backup Withholding.
In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of our shares of Class A Common Stock and Warrants, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number (or furnishes an incorrect taxpayer identification number) or a certification of exempt status, or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Taxpayers should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Tax Considerations Applicable to Non-U.S. Holders
Taxation of Distributions
In general, any distributions (including constructive distributions) we make to a non-U.S. Holder of shares on our Class A Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend (as described below under “Non-U.S. Holders—Possible Constructive Distributions”), it is possible that this tax would be withheld from any amount owed to a non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from Warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our Class A Common Stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A Common Stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see the section entitled “Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.
Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
Exercise of a Warrant
The U.S. federal income tax treatment of a non-U.S. Holder’s exercise of a Warrant will generally correspond to the U.S. federal income tax treatment of the exercise of a Warrant by a U.S. Holder, as described under “U.S. Holders—Exercise of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the non-U.S. Holder would be the same as those described below in “Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants.”
Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants
A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A Common Stock or Warrants or an expiration or redemption of our Warrants, unless:
•
the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or
•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our Class A Common Stock or Warrants and, in the case where shares of our Class A Common Stock are regularly traded on an established securities market, (i) the non-U.S. Holder is disposing of our Class A Common Stock and has owned, directly or constructively, more than 5% of our Class A Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our Class A Common Stock or (ii), in the case where our Warrants are regularly traded on an established securities market, the non-U.S. Holder is disposing of our Warrants and has owned, directly or constructively, more than 5% of our Warrants at any time within the within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our Warrants. There can be no assurance that our Class A Common Stock will be treated as regularly traded or not regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.
If the third bullet point above applies to a non-U.S. Holder and applicable exceptions are not available, gain recognized by such holder on the sale, exchange or other disposition of our Class A Common Stock or Warrants, as applicable, will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our

Class A Common Stock or Warrants from such holder may be required to withhold U.S. income tax at a rate of 15%  of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a United States real property holding corporation, however there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.
Possible Constructive Distributions
The terms of each Warrant provide for an adjustment to the number of shares of Class A Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section entitled “Description of our Securities—Warrants—Public Stockholders’ Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a non-U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A Common Stock that would be obtained upon exercise or an adjustment to the exercise price of the Warrant) as a result of a distribution of cash to the holders of shares of our Class A Common Stock which is taxable to such holders as a distribution. A non-U.S. Holder would be subject to U.S. federal income tax withholding as described above under “Non-U.S. Holders—Taxation of Distributions” under that section in the same manner as if such non-U.S. Holder received a cash distribution from us on Class A Common Stock equal to the fair market value of such increased interest.
Foreign Account Tax Compliance Act
Provisions of the Code and Treasury Regulations and administrative guidance promulgated thereunder commonly referred as the “Foreign Account Tax Compliance Act” (“FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends (including constructive dividends) in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends, however, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on such gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.
Information Reporting and Backup Withholding.
Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our Class A Common Stock and Warrants. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION
We are registering the issuance by us of an aggregate of up to 110,898,382 shares of our Class A Common Stock consisting of (i) 7,000,000 shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants by the holders thereof, (ii) 12,499,993 shares of Class A Common Stock issuable upon exercise of the Public Warrants by the holders thereof, (iii) 65,502,347 shares of Class A Common Stock issuable upon exchange of Paired Interests and (iv) 25,896,042 shares of Class A Common Stock issuable upon exchange of Class P Units. We are also registering the resale by the Selling Securityholders or their permitted transferees from time to time of up to (i) 112,014,011 shares of Class A Common Stock, consisting of (i) 38,750,000 issued and outstanding shares of Class A Common Stock, (ii) 59,264,011 shares of Class A Common Stock issuable upon exchange of such Selling Securityholder’s Paired Interests or Class P Units, (iii) 7,000,000 shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants and (b) 7,000,000 Private Placement Warrants.
We are required to pay all fees and expenses incident to the registration of the securities to be offered and sold pursuant to this prospectus. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of securities.
We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.
The shares of Class A Common Stock beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their securities by one or more of, or a combination of, the following methods:
•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	an over-the-counter distribution in accordance with the rules of Nasdaq;
•
through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	short sales;
•	distribution to employees, members, limited partners or stockholders of the Selling Securityholders;
•	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;
•	by pledge to secured debts and other obligations;
•	delayed delivery arrangements;
•	to or through underwriters or broker-dealers;
•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;
•	in options transactions;
•	through a combination of any of the above methods of sale; or
•	any other method permitted pursuant to applicable law.
In addition, any securities that qualify for sale pursuant to Rule 144 or another exemption from registration under the Securities Act or other such exemption may be sold under Rule 144 rather than pursuant to this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the Warrant Agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

LEGAL MATTERS
The validity of any securities offered by this prospectus will be passed upon for us by Cooley LLP.
EXPERTS
The financial statements of Silver Spike as of December 31, 2020 and 2019, the related consolidated statements of operations, changes in shareholders’ equity and cash flows for year ended December 31, 2020 and for the period from June 7, 2019 (inception) through December 31, 2019, have been audited by Marcum LLP (“Marcum”), an independent registered public accounting firm, as stated in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Silver Spike to continue as a going concern), and have been included in this proxy statement/prospectus in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of WMH LLC as of December 31, 2020 and 2019 and for each of the years in periods ended December 31, 2020, 2019, and 2018 have been audited by Baker Tilly US, LLP (“Baker Tilly”), an independent registered public accounting firm, as stated in their report thereon which report expresses an unqualified opinion and includes an emphasis of matter paragraph relating to the industry in which WMH operates, have been included in this proxy statement/prospectus in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.
CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT
On June 16, 2021, our board of directors approved the engagement of Baker Tilly as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2021. Baker Tilly served as the independent registered public accounting firm of Legacy WMH prior to the Business Combination. Accordingly, Marcum, Silver Spike’s independent registered public accounting firm prior to the Business Combination, was informed on the Closing Date that it would be dismissed and replaced by Baker Tilly as our independent registered public accounting firm.
Marcum’s report on the Company’s balance sheets as of December 31, 2020 and 2019, the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2020 and for the period from June 7, 2019 (inception) to December 31, 2019, and the related notes to the financial statements (collectively, the “financial statements”) did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for the substantial doubt about our ability to continue as a going concern.
During the period from June 7, 2019 (inception) to December 31, 2020 and the subsequent interim period through June 21, 2021, there were no: (i) disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Marcum’s satisfaction would have caused Marcum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.
During the period from June 7, 2019 (inception) to December 31, 2020, and the interim period through March 31, 2021, the Company did not consult Baker Tilly with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Baker Tilly that Baker Tilly concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.
We have provided Marcum with a copy of the disclosures made by us and have requested that Marcum furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by us as set forth above and, if not, stating the respects in which it does not agree. A letter from Marcum is attached hereto as Exhibit 16.1.

WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.
Our website address is www.weedmaps.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Members
WM Holding Company, LLC
Irvine, California
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of WM Holding Company, LLC and its subsidiaries (collectively the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, members’ equity, and cash flows for each of the years ended December 31, 2020, 2019 and 2018, and the related notes to the consolidated financial statements (collectively, the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years ended December 31, 2020, 2019, and 2018, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
Emphasis of Matter
The Company is an organization that provides online directory services to legalized cannabis companies. As discussed in Note 1, the Company operates in an industry where laws and regulations vary significantly by jurisdiction. Currently, several states permit medicinal or recreational use of cannabis; however, the use of cannabis is prohibited on a federal level in the United States. If any of the states that permit use of cannabis were to change their laws or the federal government was to actively enforce such prohibition, the Company’s business could be adversely affected.
/s/ Baker Tilly US, LLP
We have served as the Company’s auditor since 2014.
Irvine, California
March 9, 2021

WM HOLDING COMPANY, LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2020 and 2019
	2019	2020
ASSETS
Current Assets
Cash	$4,967,954	$19,918,914
Accounts receivable	3,929,321	9,428,166
Prepaid expenses and other current assets	1,783,783	4,819,968
Total current assets	10,681,058	34,167,048
Property and Equipment, net	9,155,525	7,387,420
Goodwill	3,961,122	3,961,122
Intangible Assets, net	5,402,956	4,504,408
Other Assets	4,553,009	3,874,155
Total assets	$33,753,670	$53,894,153
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	14,886,301	12,651,130
Deferred revenue	4,328,635	5,264,373
Deferred rent	1,435,691	5,128,755
Notes payable to members, current portion	—	205,324
Total current liabilities	20,650,627	23,249,582
Other long-term liabilities
Notes payable to members, non-current portion	205,324	—
Other long-term liabilities	98,964	1,373,836
Total liabilities	20,954,915	24,623,418
Commitments and contingencies (Note 10)
Members’ equity
Class A-1 Units - no par value; 821,769 units authorized, issued and outstanding at December 31, 2020 and 2019	3,306,922	2,543,998
Class A-2 Units - no par value; 34,264 units authorized, 24,058 issued and outstanding at December 31, 2020 and 2019	17,108,743	16,864,901
Class A-3 Units/Class B Units - no par value; 274,822 units authorized, 53,333 Class A-3 units and 221,483 Class B units issued and outstanding at December 31, 2020, 274,667 units authorized, 53,333 Class A-3 units and 210,744 Class B units issued and outstanding at December 31, 2019	—	—
Retained earnings/accumulated deficit	(7,616,910)	9,861,836
Total members’ equity	12,798,755	29,270,735
Total liabilities and members’ equity	$33,753,670	$53,894,153

WM HOLDING COMPANY, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
For the years ended December 31, 2020, 2019 and 2018
	2018	2019	2020
REVENUES, net	$101,402,007	$144,231,479	$161,790,762
OPERATING EXPENSES
Cost of revenues	6,304,059	7,073,728	7,629,965
Sales and marketing	17,798,973	39,745,946	30,716,015
Product development	20,033,481	29,496,687	27,142,129
General and administrative	38,934,680	56,465,609	51,127,116
Depreciation and amortization	2,148,628	5,162,595	3,977,805
Total operating expenses	85,219,821	137,944,565	120,593,030
INCOME FROM OPERATIONS	16,182,186	6,286,914	41,197,732
OTHER EXPENSE
Interest expense	(621,462)	(124,220)	(2,116)
Other expense, net	(1,206,475)	(5,217,334)	(2,365,623)
Total other expense	(1,827,937)	(5,341,554)	(2,367,739)
INCOME FROM CONTINUING OPERATIONS	14,354,249	945,360	38,829,993
LOSS FROM DISCONTINUED OPERATIONS	(1,674,738)	—	—
INCOME BEFORE PROVISION FOR INCOME TAXES	12,679,511	945,360	38,829,993
Provision from income taxes	—	1,321,045	—
NET INCOME (LOSS)	$12,679,511	$(375,685)	$38,829,993
EARNINGS (LOSS) PER UNIT
Basic and diluted earnings (loss) per Class A-1, A-2 and A-3 units from continuing operations	$16.95	$(0.42)	$43.18
Basic and diluted loss per Class A-1, A-2 and A-3 units from discontinued operations	$(1.98)	$—	$—
Basic and diluted earnings (loss) per Class A-1, A-2 and A-3 units	$14.97	$(0.42)	$43.18
Basic and diluted weighted-average number of units outstanding	847,024	899,160	899,160

WM HOLDING COMPANY, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY
For the years ended December 31, 2020, 2019 and 2018
	Class A-1 Units	Class A-2 Units	Class A-3/B Units	Retained earnings	Total Member's Equity
BALANCE – December 31, 2017	4,546,847	—	—	8,891,183	13,438,030
Sale of Class A Units	—	17,553,601	—	—	17,553,601
Distributions	(524,894)	(66,840)	—	(10,832,926)	(11,424,660)
Repurchase of Class B Units	—	—	—	(1,694,407)	(1,694,407)
Deemed distribution on divestiture of controlled entities	—	—	—	(428,417)	(428,417)
Net income	—	—	—	12,679,511	12,679,511
BALANCE – December 31, 2018	4,021,953	17,486,761	—	8,614,944	30,123,658
Distributions	(715,031)	(378,018)	—	(14,289,441)	(15,382,490)
Repurchase of Class B Units	—	—	—	(1,566,728)	(1,566,728)
Net income	—	—	—	(375,685)	(375,685)
BALANCE – December 31, 2019	3,306,922	17,108,743	—	(7,616,910)	12,798,755
Distributions	(762,924)	(243,842)		(20,944,766)	(21,951,532)
Repurchase of Class B Units				(406,481)	(406,481)
Net income				38,829,993	38,829,993
BALANCE – December 31, 2020	$2,543,998	$16,864,901	$—	$9,861,836	$29,270,735

WM HOLDING COMPANY, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31, 2020, 2019 and 2018
	2018	2019	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$12,679,511	$(375,685)	$38,829,993
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,148,628	5,162,595	3,977,805
Accretion of debt discounts	59,079	—	—
Changes in operating assets and liabilities:
Accounts receivable	(432,095)	(2,572,107)	(5,498,845)
Prepaid expenses and other current assets	871,245	(610,758)	(3,036,185)
Other assets	65,948	(3,344,195)	678,854
Accounts payable and accrued expenses	1,651,975	7,373,723	(960,299)
Deferred rent	6,269	496,065	3,693,064
Deferred revenue	721,378	165,488	935,738
Assets and liabilities held for sale	(82,507)	—	—
Net cash provided by operating activities	17,689,431	6,295,126	38,620,125
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(2,124,408)	(5,129,470)	(1,311,152)
Net cash used in investing activities	(2,124,408)	(5,129,470)	(1,311,152)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds (repayments) from secured line of credit	1,748,038	(5,019,814)	—
Sale of Class A Units	17,553,601	—	—
Distributions to members	(11,424,660)	(15,382,490)	(21,951,532)
Repurchase of Class B Units	(1,694,407)	(1,566,728)	(406,481)
Principal payments on notes payable to members	(2,243,611)	—	—
Principal payments on notes payable	(695,000)	—	—
Net cash provided by (used in) financing activities	3,243,961	(21,969,032)	(22,358,013)
Net increase (decrease) in cash	18,808,984	(20,803,376)	14,950,960
CASH – beginning of year	6,962,346	25,771,330	4,967,954
CASH – end of year	$25,771,330	$4,967,954	$19,918,914
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$579,793	$157,407	$2,115
Cash paid for income taxes	$—	$117,848	$1,335,998
Deemed distribution on divestiture of controlled entities	$428,417	$—	$—

WM HOLDING COMPANY, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020, 2019 and 2018
1.	Business and organization
WM Holding Company, LLC, a Delaware limited liability company, and its subsidiaries (the “Company”), is a technology and software infrastructure provider to retailers and brands in the U.S. state-legal and Canadian cannabis markets. The Company also provides information on the cannabis plant and the industry and advocates for legalization. The Weedmaps listings marketplace provides consumers with information regarding cannabis retailers and brands, as well as the strain, pricing, and other information regarding locally available cannabis products, through the Company’s website and mobile apps, permitting product discovery and reservation of products for pickup by consumers or delivery to consumers by participating retailers. The Company sells its offerings in the United States and Canada, and the Company has a limited number of non-monetized listings in several international countries including Austria, Germany, the Netherlands, Spain, and Switzerland. Through December 31, 2020, the Company offered standard listing subscription clients access to a listing page on weedmaps.com in addition to free access to its SaaS solutions, including WM Orders, WM Dispatch, WM Exchange, WM Retail and WM Store, along with its API integrations with third-party point-of-sale (“POS”) systems. For access to the orders functionality, beginning in September 2019, standard listing clients were also then required to pay a fixed services fee per delivery order submitted which we imposed regardless of whether the proposed order was canceled or completed. As of January 1, 2021, the Company migrated all standard listing subscription clients to our new WM Business subscription package. Under this new subscription package, all retailers continue to receive access to a standard listing page and SaaS solutions. In addition, the Company began including access to WM Dashboard and eliminated the technology services fee on delivery orders as part of the transition to the new WM Business subscription package. The Company operates in the United States, Canada, and other foreign jurisdictions where medical and/or adult use cannabis is legal under state or applicable national law. The Company is headquartered in Irvine, California.
2.  Summary of significant accounting policies
The summary of significant accounting policies presented below is designed to assist in understanding the Company’s consolidated financial statements. Such consolidated financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity. Management believes that these accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying consolidated financial statements.
Principles of Consolidation
The consolidated financial statements include the accounts of WM Holding Company, LLC and its subsidiaries, GMG Holdco, Inc., Weedmaps Media, LLC (“Weedmaps”), Ghost Management Group, LLC, WM Canada Holdings, Inc., WM Enterprise, LLC, WM Marketplace, LLC, Weedmaps Spain, S.L.U., WM Retail, LLC, Grow One Software (Canada), Inc., Discovery Opco, LLC, Weedmaps Germany GmbH, WM Teal, LLC, WM Museum, LLC, Weedmaps Artist Management, LLC, Ghost Gaming Holdings, LLC, WMBP Investment, LLC, and WMG Pharma GmbH. All significant intercompany balance and transactions have been eliminated upon consolidation.
Discontinued Operations
Effective April 30, 2018, the Company sold 100% of the equity interests in WMG Pharma GmbH to an entity owned by its founders for $13,490 and on May 31, 2018, the Company divested its equity interests in Ghost Gaming Holdings, LLC, Weedmaps Artist Management, LLC, and WMBP Investment, LLC (collectively, “Divested Entities”) to certain of its members. The fair value based on a valuation report for the Divested Entities was $1,495,000. No gain or loss was recorded due to the related party nature of the divestiture; instead the divestiture was recorded as a deemed distribution in member’s equity. The activities of the Divested Entities were included in the consolidated financial statements through the date of the divestiture.
As a result of the Company’s decision to divest its interest in Divested Entities, the Company has reclassified and presented all related historical financial information as it relates to the Divested Entities as “discontinued

WM HOLDING COMPANY, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020, 2019 and 2018
2.  Summary of significant accounting policies(continued)
operations” in the accompanying consolidated statements of operations as of and for the year ended December 31, 2018. In addition, all related activities have been excluded from footnote disclosures unless specifically referenced. These reclassifications have no effect on previously reported net income.
Foreign Currency
Assets and liabilities denominated in a foreign currency are translated into U.S. dollars using the exchange rates in effect at the balance sheet date. Revenue and expense accounts are translated at the average exchange rates during the periods. The impact of exchange rate fluctuations from translation of assets and liabilities is insignificant for the years ended December 31, 2020, 2019 and 2018.
Use of Estimates
The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Significant estimates made by management include, among others, the valuation of accounts receivable, the useful lives of long-lived assets, income taxes, website and internal-use software development costs, valuation of goodwill and other intangible assets, revenue recognition, stock-based compensation, and the recognition and disclosure of contingent liabilities.
Risks and Uncertainties
The Company operates in a relatively new industry where laws and regulations vary significantly by jurisdiction. Currently, several states permit medical or recreational use of cannabis; however, the use of cannabis is prohibited on a federal level in the United States. If any of the states that permit use of cannabis were to change their laws or the federal government was to actively enforce such prohibition, the Company’s business could be adversely affected.
In addition, the Company’s ability to grow and meet its operating objectives depends largely on the continued legalization of cannabis on a widespread basis. There can be no assurance that such legalization will occur on a timely basis, or at all.
Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At December 31, 2020, 2019 and 2018, the Company did not have any cash equivalents.
Accounts Receivable
Accounts receivable is recorded at the invoiced amount and does not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in existing accounts receivable. The allowance for doubtful accounts is reviewed monthly and past due balances are reviewed individually for collectability. Account balances are written off against the allowance when it is determined that it is probable that the receivable will not be recovered. As of December 31, 2020, and 2019, the Company recorded an allowance for bad debt of $857,382 and $913,715, respectively.
Property and Equipment
Property and equipment are stated at historical cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from three to ten years. Leasehold improvements are amortized over the lesser of the related lease term or their estimated useful life. Expenditures for major renewals and betterments are capitalized, while minor replacements, maintenance and repairs, which do not extend the asset lives, are charged to operations as incurred. Costs related to website and internal-use

WM HOLDING COMPANY, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020, 2019 and 2018
2.  Summary of significant accounting policies(continued)
software are primarily related to the Company’s website. The Company capitalizes its costs to develop software when preliminary development efforts are successfully completed, management has authorized and committed project funding and it is probable that the project will be completed, and the software will be used as intended. Such costs are amortized on a straight-line basis over the estimated useful life of the related asset.
Costs incurred prior to meeting these criteria, together with costs incurred for training and maintenance, are expensed as incurred. Costs incurred for enhancements that are expected to result in additional material functionality are capitalized and amortized over the estimated useful life of the upgrades. Upon sale or disposition, the cost and related accumulated depreciation and amortization are removed from the accounts, and any gain or loss is included in the Company’s results from operations.
Goodwill
Goodwill is the excess of the cost of an acquired entity over the net of the amounts assigned to assets acquired and liabilities assumed.
For impairment purposes, the Company assesses qualitative factors to determine if it is necessary to perform the two-step quantitative goodwill impairment test. The Company assesses qualitative factors to determine if its sole reporting unit’s fair value is more likely than not to exceed its carrying value, including goodwill. In the event the Company determines that it is more likely than not that its reporting unit’s fair value is less than its carrying amount, quantitative testing is performed comparing recorded values to estimated fair values. Quantitative testing compares the fair value of the reporting unit to its book value, including goodwill. If the book value exceeds the fair value, then the Company would calculate the potential impairment loss by comparing the implied fair value of goodwill with the book value. If the implied fair value of goodwill is less than the book value, then an impairment charge would be recorded. For the years ended December 31, 2020 and 2019, there were no impairment of goodwill. The Company has elected not to amortize goodwill.
Intangible Assets
The Company’s intangible assets consist of trade and domain names, and software technology which are amortized using the straight-line method over 5 to 15 years.
Impairment of Long-Lived Assets
The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows attributable to such assets including any cash flows upon their eventual disposition to their carrying value. If the carrying value of the assets exceeds the forecasted undiscounted cash flows, then the assets are written down to their estimated fair value. For the years ended December 31, 2020 and 2019, there were no such impairments.
Revenue Recognition
The Company’s revenues are derived primarily from monthly subscriptions and additional offerings for access to the Company’s Weedmaps platform and our SaaS solutions. The Company recognizes revenue when the fundamental criteria for revenue recognition are met. The Company recognizes revenue by applying the following steps: the contract with the customer is identified; the performance obligations in the contract are identified; the transaction price is determined; the transaction price is allocated to the performance obligations in the contract; and revenue is recognized when (or as) the Company satisfies these performance obligations in an amount that reflects the consideration it expects to be entitled to in exchange for those services.
Substantially all of the Company’s revenue is generated by providing standard listing subscription services and other paid listing subscriptions services, including featured listings, promoted deals, nearby listings and other display advertising to its customers. These arrangements are recognized over-time, generally during a month-to-month

WM HOLDING COMPANY, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020, 2019 and 2018
2.  Summary of significant accounting policies(continued)
subscription period as the products are provided. The Company may also provide services to its customers, including access to the Company’s orders functionality, which are recognized at a point in time, typically when an order for delivery or pickup is submitted. The Company rarely needs to allocate the transaction price to separate performance obligations. In the rare case that allocation of the transaction price is needed, the Company recognizes revenue in proportion to the standalone selling prices of the underlying services at contract inception.
Deferred revenue primarily consists of billings or payments received in advance of revenue recognition from subscription offerings, as described above, and is recognized as the revenue recognition criteria are met. The prior year deferred revenue balance of $4.3 million was fully recognized in fiscal year 2020, and the current year deferred revenue balance of $5.3 million is expected to be recognized in 2021, which is expected to be within the next year. The Company generally invoices customers and receives payment on an upfront basis and payments do not include significant financing components or variable consideration and there are generally no rights of return or refunds after the subscription period has passed.
The following table summarizes the Company’s disaggregated net revenue information for the years ended December 31, 2020, 2019 and 2018:
	2018	2019	2020
Revenues recognized over time(1)	$101,402,007	$143,489,929	$155,362,875
Revenues recognized at a point in time(2)	—	741,550	6,427,887
Total revenues	$101,402,007	$144,231,479	$161,790,762
(1)	Revenues from listing subscription services, featured listings and other advertising products.
(2)	Revenues from use of orders functionality.
The following table summarizes the Company’s U.S. and foreign revenues for the years ended December 31, 2020, 2019 and 2018:
	2018	2019	2020
U.S. revenues	$100,670,847	$132,076,823	$130,373,022
Foreign revenues	731,160	12,154,656	31,417,740
Total revenues	$101,402,007	$144,231,479	$161,790,762
All foreign revenues were generated in Canada.
Income Taxes
Other than for the Company’s foreign subsidiaries that are subject to their jurisdictions’ income tax laws, the remaining subsidiaries, as well as the holding entity, are not subject to income tax, with the members of the Company including their respective share of the Company’s profits and losses in their individual income tax returns. For the year ended December 31, 2019, the Company recorded a provision for income taxes of approximately $1.3 million, related to estimated taxable income from operations of WM Canada Holdings, Inc., in the accompanying statement of operations. No provision for income taxes was recorded for the year ended December 31, 2020 and 2018.
The components of income (loss) before income taxes for the years ended December 31, 2020, 2019 and 2018 were as follows:
	2018	2019	2020
United States	$12,010,276	$(4,152,308)	$38,877,652
Foreign	669,235	5,097,668	(47,659)
Net income (loss) before provision for income taxes	$12,679,511	$945,360	$38,829,993

WM HOLDING COMPANY, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020, 2019 and 2018
2.  Summary of significant accounting policies(continued)
While electing Limited Liability Company status, the Company does not believe it has any uncertain income tax positions that are more likely that not to materially affect its consolidated financial statements. The Company’s federal and state income tax returns remain open to agency examination for the standard statutory length of time after filing.
Concentrations of Credit Risk
The Company’s financial instruments are potentially subject to concentrations of credit risk. The Company places its cash with high quality credit institutions. From time to time, the Company maintains cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit. Management believes that the risk of loss is not significant and has not experienced any losses in such accounts.
Fair Value Measurements
At December 31, 2020 and 2019, the Company did not have any assets or liabilities measured at fair value on a recurring or nonrecurring basis.
Cost of Revenue
The Company’s cost of revenue primarily consists of web hosting, internet service costs, and credit card processing costs.
Product Development Costs
Product development costs includes salaries and benefits for employees, including engineering and technical teams who are responsible for building new products, as well as improving existing products. Product development costs that do not meet the criteria for capitalization are expensed as incurred.
Advertising
The Company expenses the cost of all advertising in the period incurred. Advertising expense totaled $10.6 million, $20.6 million, and $6.6 million, for the years ended December 31, 2020, 2019 and 2018, respectively, and are included in sales and marketing expense in the accompanying consolidated statements of operations.
Other expense, net
The company records interest expense, financing fees, political contributions, legal settlements, gain (loss) on currency exchange, and other tax related expenses in other expenses in the accompanying statement of operations. Total political contributions for the year ended December 31, 2020, 2019 and 2018 was $773,370, $915,250, and $795,275, respectively. The Company expenses the cost of all political contributions in the period incurred. Financing fees totaled $807,474, $3,540,636, and $286,228 for the years ended December 31, 2020, 2019 and 2018, respectively. The large increase in financing fees in 2019 related to legal and other consulting fees the Company incurred while working on multiple financing projects. The Company also incurred $610,539 in sales tax paid by one of the Company’s Canadian subsidiaries in 2019 due to certain sales taxes not collected from customers in the foreign jurisdiction and ultimately paid by the Company. No such cost was incurred in 2020 and 2018. The Company also recorded a gain (loss) from currency exchange of ($729,505), ($34,705) and $7,455 for fiscal years ended December 31, 2020, 2019 and 2018 related to revenue generated in Canada.
Stock-Based Compensation
The Company measures all employee stock-based compensation awards on the date of grant using the Black-Scholes-Merton valuation model and allocates the related expense over the requisite service period. When awards include a performance condition that impacts the vesting for exercisability of the award, the Company records

WM HOLDING COMPANY, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020, 2019 and 2018
2.  Summary of significant accounting policies(continued)
compensation cost when it becomes probable that the performance condition will be met and the service is provided. The expected volatility is based on the historical volatility and implied volatilities for comparable companies, the expected life of the award is based on the simplified method.
The Company accounts for nonemployee stock-based transactions using the fair value of the consideration received (i.e., the value of the goods or services) or the fair value of the equity instruments issued, whichever is more reliably measurable.
Segment Reporting
The Company and its subsidiaries operate in one business segment.
Earnings Per Unit
Earnings per unit amounts are computed independently for earnings per unit from continuing operations, loss per unit from discontinued operations and net earnings per unit. As a result, the sum of per unit amounts from continuing operations and discontinued operations may not equal the total per unit amounts for net earnings.
All Class A Units, including Class A-1, Class A-2, and Class A-3 Units, have been included in the calculations for earnings per unit as of December 31, 2020, 2019 and 2018 primarily due to their voting and distribution rights. Since Class B Units had no voting, distribution, or dividend rights and were subject to exercise limitations, such units have been excluded from the calculations for earnings per unit as of December 31, 2020, 2019 and 2018. No other dilutive instruments were outstanding as of December 31, 2020, 2019, and 2018. See Note 8 for further discussion.
Recent Accounting Pronouncements
In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the consolidated statements of operations. The new guidance is effective for private companies for annual periods beginning after December 15, 2020, with early adoption permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the consolidated financial statements, with certain practical expedients available. The Company has multiple long-term operating leases and is currently in the process of evaluating the impact of the new accounting guidance on its consolidated balance sheets, consolidated statement of income and cash flows.
In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in GAAP when it becomes effective and permits the use of either a full retrospective or retrospective with cumulative effect transition method. The Company used the modified retrospective method of adoption, which would require the cumulative effect of initially applying the new revenue standard as an adjustment to the opening balance of retained earnings on January 1, 2019. Comparative prior year periods would not be adjusted. The new accounting standard was applied to all contracts at the date of initial application. There was no cumulative effect of applying the new revenue standard to contracts executed in prior periods. As such, the adoption of the new accounting standard had no impact on the balance sheet and statement of operations in the current or prior periods.
In January 2017, the FASB issued ASU 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. The ASU simplifies the measurement of goodwill impairment by eliminating the requirement that an entity compute the implied fair value of goodwill based on the fair values of its assets and liabilities to measure impairment. Instead, goodwill impairment will be measured as the difference between the fair value of the reporting unit and the carrying value of the reporting unit. The ASU also clarifies the treatment of the

WM HOLDING COMPANY, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020, 2019 and 2018
2.  Summary of significant accounting policies(continued)
income tax effect of tax deductible goodwill when measuring goodwill impairment loss. The guidance is effective for reporting periods beginning after December 15, 2021. The Company is currently evaluating the impact of the adoption of this guidance on its consolidated financial statements.
3.	Property and equipment
Property and equipment consists of the following as of December 31, 2020 and 2019:
	2019	2020
Computer equipment	$6,585,289	$7,117,299
Capitalized software	5,122,650	5,122,650
Furniture and fixtures	1,213,132	1,285,880
Leasehold improvements	1,892,172	2,598,566
	14,813,243	16,124,395
Less: accumulated depreciation and amortization	(5,657,718)	(8,736,975)
	$9,155,525	$7,387,420
Depreciation and amortization expense for the years ended December 31, 2020, 2019 and 2018 amounted to $3,079,257, $1,776,983, and $1,266,508, respectively.
At December 31, 2020 and 2019, the Company held $78,921, and $174,361 of property and equipment, net at its foreign locations, respectively.
4.	Intangible assets
Intangible assets consisted of the following as of December 31, 2020 and 2019:
	2019	2020
Trade and domain names	$ 7,255,381	$ 7,255,381
Software technology	3,468,534	3,468,534
	10,723,915	10,723,915
Less: accumulated amortization	(5,320,959)	(6,219,507)
Total intangible assets	$ 5,402,956	$ 4,504,408
Amortization expense for the years ended December 31, 2020, 2019 and 2018 amounted to $898,548, $3,385,613, and $882,120, respectively. Included in amortization in 2019, is accelerated amortization of $2,479,029 related to intangible assets that the Company initially determined had a useful life of three years. All these intangible assets related to a marketing project that the Company determined will not continue past the end of the fiscal year 2019 and therefore all amortization related to these assets were accelerated and all cost and accumulated amortization written off.
5.	Discontinued operations
As a result of the Company’s decision to divest its interest in Divested Entities, the results of operations relating to the Divested Entities have been reclassified to discontinued operations in the consolidated statements of operations for all periods presented.
Revenue and net loss related to discontinued operations for the years ended December 31, 2020, 2019 and 2018 are as follows:
	2018	2019	2020
Revenue	$85,907	$—	$ —
Net Loss	$(1,674,738)	$—	$—

WM HOLDING COMPANY, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020, 2019 and 2018
Cash flow from discontinued operations for the year ended December 31, 2020, 2019 and 2018 are as follows:
	2018	2019	2020
Net cash used in operating activities	$(1,670,873)	$—	$—
Net cash provided by (used in) investing activities	355,536	$—	—
Net cash provided by financing activities	$1,268,121	$—	$—
6.	Notes payable to members
The Company assumed four notes payable to the two majority members in connection with the purchase of Weedmaps in 2012. Of the four notes assumed with the purchase, three notes were paid off in full in prior periods. As of December 31, 2020 and 2019, the principal balance of the remaining note totaled $205,324, which bears no interest, and is due in June 2021.
7.  Members’ equity
The Company has authorized the following number of Units which have been designated as follows:
•	Class A-1 Units - 821,769 authorized, issued and outstanding at December 31, 2020, 2019 and 2018;
•	Class A-2 Units - 34,264 authorized; 24,058 Class A-2 Units issued and outstanding as of December 31, 2020, 2019, and 2018;
•
Class A-3 Units / Class B Units - Class B Units or Class A-3 Units can be issued interchangeably, as determined by the Company’s Board of Managers. 274,822 Units authorized; 53,333 Class A-3 Units and 221,483 Class B Units issued and outstanding as of December 31, 2020. 274,667 Units authorized; 53,333 Class A-3 Units and 210,744 Class B Units issued and outstanding as of December 31, 2019. 274,667 Units authorized; 53,333 Class A-3 Units and 192,038 Class B Units issued and outstanding as of December 31, 2018.

As of December 31, 2018, 821,769 Class A-1 Units were authorized, issued and outstanding. On August 15, 2018, the Company’s operating agreement was amended to authorize the subclasses of Class A Units above, and the existing Class A Units prior to such date were designated as Class A-1 Units.
In 2014, the Company adopted the 2014 WM Holding Company Equity Incentive Plan (the “Original Equity Plan”) to allow for the issuance of Class B Units to employees, consultants, and other service providers. The Original Equity Plan was amended and restated in October 2015 and May 2018 to, among other things, increase the number of Units available for issuance under the Original Equity Plan, as amended. On August 15, 2018, the Company entered into the Third Amended and Restated Equity Incentive Plan, which allows the Company to grant profits interest in the form of both Class B Units and Class A-3 Units and further increases the Units available for issuance under the Original Equity Plan, as amended. The Third Amended and Restated Equity Incentive Plan was further revised in 2020 to increase the number of Units available for issuance.
The Class A Units are voting and all profits, losses and distributions are allocated in accordance with the terms set forth in the operating agreement of WM Holding Company, LLC.
On various dates throughout 2018, starting on August 15, 2018, the Company issued and sold 24,058 newly designated Class A-2 Units to a group of third-party investors for a total consideration of $17.6 million.
The Class B Units are nonvoting, do not receive an income allocation or distributions, but will share in the sale proceeds in the event of a change of control transaction or be converted to common stock in the event of an initial public offering (a “Triggering Event”). Once vested, the Class A-3 and Class B Units do not expire and holders are not required to be employed by the Company at the time of a Triggering Event to share in the proceeds of a transaction.
Such Class A-3 and Class B Units are treated as profits interests under the Internal Revenue Code and are therefore subject to distribution hurdles before they participate in distributions from Triggering Events.

WM HOLDING COMPANY, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020, 2019 and 2018
7.  Members’ equity (continued)
The following presents issuances of Class A-3 and Class B Units during the years ended December 31, 2020, 2019 and 2018:
Outstanding at December 31, 2017	252,241
Granted	44,125
Repurchase	(12,391)
Cancellations	(38,604)
Outstanding at December 31, 2018	245,371
Granted	25,990
Cancellations	(7,284)
Outstanding at December 31, 2019	264,077
Granted	14,250
Repurchase	(1,900)
Cancellations	(1,611)
Outstanding at December 31, 2020	274,816
Vested as of December 31, 2019	207,398
Vested as of December 31, 2020	234,114
The following presents a summary of unvested Class A-3 and Class B Units during the years ended December 31, 2020, 2019 and 2018:
		Weighted - Average
	Units	Grant Date Fair Value	Remaining Years to Vest	Remaining Unrecognized
Nonvested, December 31, 2018	62,024	$236.37	3.09	$12,215,953
Granted	25,990	531.80
Vested	(24,051)	231.74
Cancelled	(7,284)	238.87
Nonvested, December 31, 2019	56,679	$373.47	2.65	$18,682,331
Granted	14,250	724.28
Vested	(28,616)	359.45
Cancelled	(1,611)	450.83
Nonvested, December 31, 2020	40,702	$518.13	2.38	$ 22,474,033
The Company has accounted for the issuance of Class A-3 and Class B Units in accordance with ASC 718, Stock Based Compensation. The Company considers the limitation on the exercisability of the Class A-3 and Class B Units to be a performance condition and, therefore, records compensation cost when it becomes probable that the performance condition will be met. As of December 31, 2020, and 2019, no compensation cost has been recorded in connection with the issuance of the Class A-3 and Class B Units as management did not believe that achievement of the performance condition was probable.
The Company measures all employee stock-based compensation awards on the date of grant using the Black-Scholes-Merton valuation model and allocates the related expense over the requisite service period (generally the vesting period of the equity award) which is typically four years. When awards include a performance condition

WM HOLDING COMPANY, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020, 2019 and 2018
7.  Members’ equity (continued)
that impacts the vesting or exercisability of the award, the Company records compensation cost when it becomes probable that the performance condition will be met and the service is provided. The expected volatility is based on the historical volatility and implied volatilities for comparable companies, the expected life of the award is based on the simplified method.
The fair value of Class A-3 and B-Units granted were estimated on their respective grant dates using the Black-Scholes-Merton option pricing model and the following assumptions for the years ended December 31, 2020, 2019 and 2018:
	2018	2019	2020
Volatility	70%	70%	50% - 70%
Risk - free interest rate	2.65% - 2.90%	1.68% - 2.49%	0.21% - 0.29%
Dividend yield	0.00%	0.00%	0.00%
Expected life of option (in years)	4 years	4 years	4 years
Weighted - average fair value of common stock	$305.35	$531.80	$724.28
The total cumulative amount of compensation cost that would have been recognized had all performance conditions been met is $12.0 million as of December 31, 2020. As a limited liability company, each member’s liability is limited to the capital invested. Should the Company consummate the business combination with Silver Spike Acquisition Corp. and become a publicly traded entity, the limitations on the exercisability of the Class A-3 an B units will be removed and all performance obligations would have been met, resulting in the recognition of all cumulative compensation cost. The Company has an unlimited life subject to consents to dissolve the Company by a majority of the Company’s members.
8.	Commitments and contingencies
Operating Leases
The Company leases space in Irvine, California; Los Angeles, California; Denver, Colorado; New York, New York; Ontario, Canada; and Barcelona, Spain. Minimum lease obligations under noncancelable operating leases, which expire at various dates through the year ended 2031, are as follows:
Years ending December 31,
2021	8,225,436
2022	9,605,487
2023	9,897,648
2024	9,405,482
2025 and beyond	35,561,951
$72,696,004
Rent expense for the years ended December 31, 2020, 2019 and 2018 amounted to $11.1 million, $5.6 million, and $4.1 million, respectively, and is included in general and administrative expense in the accompanying consolidated statements of operations.
Litigation
During the ordinary course of the Company’s business, it is subject to various claims and litigation. Management believes that the outcome of such claims or litigation will not have a material adverse effect on the Company’s financial position, results of operations or cash flow.
In September 2019, the Company received a grand jury subpoena prepared by the United States Attorney’s Office for the Eastern District of California. The subpoena demanded certain categories of information from the Company, some of which the Company has already provided. Management believes that the outcome of such inquiry will not have a material adverse impact of the Company’s financial position, results of operations, or cash flow.

WM HOLDING COMPANY, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020, 2019 and 2018
9.	Subsequent events
The Company evaluated events subsequent to December 31, 2020 for their potential impact on the consolidated financial statements and disclosures through March 9, 2021, the date the consolidated financial statements were available to be issued.
With respect to the ongoing and evolving coronavirus (COVID-19) outbreak, which was designated as a pandemic by the World Health Organization on March 11, 2020, the outbreak has caused substantial disruption in international and U.S. economies and markets. The outbreak has potential to have an adverse impact on the manufacturing, distribution, logistics, and technology industries and, if repercussions of the outbreak are prolonged, could have a significant adverse impact on the cannabis industry and the Company, which could be material. The Company’s management cannot at this point estimate the impact of the outbreak on its business and no provision for this outbreak are reflected in the accompanying financial statements.
On December 10, 2020, the Company announced an agreement for a business combination with Silver Spike Acquisition Corp., a publicly traded special purpose acquisition company, that would result in the Company becoming a publicly traded entity following the close of the transaction. The estimated gross proceeds of the transaction are $575 million made up of $250 million of cash held-in-trust by Silver Spike Acquisition Corp. and an additional $325 million of fully committed common stock from a private investment in public equity. The transaction is estimated to close in the second quarter of fiscal year 2021.

WM HOLDING COMPANY, LLC AND SUBSIDIARIES
INTERIM CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
(In thousands, except for unit and per unit amounts)
March 31, 2021
ASSETS
Current Assets
Cash	$19,604
Accounts receivable, net	7,553
Prepaid expenses and other current assets	7,344
Total current assets	34,501
Property and Equipment, net	6,892
Goodwill	3,961
Intangible Assets, net	4,280
Right-of-use Assets	42,113
Other Assets	3,874
Total assets	$95,621
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	$13,496
Deferred revenue	6,189
Operating lease liabilities, current portion	4,884
Notes payable to members, current portion	205
Total current liabilities	24,774
Other Long-Term Liabilities
Operating lease liabilities, non-current portion	43,558
Other long-term liabilities	906
Total liabilities	69,238
Commitments and contingencies (Note 4)
Members’ equity
Class A-1 Units - no par value; 821,769 units authorized, issued and oustanding at December 31, 2020 and March 31, 2021	2,212
Class A-2 Units - no par value; 34,264 units authorized, 24,058 issued and outstanding at December 31, 2020 and March 31, 2021	16,597
Class A-3 Units/Class B Units - no par value; 274,822 units authorized, 53,333 Class A-3 units and 221,483 Class B units issued and outstanding at December 31, 2020; 274,822 units authorized, 53,333 Class A-3 units and 221,447 Class B units issued and outstanding at March 31, 2021	—
Retained earnings	7,574
Total Member's equity	26,383
Total liabilities and members’ equity	$95,621

WM HOLDING COMPANY, LLC AND SUBSIDIARIES
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands, except for unit and per unit amounts)
	Three months ended March 31,
	2020	2021
REVENUES	$32,210	$41,154

OPERATING EXPENSES
Cost of revenues	1,607	1,857
Sales and marketing	6,631	9,117
Product development	6,708	7,868
General and administrative	11,999	13,366
Depreciation and amortization	999	1,002
Total operating expenses	27,944	33,210
INCOME FROM OPERATIONS	4,266	7,944
Other expense, net	(457)	28
IINCOME BEFORE PROVISION FOR INCOME TAXES	3,809	7,972
Provision for income taxes	—	241
NET INCOME	$3,809	$7,731
EARNINGS PER UNIT
Basic and diluted earnings per Class A-1, A-2 and A-3 units	$4.24	$8.60
Basic and diluted weighted-average number of units outstanding	899,160	899,160

WM HOLDING COMPANY, LLC AND SUBSIDIARIES
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY (Unaudited)
(In thousands)
	Class A-1 Units	Class A-2 Units	Class A-3/B Units	Retained earnings	Total Member's Equity
BALANCE – December 31, 2020	2,544	16,865	—	9,862	29,271
Distributions	(332)	(268)	—	(9,913)	(10,513)
Repurchase of Class B Units	—	—	—	(106)	(106)
Net income	—	—	—	7,731	7,731
BALANCE – March 31, 2021	$2,212	$16,597	$—	$7,574	$26,383

WM HOLDING COMPANY, LLC AND SUBSIDIARIES
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)
	Three months ended March 31,
	2020	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,809	$7,731
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	999	1,002
Changes in operating assets and liabilities:
Accounts receivable	(43)	1,875
Prepaid expenses and other current assets	(481)	(2,524)
Other assets	381	—
Accounts payable and accrued expenses	(347)	1,578
Deferred revenue	578	925
Net cash provided by operating activities	4,896	10,587

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(201)	(283)
Net cash used in investing activities	(201)	(283)

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions to members	(3,123)	(10,513)
Repurchase of Class B Units	(90)	(106)
Net cash used in financing activities	(3,213)	(10,619)

Net increase in cash	1,482	(315)
CASH – beginning of period	4,968	19,919
CASH – end of period	$6,450	$19,604

WM HOLDING COMPANY, LLC AND SUBSIDIARIES
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2020 and 2021
(unaudited)
1. Business and Organization
WM Holding Company, LLC, a Delaware limited liability company, and its subsidiaries (the “Company”), is a technology and software infrastructure provider to retailers and brands in the U.S. state-legal and Canadian cannabis markets. The Company also provides information on the cannabis plant and the industry and advocates for legalization. The Weedmaps listings marketplace provides consumers with information regarding cannabis retailers and brands, as well as the strain, pricing, and other information regarding locally available cannabis products, through the Company’s website and mobile apps, permitting product discovery and reservation of products for pickup by consumers or delivery to consumers by participating retailers. The Company sells its offerings in the United States and Canada, and the Company has a limited number of non-monetized listings in several international countries including Austria, Germany, the Netherlands, Spain, and Switzerland. Through December 31, 2020, the Company offered standard listing subscription clients access to a listing page on weedmaps.com in addition to free access to its SaaS solutions, including WM Orders, WM Dispatch, WM Exchange, WM Retail and WM Store, along with its API integrations with third-party point-of-sale (“POS”) systems. For access to the orders functionality, beginning in September 2019, standard listing clients were also then required to pay a fixed services fee per delivery order submitted which we imposed regardless of whether the proposed order was canceled or completed. As of January 1, 2021, the Company migrated all standard listing subscription clients to our new WM Business subscription package. Under this new subscription package, all retailers continue to receive access to a standard listing page and SaaS solutions. In addition, the Company began including access to WM Dashboard and eliminated the technology services fee on delivery orders as part of the transition to the new WM Business subscription package. The Company operates in the United States, Canada, and other foreign jurisdictions where medical and/or adult use cannabis is legal under state or applicable national law. The Company is headquartered in Irvine, California.
2.  Summary of significant accounting policies
The summary of significant accounting policies presented below is designed to assist in understanding the Company’s consolidated financial statements. Such consolidated financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity. Management believes that these accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying consolidated financial statements.
Basis of Presentation
The accompanying interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Accordingly, certain information and footnotes required by U.S. GAAP in annual financial statements have been omitted or condensed and these interim financial statements should be read in conjunction with our audited financial statements elsewhere in this prospectus. The condensed interim financial statements of the Company include all adjustments of a normal recurring nature which, in the opinion of management, are necessary for a fair statement of the Company’s financial position as of March 31, 2021, and results of its operations and its cash flows for the interim periods presented. The results of operations for the three months ended March 31, 2021 are not necessarily indicative of the results to be expected for the entire year. There have been no significant changes in our accounting policies from those described in our audited consolidated financial statements and the related notes to those statements, other than the adoption of the lease accounting guidance.
Principles of Consolidation
The interim condensed consolidated financial statements include the accounts of WM Holding Company, LLC and its subsidiaries, GMG Holdco, Inc., Weedmaps Media, LLC (“Weedmaps”), Ghost Management Group, LLC, WM Canada Holdings, Inc., WM Enterprise, LLC, WM Marketplace, LLC, Weedmaps Spain, S.LU., WM Retail, LLC, Grow One Software (Canada), Inc., Discovery Opco, LLC, WM Museum, LLC, WM Teal, LLC and Weedmaps Germany GmbH. All significant intercompany balance and transactions have been eliminated upon consolidation.

WM HOLDING COMPANY, LLC AND SUBSIDIARIES
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2020 and 2021
(unaudited)
Foreign Currency
Assets and liabilities denominated in a foreign currency are translated into U.S. dollars using the exchange rates in effect at the balance sheet date. Revenue and expense accounts are translated at the average exchange rates during the periods. The impact of exchange rate fluctuations from translation of assets and liabilities is insignificant for the three months ended March 31, 2020 and 2021.
Use of Estimates
The preparation of interim condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the interim condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Significant estimates made by management include, among others, the valuation of accounts receivable, the useful lives of long-lived assets, income taxes, website and internal-use software development costs, leases, valuation of goodwill and other intangible assets, revenue recognition, stock-based compensation, and the recognition and disclosure of contingent liabilities.
Risks and Uncertainties
The Company operates in a relatively new industry where laws and regulations vary significantly by jurisdiction. Currently, several states permit medical or recreational use of cannabis; however, the use of cannabis is prohibited on a federal level in the United States. If any of the states that permit use of cannabis were to change their laws or the federal government was to actively enforce such prohibition, the Company’s business could be adversely affected.
In addition, the Company’s ability to grow and meet its operating objectives depends largely on the continued legalization of cannabis on a widespread basis. There can be no assurance that such legalization will occur on a timely basis, or at all.
Accounts Receivable
Accounts receivable is recorded at the invoiced amount and does not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in existing accounts receivable. The allowance for doubtful accounts is reviewed on a monthly basis and we reserve for all balance in outstanding in excess of ninety days. Account balances are written off against the allowance when it is determined that it is probable that the receivable will not be recovered. The Company recorded a total allowance of bad debt of $675,000 as of the three months ended March 31, 2021.
Revenue Recognition
The Company’s revenues are derived primarily from monthly subscriptions and additional offerings for access to the Company’s Weedmaps platform and our SaaS solutions. The Company recognizes revenue when the fundamental criteria for revenue recognition are met. The Company recognizes revenue by applying the following steps: the contract with the customer is identified; the performance obligations in the contract are identified; the transaction price is determined; the transaction price is allocated to the performance obligations in the contract; and revenue is recognized when (or as) the Company satisfies these performance obligations in an amount that reflects the consideration it expects to be entitled to in exchange for those services.
Substantially all of the Company’s revenue is generated by providing standard listing subscription services and other paid listing subscriptions services, including featured listings, promoted deals, nearby listings and other display advertising to its customers. These arrangements are recognized over-time, generally during a month-to-month subscription period as the products are provided. The Company may also provide services to its customers, including access to the Company’s orders functionality, which are recognized at a point in time, typically when an order for delivery or pickup is submitted. The Company rarely needs to allocate the transaction price to separate performance

WM HOLDING COMPANY, LLC AND SUBSIDIARIES
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2020 and 2021
(unaudited)
obligations. In the rare case that allocation of the transaction price is needed, the Company recognizes revenue in proportion to the standalone selling prices of the underlying services at contract inception. Starting on January 1, 2021, the Company eliminated the technology services fee charge related to the Company’s orders functionality.
Deferred revenue primarily consists of billings or payments received in advance of revenue recognition from subscription offerings, as described above, and is recognized as the revenue recognition criteria are met. The prior year deferred revenue balance of $5.3 million was fully recognized in the first quarter of fiscal year 2021, and the current period deferred revenue balance of $6.2 million is expected to be recognized in 2021, which is expected to be within the next year. The Company generally invoices customers and receives payment on an upfront basis and payments do not include significant financing components or variable consideration and there are generally no rights of return or refunds after the subscription period has passed.
The following table summarizes the Company’s disaggregated net revenue information for the three months ended March 31, 2021 and 2020 (in thousands):
	2020	2021
Revenues recognized over time(1)	$31,366	$41,154
Revenues recognized at a point in time(2)	844	—
Total revenues	$32,210	$41,154
(1)	Revenues from listing subscription services, featured listings and other advertising products.
(2)	Revenues from use of orders functionality.
The following table summarizes the Company’s U.S. and foreign revenues for the three months ended March 31, 2021 and 2020 (in thousands):
	2020	2021
U.S. revenues	$26,047	$41,154
Foreign revenues	6,163	—
Total revenues	$32,210	$41,154
All foreign revenues were generated in Canada.
Income Taxes
Other than for the Company’s foreign subsidiaries that are subject to their jurisdictions income tax laws, the remaining subsidiaries, as well as the holding entity, are not subject to income tax, with the members of the Company including their respective share of the Company’s profits and losses in their individual income tax returns. For the three months ended March 31, 2021, the Company recorded a provision for income taxes of approximately $241,000 in the accompanying statements of operations, related to additional income taxes owed by the Company as a result of an audit performed by the Canada Revenue Agency on prior years income taxes paid by the Company’s wholly owned subsidiary, WM Canada Holdings, Inc. There were no other material income tax liabilities related to the foreign subsidiaries for the three months ended March 31, 2020 and 2021, and therefore no additional provision for income taxes was recorded.
The components of income (loss) before income taxes for the three months ended March 31, 2021 and 2020 were as follows (in thousands):
	2020	2021
United States	$3,817	$8,011
Foreign	(8)	(39)
Net income (loss) before provision for income taxes	$3,809	$7,972

WM HOLDING COMPANY, LLC AND SUBSIDIARIES
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2020 and 2021
(unaudited)
While electing Limited Liability Company status, the Company does not believe it has any uncertain income tax positions that are more likely than not to materially affect its consolidated financial statements. The Company’s federal and state income tax returns remain open to agency examination for the standard statutory length of time after filing.
Concentrations of Credit Risk
The Company’s financial instruments are potentially subject to concentrations of credit risk. The Company places its cash with high quality credit institutions. From time to time, the Company maintains cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit. Management believes that the risk of loss is not significant and has not experienced any losses in such accounts.
Cost of Revenue
The Company’s cost of revenue primarily consists of web hosting, internet service costs, and credit card processing costs.
Product Development Costs
Product development costs includes salaries and benefits for employees, including engineering and technical teams who are responsible for building new products, as well as improving existing products. Product development costs that do not meet the criteria for capitalization are expensed as incurred.
Advertising
The Company expenses the cost of all advertising in the period incurred. Advertising expense totaled $3.0 million and $1.7 million, for the three months ended March 31, 2021 and 2020, respectively, and are included in sales and marketing expense in the accompanying consolidated statements of operations.
Political Contributions
The Company expenses the cost of all political contributions in the period incurred. Political contributions totaled $30,000 and $155,000, for the three months ended March 31, 2021 and 2020, respectively, and are included in other expense in the accompanying consolidated statements of operations.
Stock-Based Compensation
The Company measures all employee stock-based compensation awards on the date of grant using the Black-Scholes-Merton valuation model and allocates the related expense over the requisite service period. When awards include a performance condition that impacts the vesting for exercisability of the award, the Company records compensation cost when it becomes probable that the performance condition will be met and the service is provided. The expected volatility is based on the historical volatility and implied volatilities for comparable companies, the expected life of the award is based on the simplified method.
The Company accounts for nonemployee stock-based transactions using the fair value of the consideration received (i.e., the value of the goods or services) or the fair value of the equity instruments issued, whichever is more reliably measurable.
The Company has accounted for the issuance of Class A-3 and Class B Units in accordance with ASC 718, Stock Based Compensation. The Company considers the limitation on the exercisability of the Class A-3 and Class B Units to be a performance condition and, therefore, records compensation cost when it becomes probable that the performance condition will be met. As of March 31, 2021, no compensation cost has been recorded in connection with the issuance of the Class A-3 and Class B Units as management did not believe that achievement of the performance condition was probable.

WM HOLDING COMPANY, LLC AND SUBSIDIARIES
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2020 and 2021
(unaudited)
As of March 31, 2021, the total unrecognized compensation expense related to Class A-3 and Class B Units was $13.2 million.
Segment Reporting
The Company and its subsidiaries operate in one business segment.
Earnings Per Unit
All Class A Units including Class A-1, Class A-2 and Class A-3 Units have been included in the calculations for earnings per unit as of March 31, 2021 and 2020 primarily due to their voting and distribution rights. Since Class B Units had no voting, distribution, or dividend rights and were subject to exercise limitations, such units have been excluded from the calculations for earnings per unit as of March 31, 2021 and 2020. No other dilutive instruments were outstanding as of March 31, 2021 and 2020.
Leases
Effective January 1, 2021, the Company accounts for its leases under ASC 842, Leases. Under this guidance, lessees classify arrangements meeting the definition of a lease as operating or financing leases, and leases are recorded on the consolidated balance sheet as both a right-of-use asset and lease liability, calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate. Lease liabilities are increased by interest and reduced by payments each period, and the right-of-use asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the right-of-use asset result in straight-line rent expense over the lease term. For finance leases, interest on the lease liability and the amortization of the right-of-use asset results in front-loaded expense over the lease term. Variable lease expenses are recorded when incurred.
In calculating the right-of-use asset and lease liability, the Company elects to combine lease and non-lease components for all classes of assets. The Company excludes short-term leases having initial terms of 12 months or less from the new guidance as an accounting policy election, and instead recognizes rent expense on a straight-line basis over the lease term.
The Company continues to account for leases in the prior period financial statements under ASC 840, Leases.
Recent Accounting Pronouncements
In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the consolidated statements of operations. The Company adopted ASC 842 as of January 1, 2021, using the modified retrospective transition approach by recording a right-of-use asset and lease liability for operating leases of $43.3 million and $48.4 million, respectively, at that date; the Company did not have any finance lease assets and liabilities upon adoption or any arrangements where it acts as a lessor. Adoption of ASC 842 did not have an effect on the Company’s accumulated deficit. The Company availed itself of the practical expedients provided under ASC 842 regarding identification of leases, lease classification, indirect costs, and the combination of lease and non-lease components for all classes of assets. The Company continues to account for leases in the prior period financial statements under ASC 840.
In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in GAAP when it becomes effective and permits the use of either a full retrospective or retrospective with cumulative effect transition method. The Company used the modified retrospective method of adoption, which would require the cumulative effect of initially applying the new revenue standard as an adjustment to the opening balance of retained earnings on

WM HOLDING COMPANY, LLC AND SUBSIDIARIES
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2020 and 2021
(unaudited)
January 1, 2020. Comparative prior year periods would not be adjusted. The new accounting standard was applied to all contracts at the date of initial application. There was no cumulative effect of applying the new revenue standard to contracts executed in prior periods. As such, the adoption of the new accounting standard had no impact on the balance sheet and statement of operations in the current or prior periods. As such, the adoption of the new accounting standard had no impact on the balance sheet and statement of operations in the current or prior periods.
2. Leases
The Company leases office space primarily in the United States under lease agreements classified as operating leases. The Company does not act as a lessor or have any leases classified as financing leases.
On March 31, 2021, the Company had operating lease liabilities of $48.4 million and right-of-use assets of $42.1 million, in the accompanying condensed consolidated balance sheet.
The components of lease related expense for the three months ended March 31, 2021 are as follows (in thousands):
2021
Operating leases
Operating lease cost	$2,391
Variable lease cost	511
Operating lease expense	2,902
Short-term lease rent expense	20
Net rent expense	$2,922
The components of supplemental cash flow information related to leases for the three months ended March 31, 2021 are as follows (in thousands):
2021
Operating cash flows - operating leases	$1,188
Right-of-use assets obtained in exchange for operating lease liabilities	$42,113
The tables below present information regarding the Company's lease assets and liabilities as of March 31, 2021 (in thousands, except years and percentages):
2021
Assets:
Operating lease right-of-use assets	$42,113
Liabilities:
Current
Operating	4,884
Long-term
Operating	43,558
$48,442
2021
Weighted-average remaining lease term – operating leases (in years)	8.0
Weighted-average discount rate – operating leases	9.8%

WM HOLDING COMPANY, LLC AND SUBSIDIARIES
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2020 and 2021
(unaudited)
As of March 31, 2021, future minimum payments during the next five years and thereafter are as follows (in thousands):
Operating Leases
Remaining Period Ended December 31, 2021	$7,029
Year Ended December 31, 2022	9,597
Year Ended December 31, 2023	9,898
Year Ended December 31, 2024	9,405
Year Ended December 31, 2025	5,830
Thereafter	29,732
Total	71,491
Less present value discount	(23,049)
Operating lease liabilities	$48,442
The Company’s lease agreements do not provide an implicit rate, so the Company used an estimated incremental borrowing rate, which was derived from third-party information available at the time the Company adopted ASC 842, in determining the present value of lease payments. The rate used is for a secured borrowing of a similar term as the leases.
Rent expense for the three months ended March 31, 2021 and 2020 was $2.9 million and $2.0 million, respectively.
3. Notes Payable to Members
The Company assumed four notes payable to the two majority members in connection with the purchase of Weedmaps in 2012. Of the four notes assumed with the purchase, three notes were paid off in full in prior periods; while the remaining balance relates to one note outstanding that bears no interest. One of these notes was paid off in full in 2018, the other paid partially, with the remaining balance due in June 2021. As of March 31, 2021, the principal balance of the note totaled $205,000.
4. Commitments and Contingencies
Litigation
During the ordinary course of the Company’s business, it is subject to various claims and litigation. Management believes that the outcome of such claims or litigation will not have a material adverse effect on the Company’s financial position, results of operations or cash flow.
In September 2019, the Company received a grand jury subpoena prepared by the United States Attorney’s Office for the Eastern District of California. The subpoena demanded certain categories of information from the Company, some of which the Company has already provided. Management believes that the outcome of such inquiry will not have a material adverse impact of the Company’s financial position, results of operations, or cash flow.
5. Subsequent Events
The Company evaluated events subsequent to March 31, 2021 for their potential impact on the consolidated financial statements and disclosures through May 14, 2021, the date the consolidated financial statements were available to be issued.
With respect to the ongoing and evolving coronavirus (COVID-19) outbreak, which was designated as a pandemic by the World Health Organization on March 11, 2020, the outbreak has caused substantial disruption in international and U.S. economies and markets. The outbreak has potential to have an adverse impact on the manufacturing, distribution, logistics, and technology industries and, if repercussions of the outbreak are prolonged,

WM HOLDING COMPANY, LLC AND SUBSIDIARIES
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2020 and 2021
(unaudited)
could have a significant adverse impact on the cannabis industry and the Company, which could be material. The Company’s management cannot at this point estimate the impact of the outbreak on its business and no provision for this outbreak are reflected in the accompanying financial statements.
On December 10, 2020, the Company announced an agreement for a business combination with Silver Spike Acquisition Corp., a publicly traded special purpose acquisition company, that would result in the Company becoming a publicly traded entity following the close of the transaction. The estimated gross proceeds of the transaction are $575 million made up of $250 million of cash held-in-trust by Silver Spike Acquisition Corp. and an additional $325 million of fully committed common stock from a private investment in public equity. The transaction is estimated to close in the second quarter of fiscal year 2021.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of
Silver Spike Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Silver Spike Acquisition Corp. (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, changes in shareholders’ equity and cash flows for year ended December 31, 2020 and for the period from June 7, 2019 (inception) through December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the year ended December 31, 2020 and for the period from June 7, 2019 (inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph – Going Concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2020 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Restatement of Previously Issued Financial Statements
As discussed in Note 2 , the accompanying financial statements as of December 31, 2020 and 2019 and for the year ended December 31, 2020 and for the period June 7, 2019 (inception) through December 31, 2019, have been restated to correct an error.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provides a reasonable basis for our opinion.
/s/ Marcum LLP
Marcum LLP
We have served as the Company’s auditor since 2019.
New York, NY
March 8, 2021, except for the effects of the restatement disclosed in Note 2 to the financial statements, as to which the date is May 12, 2021.

SILVER SPIKE ACQUISITION CORP.

CONSOLIDATED BALANCE SHEETS (As Restated)
	December 31,
	2020	2019
ASSETS
Current Assets
Cash	$312,707	$894,589
Prepaid expenses	30,833	257,110
Total Current Assets	343,540	1,151,699

Marketable securities held in Trust Account	254,187,706	251,924,993
Total Assets	$254,531,246	$253,076,692

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities - accounts payable and accrued expenses	$3,152,970	$96,895
Warrant Liability	63,680,000	13,260,000
Deferred underwriting fee payable	8,750,000	8,750,000
Total Liabilities	75,582,970	22,106,895

Commitments

Class A ordinary shares subject to possible redemption, 17,108,250 and 22,424,313 shares at redemption value at December 31, 2020 and 2019, respectively	173,948,273	225,969,796

Shareholders’ Equity
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 7,891,750 and 2,575,687 shares issued and outstanding (excluding 17,108,250 and 22,424,313 shares subject to possible redemption) at December 31, 2020 and 2019, respectively	789	258
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 6,250,000 shares issued and outstanding at December 31, 2020 and 2019	625	625
Additional paid-in capital	52,020,992	—
Retained earnings (Accumulated Deficit)	(47,022,403)	4,999,118
Total Shareholders’ Equity	5,000,003	5,000,001
Total Liabilities and Shareholders’ Equity	$254,531,246	$253,076,692
The accompanying notes are an integral part of the consolidated financial statements.

SILVER SPIKE ACQUISITION CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (As Restated)
	Year Ended December 31, 2020	For the Period from June 7, 2019 (Inception) Through December 31, 2019
Formation and operating costs	$3,864,234	$306,834
Compensation Expense	—	280,000
Loss from operations	(3,864,234)	(586,834)

Other income (expense):
Interest earned on marketable securities held in Trust Account	2,257,985	1,812,577
Change in fair value of warrant liability	(50,420,000)	4,645,000
Transaction Costs	—	(630,591)
Unrealized gain on marketable securities held in Trust Account	4,728	112,416
Other (expense) income	(48,157,287)	5,939,402

Net (loss) income	$(52,021,521)	$5,352,568

Basic and diluted weighted average shares outstanding, Ordinary shares subject to redemption	22,226,328	21,936,952
Basic and diluted net income per share, Ordinary shares subject to redemption	$0.07	$0.08

Basic and diluted weighted average shares outstanding, Ordinary shares	9,023,672	8,367,106
Basic and diluted net loss per share, Ordinary shares	$(5.94)	$0.42
The accompanying notes are an integral part of the consolidated financial statements.

SILVER SPIKE ACQUISITION CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (As Restated)
	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Retained Earnings	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount
Balance – June 7, 2019 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor			7,187,500	719	24,281	—	25,000
Sale of 25,000,000 Units, net of underwriting discounts and offering expenses	25,000,000	2,500	—	—	225,589,729	—	225,592,229

Forfeiture of 937,500 Class B ordinary shares	—	—	(937,500)	(94)	94	—	—
Class A ordinary shares subject to possible redemption	(22,424,313)	(2,242)	—	—	(225,614,104)	(353,450)	(225,969,796)
Net income	—	—	—	—	—	5,352,568	5,352,568
Balance – December 31, 2019	2,575,687	258	6,250,000	625	—	4,999,118	5,000,001
Change in value of Class A ordinary shares subject to possible redemption	5,316,063	531	—	—	52,020,992	—	52,021,523
Net loss	—	—	—	—	—	(52,021,521)	(52,021,521)
Balance – December 31, 2020	7,891,750	$789	6,250,000	$625	$52,020,992	$(47,022,403)	$5,000,003
The accompanying notes are an integral part of the consolidated financial statements.

SILVER SPIKE ACQUISITION CORP

CONSOLIDATED STATEMENTS OF CASH FLOWS (As Restated)
	Year Ended December 31, 2020	For the Period from June 7, 2019 (Inception) Through December 31, 2019
Cash Flows from Operating Activities:
Net (loss) income	$(52,201,521)	$5,352,568
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(2,257,985)	(1,812,577)
Change in fair value of warrant liability	50,420,000	(4,645,000)
Compensation Expense	—	280,000
Transaction Costs	—	630,591
Unrealized gain on marketable securities held in Trust Account	(4,728)	(112,416)
Changes in operating assets and liabilities:
Prepaid expenses	226,277	(257,110)
Accounts payable and accrued expenses	3,056,075	96,895
Net cash used in operating activities	(581,882)	(467,049)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	—	(250,000,000)
Net cash used in investing activities	—	(250,000,000)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	—	245,000,000
Proceeds from sale of Private Placement Warrants	—	7,000,000
Proceeds from promissory note – related party	—	237,470
Repayment of promissory note - related party	—	(237,470)
Payment of offering costs	—	(638,362)
Net cash provided by financing activities	—	251,361,638

Net Change in Cash	(581,882)	894,589
Cash – Beginning	894,589	—
Cash – Ending	$312,707	$894,589

Non-Cash Investing and Financing Activities:
Initial classification of Class A ordinary shares subject to possible redemption	$—	219,701,630
Change in value of Class A ordinary shares subject to possible redemption	$(52,021,523)	$6,268,166
Offering costs paid directly by Sponsor for issuance of Class B ordinary shares	$—	$25,000
Deferred underwriting fee	$—	$8,750,000
The accompanying notes are an integral part of the consolidated financial statements.

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Silver Spike Acquisition Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on June 7, 2019. The Company was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”).
The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
The Company has one subsidiary, Silver Spike Merger Sub LLC, a wholly-owned subsidiary of the Company incorporated in Delaware on December 7, 2020 (“Merger Sub”).
As of December 31, 2020, the Company had not commenced any operations. All activity through December 31, 2020 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, identifying a target company for a Business Combination, activities in connection with the proposed acquisition of WM Holding Company, LLC, a Delaware limited liability company (“WMH”) (see Note 7). The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.
The registration statement for the Company’s Initial Public Offering was declared effective on August 7, 2019. On August 12, 2019, the Company consummated the Initial Public Offering of 25,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”) at $10.00 per unit, generating gross proceeds of $250,000,000, which is described in Note 4.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 7,000,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to Silver Spike Sponsor, LLC (the “Sponsor”), generating gross proceeds of $7,000,000, which is described in Note 5.
Transaction costs amounted to $14,413,362, consisting of $5,000,000 of underwriting fees, $8,750,000 of deferred underwriting fees and $663,362 of other offering costs. $630,591 of the total transaction costs were deemed attributable to the initial warrant derivative liability and thus were reclassified from equity to an expense of the Company.
Following the closing of the Initial Public Offering on August 12, 2019, an amount of $250,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of the Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. Nasdaq rules provide that the Business Combination must be with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding any deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.
The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public shareholders will be entitled to redeem their shares for a pro rata portion of the amount held in the Trust Account (initially $10.00 per share) as of two business days prior to the completion of a Business Combination, including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations. The per-share amount to be distributed to shareholders who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 8). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.
The Company will proceed with a Business Combination only if the Company has net tangible assets, after payment of the deferred underwriting commission, of at least $5,000,001 upon such completion of a Business Combination and, if the Company seeks shareholder approval, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Company’s Sponsor has agreed to vote its Founder Shares (as defined in Note 6) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination and to waive its redemption rights with respect to any such shares in connection with a shareholder vote to approve a Business Combination or seek to sell any shares to the Company in a tender offer in connection with a Business Combination. Additionally, subject to the immediately succeeding paragraph, each public shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.
If the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to 15% or more of the Public Shares without the Company’s prior written consent.
The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination (and not seek to sell its shares to the Company in any tender offer the Company undertakes in connection with its initial Business Combination) and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within 18 months from the closing of the Public Offering or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment and (c) that the Founder Shares shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Initial Public Offering if the Company fails to complete its Business Combination.
The Company initially had until February 12, 2021 (the “Combination Period”) to consummate a Business Combination. If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than 10 business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. The underwriters have agreed to waive their rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
On January 13, 2021, the Company held an Extraordinary General Meeting in Lieu of an Annual General Meeting (the “Extraordinary General Meeting”) pursuant to which the Company’s shareholders approved extending the Combination Period from February 12, 2021 to July 10, 2021 (the “Extension Date”) (see Note 10).
The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a third party (other than the Company’s independent auditors) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per Public Share or (2) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent auditors), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Liquidity and Going Concern
As of December 31, 2020, the Company had $312,707 in its operating bank accounts, $254,187,706 in securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its ordinary shares in connection therewith and working capital deficit of $2,809,430. As of December 31, 2020, approximately $4,188,000 of the amount on deposit in the Trust Account represented interest income, which is available to pay the Company’s tax obligations.
On February 18, 2021, the Company issued an unsecured promissory note (the “Note”) in the amount of up to $750,000 to the Sponsor for general working capital purposes (see Note 11).
Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination.
The Company will need to raise additional capital through loans or additional investments from its Sponsor, shareholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern through July 10, 2021, the date that the Company will be required to cease all operations, except for the purpose of winding up, if a Business Combination is not consummated. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 2 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS
On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement governing the Company’s warrants. As a result of the SEC Statement, the Company reevaluated the accounting treatment of (i) the 12,500,000 redeemable warrants (the “Public Warrants”) that were included in the units issued by the Company in its initial public offering and (ii) the 7,000,000 redeemable warrants that were issued to the Company’s sponsor in a private placement that closed concurrently with the closing of the IPO. The Company previously accounted for the Warrants as components of equity.
The Company previously accounted for its outstanding Public Warrants (as defined in Note 4) and Private Placement Warrants issued in connection with its Initial Public Offering as components of equity instead of as derivative liabilities. The warrant agreement governing the warrants includes a provision that provides for potential changes to the settlement amounts dependent upon the characteristics of the holder of the warrant. In addition, the warrant agreement includes a provision that in the event of a tender or exchange offer made to and accepted by holders of more than 50% of the outstanding shares of a single class of ordinary shares, all holders of the warrants would be entitled to receive cash for their warrants (the “tender offer provision”).
In connection with the audit of the Company’s financial statements for the period ended December 31, 2020, the Company’s management further evaluated the warrants under Accounting Standards Codification (“ASC”) Subtopic 815-40, Contracts in Entity’s Own Equity. ASC Section 815-40-15 addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s common stock. Under ASC Section 815-40-15, a warrant is not indexed to the issuer’s common stock if the terms of the warrant require an adjustment to the exercise price upon a specified event and that event is not an input to the fair value of the warrant. The Company’s Private Placement Warrants are not indexed to the Company’s ordinary shares in the manner contemplated by ASC Section 815-40-15 because the holder of the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares. In addition, the tender offer provision included in the warrant agreement fails the “classified in shareholders’ equity” criteria as contemplated by ASC Section 815-40-25.
As a result of the above, the Company should have classified the warrants as derivative liabilities in its previously issued financial statements. Under this accounting treatment, the Company is required to measure the fair value of the warrants at the end of each reporting period and recognize changes in the fair value from the prior period in the Company’s operating results for the current period.
In addition, a portion of the initial transaction costs related to the IPO and attributable to the warrants must be immediately expensed, and the difference between the fair market value of the private placement warrants and the initial purchase consideration thereof is recorded as a compensation expense.

	As Previously Reported	Adjustments	As Restated
Balance sheet as of August 12, 2019 (audited)
Total Liabilities	$9,194,592	$17,905,000	$27,099,592
Class A Ordinary Shares Subject to Possible Redemption	237,606,630	(17,905,000)	219,701,630
Class A Ordinary Shares	124	179	303
Additional Paid-in Capital	5,004,165	910,412	5,914,577
Accumulated Deficit	(5,000)	(910,591)	(915,591)

Balance sheet as of September 30, 2019 (unaudited)
Total Liabilities	$8,826,397	$18,365,000	$27,191,397
Class A Ordinary Shares Subject to Possible Redemption	238,159,760	(18,365,000)	219,794,760
Class A Ordinary Shares	125	183	308
Additional Paid-in Capital	4,451,128	1,370,408	5,821,536
(Accumulated Deficit) Retained Earnings	548,123	(1,370,591)	(822,468)

Balance sheet as of December 31, 2019 (audited)
Total Liabilities	$8,846,895	$13,260,000	$22,106,895
Class A Ordinary Shares Subject to Possible Redemption	239,229,796	(13,260,000)	225,969,796
Class A Ordinary Shares	126	132	258
Additional Paid-in Capital	3,381,091	(3,381,091)	—
(Accumulated Deficit) Retained Earnings	1,618,159	3,380,959	4,999,118

Balance sheet as of March 31, 2020 (unaudited)
Total Liabilities	$9,163,720	$13,065,000	$22,228,720
Class A Ordinary Shares Subject to Possible Redemption	240,856,900	(13,065,000)	227,791,900
Class A Ordinary Shares	129	129	258
Additional Paid-in Capital	1,753,984	(1,753,984)	—
(Accumulated Deficit) Retained Earnings	3,245,266	1,753,855	4,999,121

Balance sheet as of June 30, 2020 (unaudited)
Total Liabilities	$9,187,458	$16,050,000	$25,237,458
Class A Ordinary Shares Subject to Possible Redemption	240,695,088	(16,050,000)	224,645,088
Class A Ordinary Shares	132	158	290
Additional Paid-in Capital	1,915,793	(591,117)	1,324,676
(Accumulated Deficit) Retained Earnings	3,083,457	590,959	3,674,416

Balance sheet as of September 30, 2020 (unaudited)
Total Liabilities	$9,247,425	$17,355,000	$26,602,425
Class A Ordinary Shares Subject to Possible Redemption	240,581,127	(17,355,000)	223,226,127
Class A Ordinary Shares	133	171	304
Additional Paid-in Capital	2,029,753	713,870	2,743,623
(Accumulated Deficit) Retained Earnings	2,969,497	(714,041)	2,255,456

Balance sheet as of December 31, 2020 (audited)
Total Liabilities	$11,902,970	$63,680,000	$75,582,970
Class A Ordinary Shares Subject to Possible Redemption	237,628,272	(63,679,999)	173,948,273
Class A Ordinary Shares	163	626	789
Additional Paid-in Capital	4,982,578	47,038,414	52,020,992
(Accumulated Deficit) Retained Earnings	16,638	(47,039,041)	(47,022,403)

	As Previously Reported	Adjustments	As Restated

Three months ended September 30, 2019 (unaudited)
Net loss	$553,123	$(1,370,591)	$(817,468)
Weighted average shares outstanding of redeemable ordinary shares	—	21,970,163	21,970,163
Basic and diluted net loss per share, ordinary shares subject to redemption	—	$0.03	$0.03
Weighted average shares outstanding of ordinary shares	6,910,082	953,636	7,863,718
Basic and diluted net loss per share, ordinary shares	$(0.01)	$(0.18)	$(0.19)

Nine months ended September 30, 2019 (unaudited)
Net (loss) income	$548,123	$(1,370,591)	$(822,468)
Weighted average shares outstanding of redeemable ordinary shares	—	21,970,163	21,970,163
Basic and diluted net loss per share, ordinary shares subject to redemption	—	$0.03	$0.03
Weighted average shares outstanding of ordinary shares	6,792,210	783,344	7,575,554
Basic and diluted net loss per share, ordinary shares	$(0.02)	$(0.17)	$(0.19)

Year ended December 31, 2019 (audited)
Net income	$1,618,159	$3,734,409	$5,352,568
Weighted average shares outstanding of redeemable ordinary shares	23,754,184	(1,817,232)	21,936,952
Basic and diluted earnings per share, ordinary shares subject to redemption	$0.08	—	$0.08
Weighted average shares outstanding of ordinary shares	7,111,079	1,256,028	8,367,106
Basic and diluted net loss per share, ordinary shares	$(0.03)	$0.45	$0.42

Three months ended March 31, 2020 (unaudited)
Net income	$1,627,107	$195,000	$1,822,107
Weighted average shares outstanding of redeemable ordinary shares	—	22,424,313	22,424,313
Basic and diluted earnings per share, ordinary shares subject to redemption	—	$0.09	$0.09
Weighted average shares outstanding of ordinary shares	7,509,819	1,315,868	8,825,687
Basic and diluted net loss per share, ordinary shares	$(0.05)	$0.03	$(0.02)

Three months ended June 30, 2020 (unaudited)
Net loss	$(161,809)	$(2,985,000)	$(3,146,809)
Weighted average shares outstanding of redeemable ordinary shares	—	22,419,605	22,419,605
Weighted average shares outstanding of ordinary shares	7,544,519	1,285,876	8,830,395
Basic and diluted net loss per share, ordinary shares	$(0.03)	$(0.33)	$(0.36)

Six months ended June 30, 2020 (unaudited)
Net (loss) income	$1,465,298	$(2,790,000)	$(1,324,702)
Weighted average shares outstanding of redeemable ordinary shares	—	22,421,959	22,421,959
Basic and diluted earnings per share, ordinary shares subject to redemption	—	$0.09	$0.09

	As Previously Reported	Adjustments	As Restated
Weighted average shares outstanding of ordinary shares	7,527,169	1,300,872	8,828,041
Basic and diluted net loss per share, ordinary shares	$(0.08)	$(0.30)	$(0.38)

Three months ended September 30, 2020 (unaudited)
Net loss	$(113,960)	$(1,305,000)	$(1,418,960)
Weighted average shares outstanding of redeemable ordinary shares	—	22,104,581	22,104,581
Weighted average shares outstanding of ordinary shares	7,566,134	1,579,285	9,145,419
Basic and diluted net loss per share, ordinary shares	$(0.02)	$(0.14)	$(0.16)

Nine months ended September 30, 2020 (unaudited)
Net (loss) income	$1,351,338	$(4,095,000)	$(2,743,662)
Weighted average shares outstanding of redeemable ordinary shares	—	22,315,394	22,315,394
Basic and diluted earnings per share, ordinary shares subject to redemption	—	$0.09	$0.09
Weighted average shares outstanding of ordinary shares	7,538,169	1,396,437	8,934,606
Basic and diluted net loss per share, ordinary shares	$(0.10)	$(0.44)	$(0.54)

Year ended December 31, 2020 (audited)
Net loss	$(1,601,521)	$(50,420,000)	$(52,021,521)
Weighted average shares outstanding of redeemable ordinary shares	23,699,368	(1,473,041)	22,226,328
Basic and diluted earnings per share, ordinary shares subject to redemption	$0.07	—	$0.07
Weighted average shares outstanding of ordinary shares	7,550,632	1,473,041	9,023,672
Basic and diluted net loss per share, ordinary shares	$(0.42)	$(5.52)	$(5.94)

Statement of cash flows for the period from June 7, 2019 (inception) through September 30, 2019 (unaudited)
Net (loss) income	$548,123	$(1,370,591)	$(822,468)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrant liability	—	(460,000)	(460,000)
Compensation expense	—	(280,000)	(280,000)
Transaction costs	—	(630,591)	(630,591)

Statement of cash flows year ended December 31, 2019 (audited)
Net income	$1,618,159	$3,734,409	$5,352,568
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrant liability	—	4,645,000	4,645,000
Compensation expense	—	(280,000)	(280,000)
Transaction costs	—	(630,591)	(630,591)

Statement of cash flows three months ended March 31, 2020 (unaudited)
Net income	$1,627,107	$195,000	$1,822,107

	As Previously Reported	Adjustments	As Restated
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrant liability	—	195,000	195,000

Statement of cash flows six months ended June 30, 2020 (unaudited)
Net (loss) income	$1,465,298	$(2,790,000)	$(1,324,702)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrant liability	—	(2,790,000)	(2,790,000)

Statement of cash flows nine months ended September 30, 2020 (unaudited)
Net (loss) income	$1,351,338	$(4,095,000)	$(2,743,662)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrant liability	—	(4,095,000)	(4,095,000)

Statement of cash flows year ended December 31, 2020 (audited)
Net loss	$(1,601,521)	$(50,420,000)	$(52,021,521)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrant liability	—	(50,420,000)	(50,420,000)
NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company and its majority owned subsidiary where the Company has the ability to exercise control. All significant intercompany balances and transactions have been eliminated in consolidation. Activities in relation to the noncontrolling interest are not considered to be significant and are, therefore, not presented in the accompanying consolidated financial statements.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020 and December 31, 2019.
Marketable Securities Held in Trust Account
At December 31, 2020, the assets held in the Trust Account were held in money market funds, which primarily invest in U.S. Treasury securities and U.S. Treasury Bills. At December 31, 2019, the assets held in the Trust Account were substantially held in U.S. Treasury Bills.
Warrant Liability (Restated)
The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.
For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations.
Transaction Costs and Related Compensation
The Company accounts for transaction costs associated with the issuance of equity and equity-like instruments depending on the nature of the instruments themselves. Transaction costs related to equity instruments of the company are charged against the aggregate offering proceeds. Transaction costs related to the issuance of equity-like instruments which the Company classifies as derivative liabilities are immediately expensed concurrent with the offering. In the event that the issuance two or more instruments are deemed to constitute one in the same transaction, the Company allocates the transaction costs between the constituent components pro rata according to the fair value of each component.

To the extent that the aggregate proceeds from the issuance of an instrument which is classified by the Company as a derivative liability is less than the fair market value determination of such liability, the amount of such liability in excess of the aggregate issuance proceeds is immediately recorded as compensation expense.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s consolidated balance sheets.
Income Taxes
The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.
ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020 and 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the periods presented.
Net Income (Loss) Per Ordinary Share (Restated)
Net income (loss) per ordinary share is computed by dividing net income by the weighted-average number of ordinary shares outstanding during the period. The Company has not considered the effect of the warrants sold in the Public Offering and Private Placement to purchase an aggregate of 19,500,000 shares in the calculation of diluted loss per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.
The Company’s statement of operations includes a presentation of income (loss) per share for ordinary shares subject to possible redemption in a manner similar to the two-class method of income (loss) per ordinary share. Net income (loss) per ordinary share, basic and diluted, for Ordinary shares subject to possible redemption is calculated by dividing the proportionate share of income or loss on marketable securities held by the Trust Account, by the weighted average number of Ordinary shares subject to possible redemption outstanding since original issuance.
Net income (loss) per share, basic and diluted, for non-redeemable ordinary shares is calculated by dividing the net loss, adjusted for income or loss on marketable securities attributable to Ordinary shares subject to possible redemption, by the weighted average number of non-redeemable ordinary shares outstanding for the period.
Non-redeemable ordinary shares include Founder Shares and non-redeemable ordinary shares as these shares do not have any redemption features. Non-redeemable ordinary shares participate in the income or loss on marketable securities based on non-redeemable ordinary shares’ proportionate interest.

The following table reflects the calculation of basic and diluted net income (loss) per ordinary share (in dollars, except per share amounts):
	For year ended December 31, 2020	For the Period from June 7, 2019 (Inception) through December 31, 2019
Ordinary shares subject to possible redemption
Numerator: Earnings allocable to Ordinary shares subject to possible redemption
Interest income	$1,545,139	$1,721,223
Unrealized gain on investments held in Trust Account	3,235	106,750
Net income	$1,548,374	$1,827,973
Denominator: Weighted Average Ordinary shares subject to possible redemption
Basic and diluted weighted average shares outstanding	22,226,328	21,936,952
Basic and diluted net income per share	$0.07	$0.08

Non-Redeemable Ordinary Shares
Numerator: Net Loss minus Net Earnings
Net (loss) income	$(52,021,521)	$5,352,568
Net loss allocable to Ordinary shares subject to possible redemption	(1,548,374)	(1,827,973)
Non-Redeemable Net (Loss) Income	$(53,569,895)	$3,524,595
Denominator: Weighted Average Non-Redeemable Ordinary Shares
Basic and diluted weighted average shares outstanding	9,023,672	8,367,106
Basic and diluted net (loss) income per share	$(5.94)	$0.42
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying consolidated financial statements, primarily due to their short-term nature.
Fair Value Measurements (Restated)
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:
•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;
•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
Derivative Financial Instruments (Restated)
The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.
Recently Issued Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the consolidated financial statements.
NOTE 4. INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 25,000,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one Class A ordinary share and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 8).
NOTE 5. PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 7,000,000 Private Placement Warrants at a purchase price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $7,000,000. The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. Each Private Placement Warrant is exercisable for one Class A Share at a price of $11.50 per share, subject to adjustment (see Note 8). If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.
NOTE 6. RELATED PARTY TRANSACTIONS
Founder Shares
In June 2019, the Company issued an aggregate of 7,187,500 Class B ordinary shares (the “Founder Shares”) to the Sponsor for an aggregate purchase price of $25,000. The Founder Shares will automatically convert into Class A ordinary shares on the first business day following the completion of a Business Combination on a one-for-one basis, subject to certain adjustments, as described in Note 8.
The Founder Shares included an aggregate of up to 937,500 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the number of Founder Shares would collectively represent 20% of the Company’s issued and outstanding shares upon the completion of the Initial Public Offering. The underwriters’ over-allotment option expired unexercised on September 26, 2019 and, as a result, 937,500 Founder Shares were forfeited, resulting in the Sponsor holding an aggregate of 6,250,000 Founder Shares.
The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business

Combination, or (y) the date on which the Company completes a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.
Administrative Services Agreement
The Company entered into an agreement whereby, commencing on August 7, 2019, the Company will pay the Sponsor up to $20,000 per month for office space, administrative and support services. Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees. For the year ended December 31, 2020 and for the period from June 7, 2019 through December 31, 2019, the Company incurred $240,000 and $92,903 of such fees, of which $279,879 and $82,228 of such fees are included in accounts payable and accrued expenses in the accompanying consolidated balance sheets at December 31, 2020 and 2019, respectively.
Promissory Note – Related Party
On June 10, 2019, the Company issued an unsecured promissory note to the Sponsor, pursuant to which the Company borrowed an aggregate principal amount of $237,470. The note was non-interest bearing and payable on the earlier of (i) January 31, 2020 and (ii) the completion of the Initial Public Offering. The note was repaid in full upon the consummation of the Initial Public Offering on August 12, 2019.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon completion of a Business Combination into warrants at a price of $1.00 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.
NOTE 7. COMMITMENTS
Registration Rights
Pursuant to a registration rights agreement entered into on August 7, 2019, the holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued on conversion of the Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants or warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights requiring the Company to register such securities for resale. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The underwriters were paid a cash underwriting discount of $0.20 per Unit, or $5,000,000 in the aggregate. In addition, the underwriters are entitled to a deferred fee of $0.35 per Unit, or $8,750,000 in the aggregate, which will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Merger Agreement
On December 10, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Merger Sub, WMH and Ghost Media Group, LLC, a Nevada limited liability company, solely in its capacity as the securityholder representative thereunder (the “Holder Representative”).

Pursuant to the Merger Agreement, Merger Sub will merge with and into WMH with WMH continuing as the surviving entity and a subsidiary of the Company (refer to as “Surviving Pubco” following the Business Combination) (the “Merger” and the other transactions contemplated by the Merger Agreement, the “Business Combination”).
As a result of the Business Combination, each issued and outstanding Class A ordinary share and Class B ordinary share of the Company will convert into a share of Class A common stock of Surviving Pubco, and each issued and outstanding warrant to purchase Class A ordinary shares of the Company will be exercisable by its terms to purchase an equal number of shares of Class A common stock of Surviving Pubco.
The merger consideration (the “Merger Consideration”) to be paid to holders of the limited liability company interests of WMH (each, a “WMH Equity Holder”) at the closing of the Business Combination (the “Closing”) pursuant to the Merger Agreement will be equal to $1.31 billion and will be paid in a mix of cash and equity consideration.
The Merger Agreement contains customary representations, warranties and covenants by the parties thereto and the closing is subject to certain conditions as further described in the Merger Agreement.
NOTE 8. SHAREHOLDERS’ EQUITY (RESTATED)
Preferred Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001. The Company’s board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The board of directors will be able to, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. At December 31, 2020 and December 31, 2019, there were no preference shares issued or outstanding.
Class A Ordinary Shares — The Company is authorized to issue 200,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At December 31, 2020 and December 31, 2019, there were 7,891,750 and 2,575,687 shares of Class A ordinary shares issued or outstanding, excluding 17,108,250 and 22,424,313 Class A ordinary shares subject to possible redemption, respectively.
Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. At December 31, 2020 and December 31, 2019, there were 6,250,000 Class B ordinary shares issued and outstanding.
Only holders of the Class B ordinary shares will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of our shareholders except as otherwise required by law.
The Class B Shares will automatically convert into Class A ordinary shares on the first business day following the completion of the Business Combination, on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which Founder Shares will convert into Class A ordinary shares will be adjusted (subject to waiver by holders of a majority of the Class B ordinary shares) so that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the ordinary shares issued and outstanding upon completion of the Initial Public Offering plus the number of Class A ordinary shares and equity-linked securities issued or deemed issued in connection with a Business Combination (net of redemptions), excluding any Class A ordinary shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination and any Private Placement Warrants issued to the Sponsor.
NOTE 9. WARRANT LIABILITY
Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No Public Warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available.
The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, it will use its reasonable best efforts to file with the SEC a registration statement registering the issuance, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the Public Warrants. The Company will use it’s reasonable best efforts to cause the same to become effective within 60 business days after the closing of the Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Class A ordinary shares are, at the time of any exercise of a Public Warrant, not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its reasonable best efforts to qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Once the Public Warrants become exercisable, the Company may redeem the Public Warrants for redemption:
•	in whole and not in part;
•	at a price of $0.01 per Public Warrant;
•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and
•
if, and only if, the reported last sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.
In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “newly issued price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the completion of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the Public Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the newly issued price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the newly issued price.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
NOTE 10. FAIR VALUE MEASUREMENTS (RESTATED)
The Company follows the guidance in ASC Topic 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
•
Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

•
Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

•	Level 3: Unobservable inputs based on the Company assessment of the assumptions that market participants would use in pricing the asset or liability.
The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2020 and December 31, 2019, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:
Description	Level	December 31, 2020	December 31, 2019
Assets:
Marketable securities held in Trust Account	1	$254,187,706	$251,924,993
Liabilities
Warrant Liability – Public Warrants	1	41,000,000	5,000,000
Warrant Liability – Private Placement Warrants	3	22,680,000	8,260,000
The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on our consolidated balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the consolidated statement of operations.
The Private Warrants were initially valued using a Modified Black Scholes Option Pricing Model, which is considered to be a Level 3 fair value measurement. The Modified Black Scholes model’s primary unobservable input utilized in determining the fair value of the Private Warrants is the expected volatility of the common stock. The expected volatility as of the IPO date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. The expected volatility as of subsequent valuation dates was implied from the Company’s own public warrant pricing. A Monte Carlo simulation methodology was used in estimating the fair value of the public warrants for periods where no observable traded price was available, using the same expected volatility as was used in measuring the fair value of the Private Warrants. For periods subsequent to the detachment of the warrants from the Units, the close price of the public warrant price was used as the fair value as of each relevant date.
The following table presents the changes in the fair value of warrant liabilities:
	Private Placement	Public	Warrant Liabilities
Fair value as of June 7, 2019	$—	$—	$—
Initial measurement on August 12, 2019	7,280,000	10,625,000	17,905,000
Change in valuation inputs or other assumptions	980,000	(5,625,000)	(4,645,000)
Fair value as of December 31, 2019	8,260,000	5,000,000	13,260,000
Change in valuation inputs or other assumptions	14,420,000	36,000,000	50,420,000
Fair value as of December 31, 2020	$22,680,000	$41,000,000	$63,680,000
There were no transfers in or out of Level 3 from other levels in the fair value hierarchy.
NOTE 11. SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the consolidated financial statements were issued. Based upon this review, other than as describe below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.
On January 13, 2021, the Company held an Extraordinary General Meeting pursuant to which the Company’s shareholders approved extending the Extension Date. In connection with the approval of the extension, shareholders elected to redeem an aggregate of 1,425 Class A ordinary shares. As a result, an aggregate of $14,489 (or approximately $10.17 per share) was released from the Company’s Trust Account to pay such shareholders.
On February 18, 2021, the Company issued a Note in the amount of up to $750,000 to the Sponsor for general working capital purposes. The Note is non-interest bearing and payable upon the earlier to occur of (i) June 10, 2021 or (ii) the consummation of a Business Combination. If the Company does not consummate a Business Combination, the Company may use a portion of any funds held outside the Trust Account to repay the Note; however, no proceeds from the Trust Account may be used for such repayment.
Legal proceedings
Beginning on January 27, 2021, purported stockholders of the Company filed or threatened to file lawsuits in connection with the Company’s prospective merger with WMH, including two actions filed in the Supreme Court of the State of New York, captioned, Brait v. Silver Spike Acquisition Corp., et al., Index No. 650629/2021 (N.Y. Sup. Ct.), and Stout v. Silver Spike Acquisition Corp., et al., No. 650686/2021 (N.Y. Sup. Ct.). The operative complaints in the Brait and Stout actions allege that the Registration Statement issued in connection with the prospective Merger omits material information related to the proposed transaction, and asserts claims for breach of fiduciary duty against certain of the Company’s current officers and directors and for aiding and abetting breach of fiduciary duty against the Company. The Stout complaint also asserts aiding and abetting claims against WMH and Merger Sub. Plaintiffs seek injunctive relief to enjoin the proposed Merger and to require defendants to issue supplemental disclosures as outlined in the complaints or, in the event the transaction is consummated in the absence of such supplemental disclosures, an order rescinding the transaction and awarding rescissory damages. Plaintiffs also seek an award of attorneys’ fees and costs. The Company has received similar demands from other purported shareholders of the company, including one that attached a draft complaint, styled Fusco v. Silver Spike Acquisition Corp., et al., asserting similar fiduciary duty claims as in the Brait and Stout actions, as well as separate claims for violations of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934; the draft complaint seeks an injunction of the proposed Merger, pending dissemination of supplemental disclosures, unspecified damages and attorneys’ fees and costs. The Company believes that these allegations are without merit. These matters are in the early stages and the Company is unable to reasonably determine the outcome or estimate the loss, if any, and as such, has not recorded a loss contingency.

SILVER SPIKE ACQUISITION CORP.
CONSOLIDATED BALANCE SHEETS
	March 31, 2021	December 31, 2020
	(unaudited)
ASSETS
Current assets
Cash	100,608	312,707
Prepaid expenses	101,730	30,833
Total Current Assets	202,338	343,540
Marketable securities held in Trust Account	254,202,898	254,187,706
Total Assets	$254,405,236	$254,531,246
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$3,549,523	$3,152,970
Related party promissory note	200,000	—
Total Current Liabilities	3,749,523	3,152,970
Warrant Liability	141,900,000	63,680,000
Deferred underwriting fee payable	8,750,000	8,750,000
Total Liabilities	154,399,523	75,582,970
Commitments
Class A ordinary shares subject to possible redemption, 9,342,960 and 17,108,250 shares at redemption value at March 31, 2021 and December 31, 2020, respectively	95,005,712	173,948,273
Shareholders’ Equity
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 15,655,615 and 7,891,750 shares issued and outstanding (excluding 9,342,960 and 17,108,250 shares subject to possible redemption) at March 31, 2021 and December 31, 2020, respectively	1,566	789
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 6,250,000 shares issued and outstanding at March 31, 2021 and December 31, 2020	625	625
Additional paid-in capital	130,948,287	52,020,992
Accumulated deficit	(125,950,477)	(47,022,403)
Total Shareholders’ Equity	5,000,001	5,000,003
Total Liabilities and Shareholders’ Equity	$254,405,236	$254,531,246
The accompanying notes are an integral part of the unaudited consolidated financial statements.

SILVER SPIKE ACQUISITION CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended March 31,
	2021	2020
Formation and operating costs	$737,755	$457,616
Loss from operations	(737,755)	(457,616)

Other (expense) income:
Change in fair value of warrant liability	(78,220,000)	195,000
Interest income on marketable securities held in Trust Account	29,681	932,037
Unrealized (loss) gain on marketable securities held in Trust Account	—	1,152,686
Other (expense) income, net	(78,190,319)	2,279,723

Net (loss) income	$(78,928,074)	$1,822,107

Basic and diluted weighted average shares outstanding, Ordinary shares subject to redemption	17,108,013	22,424,313
Basic and diluted net income per share, Ordinary shares subject to redemption	$—	$0.09

Basic and diluted weighted average shares outstanding, ordinary shares	14,141,750	8,825,687
Basic and diluted net loss per share, Ordinary shares	$(5.58)	$(0.02)
The accompanying notes are an integral part of the unaudited consolidated financial statements.

SILVER SPIKE ACQUISITION CORP.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(Unaudited)

THREE MONTHS ENDED MARCH 31, 2021
	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount
Balance – January 1, 2021 (restated)	7,891,750	$789	6,250,000	$625	$52,020,992	$(47,022,403)	$5,000,003

Change in value of ordinary shares subject to possible redemption	7,763,865	777	—	—	78,927,295	—	78,928,072
Net loss	—	—	—	—	—	(78,928,074)	(78,928,074)
Balance – March 31, 2021	15,655,615	$1,566	6,250,000	$625	$130,948,287	$(125,950,477)	$5,000,001
THREE MONTHS ENDED MARCH 31, 2020
	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Retained Earnings	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount
Balance – January 1, 2020 (restated)	2,575,687	$258	6,250,000	$625	—	$4,999,118	$5,000,001

Change in value of ordinary shares subject to possible redemption	4,708	—	—	—	—	(1,822,104)	(1,822,104)
Net income	—	—	—	—	—	1,822,107	1,822,107
Balance – March 31, 2020	2,580,395	$258	6,250,000	$625	—	$4,999,121	$5,000,004
The accompanying notes are an integral part of the unaudited consolidated financial statements.

SILVER SPIKE ACQUISITION CORP
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020 (restated)
Cash Flows from Operating Activities:
Net income (loss)	$(78,928,074)	$1,822,107
Adjustments to reconcile net income to net cash used in operating activities:
Change in fair value of warrant liability	78,220,000	(195,000)
Interest earned on marketable securities held in Trust Account	(29,681)	(932,037)
Unrealized loss (gain) on marketable securities held in Trust Account	—	(1,152,686)
Changes in operating assets and liabilities:
Prepaid expenses	(70,897)	41,195
Accounts payable and accrued expenses	396,553	316,825
Net cash used in operating activities	(412,099)	(99,596)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	—	—
Cash withdrawn from Trust Account for redemptions	14,489	—
Net cash used in investing activities	14,489	—

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	—	—
Proceeds from sale of Private Placement Warrants	—	—
Proceeds from promissory note – related party	200,000	—
Repayment of promissory note – related party	—	—
Payment of offering costs	—	—
Redemption of common shares	(14,489)	—
Net cash provided by financing activities	185,511	—

Net Change in Cash	(212,099)	(99,596)
Cash – Beginning	312,707	894,589
Cash – Ending	$100,608	$794,993

Non-Cash Investing and Financing Activities:
Change in value of ordinary shares subject to possible redemption	$(78,928,072)	$1,822,104
The accompanying notes are an integral part of the unaudited consolidated financial statements.

SILVER SPIKE ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Silver Spike Acquisition Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on June 7, 2019. The Company was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”).
The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
The Company has one subsidiary, Silver Spike Merger Sub LLC, a wholly-owned subsidiary of the Company incorporated in Delaware on December 7, 2020 (“Merger Sub”).
As of March 31, 2021, the Company had not commenced any operations. All activity through March 31, 2021 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, identifying a target company for a Business Combination, activities in connection with the proposed acquisition of WM Holding Company, LLC, a Delaware limited liability company (“WMH”) (see Note 6). The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.
The registration statement for the Company’s Initial Public Offering was declared effective on August 7, 2019. On August 12, 2019, the Company consummated the Initial Public Offering of 25,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”) at $10.00 per unit, generating gross proceeds of $250,000,000, which is described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 7,000,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to Silver Spike Sponsor, LLC (the “Sponsor”), generating gross proceeds of $7,000,000, which is described in Note 4.
Transaction costs amounted to $14,413,362, consisting of $5,000,000 of underwriting fees, $8,750,000 of deferred underwriting fees and $663,362 of other offering costs.
Following the closing of the Initial Public Offering on August 12, 2019, an amount of $250,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of the Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. Nasdaq rules provide that the Business Combination must be with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding any deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public shareholders will be entitled to redeem their shares for a pro rata portion of the amount held in the Trust Account (initially $10.00 per share) as of two business days prior to the completion of a Business Combination, including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations. The per-share amount to be distributed to shareholders who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 7). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.
The Company will proceed with a Business Combination only if the Company has net tangible assets, after payment of the deferred underwriting commission, of at least $5,000,001 upon such completion of a Business Combination and, if the Company seeks shareholder approval, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Company’s Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination and to waive its redemption rights with respect to any such shares in connection with a shareholder vote to approve a Business Combination or seek to sell any shares to the Company in a tender offer in connection with a Business Combination. Additionally, subject to the immediately succeeding paragraph, each public shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.
If the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to 15% or more of the Public Shares without the Company’s prior written consent.
The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination (and not seek to sell its shares to the Company in any tender offer the Company undertakes in connection with its initial Business Combination) and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within 18 months from the closing of the Public Offering or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment and (c) that the Founder Shares shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Initial Public Offering if the Company fails to complete its Business Combination.
The Company initially had until February 12, 2021 (the “Combination Period”) to consummate a Business Combination. If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than 10 business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. The underwriters have agreed to waive their rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
On January 13, 2021, the Company held an Extraordinary General Meeting in Lieu of an Annual General Meeting (the “Extraordinary General Meeting”) pursuant to which the Company’s shareholders approved extending the Combination Period from February 12, 2021 to July 10, 2021 (the “Extension Date”).
The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a third party (other than the Company’s independent auditors) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per Public Share or (2) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent auditors), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Liquidity and Going Concern
As of March 31, 2021, the Company had $100,608 in its operating bank accounts, $254,202,898 in securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its ordinary shares in connection therewith and working capital deficit of $3,547,185. As of March 31, 2021, approximately $4,217,387 of the amount on deposit in the Trust Account represented interest income, which is available to pay the Company’s tax obligations.
On February 18, 2021, the Company issued an unsecured promissory note (the “Note”) in the amount of up to $750,000 to the Sponsor for general working capital purposes (see Note 5).
Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination.
The Company will need to raise additional capital through loans or additional investments from its Sponsor, shareholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern through July 10, 2021, the date that the Company will be required to cease all operations, except for the purpose of winding up, if a Business Combination is not consummated. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the Securities and Exchange Commission (the “SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.
The accompanying unaudited consolidated financial statements should be read in conjunction with the Company’s Annual Report as amended on Form 10-K/A for the year ended December 31, 2020 as filed with the SEC on May 12, 2021, which contains the audited financial statements and notes thereto. The financial information as of December 31, 2020 is derived from the audited financial statements presented in the Company’s Annual Report as amended on Form 10-K/A for the year ended December 31, 2020 as filed with the SEC on May 12, 2021. The interim results for the three months ended March 31, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future interim periods.
Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company and its majority owned subsidiary where the Company has the ability to exercise control. All significant intercompany balances and transactions have been eliminated in consolidation. Activities in relation to the noncontrolling interest are not considered to be significant and are, therefore, not presented in the accompanying consolidated financial statements.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates
The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2021 and December 31, 2020.
Marketable Securities Held in Trust Account
At March 31, 2021 and December 31, 2020, the assets held in the Trust Account were held in money market funds, which primarily invest in U.S. Treasury Bills.
Warrant Liability
The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.
For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations.
For the three months ended March 31, 2021, the change in the fair market value of our warrant liability was $78,220,000.
Transaction Costs and Related Compensation
The Company accounts for transaction costs associated with the issuance of equity and equity-like instruments depending on the nature of the instruments themselves. Transaction costs related to equity instruments of the company are charged against the aggregate offering proceeds. Transaction costs related to the issuance of equity-like instruments which the Company classifies as derivative liabilities are immediately expensed concurrent with the offering. In the event that the issuance two or more instruments are deemed to constitute one in the same transaction, the Company allocates the transaction costs between the constituent components pro rata according to the fair value of each component.
To the extent that the aggregate proceeds from the issuance of an instrument which is classified by the Company as a derivative liability is less than the fair market value determination of such liability, the amount of such liability in excess of the aggregate issuance proceeds is immediately recorded as compensation expense.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

Class A ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s consolidated balance sheets.
Income Taxes
The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.
ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the periods presented.
Net Income (Loss) Per Ordinary Share
Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period. The Company has not considered the effect of warrants sold in the Initial Public Offering and the private placement to purchase 19,500,000 ordinary shares in the calculation of diluted loss per share, since the exercise of the warrants into ordinary shares is contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.
The Company’s statement of operations includes a presentation of income (loss) per share for ordinary shares subject to possible redemption in a manner similar to the two-class method of income (loss) per ordinary share. Net income (loss) per ordinary share, basic and diluted, for Ordinary shares subject to possible redemption is calculated by dividing the proportionate share of income or loss on marketable securities held by the Trust Account, by the weighted average number of Ordinary shares subject to possible redemption outstanding since original issuance.
Net income (loss) per share, basic and diluted, for non-redeemable ordinary shares is calculated by dividing the net loss, adjusted for income or loss on marketable securities attributable to Ordinary shares subject to possible redemption, by the weighted average number of non-redeemable ordinary shares outstanding for the period.
Non-redeemable ordinary shares include Founder Shares and non-redeemable ordinary shares as these shares do not have any redemption features. Non-redeemable ordinary shares participate in the income or loss on marketable securities based on non-redeemable ordinary shares’ proportionate interest.

The following table reflects the calculation of basic and diluted net income (loss) per ordinary share (in dollars, except per share amounts):
	Three Months Ended March 31,
	2021	2020
Ordinary shares subject to possible redemption
Numerator: Earnings allocable to Ordinary shares subject to possible redemption
Interest income	$11,092	$883,757
Unrealized gain on investments held in Trust Account	—	1,092,977
Net income	$11,092	$1,976,734
Denominator: Weighted Average Ordinary shares subject to possible redemption
Basic and diluted weighted average shares outstanding	17,108,013	22,424,313
Basic and diluted net income per share	$—	$0.09

Non-Redeemable Ordinary Shares
Numerator: Net Loss minus Net Earnings
Net (loss) income	$(78,928,074)	$1,822,107
Net loss allocable to Ordinary shares subject to possible redemption	(11,092)	(1,976,734)
Non-Redeemable Net Loss	$(78,939,166)	$(154,627)
Denominator: Weighted Average Non-Redeemable Ordinary Shares
Basic and diluted weighted average shares outstanding	14,141,750	8,825,687
Basic and diluted net (loss) income per share	$(5.58)	$(0.02)
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying consolidated financial statements, primarily due to their short-term nature.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:
•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;
•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative Financial Instruments
The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.
Recently Issued Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the consolidated financial statements.
NOTE 3. INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 25,000,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one Class A ordinary share and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 7).
NOTE 4. PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 7,000,000 Private Placement Warrants at a purchase price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $7,000,000. The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. Each Private Placement Warrant is exercisable for one Class A Share at a price of $11.50 per share, subject to adjustment (see Note 7). If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.
NOTE 5. RELATED PARTY TRANSACTIONS
Founder Shares
In June 2019, the Company issued an aggregate of 7,187,500 Class B ordinary shares (the “Founder Shares”) to the Sponsor for an aggregate purchase price of $25,000. The Founder Shares will automatically convert into Class A ordinary shares on the first business day following the completion of a Business Combination on a one-for-one basis, subject to certain adjustments, as described in Note 7.
The Founder Shares included an aggregate of up to 937,500 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the number of Founder Shares would collectively represent 20% of the Company’s issued and outstanding shares upon the completion of the Initial Public Offering. The underwriters’ over-allotment option expired unexercised on September 26, 2019 and, as a result, 937,500 Founder Shares were forfeited, resulting in the Sponsor holding an aggregate of 6,250,000 Founder Shares.
The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.
Administrative Services Agreement
The Company entered into an agreement whereby, commencing on August 7, 2019, the Company will pay the Sponsor up to $20,000 per month for office space, administrative and support services. Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees. For the three months ended March 31, 2021 and for the year ended December 31, 2020, the Company incurred $60,000 and $240,000, respectively, in fees for these services. At March 31, 2021 and December 31, 2020, fees of $60,000 and $279,879, respectively, are included in accrued expenses in the accompanying consolidated balance sheets.
Promissory Note – Related Party
On June 10, 2019, the Company issued an unsecured promissory note to the Sponsor, pursuant to which the Company borrowed an aggregate principal amount of $237,470. The note was non-interest bearing and payable on the earlier of (i) January 31, 2020 and (ii) the completion of the Initial Public Offering. The note was repaid in full upon the consummation of the Initial Public Offering on August 12, 2019.
On February 18, 2021, the Company issued a Note in the amount of up to $750,000 to the Sponsor for general working capital purposes. The Note is non-interest bearing and payable upon the earlier to occur of (i) June 10, 2021 or (ii) the consummation of a Business Combination. If the Company does not consummate a Business Combination, the Company may use a portion of any funds held outside the Trust Account to repay the Note; however, no proceeds from the Trust Account may be used for such repayment. As of March 31, 2021, the Company had drawn down $200,000 under the Note.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon completion of a Business Combination into warrants at a price of $1.00 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.
NOTE 6. COMMITMENTS
Registration Rights
Pursuant to a registration rights agreement entered into on August 7, 2019, the holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued on conversion of the Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants or warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights requiring the Company to register such securities for resale. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The underwriters were paid a cash underwriting discount of $0.20 per Unit, or $5,000,000 in the aggregate. In addition, the underwriters are entitled to a deferred fee of $0.35 per Unit, or $8,750,000 in the aggregate, which will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Merger Agreement
On December 10, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Merger Sub, WMH and Ghost Media Group, LLC, a Nevada limited liability company, solely in its capacity as the securityholder representative thereunder (the “Holder Representative”).

NOTE 7. SHAREHOLDERS’ EQUITY
Preferred Shares
The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001. The Company’s board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The board of directors will be able to, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. At March 31, 2021 and December 31, 2020, there were no preference shares issued or outstanding.
Class A Ordinary Shares
The Company is authorized to issue 200,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At March 31, 2021 and December 31, 2020, there were 15,655,615 and 7,891,750 shares of Class A ordinary shares issued or outstanding, excluding 9,342,960 and 17,108,250 Class A ordinary shares subject to possible redemption, respectively.
Class B Ordinary Shares
The Company is authorized to issue 20,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. At March 31, 2021 and December 31, 2020, there were 6,250,000 Class B ordinary shares issued and outstanding.
Only holders of the Class B ordinary shares will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of our shareholders except as otherwise required by law.
The Class B Shares will automatically convert into Class A ordinary shares on the first business day following the completion of the Business Combination, on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which Founder Shares will convert into Class A ordinary shares will be adjusted (subject to waiver by holders of a majority of the Class B ordinary shares) so that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the ordinary shares issued and outstanding upon completion of the Initial Public Offering plus the number of Class A ordinary shares and equity-linked securities issued or deemed issued in connection with a Business Combination (net of redemptions), excluding any Class A ordinary shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination and any Private Placement Warrants issued to the Sponsor.
NOTE 8. WARRANT LIABILITY
Warrants
Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No Public Warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available.
The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, it will use its reasonable best efforts to file with the SEC a registration statement registering the issuance, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the Public Warrants. The Company will use its reasonable best efforts to cause the same to become effective within 60 business days after the closing of the Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Class A ordinary shares are, at the time of any exercise of a Public Warrant, not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its reasonable best efforts to qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Once the Public Warrants become exercisable, the Company may redeem the Public Warrants for redemption:
•	in whole and not in part;
•	at a price of $0.01 per Public Warrant;
•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and
•
if, and only if, the reported last sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.
In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “newly issued price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the completion of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the Public Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the newly issued price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the newly issued price.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
NOTE 9. FAIR VALUE MEASUREMENTS
The Company follows the guidance in ASC Topic 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
•
Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

•
Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

•	Level 3: Unobservable inputs based on the Company assessment of the assumptions that market participants would use in pricing the asset or liability.
The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at March 31, 2021 and December 31, 2020, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:
Description	Level	March 31, 2021	December 31, 2020
Assets:
Marketable securities held in Trust Account	1	$254,202,898	$254,187,706

Liabilities:
Warrant Liability – Public Warrants	1	88,000,000	41,000,000
Warrant Liability – Private Warrants	3	53,900,000	22,680,000
The following tables summarize the changes in the fair value of the warrant liabilities:
	Three months ended March 31, 2021
	Public Warrants	Private Warrants	Warrant Liabilities
Fair value, beginning of period	$41,000,000	$22,680,000	$63,680,000
Change in valuation inputs or other assumptions	47,000,000	31,220,000	78,220,000
Fair value, end of period	88,000,000	53,900,000	141,900,000
	Three months ended March 31, 2020
	Public Warrants	Private Warrants	Warrant Liabilities
Fair value, beginning of period	$5,000,000	$8,260,000	$13,260,000
Change in valuation inputs or other assumptions	(125,000)	(70,000)	(195,000)
Fair value, end of period	4,875,000	8,190,000	13,065,000

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on our consolidated balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the consolidated statement of operations.
The Private Warrants were initially valued using a Modified Black Scholes Option Pricing Model, which is considered to be a Level 3 fair value measurement. The Modified Black Scholes model’s primary unobservable input utilized in determining the fair value of the Private Warrants is the expected volatility of the common stock. The expected volatility as of the IPO date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. The expected volatility as of subsequent valuation dates was implied from the Company’s own public warrant pricing. A Monte Carlo simulation methodology was used in estimating the fair value of the public warrants for periods where no observable traded price was available, using the same expected volatility as was used in measuring the fair value of the Private Warrants. For periods subsequent to the detachment of the warrants from the Units, the close price of the public warrant price was used as the fair value as of each relevant date.
There were no transfers in or out of Level 3 from other levels in the fair value hierarchy.
NOTE 10. SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the consolidated financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

PART II
Information Not Required in Prospectus
Item 13.	Other Expenses of Issuance and Distribution.
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.
Amount
SEC registration fee	$401,800
Legal fees and expenses	250,000
Accounting fees and expenses	15,000
Miscellaneous	65,000
Total	$732,000
Item 14.	Indemnification of Directors and Officers.
Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.
Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.
Additionally, our Certificate of Incorporation eliminates our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:
•	for any transaction from which the director derives an improper personal benefit;
•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or
•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.
If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Company’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.
We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.
Item 15.	Recent Sales of Unregistered Securities.
Class B Ordinary Shares
In June 2019, Silver Spike issued an aggregate of 7,187,500 Class B Ordinary Shares to Silver Spike Sponsor for an aggregate purchase price of $25,000. On September 23, 2019, in connection with the expiration of the underwriter’s over-allotment option, Silver Spike Sponsor surrendered 937,500 Class B Ordinary Shares. Upon the consummation of the Domestication, each of Silver Spike’s then issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares automatically converted by operation of law, on a one-for-one basis, into shares of Class A Common Stock of Silver Spike. The issuance of Class A Common Stock upon automatic conversion of Class A Ordinary Shares and Class B Ordinary Shares at the Closing has not been registered under the Securities Act in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act.
Private Placement Warrants
Silver Spike Sponsor purchased 7,000,000 Private Placement Warrants at a price of $1.00 per warrant in a private placement that occurred concurrently with the closing of Silver Spike’s initial public offering and generated gross proceeds of $7,000,000. Each Private Placement Warrant is exercisable for one share of Class A Common Stock at a price of $11.50 per share. The Private Placement Warrants are non-redeemable and exercisable on a cashless basis so long as they are held by Silver Spike Sponsor or its permitted transferees. The sale of the Private Placement Warrants was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.
Subscription Agreements
In June 2021, the PIPE Investors purchased from the Company an aggregate of 32,500,000 shares of Class A Common Stock, for a purchase price of $10.00 per share and an aggregate purchase price of $325.0 million, pursuant to Subscription Agreements entered into effective as of December 2020. The sale of the PIPE Shares was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.
Item 16.	Exhibits.
Exhibit No.	Description
2.1+
Agreement and Plan of Merger, dated December 10, 2020, by and among Silver Spike, Merger Sub, WMH, and the Holder Representative named therein (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on December 10, 2020).

3.1	Certificate of Incorporation of the Company, dated June 15, 2021 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on June 21, 2021).
3.2	Amended and Restated Bylaws of the Company, dated June 16, 2021 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on June 21, 2021).
4.1	Form of Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on June 21, 2021).

Exhibit No.	Description
4.2	Form of Warrant Certificate of the Company (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on June 21, 2021).
4.3
Warrant Agreement, dated August 7, 2019, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 filed on Silver Spike’s Current Report on Form 8-K, filed by the Company on August 12, 2019).

5.1	Opinion of Cooley LLP
10.1
Exchange Agreement, dated as of June 16, 2021, by and among the Company, Silver Spike Sponsor and the other parties thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on June 21, 2021).

10.2
Tax Receivable Agreement, dated as of June 16, 2021, by and among the Company and the other parties thereto (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on June 21, 2021).

10.3	Fourth Amended and Restated Operating Agreement of WMH LLC (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on June 21, 2021).
10.4	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on December 10, 2020).
10.5
Amended and Restated Registration Rights Agreement, dated as of June 16, 2021, by and among the Company, Silver Spike Sponsor and the other parties thereto (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on June 21, 2021).

10.6#	Form of Indemnification Agreement by and between the Company and its directors and officers (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed on June 21, 2021).
10.7#	WM Technology, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed on June 21, 2021).
10.7(a)#	Form of Stock Option Grant Notice (incorporated by reference to Exhibit 10.7(a) to the Current Report on Form 8-K filed on June 21, 2021).
10.7(b)#	Form of RSU Award Grant Notice (incorporated by reference to Exhibit 10.7(b) to the Current Report on Form 8-K filed on June 21, 2021).
10.8#	WM Technology, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed on June 21, 2021).
10.9#	Offer letter by and between Ghost Management Group, LLC and Christopher Beals, dated July 31, 2015 (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed on June 21, 2021).
10.10#	Offer letter by and between Ghost Management Group, LLC and Justin Dean, dated October 3, 2018 (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed on June 21, 2021).
10.11#	Offer letter by and between Ghost Management Group, LLC and Steven Jung, dated May 17, 2017 (incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K filed on June 21, 2021).
10.12
Lease by and between the Irvine Company LLC and Ghost Media Group, LLC, dated November 11, 2013, as amended (incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K filed on June 21, 2021).

10.13
First Amendment to Lease and Consent to Assignment by and between Discovery Business Center LLC, as successor-in-interest to the Irvine Company LLC, and Ghost Management Group, LLC, as successor-in-interest to Ghost Media Group, LLC, dated January 27, 2016 (incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K filed on June 21, 2021).

10.14
Second Amendment to Lease, by and between Discovery Business Center LLC and Ghost Management Group, LLC, dated April 7, 2017 (incorporated by reference to Exhibit 10.14 to the Current Report on Form 8-K filed on June 21, 2021).

10.15
Third Amendment to Lease, by and between Discovery Business Center LLC and Ghost Management Group, LLC, dated December 29, 2017 (incorporated by reference to Exhibit 10.15 to the Current Report on Form 8-K filed on June 21, 2021).

Exhibit No.	Description
10.16
Fourth Amendment to Lease, by and between Discovery Business Center LLC and Ghost Management Group, LLC, dated May 3, 2018 (incorporated by reference to Exhibit 10.16 to the Current Report on Form 8-K filed on June 21, 2021).

10.17	Strategic Advisor Agreement, by and between the Company and Steven Jung, dated June 21, 2021 (incorporated by reference to Exhibit 10.17 to the Current Report on Form 8-K filed on June 21, 2021).
16.1	Letter from Marcum LLP to the SEC, dated June 16, 2021 (incorporated by reference to Exhibit 16.1 to the Current Report on Form 8-K filed on June 21, 2021).
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Current Report on Form 8-K filed on June 21, 2021).
23.1	Consent of Baker Tilly US, LLP
23.2	Consent of Cooley LLP (included in Exhibit 5.1)
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
+	The schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
#	Indicates management contract or compensatory plan or arrangement.
Item 17.	Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irvine, State of California on July 8, 2021.
WM TECHNOLOGY, INC.

/s/ Christopher Beals
Name:	Christopher Beals
Title:	Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Christopher Beals and Arden Lee, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.
Signature	Title	Date

/s/ Christopher Beals	Chief Executive Officer and Director (Principal Executive Officer)	July 8, 2021
Christopher Beals

/s/ Arden Lee	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 8, 2021
Arden Lee

/s/ Tony Aquila	Director	July 8, 2021
Tony Aquila

/s/ Douglas Francis	Director	July 8, 2021
Douglas Francis

/s/ Brenda Freeman	Director	July 8, 2021
Brenda Freeman

/s/ Olga Gonzalez	Director	July 8, 2021
Olga Gonzalez

/s/ Scott Gordon	Director	July 8, 2021
Scott Gordon

/s/ Justin Hartfield	Director	July 8, 2021
Justin Hartfield

/s/ Fiona Tan	Director	July 8, 2021
Fiona Tan